As filed with the Securities and Exchange Commission on September 4, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Logistic Properties of the Americas
(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6500	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Brickell Key Drive

Suite 700

Miami, FL 33131

Telephone: + 506 2204 7020
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas McDonald
601 Brickell Key Drive
Suite 700
Miami, FL 33131
Telephone: +1 (646) 663 4950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Michael L. Fitzgerald, Esq. Joy K. Gallup, Esq. Baker & McKenzie LLP 452 5th Ave New York, NY 10018 (212)626- 4100	Esteban Saldarriaga Logistic Properties of the Americas Plaza Tempo, Edificio B Oficina B1, Piso 2 San Rafael de Escazú, San José, Costa Rica +506 2204 7020

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 4, 2024

PRELIMINARY PROSPECTUS

Logistic Properties of the Americas

31,799,747 ORDINARY SHARES

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of:

●	up to 1,500,000 ordinary shares of par value $0.0001 each (“Ordinary Shares”) of Logistic Properties of the Americas, a Cayman Islands exempted company (“we” or the “Company”), held by a certain Selling Securityholder named in this prospectus who purchased TWOA Class A Ordinary Shares (as defined herein) in a private placement pursuant to the PIPE Investment (as defined herein) consummated in connection with the Business Combination (as defined herein) for a purchase price of $10.00 per share, which shares were converted into Ordinary Shares on a one-for-one basis as part of the Business Combination and are subject to lock-up restrictions under the PIPE Lock-Up Agreement (as defined herein);

●	up to 26,312,000 Ordinary Shares issued to certain of the Selling Securityholders named in this prospectus, based on a value of US$10.00 per Ordinary Share, in connection with the Business Combination. Certain of such Ordinary Shares are subject to lock-up restrictions under the Lock-Up Agreement (as defined herein); and

●	up to 90,000 Ordinary Shares issued to a certain Selling Securityholder named in this prospectus, based on a value of US$10.00 per Ordinary Share.

Capitalized terms used in this prospectus and not otherwise defined have the meanings set forth under the heading “Certain Defined Terms.”

As of the date hereof, there are 31,799,747 Ordinary Shares and zero Preference Shares issued and outstanding. The total number of Ordinary Shares that may be offered and sold under this prospectus by the Selling Securityholders (the “Resale Shares”) represents a substantial percentage of the total outstanding Ordinary Shares as of the date of this prospectus. The Resale Shares being offered for resale in this prospectus represent approximately 87.74% of our current total outstanding Ordinary Shares. Further, a Selling Securityholder beneficially owns a significant percentage of our outstanding Ordinary Shares. As of September 4, 2024, JREP I Logistics Acquisition, LP beneficially owned in the aggregate 26,312,000 Ordinary Shares, representing approximately 82.74% of all outstanding Ordinary Shares. Subject to the lock-up restrictions described herein, such holder will have the ability to sell any or all of its Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares. See “Risk Factors—Risks Related to the Company’s Ordinary Shares — Sales of a substantial number of our Ordinary Shares in the public market by the Selling Securityholders and/or by our other securityholders could adversely affect the market price of our Ordinary Shares.”

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. Subject to existing lockup or other restrictions on transfer, the Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares. See “Plan of Distribution”.

The Ordinary Shares are listed on the NYSE American under the symbol “LPA”. On September 3, 2024, the last reported sales price of the Ordinary Shares on the NYSE American was $10.48.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements applicable to other public companies.

We are also a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, the NYSE American rules allow foreign private issuers to follow home country practices in lieu of certain of the NYSE American’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all the NYSE American corporate governance requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus and other risk factors under similar headings in any amendments or supplements to this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated      , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “LPA,” “the Company” and “our company” refer to Logistic Properties of the Americas and its consolidated subsidiaries, which prior to the Business Combination was the business of LatAm Logistic Properties, S.A. and its subsidiaries. References to “LLP” mean LatAm Logistic Properties, S.A. and its consolidated subsidiaries.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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MARKET AND INDUSTRY DATA

This prospectus contains market and industry data, estimates and statistics obtained from third-party sources. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PRESENTATION OF FINANCIAL INFORMATION

Financial Statement Presentation

LPA qualifies as a foreign private issuer as defined under Rule 405 under the Securities Act, and prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and denominated in U.S. dollars. Accordingly, LatAm Logistic Properties, S.A.’s audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 (including the notes thereto, the “Audited Consolidated Financial Statements”) and LPA’s unaudited condensed consolidated interim financial statements as of June 30, 2024 and December 31, 2023, and for the three and six months ended June 30, 2024 and 2023 (including the notes thereto, the “Unaudited Condensed Consolidated Interim Financial Statements”) presented in this prospectus have been prepared in accordance with International Accounting Standard (“IAS”) 34 as issued by the IASB and denominated in U.S. dollars.

Pro forma financial information reflecting the Business Combination is omitted from this prospectus because the Business Combination has already been reflected in LPA’s Unaudited Condensed Consolidated Interim Financial Statements and the pro forma effects of the Business Combination are not deemed to be material to the historical financial information.

Currency and Exchange Rates

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars and all references to “$” mean U.S. dollars. Certain monetary amounts described herein have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“Business Combination” refers to the business combination contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” refers to that certain business combination agreement, dated as of August 15, 2023, as it may be amended or supplemented between and among TWOA and LLP, and by a joinder agreement, each of LPA, SPAC Merger Sub and Company Merger Sub.

●	“Charter” refers to LPA’s amended and restated memorandum and articles of association.

●	“Class A” in the real property context refers to the classification of industrial properties that typically possess most of the following characteristics: (a) 15 years old or newer; (b) concrete tilt-up construction or steel frame; (c) clear height in excess of 32 feet, (d) a ratio of dock doors to floor area that is more than one door per 10,000 square feet; (e) energy efficient design characteristics suitable for current and future tenants; (f) truck courts at least 98 feet deep, (g) optimized column spacing and (h) high load capacity floors.

●	“Closing” refers to the closing of the transactions contemplated by the Business Combination Agreement.

●	“Closing Date” refers to March 27, 2024, the date on which the Closing occurred.

●	“Code” refers to the Internal Revenue Code of 1986, as amended.

●	“Colombia” refers to the Republic of Colombia.

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto.

●	“Board” refers to the board of directors of the LPA.

●	“Company Merger” refers to the merger by Company Merger Sub with and into LLP, with LLP continuing as the surviving company.

●	“Company Merger Sub” refers to LPA Panama Group Corp., a company formed under the laws of Panama and, prior to its merger with LLP upon the consummation of the Business Combination, a wholly-owned subsidiary of LPA.

●	“Costa Rica” refers to the Republic of Costa Rica.

●	“CPI” refers to the consumer price index.

●	“DPA” refers to the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto.

●	“Effective Time” refers to the effective time of the Mergers.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Founder Registration Rights Agreement” refers to that certain registration rights agreement, dated as of March 29, 2021, entered into by TWOA, the Sponsor, the two sponsor and the other parties thereto, as amended by the Founder Registration Rights Agreement Amendment and as may be further amended.

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●	“Founder Registration Rights Agreement Amendment” refers to the amendment to the Founder Registration Rights Agreement, dated as of March 27, 2024, entered into by LPA, TWOA, the Sponsor and two sponsor and the other parties thereto.

●	“Founder Shares” refers to the Class B ordinary shares of TWOA.

●	“GLA” refers to the total area designed for or capable of occupancy by tenants for their exclusive use.

●	“IASB” refers to the International Accounting Standards Board.

●	“IFRS” refers to the International Financial Reporting Standards, as issued by the IASB.

●	“IPO” refers to TWOA’s initial public offering of its public shares pursuant to the final prospectus of TWOA, dated March 29, 2021 in connection with the IPO, as filed with the SEC pursuant to Rule 424(b) under the Securities Act on March 30, 2021 (File No. 333-253802).

●	“IRS” refers to the U.S. Internal Revenue Service.

●	“JOBS Act” refers to Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended.

●	“Leased GLA” refers to the GLA in operating properties and properties under development that are subject to a lease.

●	“LLP” refers to LatAm Logistic Properties, S.A., a corporation organized under the laws of Panama, together with its consolidated subsidiaries.

●	“LLP Shareholder” or “LLP Shareholders” refer to the holders of LLP ordinary shares prior to the consummation of the Business Combination.

●	“Lock-Up Agreement” refers to the lock-up agreement, dated as of August 15, 2023, entered into by TWOA, JREP I Logistics Acquisition, LP and, by a joinder agreement, LPA, in connection with the Business Combination Agreement, as may be amended and in effect from time to time.

●	“Logistic Properties of the Americas,” “LPA,” “we,” “us,” “our,” “the Company” or “our company” means Logistic Properties of the Americas, a Cayman Islands exempted company, together with its subsidiaries.

●	“LPA Shareholders” refers to, collectively, the holders of Ordinary Shares.

●	“Mergers” means, collectively, (a) the SPAC Merger and (b) the Company Merger.

●	“NYSE American” refers to NYSE American LLC.

●	“Operating GLA” refers to the GLA in operating properties. Operating properties are investment properties that have achieved a state of Stabilization.

●	“Ordinary Shares” refers to the ordinary shares of LPA, par value $0.0001 per share.

●	“Peru” refers to the Republic of Peru.

●	“PIPE Investment” refers to the private placement of 1,500,000 TWOA Class A ordinary shares at a price of $10.00 per share, consummated simultaneously with the Closing.

●	“PIPE Shares” refers to the 1,500,000 TWOA Class A ordinary shares purchased under the PIPE Investment.

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●	“PIPE Lock-Up Agreement” refers to the lock-up agreement, dated as of March 27, 2024, entered into by TWOA and the PIPE Subscriber, as may be amended and in effect from time to time.

●	“PIPE Subscription Agreement” refers to the subscription agreement dated February 16, 2024, entered into by TWOA and Bonaventure Investments Holding Inc., (as assigned to Guadalupe Assets Inc., the “PIPE Subscriber”), as may be amended and in effect from time to time.

●	“Registration Rights Agreement” refers to the registration rights agreement dated as of March 27, 2024 by and among JREP I Logistics Acquisition, LP, LatAm Logistic Equity Partners, LLC, the Company and TWOA, as may be amended and in effect from time to time.

●	“SEC” refers to the U.S. Securities and Exchange Commission.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“SPAC Merger” refers to the merger of SPAC Merger Sub with and into TWOA, with TWOA continuing as the surviving company.

●	“SPAC Merger Sub” refers to Logistic Properties of the Americas Subco, a Cayman Islands exempted company and prior to its merger with TWOA upon consummation of the Business Combination, a wholly-owned subsidiary of LPA.

●	“Sponsor” refers to HC PropTech Partners III LLC, a Delaware limited liability company.

●	“Stabilization” refers to the earlier of the point at which a developed property has been completed for one year, or when it reaches a 90% occupancy rate.

●	“Trading Day” refers to any day on which Ordinary Shares are tradeable on the NYSE American (or the principal securities exchange or securities market on which Ordinary Shares are then traded).

●	“Transfer Agent” or “Continental” refers to Continental Stock Transfer & Trust Company, in its capacity as LPA’s transfer agent.

●	“two sponsor” refers to two sponsor, a Cayman Islands exempted company.

●	“TWOA” refers to two, a Cayman Islands exempted company and upon the consummation of the Business Combination, a wholly-owned subsidiary of LPA.

●	“TWOA Class A Ordinary Shares” refers to TWOA’s Class A ordinary shares, par value $0.0001 per share.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which statements involve substantial risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views, as applicable, with respect to, among other things, its capital resources, performance and results of operations. Likewise, all of the Company’s statements regarding anticipated growth in operations, anticipated market conditions, demographics, reserves, results of operations, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and on the current expectations, forecasts and assumptions of the management of the Company, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. The forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	expectations (and LPA’s ability to meet expectations) regarding LPA’s strategies and future financial performance, including LPA’s future business plans or objectives, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures;

●	LPA’s ability to invest in growth initiatives;

●	the outcome of any legal proceedings that may be instituted against LPA;

●	the ability of LPA to raise financing in the future and comply with restrictive covenants related to indebtedness;

●	the ability to fully realize the benefits of the Business Combination, which may be affected by, among other things, competition, LPA’s ability to grow and manage growth and profitability, maintain relationships with customers and suppliers and retain its management team and key employees;

●	the projected financial information, anticipated growth rate, and market opportunity for LPA, and its estimates of expenses and profitability;

●	LPA’s ability to maintain its listing on NYSE American following the Business Combination;

●	geopolitical risk, including the impacts of the ongoing conflict between Russia and Ukraine, and changes in applicable laws or regulations;

●	anticipated economic, business, and/or competitive factors;

●	anticipations regarding the impact of any major disease or epidemic that disrupts LPA’s business;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on LPA’s resources;

●	exchange rate instability;

●	the possibility that expansion of LPA’s customer offerings or certain operations may subject it to additional legal and regulatory requirements, including tort liability;

●	LPA’s ability to retain and grow its customer base;

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●	LPA’s success in finding and maintaining future strategic partnerships and inorganic opportunities;

●	the potential liquidity and trading of public securities of LPA;

●	the ability of LPA to respond to general economic conditions;

●	expansion and other plans and opportunities of LPA;

●	any downturn in the real estate industry;

●	the ability of LPA to manage its growth effectively;

●	the ability of LPA to develop and protect its brand; and

●	the ability of LPA to compete with competitors in existing and new markets and offerings.

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

Moreover, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on our businesses, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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SUMMARY OF PROSPECTUS

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should read carefully this entire prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. For additional information, see the section of this prospectus entitled “Where You Can Find Additional Information”.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company,” “we,” “our,” “us” and other similar terms refer to Logistic Properties of the Americas and its subsidiaries.

History and Development of the Company

Logistic Properties of the Americas was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on October 9, 2023. The mailing address of the Company’s registered office is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and its telephone number is +1 506 2204-7020. The Company’s principal executive office address is 601 Brickell Key Drive, Suite 700, Miami, FL 33131 and its chief administrative office is Plaza Tempo, Edificio B Oficina B1, Piso 2 San Rafael de Escazú, San José, Costa Rica.

On the Closing Date, LPA consummated the previously announced Business Combination pursuant to the Business Combination Agreement. As a result, on the Closing Date (i) SPAC Merger Sub merged with and into TWOA, with TWOA surviving the merger (the “SPAC Merger”) and, in connection therewith, each issued and outstanding security of TWOA immediately prior to the effective time of the Mergers (as defined below) (the “Effective Time”) was automatically canceled and deemed no longer outstanding, in exchange for the right of each holder thereof to receive a substantially equivalent security of the Company; (ii) Company Merger Sub merged with and into LLP, with LLP surviving the merger (the “Company Merger,” and, together with the SPAC Merger, the “Mergers”) and, in connection therewith, each issued and outstanding security of LLP immediately prior to the Effective Time was automatically cancelled and deemed no longer outstanding, in exchange for the right of each holder thereof to receive Ordinary Shares; and (iii) as a result of the Mergers, TWOA and LLP each became wholly-owned subsidiaries of LPA, and our Ordinary Shares were listed on NYSE American.

In connection with the Business Combination, on February 16, 2024, TWOA entered into a subscription agreement with Bonaventure Investments Holding Inc., (as assigned to Guadalupe Assets Inc., the “PIPE Subscriber”), as the same may be amended and in effect from time to time (the “PIPE Subscription Agreement”) to purchase 1,500,000 TWOA Class A ordinary shares (the “PIPE Shares”) at a price of $10.00 per share, for an aggregate purchase price of $15,000,000, in a private placement (the “PIPE Investment”) that was consummated at the Effective Time. The PIPE Shares were converted into 1,500,000 Ordinary Shares in connection with the Mergers. In connection with the PIPE Investment, the PIPE Subscriber was granted certain customary resale registration rights and entered into a lock-up agreement dated as of March 27, 2024 (the “PIPE Lock-up Agreement”), on the same terms as the Lock-Up Agreement (as defined herein). See “Ordinary Shares Eligible For Future Sale – Lock-up Restrictions” for a description of the terms of the PIPE Lock-Up Agreement.

Our Mission

Our goal is to be the leading developer, owner and manager of logistics facilities of the future for Central and South America. Our mission is to provide logistics and industrial real estate solutions that enable the most efficient distribution of goods for a more environmentally conscious society.

Overview

We are a fully integrated, internally managed real estate company that develops, owns and manages a diversified portfolio of warehouse logistics assets in Central and South America. We focus on modern Class A logistics real estate in high growth and high barrier-to-entry markets that are undersupplied and have low penetration rates. We believe we are a leading institutional industrial, development and logistics platform in each of our three countries of operation today — Costa Rica, Colombia and Peru. We have significant expertise in designing and developing logistics assets, which we own, manage and lease on a long-term basis. Our strategic footprint and operational expertise enable us to provide our tenants with “last mile” distribution capabilities that are critical to logistics infrastructure and are well located to leverage strong e-Commerce and “nearshoring” trends.

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Our business model is designed to generate recurring revenue from long-term leases with creditworthy tenants, which we believe drives attractive unit economics. We believe our corporate structure provides us with the following advantages:

●	Investment focus: We have designed our business model to participate across the real estate value creation chain including (i) structuring and financing, (ii) development, (iii) lease-up and (iv) asset management, as opposed to REITs that are generally required to focus on stabilized or near stabilized properties;

●	Management fee structure: We manage our properties internally and do not charge management fees, which we believe better aligns our interests with investors, as opposed to the externally managed REIT model; and

●	Long term value creation: We develop and manage our assets with a focus on the quality of our real estate and maximizing its long-term value, as opposed to managing our development, operations and maintenance activities to achieve shorter term dividend targets.

As of June 30, 2024, our operating portfolio was comprised of 29 properties with a Gross Leasable Area (“GLA”) of approximately five million square feet, a stabilized occupancy rate of 94.6% and weighted average remaining lease term of 5.3 years on our current leases. For the six months ended June 30, 2024, our revenue was $21.5 million and our loss was $34.0 million. For the year ended December 31, 2023, our revenue was $39.4 million and our profit was $7.2 million.

Our portfolio is comprised of Class A industrial warehouses that are well positioned to serve the key logistical functions of the growing e-Commerce market and nearshoring trade. Our properties are certified by EDGE Certified Foundation, a green building certification system sponsored by the IFC (International Finance Corporation), a member of the World Bank Group, and administered by GBCI (Green Business Certification Inc.), which promotes the development of sustainable buildings — both internally, with expansive floor capacity, natural light and sufficient height clearance levels, as well as externally, with shared truck maneuvering yards, optimized platforms and container parking. These modern specifications enable our tenants to drive operational efficiencies for timely delivery of their goods and implement highly advanced operational and logistics processes that enhance their ability to compete.

The following table presents a summary of our aggregate real estate portfolio as of June 30, 2024, December 31, 2023, and June 30, 2023:

	As of June 30, 2024	As of December 31, 2023	As of June 30, 2023(3)
Number of operating real estate properties	29	28	28
Operating GLA (sq. ft) (1)	4,965,171	4,618,806	4,615,743
Leased GLA (sq. ft) (2)	4,996,538	5,308,454	4,681,774
Number of tenants	50	53	53
Average rent per square foot	$7.87	$7.80	$7.07
Weighted average remaining lease term	5.3 years	5.3 years	5.1 years
Stabilized occupancy rate (% of GLA)	94.6%	100.0%	99.4%

(1)	“Operating GLA” refers to the GLA in operating properties. Operating properties are investment properties that have achieved a state of stabilization. We define stabilization as the earlier of the point at which a developed property has been completed for one year, or when it reaches a 90% occupancy rate.

(2)	“Leased GLA” refers to the area in operating properties and properties under development that are subject to a lease.

(3)	Excludes a held-for-sale investment property in Colombia with a Leased GLA of 289,000 square feet and which was occupied by one tenant.

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Core Geographies

Our portfolio is strategically located within key trade and logistics corridors in the capital cities of Costa Rica, Colombia and Peru. We target some of the most dynamic industrial markets with the lowest vacancy rates across the Class A logistics segment in Central and South America. These markets are generally characterized by strong GDP growth, population growth, and monetary and fiscal policies that attract multinational and regional corporations. Our asset base is geographically diversified with approximately 47.5%, 25.3% and 27.2% of our Operating GLA located in Costa Rica, Colombia and Peru, respectively, as of June 30, 2024. We believe this diversification mitigates economic, political and other risks and provides significant expansion opportunities in attractive geographies for our tenants. For further information regarding our principal markets, including a breakdown of total revenues by category of activity, geographic market and segments, and other factors material to the company’s business or profitability see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The below map indicates information regarding our current operations and expansion plans as of June 30, 2024:

SAN JOSE, COSTA RICA

Operating GLA (sq ft)	Development GLA (sq ft)	Land Reserves (acres)
2,358,693	157,444	-

BOGOTA, COLOMBIA

Operating GLA (sq ft)	Development GLA (sq ft)	Land Reserves (acres)
1,255,404	-	50.6

LIMA, PERU

Operating GLA (sq ft)	Development GLA (sq ft)	Land Reserves (acres)
1,351,074	165,915	39.2

MEXICO
Current Operations
Expansion Plans
PANAMA
ECUADOR
CHILE

Emerging Growth Company, Foreign Private Issuer and Controlled Company

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing of the Business Combination, (b) in which the Company has total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of Ordinary Shares held by non-affiliates is at least $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which the Company issued more than $1.0 billion in non-convertible debt during the prior three-year period. The Company intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

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As a “foreign private issuer,” the Company will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that the Company must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. The Company will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” the Company’s officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. In addition, JREP I Logistics Acquisition, LP currently controls a majority of the voting power of the outstanding Ordinary Shares. As a result, the Company is a “controlled company” as defined under the NYSE American rules. For as long as the Company remains a controlled company under that definition, the Company is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules.

As a result of the Company’s status as a “foreign private issuer” and a “controlled company,” among other things, the Company is not required to have (1) a majority of the board of directors consisting of independent directors; (2) a compensation committee consisting of independent directors; (3) a nominating committee consisting of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

Accordingly, the Company’s shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of NYSE American’s corporate governance requirements. The Company would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the Company’s executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States. The Company is an “emerging growth company” as defined in the JOBS Act and has elected to comply with certain reduced public company reporting requirements. Foreign private issuers, similar to emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if the Company no longer qualifies as an emerging growth company but remains a foreign private issuer, it will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer. For further details, see “Risk Factors – Risks Relating to the Company’s Business and Operations – As a ‘foreign private issuer’ under the rules and regulations of the SEC, LPA is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain NYSE American requirements applicable to U.S. issuers.” If at any time the Company ceases to be a foreign private issuer, it will take all action necessary to comply with the applicable rules of the SEC and the NYSE American.

Except as disclosed below, the Company believes that its established practices in the area of corporate governance are in line with the spirit of the NYSE American standards and provide adequate protection to its shareholders. The Company does not expect that there are any significant differences between its corporate governance practices and the NYSE American standards applicable to listed U.S. companies. We currently follow corporate governance practices as contained in the Companies Act and other Cayman Islands laws and regulations in lieu of NYSE American corporate governance rules as follows, none of which is required under the laws of the Cayman Islands:

●	Section 703 of the NYSE American Company Guide, which requires that a company provide shareholders with a written notice at least ten days in advance of all shareholder meetings and to provide for such notice in its by-laws;

●	Section 704 of the NYSE American Company Guide, which requires that company hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year;

●	Section 705 of the NYSE American Company Guide, which requires that a company solicit proxies from its shareholders pursuant to a proxy statement in connection with its shareholder meetings;

●	Section 804 of the NYSE American Company Guide, which requires that a company have a nomination committee that is comprised solely of “independent directors,” or by a majority of the independent directors, as defined by the NYSE American. Although we currently have a nomination and corporate governance committee, under the laws of the Cayman Islands we are not required, nor do we intend to, have such committee comply with Section 804 of the NYSE American Company Guide; and

●	Section 805 of the NYSE American Company Guide, which requires that a company’s compensation committee be comprised solely of “independent directors” or, in the case of a company that does not have a compensation committee, that all of the members of the board of directors be independent. Although we currently have a compensation committee, under the laws of the Cayman Islands we are not required, nor do we intend to, have such committee comply with Section 805 of the NYSE American Company Guide.

Risk Factors

Risks Related to the Company’s Business and Operations

●	The success of our business depends on general economic conditions and prevailing conditions in the industrial and logistics real estate industry. Accordingly, any economic slowdown or downturn in real estate asset values or leasing activity may have a material adverse effect on our business, financial condition, results of operations and prospects.
●	The volatility of the financial markets may adversely affect our financial condition and/or results of operations.
●	Real estate investments are not as liquid as certain other types of assets, which may adversely affect our financial conditions and results of operations.
●	Investments in real estate properties are subject to risks that could adversely affect our business.
●	We may not be successful in executing on our growth strategy if we are unable to make acquisitions of land or properties.
●	We are dependent on our tenants for a substantial portion of our revenues and our business may be materially and adversely affected if a significant number of our tenants, or any of our major tenants, were to default on their obligations under their leases.
●	We derive a significant portion of our rental income from a limited number of customers.
●	Our clients operate in certain specific industrial sectors in Colombia, Costa Rica and Peru, and our business may be adversely affected by an economic downturn in any of those sectors.
●	An increase in competition could lead to lower occupancy rates and rental income and could result in fewer investment opportunities.
●	We are dependent on our ability to raise capital through financial markets, divestitures or other sources to meet our future growth expectations.
●	Our levels of indebtedness may affect our cash flows and expose our properties to the risk of foreclosure.
●	The agreements governing our existing indebtedness include financial and other covenants that impose limitations on our ability to pursue certain business opportunities or to take certain actions.
●	We have previously breached covenants under our loan agreements and obtained waivers for such breaches. If we are unable to comply with our debt covenants in the future, we may continue to seek waivers from applicable lenders, which may not be granted.
●	Our insurance coverage may not cover all the risks to which we may be exposed.
●	Our tenants may default on their obligation to maintain insurance coverage.
●	Our leases include certain provisions that may prove unenforceable.
●	The value of our assets may suffer impairment losses that may adversely affect our results of operations.
●	We are subject to risks related to the development of new properties, including due to an increase in construction costs and supply chain issues.
●	We may fail to maintain, obtain or renew or may experience material delays in obtaining requisite governmental or other approvals, licenses and permits for the conduct of our business.
●	Our real estate assets may be subject to eminent domain and dispossession by the governments of the countries in which we operate for reasons of public interest and other reasons.
●	We may acquire properties and companies that involve risks that could adversely affect our business and financial condition.
●	Delays or an increase in costs in the construction of new buildings or improvements could have an adverse effect on our business, financial condition, results of operations and prospects, including due to supply chain issues.

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●	We may be subject to claims for construction defects or other similar actions in connection with our lease management business.
●	We are dependent on key personnel. The loss of one or more members of our management team, including our Chief Executive Officer, could have a material adverse effect on our operations.
●	We are focused on a single business segment. Any negative impact on the industrial real estate industry could have a material adverse effect on our business, financial condition, results of operations and prospects.
●	Increases in the prices of energy, raw materials, equipment or wages, including due to inflation, could increase our development and operating costs.
●	Our business and operations could suffer in the event of system failures or cybersecurity attacks.
●	We have identified material weaknesses in our internal controls. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.
●	Complications in relationships with local communities may adversely affect our business continuity, reputation, liquidity, and results of operations.
●	Our operations are subject to foreign exchange fluctuations.
●	Our hedging of foreign currency and interest rate risk may not effectively limit our exposure to these risks.
●	We are subject to fluctuations in interest rates.

Risks Relating to the Company’s Ordinary Shares

●	Sales of a substantial number of LPA securities in the public market could adversely affect the market price of Ordinary Shares.
●	LPA’s only significant asset is its ownership of LLP, and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable LPA to pay any dividends on the Ordinary Shares, pay its expenses or satisfy other financial obligations.
●	Reports published by analysts, including projections in those reports that differ from LPA’s actual results, could adversely affect the price and trading volume of its Ordinary Shares.
●	An active, liquid trading market for Ordinary Shares may be maintained, which may limit your ability to sell Ordinary Shares.
●	The price of Ordinary Shares may be volatile.
●	Our failure to meet the continued listing requirements of NYSE American could result in a delisting of our securities.
●	LPA may issue additional Ordinary Shares under the Equity Incentive Plan, which would dilute the interest of LPA’s shareholders.
●	LPA may or may not pay cash dividends in the foreseeable future.
●	LPA is an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Ordinary Shares less attractive to investors, which could have a material and adverse effect on LPA, including its growth prospects.
●

We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

●	Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.
●	Certain Selling Securityholders and our other securityholders acquired their shares at a price that is less than the market price of our Ordinary Shares as of the date of this prospectus, may earn a positive rate of return even if the price of our Ordinary Shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.
Risks Relating to LPA Operating as a Public Company
●	LPA incurs and expects to continue to incur higher costs as a result of operating as a public company.
●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.
●	We may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that apply to us following the consummation of the Business Combination.
●	LPA’s management team has limited experience managing and operating a U.S. public company.

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●	Because LPA is incorporated in the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
●	It may be difficult to enforce a U.S. judgment against LPA or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.
●	Provisions in the Charter may inhibit a takeover of LPA, which could limit the price investors might be willing to pay in the future for LPA’s securities and could entrench management.
●	As a “foreign private issuer” under the rules and regulations of the SEC, LPA is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain NYSE American requirements applicable to U.S. issuers.
●	LPA is a “controlled company” within the meaning of the NYSE American rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
●	If LPA is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders may suffer adverse tax consequences.

Risks Relating to Regulatory, Legal and Tax Factors Affecting Us

●	We are subject to governmental regulations.
●	We are subject to certain labor, health, construction/building and safety regulations in the various jurisdictions in which we operate, and may be exposed to liabilities and potential costs for lack of compliance.
●	Our operations are subject to a large number of environmental laws and regulations, and our failure to comply with any such laws and regulations may give rise to liability and result in significant additional costs and expenses, which may materially and adversely affect our financial condition.
●	We are exposed to the potential impacts of future climate change and could be required to implement new or stricter regulations, which may result in unanticipated losses that could affect our business and financial condition.
●	Our real estate taxes could increase as a result of changes in the real estate tax rate or a revaluation, which could adversely affect our cash flows.
●	Changes in tax laws, incentives, benefits and regulations may adversely affect us.
●	Labor activism and unrest, or failure to maintain satisfactory labor relations, could adversely affect our results of operations.
●	We are or may become subject to legal and administrative proceedings or government investigations, which could harm our business and our reputation.
●	We are subject to anti-corruption, anti-bribery, anti-money laundering and antitrust laws and regulations in the countries in which we operate, and any violation of any such laws or regulations could have a material adverse impact on our reputation, financial condition and results of operations.
●	Changes in government policies and actions, as well as judicial decisions in the countries where we operate, could significantly affect the local economy and, as a result, our results of operations and financial condition.

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THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our Ordinary Shares.

Securities offered by the Selling Securityholders	We are registering the resale by Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 27,902,000 Ordinary Shares.

Offering prices	The Ordinary Shares offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary Shares outstanding prior to the offering	As of September 4, 2024, we had 31,799,747 Ordinary Shares issued and outstanding.

Use of proceeds	All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Dividend Policy	We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our Board.

Lock-up restrictions	Of the up to 27,902,000 Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, 26,908,240 of such Ordinary Shares are subject to certain lock-up restrictions further described elsewhere in this prospectus.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Market for our Ordinary Shares	Our Ordinary Shares are listed on the NYSE American under the symbol “LPA”.

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RISK FACTORS

You should carefully review and consider all the following risk factors, together with all of the other information included in this prospectus, including the Audited Consolidated Financial Statements and the Unaudited Condensed Consolidated Interim Financial Statements included elsewhere in this prospectus before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Company. This could cause the trading price of the Ordinary Shares to decline, perhaps significantly, and you therefore may lose all or part of your investment. You should carefully consider the following risk factors in conjunction with the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Audited Consolidated Financial Statements and the Unaudited Condensed Consolidated Interim Financial Statements. The risks discussed below are not exhaustive and are based on certain assumptions made by the Company which later may prove to be incorrect or incomplete. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company.

Risks Relating to the Company’s Business and Operations

The success of our business depends on general economic conditions and prevailing conditions in the industrial and logistics real estate industry. Accordingly, any economic slowdown or downturn in real estate asset values or leasing activity may have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business is closely tied to general economic conditions and the performance of the industrial and logistics real estate industry. As a result, our financial and operating performance, the value of our real estate assets, our revenue stream and our ability to implement our business strategy may be affected by changes in national and regional economic conditions.

The performance of the real estate markets in which we operate tends to be cyclical and tied to the condition of the U.S. economy and the economies in the countries in which we operate, including Colombia, Costa Rica and Peru, as well as to investors’ perceptions regarding the global economic outlook. Fluctuations in nominal gross domestic product, or GDP, increased inflation, rising interest rates, declining employment levels, declining levels of investments and economic activity, declining demand for real estate, declining real estate values and periods of general economic slowdown or recession, or perceptions that any of these events may occur or are occurring, have had a negative impact on the real estate market in the past and may adversely affect our future performance. In addition, the performance of the economies of the countries in which we operate may be dependent on or driven by one or more specific industries and by other factors affecting local economies. Other factors that may affect general economic conditions or local real estate conditions include: population and demographic trends, employment and personal income trends, income and other tax laws, changes in interest rates and availability and costs of financing, increased operating costs (including insurance premiums, utilities and real estate taxes, due to inflation and other factors which may not necessarily be offset by increased rents), changes in the price of oil, construction costs and weather-related events. Our ability to reconfigure our portfolio rapidly in response to changes in economic conditions is extremely limited.

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In addition, some of our principal expenses, including the service of our debt, income and real estate taxes and operating and maintenance costs, including insurance costs, do not decrease when market conditions are unfavorable. These factors may impair our ability to respond in a timely manner to downturns in the performance of our industrial properties and may have an adverse effect on business, financial condition, results of operations and prospects. Any recession and/or downturn in the real estate industry, which may affect us again in the future, could give rise to:

●	a general decline in the price of rents or less favorable terms for new leases or renewals;

●	the depreciation of the value of the properties in our portfolio;

●	increased vacancy rates or our inability to lease our properties on favorable conditions;

●	our inability to collect rents from our tenants;

●	reduced levels of demand for industrial space and industrial facilities, or changes in consumer preferences vis-à-vis our available properties;

●	an increased supply of industrial facilities or more suitable spaces in the markets in which we operate;

●	higher interest rates, increased leasing costs, increased construction costs, distressed supply chains for construction materials, increased maintenance costs, reduced availability of financing on favorable terms and shortage of mortgage loans, lines of credit and other capital resources, all of which could increase our costs and limit our ability to acquire or develop additional real estate assets or refinance our debt;

●	measures that limit our ability to develop acquired land pursuant to existing plans;

●	increased costs and expenses, including, among other things, for insurance, labor, energy, real estate appraisals, real estate taxes and compliance with applicable laws and regulations; and

●	the adoption of restrictive government policies or the imposition of limitations on our ability to pass on costs to our customers.

Furthermore, we expect that a limited number of financial institutions will hold all or most of our cash, including some institutions located in the United States. Depending on our cash balance in any of our accounts at any given point in time, our balances may not be covered by government-backed deposit insurance programs in the event of default or failure of any bank with which we maintain a commercial relationship. While the U.S. Federal Deposit Insurance Corporation provides deposit insurance of $250,000 per depositor, and the banks outside of the United States where some or all of our funds are currently held provide deposit insurance of less than US$50,000, per depositor, per insured bank. The amounts that we have in deposits in U.S. banks and non-U.S. may exceed these insurance amounts. Therefore, if the governments in the U.S. and other countries where our funds are held do not impose measures to protect depositors in the event a bank in which our funds are held fails, we may lose all or a substantial portion of our deposits. The occurrence of any default or failure of any of the banks in which we have deposits could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If economic and market conditions similar to those experienced between 2008 and 2010 or 2020 and 2021 were to return, our performance and profitability could deteriorate. In such event, we may not be able to comply with our financial covenants under our loan agreements and may be forced to seek waivers or amendments from our lenders or to refinance our indebtedness on terms that are consistent with our financial condition. No assurance can be given that we would be able to secure any such waiver or amendment on favorable terms or at all. In addition, if our business deteriorates, we may not have a level of liquidity sufficient to repay our debt at its maturity in the coming years, which would materially and adversely affect our business, financial condition, results of operations and prospects.

The volatility of the financial markets may adversely affect our financial condition and/or results of operations.

The volatility of the financial markets may have a negative impact on the availability of credit generally and may lead to a further weakening of the Colombian, Costa Rican, Peruvian, U.S., and global economies. Any disruption in the financial markets could materially impair the value of our real estate assets and our investments, have a negative impact on the availability of credit generally or on the terms (including as to maturity) on which we and our subsidiaries are or may be able to secure financing (including refinancing our indebtedness), impair our ability or the ability of our subsidiaries to make payments of principal and/or interest on our outstanding debt when due or to refinance that debt, or impair our clients’ ability to enter into new leases (including leases indexed to inflation or denominated in U.S. dollars) or meet their rent payment obligations under their existing leases.

Global financial markets have previously experienced a crises of unprecedented magnitude, affecting the availability of financing and may experience such instability again in the future. The uncertainty of the stability of financial markets may lead market participants to take a more conservative approach, which may in turn lead to decreased demand and price levels in the markets in which we operate. As a result of the above, we may not be able to recover the current carrying value of our properties, land or investments as a means to repay or refinance our indebtedness.

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In addition, global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the war between Russia and Ukraine. In February 2022, Russia launched a full-scale military invasion of Ukraine. Although the length and impact of the ongoing military conflict is unpredictable, the conflict in Ukraine has created and could lead to further market disruptions, including significant volatility in commodity prices, credit and capital markets. The war between Russia and Ukraine has led to sanctions and other penalties being levied by the United States, European Union and other countries mainly against Russia, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Additional potential sanctions and penalties have also been proposed and/or threatened. The war is expected to have further global economic consequences, including but not limited to the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, scarcity in certain raw materials and products, declines in economic growth, increases in inflation rates and uncertainty about economic and political stability. In addition, there is a risk that Russia and other countries supporting Russia in this conflict may launch cyberattacks against the United States and its allies and other countries, their governments and businesses, including the infrastructure in those countries. Any of the foregoing consequences, including those we cannot yet predict, may have a material adverse effect on our business, financial condition, liquidity and results of operations.

The market volatility experienced over the past several years has made the appraisal of real estate assets more difficult, and may continue to do so in the future. If we cannot identify suitable financing resources or if we are unable to refinance our existing indebtedness, we may be forced to sell some of our properties to fund our operations or to engage in forced restructurings with our creditors. The valuation and stability of the prices of our and our subsidiaries’ properties are subject to some level of uncertainty, which may result in the values of these properties being lower than expected. In addition, we may not be able to sell our properties in a timely manner as a result of a lack of a readily available market for our properties.

Real estate investments are not as liquid as certain other types of assets, which may adversely affect our financial conditions, results of operations and cash flows.

Real estate investments are not as liquid as certain other types of investments and this lack of liquidity may limit our ability to react promptly to changes in economic or other conditions. Significant expenditures associated with real estate properties, such as indebtedness payments, real estate taxes, maintenance costs, and the costs of any required improvements, are generally not reduced when circumstances cause a reduction in income from the investments. We may dispose of certain properties that have been held for investment to generate liquidity. If we need to sell any of our properties to obtain liquidity, we may not be able to sell those properties at market prices, which could have a material adverse effect on our business, financial condition and/or result of operations. If we believe there is too much of a risk of incurring taxes on any taxable gains from the sale, or if market conditions are not attractive in the relevant regional market, we may not pursue those sales.

We may decide to sell properties to third parties to generate proceeds to fund other real estate projects that we deem as more attractive. Our ability to sell or contribute properties on advantageous terms is affected by: (i) competition from other owners of properties that are trying to dispose of their properties; (ii) economic and market conditions, including those affecting the different regions where we operate; and (iii) other factors beyond our control. We cannot assure you that future market conditions will not affect our real estate investments or our ability to sell our assets at a profit, in a timely manner or at all. If our competitors sell assets similar to assets we intend to divest in the same markets or at valuations below our valuations for comparable assets, we may be unable to divest our assets at favorable pricing or at all. The third parties who might acquire our properties may need to have access to debt and equity capital, in the private and public markets, in order to acquire properties from us. Should they have limited or no access to capital on favorable terms, then dispositions and contributions could be delayed.

If we do not have sufficient cash available to us through our operations, sales or contributions of properties or available credit facilities to continue operating our business as usual, we may need to find alternative ways to increase our liquidity. Those alternatives may include, without limitation, divesting properties at less than optimal terms, incurring debt, accessing other capital resources, entering into leases with new customers at lower rental rates or less than optimal terms or entering into lease renewals with our existing customers without an increase in rental rates. We may intend to seek financing from financial institutions but cannot assure you that we will be able to access these or other sources of capital. There can be no assurance that these alternative ways to increase our liquidity will be available to us. Our inability to raise additional capital on reasonably favorable terms may jeopardize our future growth and affect our financial condition and/or results of operations. Additionally, taking measures to increase our liquidity may affect our business, and in particular, our distributable cash flow.

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Investments in real estate properties are subject to risks that could adversely affect our business.

Investments in real estate properties are subject to varying degrees of risk. While we seek to minimize these risks through geographic diversification of our portfolio, diversification among industries, market research and tenant diversification, these risks cannot be eliminated. Factors that may affect real estate values and cash flows include:

●	local conditions, such as oversupply or a reduction in demand;

●	technological changes, such as reconfiguration of supply chains, robotics, 3D printing or other technologies;

●	the attractiveness and quality of our properties, and related services, to potential tenants and competition from other available properties;

●	increasing costs of maintaining, insuring, renovating and making improvements to our properties;

●	our ability to reposition our properties due to changes in the business and logistics needs of our customers;

●	our ability to lease properties at favorable rates, including periodic increases based on inflation or exchange rates, and control variable operating costs;

●	social problems, including safety, affecting certain regions;

●	governmental and environmental regulations and the associated potential liability under, and changes in, environmental, community rights, zoning, usage, tax, tariffs and other laws; and

●	reduction on the supply, price increases and other restrictions affecting the supply of key resources, such as water and electricity, may affect the construction industry and the operation of rental facilities in Colombia, Costa Rica, and Peru.

These factors may affect our ability to recover our investment in our properties and result in impairment charges.

We may not be successful in executing on our growth strategy if we are unable to make acquisitions of land or properties.

Our growth strategy includes the acquisition of individual properties or real estate assets when opportunities arise. Our ability to make acquisitions on favorable terms and to integrate them successfully into our existing operations is subject to various risks, including the risk that:

●	we may not be able to acquire desired properties particularly in markets in which we do not currently operate;

●	we may need additional land bank to accelerate our portfolio growth and execute our growth strategy to meet our goals;

●	we may not be able to obtain financing for the relevant acquisition given our existing leverage position and increased interest rates;

●	the properties we acquire may not prove accretive to our results, or that we may not be able to successfully manage and lease those properties to meet our goals;

●	we may not be able to generate sufficient operating cash flows to make an acquisition;

●	we may need to spend additional amounts than budgeted to develop a property or make necessary improvements or renovations;

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●	competition from other potential acquirors may significantly increase the purchase price of a desired property;

●	we may spend significant time and money on potential acquisitions that we are unable to make as a result of the lack of satisfaction of customary closing conditions included in the agreements for the acquisition of properties, including the satisfactory completion of due diligence investigations;

●	we may not be able to obtain any or all regulatory approvals necessary to complete the acquisition, including from regulatory authorities in the countries in which we operate;

●	the process of pursuing and consummating an acquisition may distract the attention of our management team from our existing business operations;

●	we may experience delays (temporary or permanent) if there is public or government opposition to our activities in any of the markets in which we operate; and

●	we may not be able to rapidly and efficiently integrate new acquisitions, especially acquisitions of real estate portfolios, to our existing operations.

We cannot assure you that we will be able to successfully manage all factors necessary to grow our business. If we are unable to find suitable acquisition targets, or if we find them and are unable to complete the acquisitions on favorable terms or to manage acquired properties to meet our goals, our business, financial condition, results of operations and prospects could be materially and adversely affected. In addition, we face risks arising from the acquisition of properties not yet fully developed or in need of substantial renovation or redevelopment, including, in particular, the risk that we overestimate the value of the property, the risk that the cost or time to complete the renovation or redevelopment will exceed our budget and the risk that the relevant location is never developed. Those delays or cost overruns may arise from:

●	any shortages of materials or skilled labor;

●	any delays in receiving materials, including as a result of global or regional supply chain issues;

●	a change in the scope of the original project;

●	the difficulty in obtaining necessary zoning, land-use, environmental, health & safety, building, occupancy, antitrust and other governmental permits;

●	economic or political conditions affecting the relevant location;

●	an increase in the cost of building materials and equipment;

●	the discovery of structural or other latent defects in the property once construction has commenced; and

●	delays in securing tenants.

Any failure to complete a development project in a timely manner and within budget or to lease the project after completion could have a material adverse effect on our business, financial condition, results of operations and prospects.

Where opportunities arise, we may explore the acquisition of properties or real estate assets in markets in the countries in which we operate. Our ability to make acquisitions in new markets and to successfully integrate those acquisitions to our existing operations is subject to the same risks as our ability to do so in the markets in which we currently operate. In addition to these risks, we may not possess the same level of familiarity with the dynamics and market conditions of any new markets that we may enter, which could adversely affect our ability to expand into or operate in those markets and, consequently, our business, financial condition, results of operations and prospects. We may not be able to achieve the desired return on our investments in new markets. If we are unsuccessful at expanding into new markets, our business, financial condition, results of operations and prospects could adversely affected.

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We are dependent on our tenants for a substantial portion of our revenues and our business may be materially and adversely affected if a significant number of our tenants, or any of our major tenants, were to default on their obligations under their leases.

A majority of our revenues consists of rental income received from our tenants at our industrial real estate properties. Accordingly, our performance depends on our ability to collect rent payments from our tenants and on our tenants’ ability to make those payments. The revenues and financial resources available to service our debt and make distributions could be materially and adversely affected if a significant number of our tenants, or any of our major tenants, or tenants affected in certain geographic regions, were to postpone the commencement of their new leases, decline to extend or renew their existing leases upon expiration, default on their rent and maintenance-related payment obligations, close down or reduce the level of operations of their businesses, enter reorganization proceedings or similar proceedings, or file for bankruptcy. Any of these events may be the result of various factors affecting our tenants. Any of these events could result in the suspension of the effects of each lease, the termination of the relevant lease and the loss of or a decrease in the rental income attributable to the suspended or terminated lease.

If upon expiration of a lease for any of our properties, a tenant does not renew its lease, we may not be able to re-rent the property to a new customer, may need to incur substantial capital expenditures to re-lease the relevant properties, or the terms of the renewal or new lease (including the cost of renovations for the customer) may be less favorable to us than current lease terms. If a significant number of tenants were to default on their obligations under their leases, we could experience delays and incur substantial expenses in enforcing our rights as landlord.

A general decline in the economy may result in a decline in demand for space at our properties. As a result, tenants may delay lease commencement, fail to make rental payments when due or declare bankruptcy. Any such event could result in the termination of that tenant’s lease and losses to us, and funds available for distribution to investors may decrease. If tenants were unable to comply with the terms of their leases for any reason, including because of rising costs or falling sales, we may deem it advisable to modify lease terms to allow tenants to pay a lower rent or smaller share of taxes, insurance and other operating costs. If a tenant becomes insolvent or bankrupt, we cannot be sure that we could recover the premises from the tenant promptly or from a bankruptcy trustee or equivalent appointee in any bankruptcy proceeding relating to the tenant. We also cannot be sure that we would receive rent in the proceeding sufficient to cover our expenses with respect to the premises. Bankruptcy laws in some instances may restrict the amount and recoverability of our claims against the tenant. A tenant’s default on its obligations to us could adversely affect our financial condition and the cash we have available for distribution.

In historical periods, we have had material amounts of past due rental income under our lease portfolio. We cannot make assurances that this will not continue to occur in the future. See “Business—Our Properties”

We derive a significant portion of our rental income from a limited number of customers.

For the six months ended June 30, 2024, our 10 largest tenants accounted for 47.7% of our rental income and 42.5% of our total Leased GLA. For the six months ended June 30, 2024, Alicorp, Kuehne & Nagel, Pequeño Mundo, Natura & Co and PriceSmart were our largest customers in terms of rental income, collectively representing 29.8% of our rental income and 26.3% of our Leased GLA.

If any of our principal tenants were to terminate their leases or seek the restructuring of their leases, as applicable, as a result of any conditions affecting any of them, and we were unable to renew those leases on terms reasonably acceptable to these tenants or at all upon their expiration, our business, financial condition and results of operation could be materially and adversely affected. In addition, should any such tenant elect not to renew their leases upon their expiration, depending on the condition of the market at the time, we may find it difficult and time-consuming to lease these properties to new customers. We cannot assure you that we would be able to quickly re-lease any of these properties or at all, or that our results of operations would not be affected as a result of our inability to do so. Any delay in re-leasing a substantial portion of our GLA may affect our business, financial condition and results of operations.

Further, while all of our leases are classified as operating leases, as of June 30, 2024, one of our leases included a purchase option at fair market value at the end of the lease term. As of June 30, 2024, the remaining lease term for this lease is 11.3 years. This lease accounted for approximately 1.7% of our total Leased GLA. If our tenant was to exercise such purchase options, this could affect our business, financial condition and results of operations.

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In addition, if any of our principal tenants were to experience a downturn in business or a weakening of its financial condition, that tenant may not be able to meet its rent payment obligations when due or could default on its other obligations under its lease, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our clients operate in certain specific industrial sectors in Colombia, Costa Rica and Peru, and our business may be adversely affected by an economic downturn in any of those sectors.

Our clients operate in certain specific industrial sectors in Colombia, Costa Rica and Peru. As of June 30, 2024, our tenant base in terms of Leased GLA was comprised primarily of companies engaged in consumer goods (35.1%), third party logistics (29.5%), and other retail, including tenants in the industry of E-commerce (24.5%). Our exposure to these industries subjects us to the risk of economic downturns or other adverse events affecting these sectors. If any of these risks were to materialize, our business, financial condition and results of operations could be materially and adversely affected.

For instance, in Peru, companies operating in the consumer goods, third-party logistics and other retail sectors, and related industries face various risks. Economic volatility in the country can affect consumer spending and overall business activity. Changes in regulations and policies, such as import/export rules, tax policies, and customs procedures, can create operational challenges. Peru’s infrastructure limitations, including inadequate warehousing facilities and challenges in last-mile delivery, can hinder operations and increase costs. Moreover, the consumer goods, third-party logistics and other retail sectors in Peru are highly competitive, requiring constant innovation, cost management, and differentiation strategies to maintain market share. Supply chain disruptions caused by natural disasters, political unrest, or global events can also impact the movement of goods and logistics operations.

An increase in competition could lead to lower occupancy rates and rental income and could result in fewer investment opportunities.

We compete with a growing number of investors, developers of real estate projects and operators of industrial properties in Colombia, Costa Rica and Peru, many of which offer products similar to ours or may be interested in the same assets or properties. Some of our competitors may have significantly larger financial and other resources than ours and may be able or willing to undertake more risks than those we can manage.

Our principal competitors include Grupo Montecristo and Mobilaire, which operate industrial properties in Costa Rica, and Aldea Logistica Global S.A.C., which operates industrial properties in Peru. Additional competitors include Megacentro and Bodegas San Francisco Inmobiliaria Alquife S.A.C., which owns industrial assets in Peru and Chile. We also compete with local REITs, which own a significant number of industrial properties in Costa Rica. In addition, in the future we may face competition from other regional participants present in one or several of our markets.

Any future increase in competition could lead to a decrease in the number of investment opportunities available to us, to an increase in the bargaining power of prospective sellers of real estate assets or to an increase in the value of real estate assets that may be attractive to us. Moreover, financially stronger competitors may have more flexibility than we do to offer rent incentives in order to attract tenants. If our competitors offer space for lease at prices below the prevailing market prices or which are lower than the prices we currently charge to our tenants, we may lose existing or potential tenants and may be forced to reduce our prices or offer substantial rent abatements, improvements, early termination options or more favorable renewal terms in order to retain our tenants when their leases expire. In any such event, our business, financial condition, results of operations and prospects.

For example, the real estate projects in Peru are currently facing a significant increase in competition, primarily from the parties mentioned above, which poses risks for companies operating within these developments. One of the primary risks in the Peruvian market is the potential impact on occupancy rates. With a larger number of competing businesses offering rentals in a limited market, there is a higher likelihood of increased vacancy rates. The competition for tenants becomes more intense, making it crucial for businesses to implement effective strategies to attract and retain tenants for their real estate projects. Another risk associated with increased competition is the potential downward pressure on rental rates. The Company may find it challenging to maintain or increase rental prices as it strives to remain competitive and attract tenants amidst the expanding market options. This can negatively impact the Company’s profitability and financial performance.

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We are dependent on our ability to raise capital through financial markets, divestitures or other sources to meet our future growth expectations.

We are dependent on our ability to secure financing, divest assets or access other capital resources to expand our real estate portfolio and meet our future growth expectations. We may seek financing from financial institutions but cannot assure you that we will be able to access these or other sources of capital. We also face the risk that the terms of available new financing may not be as favorable as the terms of our existing indebtedness, particularly if interest rates continue to rise in the future, and we may be forced to allocate a material portion of our operating cash flow to service our debt, which would reduce the amount of cash available to fund our operations and capital expenditures or future business opportunities or for other purposes.

In addition, our ability to raise capital through the issuance and sale of ordinary shares to finance our future growth will depend in part on the prevailing market price for our Ordinary Shares, which depends on a number of market conditions and other factors that may vary from time to time, including:

●	the appetite of investors;

●	our financial performance and that of our tenants;

●	our ability to meet market expectations and the expectations of our investors with respect to our business;

●	the reports of financial analysts with respect to our business;

●	the prevailing economic, political and social environments in Colombia, Costa Rica, and Peru;

●	the condition of the capital markets, including changes in the prevailing interest rates for fixed-income securities;

●	the prevailing legal environments in Colombia, Costa Rica, and Peru with respect to the protection of minority shareholder interests;

●	distributions to our shareholders, which largely depend on our operating cash flows, which in turn are dependent on the increase of revenues from our developments and acquisitions, the increase of our rental income, and on committed projects and capital expenditures; and

●	other factors, such as changes in regulation (including, in particular, any changes in tax, labor and environmental regulation) or the adoption of other governmental or legislative measures affecting the real estate industry generally or us particularly.

Adverse changes in our credit ratings could impair our ability to obtain additional debt or equity financing on favorable terms, if at all. Our credit ratings are based on our operating performance, liquidity and leverage ratios, overall financial position and other factors employed by the credit rating agencies in their rating analysis of us. Our credit ratings can affect the amount and type of capital we can access, as well as the terms of any financings we may obtain. There can be no assurance that we will be able to maintain our credit ratings. In the event our credit ratings deteriorate, it may be more difficult or expensive to obtain additional financing or refinance existing obligations or commitments. Also, a downgrade in our credit would trigger additional costs or other potentially negative consequences under our current and future credit facilities and debt instruments.

Our inability to raise additional capital on reasonably favorable terms may jeopardize our future growth and affect our business, financial condition, results of operations and prospects.

For example, the prevailing economic, political, social, and legal environments in Peru present various risks to consider. These risks can impact different aspects of operations and overall business performance. Economic risks arise from factors such as economic volatility, fluctuations in currency exchange rates, and changes in consumer spending patterns. Peru’s economy is subject to both internal and external influences, and businesses must carefully monitor economic indicators and adapt their strategies accordingly.

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Political risks stem from uncertainties in Peruvian government policies, changes in regulations, and political instability. Shifts in Peruvian political landscapes can lead to policy changes that may directly impact businesses, affecting areas such as taxation, trade agreements, and industry regulations. Social risks in Peru are associated with societal factors, including labor relations, social unrest, and cultural dynamics. Issues such as labor strikes, protests, or changes in consumer preferences can disrupt business operations and impact market demand.

Legal risks in Peru arise from factors such as changes in laws and regulations, compliance requirements, and legal disputes. The Peruvian legal system may experience updates or modifications that impact various industries and business practices. Additionally, legal risks can stem from contract enforcement, intellectual property protection, and labor laws. Contractual disputes or difficulties in enforcing agreements can disrupt business operations and lead to financial and reputational consequences. Intellectual property infringement or inadequate protection measures can also pose risks to businesses operating in Peru. Compliance with labor laws and regulations is crucial to maintain positive employee relations and avoid legal penalties.

Our levels of indebtedness may affect our cash flows and expose our properties to the risk of foreclosure.

Since 2016, we have grown our portfolio through the development of new industrial real estate properties. Historically, we have financed our acquisitions and real estate purchases with equity contributions of our shareholders and cash proceeds from secured loans and credit facilities that have been typically secured by a mortgage or similar interest on the relevant property. If we were to acquire stabilized portfolios in the future, we may continue to use this acquisition strategy and enter into similar secured loans. As of June 30, 2024 and December 31, 2023, our total outstanding debt was $275.9 million and $269.9 million, respectively. For more information on our existing indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Liquidity and Capital Resources—Debt. “

We may from time to time incur additional indebtedness to finance strategic acquisitions, investments or joint ventures, or for other purposes. Although our bylaws do not currently contain any provisions that establish debt ratios or limitations on the incurrence of debt, any debt issued through bonds requires approval at our general shareholders’ meeting. Additionally, certain agreements we have entered into or may enter into in the future may establish limitations on our ability to incur debt, including approval from our shareholders. If we incur additional indebtedness or renegotiate the terms of our existing loans and credit facilities, our financial obligations may increase significantly and our ability to service our debt may be adversely affected.

In addition, we may be subject to risks related to our financing in the form of debt instruments, including the risk that our cash flow may not be sufficient to meet our scheduled payments of principal and interest, the risk that we may be unable to refinance our debt (particularly as a result of our failure to renegotiate terms with large numbers of investors) and the risk that our level of indebtedness may increase our vulnerability to economic or industry downturns, placing us at a disadvantage compared to other competitors that are less leveraged. Our debt service obligations may also limit our flexibility to anticipate or react to changes in the real estate industry or the business environment generally, including by incurring additional debt to take advantage of attractive opportunities. Our failure to comply with the financial and other restrictive covenants in the agreements that govern our indebtedness would constitute an event of default that, unless cured or waived, would result in our failure to service our indebtedness and the foreclosure on the properties securing our obligations. Moreover, our reputation could be damaged and/or our business harmed if we are viewed as developing underperforming properties, suffer sustained losses on our investments, default on a significant level of loans or experience significant foreclosure of our properties. If any of these risks were to materialize, our business, financial condition and results of operations could be materially and adversely affected.

The agreements governing our existing indebtedness include financial and other covenants that impose limitations on our ability to pursue certain business opportunities or to take certain actions.

The agreements governing our existing indebtedness, or any future indebtedness we incur, include or are likely to include financial and other covenants that impose limitations on our ability to:

●	incur additional indebtedness;

●	repay our debts prior to their stated maturities;

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●	make acquisitions or investments or take advantage of business opportunities;

●	create or incur additional liens;

●	divest assets when they are subject to collateral restrictions;

●	transfer or sell certain assets or merge or consolidate with other entities;

●	implement mergers, spin-offs or business reorganizations of our business;

●	enter into certain transactions with affiliates;

●	sell shares in our subsidiaries and/or enter into joint ventures; and

●	take certain other corporate actions that would otherwise be desirable.

These limitations may adversely affect our ability to finance our future operations, address our capital requirements or pursue available business opportunities. Our breach of any of these covenants would constitute an event of default that could give rise to the termination of the relevant agreement and the acceleration of our payment obligations. In such event, our lenders could declare immediately due and payable the outstanding principal amount of and accrued interest on our debt obligations and other fees, and could take collateral enforcement actions (including foreclosing on our assets). Any of these events could force us to enter reorganization proceedings or file for bankruptcy, which would materially and adversely affect our business.

We have previously breached covenants under our loan agreements and obtained waivers for such breaches. If we are unable to comply with our debt covenants in the future, we may continue to seek waivers from applicable lenders, which may not be granted.

As of December 31, 2022, we were not in compliance with certain debt covenants set forth in our loan agreements with Banco Davivienda, Bancolombia and ITAÚ. Since the liabilities were payable on demand as of December 31, 2022, and we did not have the right to defer our settlement for at least twelve months after that date, we reclassified the debt balance with Banco Davivienda, Bancolombia and ITAÚ totaling $87,366,478 to be current liabilities as of December 31, 2022. We received waivers for the requirement to comply with the Banco Davivienda and Bancolombia financial covenants on February 17, 2023 and September 25, 2023, respectively. In April 2023, we refinanced our Banco Davivienda debt, thereby relieving any covenant requirement with that lender. The Bancolombia waiver was effective through December 31, 2023. We obtained additional waivers relating to compliance with the debt service coverage ratio as required by its loan covenants with Bancolombia for the assessment on June 30, 2024 and December 31, 2024. The next testing period for the covenants will occur on June 30, 2025.

The current interest rate environment in Colombia could result in further covenant breaches and require further covenant waivers from financial institutions. No assurance can be provided that any such waivers will be obtained. Any default by us under our existing credit agreements that is not waived by the applicable lenders could materially adversely impact our results of operations and financial position, make it more difficult to obtain future financing and adversely impact our investors and business prospects.

Our insurance coverage may not cover all the risks to which we may be exposed.

We carry insurance coverage for our properties against various risks, including general liability, earthquakes, floods and business interruption. We determine the type of coverage and the policy specifications and limits based on what we deem to be the risks associated with our ownership of properties and our business operations in specific markets. That coverage typically includes property damage and rental loss insurance resulting from perils such as fire, windstorm, flood, and commercial general liability insurance. We believe our insurance coverage contains the policy specifications and insured limits customarily carried by companies owning similar properties, and taking part in similar business activities in our industry in Costa Rica, Colombia and Peru.

We believe our properties are adequately insured. Certain losses, however, including losses from floods, earthquakes, acts of war, acts of terrorism, riots, pandemics, pollution or environmental matters generally are not insured against or not fully insured against because it is not deemed economically feasible or prudent to do so. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, we could experience a significant loss of capital invested and future revenues in these properties and could remain obligated under any recourse debt associated with the property.

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Furthermore, we cannot be sure that the insurance companies will be able to continue to offer products with sufficient coverage at commercially reasonable rates. If we experience a loss that is uninsured or that exceeds insured limits with respect to one or more of our properties or if the insurance companies fail to meet their coverage commitments to us in the event of an insured loss, then we could lose the capital invested in the damaged properties, as well as the anticipated future revenues from those properties and, if there is recourse debt, then we would remain obligated for any financial obligations related to the properties. Any such losses or higher insurance costs could adversely affect our business, financial condition, results of operations and prospects.

A number of our investments are located in areas in Colombia, Costa Rica and Peru that are known to be subject to natural disasters, such as earthquakes. We generally carry earthquake insurance on our properties located in areas historically subject to seismic activity, subject to coverage limitations and deductibles.

Our tenants may default on their obligation to maintain insurance coverage.

Under the terms of our leases, our tenants are required to purchase and maintain general liability, inventory insurance coverage, as well as insurance coverage for their employees and visitors. If our tenants default on these obligations, we will be forced to purchase insurance coverage in their stead and to pursue action to obtain reimbursement from those tenants. These unanticipated costs and expenses could have an adverse impact on our business, financial condition, results of operations and prospects.

In Peru, for instance, our lease agreements typically provide that if a tenant does not purchase, acquire, maintain or renew the insurance policy or level of insurance required by the agreement, the parties must coordinate local and temporal insurance at the levels required. If local and temporal insurance coverage is not in place within five (5) business days from the date of the request, LPA may terminate its lease agreement with that tenant, in accordance with the provisions of Article 1430 of the Civil Code of Peru.

In addition, if our tenants fail to maintain sufficient or adequate insurance, we may be held liable for losses otherwise attributable to those tenants or their businesses, which losses may not be covered by our own insurance policies. However, some of our leases provide that in the event of any loss attributable to the tenant, the tenant shall be obliged to directly respond for all damages and harm that LPA or third parties may suffer. In the event of an occurrence at a property whose tenant has failed to purchase or maintain adequate insurance coverage or in respect of which we ourselves do not maintain insurance coverage, we may lose a significant portion of our capital investment in or our projected cash flows from that property while remaining obligated to service the debt for which that property served as collateral, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our leases include certain provisions that may prove unenforceable.

All of our leases are governed by Colombian, Costa Rican, and Peruvian law, as applicable. While some of our leases provide that the tenant will not be entitled to rent withholding in the event of damage to or destruction of all or part of the relevant property (which are known as “hell or high water” provisions), under applicable law, the tenant will not accrue rent until repairs are made or may request a rent abatement equal to the percentage of the property that became damaged or destroyed. Our leases in Peru and Colombia do not include hell or high water provisions, and instead provide that in extraordinary situations, tenants may suspend rent payments for as long as the extraordinary situation results in the inability to use the leased property. Furthermore, if the extraordinary situation makes the use of the leased property permanently or definitively impossible, the tenant may invoke the termination of the contract. Additionally, some or all of our leases are subject to arbitration provisions. In those cases, we cannot give you any assurance as to whether an arbitrator in the applicable country would uphold the relevant provisions of our leases or find them unenforceable. In the latter event, our rental income would decrease and our business, financial condition, results of operations and prospects could be adversely affected.

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The value of our assets may suffer impairment losses that may adversely affect our results of operations.

We review the carrying amounts of our real estate assets on a regular basis to determine whether there is any indication that those assets have suffered an impairment loss. The determination as to the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the termination of a lease by a tenant may lead us to recognize an impairment loss through a third party valuation. We determine the value of our real estate assets based on the net present value of our future property net operating income and other revenues from or charges against those assets, divided by a determined discount rate determined by a third party appraiser. That discount rate may vary as a result of changes in interest rates and other market conditions over which have no control. The higher the discount rate, the lower the value of our assets. In 2023, 2022, and 2021, we recognized a gain on the revaluation of our properties of $20.2 million, $3.5 million, and $12.6 million, respectively.

If we determine that an impairment loss has occurred, we will adjust the net carrying value of the relevant property to account for that loss, which may materially and adversely affect the collateral provided to creditors (thereby requiring additional collateral to be provided) or our results of operations for the relevant reporting period and our business, financial condition, results of operations and prospects.

We are subject to risks related to the development of new properties, including due to an increase in construction costs and supply chain issues.

We are subject to risks related to our development and leasing activities that may adversely affect our results of operations and available cash flows, including, among others, the risk that:

●	we may not be able to lease space in our new properties at profitable prices;

●	we may abandon development opportunities and fail to capitalize on our investments in research and valuation in connection with those opportunities;

●	we may not be able to obtain or may experience delays in obtaining all of the requisite zoning, building, occupancy and other governmental permits and authorizations;

●	the feasibility studies for the development of new properties may prove incorrect once the development has commenced;

●	our business activities may not be as profitable as expected as a result of increased costs of land reserves;

●	actual costs of construction of a project may exceed our original estimates or the construction may not be completed on schedule, for example, as a result of delays attributable to contractual defaults, local climate conditions, nationwide or local strikes by construction workers or shortages of construction materials or electric power or fuel for our equipment, any of which would render the project less profitable or unprofitable;

●	we may be forced to incur additional costs to correct defects in construction design or that are demanded by our tenants; and

●	we may be held jointly liable for any underlying soil contamination on any of our properties with the party that caused that contamination, even if that contamination was not identifiable by us.

Any of these risks could give rise to material unanticipated delays or expenses and could in certain circumstances prevent the completion of our development or renovation projects once they have commenced, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Construction materials, labor, and other related expenses can fluctuate, impacting the overall cost of developing new properties. In Peru, for example, according to the Peruvian Chamber of Construction (CAPECO), construction costs in Peru increased by an average of 3.2% in 2020. Such cost increases can affect project budgets, profitability, and timelines. Regarding supply chain issues, Peru’s geography and transportation infrastructure can present challenges in procuring construction materials and equipment. Delays or disruptions in the supply chain, whether due to natural disasters, political unrest, or global events, can impact project timelines and increase costs. For instance, the El Niño phenomenon in 2017 caused severe flooding in Peru, leading to supply chain disruptions and construction delays.

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We may fail to maintain, obtain or renew or may experience material delays in obtaining requisite governmental or other approvals, licenses and permits for the conduct of our business.

We are subject to numerous governmental and local regulations and require various approvals, licenses, permits, concessions and certificates in the conduct of our business. We cannot assure you that we will not encounter significant problems in obtaining new or renewing existing approvals, licenses, permits, concessions and certificates required in the conduct of our business, or that we will continue to satisfy the current or new conditions to those approvals, licenses, permits, concessions and certificates that we currently have or may be granted in the future. There may also be delays on the part of regulatory and administrative bodies in reviewing our applications and granting approvals, which have become increasingly common since the beginning of the COVID-19 pandemic due to closures and/or reduced operations of public offices.

The implementation of new laws and regulations on environmental protection, health and safety-related matters in the jurisdictions in which we operate may create stricter requirements to comply with, including requirements relating to the demands of communities where the real estate is located. This could delay our ability to obtain the related approvals, licenses, permits, concessions and certificates, or could result in us not being able to obtain them at all. If previously obtained approvals, licenses, permits and certificates are revoked and/or if we fail to obtain and/or maintain the necessary approvals, licenses, permits, concessions and certificates required for the conduct of our business, we may be required to incur substantial costs or temporarily suspend or alter the operation of one or more of our properties, industrial parks, or projects in construction or any relevant component thereof, which could affect the general operation of these locations or our compliance with any leases at those locations, which in turn could have a material adverse effect on our business, financial condition, results of operations and prospects.

While we have not been subjected in the past to material civil, regulatory or criminal penalties resulting from untimely compliance or non-compliance with applicable laws and regulations, we could be subjected to civil, regulatory and criminal penalties that could materially and adversely affect the continued operation of our businesses, including: loss of required licenses to operate one or more of our locations, potential breach of our obligations under our lease agreements, significant fines or monetary penalties, or closing of our locations as a preventative measure. In addition, changes in these laws and regulations may restrict our existing operations, limit the expansion of our business and require operating changes that may be difficult or costly to implement.

We are subject to specific legal risks concerning the maintenance, acquisition, renewal, or delays in obtaining necessary governmental approvals, licenses, and permits for our business operations in the countries in which we operate. These risks are influenced by the legal framework and regulatory processes in the countries in which we operate. One significant risk is the potential failure to obtain or renew requisite approvals, licenses, and permits. This can arise due to changes in regulations, administrative processes, or compliance requirements. Specifically in Peru, businesses may need to obtain permits and licenses from various government entities, such as municipal authorities, environmental agencies, or specialized regulatory bodies, depending on the nature of their operations. Failure to obtain or renew these approvals in a timely manner can disrupt business activities and result in financial and legal consequences.

Our real estate assets may be subject to eminent domain and dispossession by the governments of the countries in which we operate for reasons of public interest and other reasons.

Our real estate assets may be subject to eminent domain and dispossession by the governments of the countries in which we operate for reasons of public interest and other reasons.

For example, the Colombian government could seize or expropriate our assets under certain circumstances for fair compensation. Pursuant to Articles 58 and 59 of the Colombian constitution, the government can exercise its eminent domain powers in respect of private property assets in the event such action is deemed by the Government to be required in order to protect public interests. According to Law 388 of 1997, eminent domain powers may be exercised through: (i) an ordinary eminent domain proceeding, or (ii) an administrative eminent domain. In all cases we would be entitled to a fair compensation for the expropriated assets. Also, as a general rule, compensation must be paid before the asset is effectively expropriated. However, the compensation may be lower than the price for which the expropriated asset could be sold in a free-market sale or the value of the asset as part of an ongoing business. The aforementioned Article 59 of the Colombian constitution establishes eminent domain for war reasons, which require that compensation be paid before eminent domain but can only be executed on a temporary basis.

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The Peruvian government could expropriate our assets, provided that the requirements set forth in Article 70 of the Political Constitution of Peru and Legislative Decree No. 1192, which approves the Framework Law on the Acquisition and Expropriation of Real Property, are met. These requirements include that the expropriation is based on grounds of national security or public necessity, authorized by express law of the Congress of the Peru in favor of the State; and carried out after payment of just compensation, which includes compensation for any potential damages. In some cases, the owner of the real estate asset subject to eminent domain can request a review of the appraisal value of the asset through arbitration or judicial means if there is a valid claim that the compensation offered does not amount to the market value of the asset. In the event of irregular eminent domain or confiscation of a company’s productive assets in Peru, an arbitration claim can be filed, provided there is an Investment Protection Treaty (which would allow, for example, arbitration claims before the ICSID or another arbitral institution). Alternatively, in cases of irregular eminent domain, parties whose assets are subject to eminent domain can file amparo actions for violation of the right to property, and if the judicial system does not provide a favorable resolution, parties may seek recourse with the Inter-American Human Rights System.

In Costa Rica, real estate assets may be subject to eminent domain by the government for proven and declared public interest. Pursuant to Costa Rican Expropriation Law, Law number 7495, the government has the authority to encumber an owner of the property’s constitutional right to private property through the prior payment of fair compensation. The expropriation procedure in Costa Rica commences with a declaration of public interest for the eminent domain. Upon notification to the owner, the government prepares an administrative valuation that the owner must either accept or reject. If the owner accepts, the agreed-upon payment is made, and the property is transferred to the government. If the owner does not accept the administrative valuation, the government must initiate a judicial eminent domain process, during which the fair price is examined. To initiate this judicial process, the government must deposit the amount determined in the administrative valuation, allowing the judge to order the government’s possession of the property. Simultaneously, a judicial valuation is conducted to review the price, and either party may request a third valuation. Once all valuations are completed, the judge issues a decision defining the fair price. Regardless of the outcome of the judicial valuations, the owner is paid the price determined in the administrative valuation. Consequently, the decision can either confirm the fair price or increase the property’s value.

If the government of any of the countries in which we operate seeks eminent domain of one or more of our properties, we may be subjected to unexpected legal fees and/or the ultimate loss of one or more of our properties at a price less than we could have obtained for it in the open market, which in turn could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may acquire properties and companies that involve risks that could adversely affect our business and financial condition.

We have acquired properties and will continue to acquire properties through the direct acquisition of real estate or the acquisition of entities that own real estate. The acquisition of properties involves risks, including the risk that the acquired property will not perform as anticipated, that any actual costs for rehabilitation, repositioning, renovation and improvements identified in the pre-acquisition due diligence process will exceed estimates, or that any such contingencies are not indemnifiable. When we acquire properties, we may face risks associated with a lack of market knowledge or understanding of the local economy, forging new business relationships in the area and unfamiliarity with local government and permitting procedures. Additionally, there is, and it is expected there will continue to be, significant competition for properties that meet our investment criteria as well as risks associated with obtaining financing for acquisition activities. The acquired properties or entities may be subject to liabilities, including tax liabilities, which may be without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a liability were asserted against us based on our new ownership of any of these entities or properties, then we may have to pay substantial sums to settle it.

We may be unable to integrate the operations of newly acquired companies and realize the anticipated synergies and other benefits or do so within the anticipated timeframe. Potential difficulties we may encounter in the integration process include: (i) the inability to dispose of assets or operations that are outside of our area of and unforeseen increased expenses, delays or regulatory conditions associated with these transactions; and (iii) performance shortfalls as a result of the diversion of management’s attention caused by completing these transactions and integrating the companies’ operations.

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Delays or an increase in costs in the construction of new buildings or improvements could have an adverse effect on our business, financial condition, results of operations and prospects, including due to supply chain issues.

Delays or an increase in costs in the construction of new buildings or improvements to our existing properties could have an adverse effect on our business, financial condition, results of operations and prospects. The engineering, design and construction phases of new projects typically require nine to twelve months, and improvements to existing properties typically require one to three months. If we experience engineering, design or construction delays as a result of our vendors’ failure to meet their obligations or otherwise, we may not be able to deliver our new projects or tenant improvements at existing properties on schedule and will not receive rental income from those properties in the meantime. Accordingly, any such delay could affect our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, some of our leases may provide for penalties for every day that we fail to deliver the property. If this were to occur, we may be able to pass on these liabilities to our contractors, but we can provide no assurance that we will be able to do so. If we are unable to pass on to our contractors the costs associated with construction delays, our business, financial condition, results of operations and prospects may be materially adversely affected.

We rely on an extensive network of suppliers around the world that produce and deliver the materials we require for construction of new buildings or improvements. Our results are, therefore, impacted by current global supply constraints that have led to increased lead times, backordered products and scarcity.

We may be subject to claims for construction defects or other similar actions in connection with our lease management business.

In our capacity as lease managers, we retain independent contractors to provide engineering, construction and project management services for our properties, and oversee their performance. We cannot give any assurance that we will not be subject to claims for construction defects or other similar actions, even if those defects are not attributable to us. An adverse outcome in any claim or litigation arising from construction defects or property management issues could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are dependent on key personnel. The loss of one or more members of our management team, including our Chief Executive Officer, could have a material adverse effect on our operations.

Our continuing success is attributable to a significant degree to the efforts of our management team, including our Chief Executive Officer, Esteban Saldarriaga. Our Chief Executive Officer and other members of our management team have favorable reputations in the real estate industry at both the national and regional level. Our Chief Executive Officer is responsible, to a significant degree, for attracting new business opportunities and leading negotiations with lenders, potential joint venture partners and large institutional clients. The loss of our Chief Executive Officer or any or all of the other members of our management team, including our Chief Financial Officer, Chief Operating Officer, and country managers in Colombia, Costa Rica and Peru, for any reason, their inability to remain in their current positions or our inability to replace them, could have a material adverse effect on our business, financial condition, results of operations and prospects and a negative impact on our business relationships with our lenders and clients.

In addition, the experience and skill of certain members of our management team has proven critical in identifying and attracting local clients and opportunities. We consider especially relevant the relationships of our officers in the countries and regions in which we operate. As we continue to grow, our success will depend to a significant extent on our ability to recruit and retain qualified personnel in all areas of business and we can provide no assurance that we will be able to do so. Our ability to retain senior management as well as experienced personnel will in part depend on our having in place appropriate staff remuneration and incentive schemes. The remuneration and incentive schemes we have in place may not be sufficient for retaining the services of our experienced personnel.

We are focused on a single business segment. Any negative impact on the industrial real estate industry could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our corporate purpose consists of holding shares in companies engaged in the development, acquisition, leasing, management and financing of modern, efficient and sustainable logistics parks.

To the extent that this particular sector is negatively impacted, all of our operations and our business may be negatively impacted as well. Further, within the industrial segment, we focus on premium assets (Class A). This may present a risk to the extent that it narrows our target market, and therefore a decrease in demand in this market may affect our growth. Focusing our operations in a single business segment could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Increases in the prices of energy, raw materials, equipment or wages, including due to inflation, could increase our development and operating costs.

Our business is significantly exposed to the price of energy, raw materials and components, including, among others, the price of cement and steel, as well as the price of purchasing or leasing equipment. Certain inputs used by us in our operations are susceptible to significant fluctuations in prices, over which we may have little control. The prices of some of these inputs are affected to a significant extent by the prices of commodities, such as oil and steel. Global oil prices decreased in 2018, increased in 2019, declined significantly in 2020 as a result of the COVID-19 pandemic but reached pre-COVID-19 levels by the end of 2020, increased in 2021 due to supply shocks and the resurgence of demand, and, more recently, rose sharply in early 2022 due to the conflict between Ukraine and Russia.

We cannot assure you that the prices of relevant commodities or inputs will decrease in the future. Substantial increases in the prices of those commodities generally result in increases in our suppliers’ or contractors’ operating costs and, consequently, lead to increases in the prices they charge for their products or services. In addition, growing demand for labor, especially when coupled with a globalized shortage of qualified labor, may result in significant wage inflation. To the extent that we are unable to pass along to our clients increases in the prices of our key inputs or increases in the wages that we must pay, our cost of development could be materially adversely impacted.

In the countries in which we operate, energy prices have experienced fluctuations due to changes in global oil prices and domestic energy policies. The Peruvian government, for example, has implemented measures to reduce energy subsidies, leading to potential increases in electricity costs for businesses. The prices of raw materials in the countries in which we operate can also be influenced by global market trends, supply and demand dynamics, and import/export regulations. Fluctuations in commodity prices, such as metals, construction materials, or agricultural products, can impact production costs and overall development expenses.

Similarly, equipment costs in the countries in which we operate can be subject to changes due to factors such as currency exchange rates, import tariffs, and technological advancements. For instance, fluctuations in the foreign currencies against major currencies can impact the cost of imported machinery and equipment. Wage increases can occur due to changes in labor laws, collective bargaining agreements, or market competition for skilled labor.

While most of our leases include inflation related adjustments, these are not a perfect hedge for inflation, so our operating costs are also affected by inflation in the countries in which we operate.

Our business and operations could suffer in the event of system failures or cybersecurity attacks.

Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for our internal and hosted information technology systems, our systems are vulnerable to damages from any number of sources, including energy blackouts, natural disasters, terrorism, war, telecommunication failures and cybersecurity attacks, such as malware, ransomware, or unauthorized access. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may incur additional costs to remedy damages caused by those disruptions. Third-party security events at vendors, sub-processors, and service providers could also impact our data and operations via unauthorized access to information or disruption of services which may ultimately result in financial losses. Despite training, detection systems and response procedures, an increase in email attacks (phishing and business email compromise) may create disruption to our business and financial risk.

The growing frequency of attempted cybersecurity attacks may lead to increased costs to protect us and respond to any events, including additional personnel, consultants and protection technologies. Any compromise of our security could result in a violation of applicable privacy and other laws, unauthorized access to information of ours and others, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business. Additionally, remediation costs for security events may not be covered by our insurance.

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We have identified material weaknesses in our internal controls. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Prior to the consummation of the Business Combination, we have been publicly registered in Colombia and not subject to the financial reporting requirements of the SEC and have not had the accounting personnel and other resources required for SEC financial reporting purposes and to monitor such work while maintaining appropriate segregation of duties. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure control and procedures, are designed to prevent fraud. In the course of preparing our consolidated financial statements, we identified material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim financial statements will not be prevented or detected on a timely basis.

As a result of the issues described above, deficiencies were identified, that either individually or in the aggregate, resulted in the identification of material weaknesses related to each component of the Internal Control — Integrated Framework (2013 Framework) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) framework, including control environment, risk assessment, control activities, information and communication, and monitoring activities. The material weaknesses have led to the material misstatement and subsequent restatement of our consolidated financial statements for the years ended December 31, 2021 and 2022, and if not remediated timely may lead to material misstatements in the future. Following the identification of the material weaknesses, we have taken and plan to continue to take remedial measures. We cannot assure you, however, that these measures will fully address these material weaknesses in our internal control over financial reporting or that we will not identify additional material weaknesses or significant deficiencies in the future.

To remediate our identified material weaknesses, we intend to adopt several measures intended to improve our internal control over financial reporting. These measures include strengthening our finance, operations and information technology teams, and implementation of further policies, processes and internal controls relating to our financial reporting. Specifically, our planned remediation efforts include the following:

●	establishing controls to identify, assess, and respond to risks of material misstatement and working to formalize internal control processes and documentation;

●	strengthening supervisory reviews by our management in charge of financial issues;

●	hiring additional qualified accounting and finance personnel and engaging financial consultants to enable the implementation of internal control over financial reporting and to segregate duties amongst our accounting and finance personnel;

●	improving our accounting systems and implementing information technology general controls; and

●	engaging third parties as required to assist with technical accounting, application of new accounting standards, tax matters, valuations of investment properties, and ESG sustainability metrics, among other matters.

We are committed to maintaining a strong internal control environment, and we expect to continue our efforts to ensure the material weaknesses described above and all control deficiencies are remediated. However, these material weaknesses cannot be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. There is no assurance that we will be able to remediate the material weaknesses in a timely manner or that in the future additional material weaknesses will not exist or otherwise be discovered. If we are not able to remediate these material weaknesses, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could adversely affect our business, financial condition, results of operations and prospects.

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Complications in relationships with local communities may adversely affect our business continuity, reputation, liquidity, and results of operations.

We make significant efforts to maintain good long-term relationships and continuous communication with local and neighboring communities where we operate or build, including indigenous communities that previously held real estate in the regions where we operate. However, there can be no assurance that we have obtained or will obtain all permits claimed by those communities or that those communities will not have or will not develop interests or objectives which are different from, or even in conflict with, our objectives, which could result in legal or administrative proceedings, civil unrest, protests, negative media coverage, direct action or campaigns, including, but not limited to, requests for the government to revoke or deny our concessions, licenses or other permits to operate. Any such events could cause delays or disruptions in our operations, result in operational restrictions or higher costs, or cause reputational damage, which could materially and adversely affect our business, reputation, liquidity and results of operations.

In the industrial and logistics real estate sector in the countries in which we operate, complications arising from relationships with local communities can have adverse effects on business continuity, reputation, liquidity, and results of operations. These complications are particularly relevant due to the nature of industrial and logistics projects and their potential impact on surrounding communities. Engaging with local communities is crucial for industrial and logistics real estate projects, as they often involve land acquisition, construction, and ongoing operations that can affect nearby communities. Concerns related to environmental impact, land rights, noise pollution, traffic congestion, and socio-economic benefits can significantly influence project development and operations in Peru.

Adverse impacts on business continuity in the countries in which we operate can arise from community opposition, protests, or legal challenges that disrupt project timelines and operations. Delays or interruptions in construction or operational activities can have financial implications and impact overall project success. Reputation is vital in the industrial and logistics real estate sector, and negative perceptions or conflicts with local communities can harm a company’s image and credibility. Negative publicity, social media backlash, or reputational damage can deter potential tenants or investors and affect long-term business prospects.

Our operations are subject to foreign exchange fluctuations.

Exchange rate fluctuations could adversely affect the economies of the countries in which we operate, and therefore, our results of operations. For example, the revenues, costs and expenses of our operations in Colombia are denominated in local currency (Colombian peso). Therefore, a material devaluation of the Colombian peso against the U.S. Dollar may affect the profitability of projects, and consequently, our business, financial conditions and results of operations. Additionally, fluctuations of the Costa Rican colon can affect our tax expenses. Exchange fluctuations can also have significant implications for businesses operating in Peru due to the country’s dependence on international trade and exposure to global economic conditions. Peru’s currency, the Peruvian Sol (PEN), is subject to fluctuations against major foreign currencies such as the US Dollar and the Euro. Foreign exchange fluctuations can impact our cost of financing and debt repayment. If the foreign currencies weaken against the currency in which our debts are denominated, it can increase the repayment amount, potentially affecting cash flow and financial stability.

We cannot assure you that any measures taken by the governments in the countries in which we operate would be sufficient to control any resulting fiscal or exchange imbalances.

Our hedging of foreign currency and interest rate risk may not effectively limit our exposure to these risks.

We may attempt to mitigate our risk by borrowing in the currencies in which we have significant investments thereby providing a natural hedge. We may also enter into derivative financial instruments that we designate as net investment hedges, as these amounts offset the translation adjustments on the underlying net assets of our foreign investments. Although we attempt to mitigate the potential adverse effects of changes in foreign currency rates there can be no assurance that those attempts will be successful. In addition, we occasionally may use interest rate swap contracts to manage interest rate risk and limit the impact of future interest rate changes on earnings and cash flows. As of June 30, 2024, none of our indebtedness was hedged with interest rate hedge contracts.

Hedging arrangements involve risks, such as the risk of fluctuation in the relative value of the foreign currency or interest rates and the risk that counterparties may fail to honor their obligations under these arrangements. The funds required to settle those arrangements could be significant depending on the stability and movement of the hedged foreign currency or the size of the underlying financing and the applicable interest rates at the time of the breakage. The failure to hedge effectively against foreign exchange changes or interest rate changes may adversely affect our business.

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We are subject to fluctuations in interest rates.

Fluctuations in interest rates present a risk for the development of new projects and therefore the growth rate of our business, to the extent that substantial increases in interest rates may affect the profitability of our investment opportunities, including financing of the development or acquisition of properties. We cannot assure you that interest rates will remain stable in the countries in which we operate. Any substantial increase in the interest rates could negatively affect our business and financial condition.

Fluctuations in interest rates globally can affect the following aspects of our operations. An increase in interest rates increases the cost of borrowing for real estate projects. Higher interest rates increase borrowing costs, potentially affecting project profitability and cash flow. This can impact our ability to finance new projects or expansions. Fluctuations in interest rates can influence investment decisions in the industrial and logistics real estate sector. Higher interest rates make borrowing less attractive, potentially impacting the feasibility of new projects or expansions. This can affect our ability to pursue growth opportunities in the market. Our existing loan portfolio is adversely affected by increases in interest rates and has and could continue to reduce cash flow available for operations, investment opportunities and debt service requirements.

Moreover, if interest rates increase, then so would the interest expense on our unhedged variable rate debt, which would adversely affect our business, financial condition, results of operations and prospects. As of June 30, 2024 and December 31, 2023, 62.6% and 65.0%, respectively, of our outstanding indebtedness bore fixed interest rates, respectively. In addition, we refinance fixed rate debt at times when we believe rates and terms are appropriate. Our efforts to manage these exposures may not be successful. Developing an effective interest rate risk strategy is complex and no strategy can completely insulate us from risks associated with interest rate fluctuations. There can be no assurance that our hedging activities will have the desired beneficial impact on our business, financial condition, results of operations and prospects. Termination of interest rate hedge contracts typically involves costs, such as transaction fees or breakage costs.

Risks Relating to the Company’s Ordinary Shares

Sales of a substantial number of our Ordinary Shares in the public market by the Selling Securityholders and/or by our other securityholders could adversely affect the market price of our Ordinary Shares.

Sales of a substantial number of Ordinary Shares by the Selling Securityholders and/or by our other securityholders in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Ordinary Shares.

The total number of Ordinary Shares that may be offered and sold under this prospectus by the Selling Securityholders (the “Resale Shares”) represents a substantial percentage of the total outstanding Ordinary Shares as of the date of this prospectus. As of the date hereof, there are 31,799,747 Ordinary Shares and zero Preference Shares issued and outstanding and the number of Resale Shares being offered for resale in this prospectus represent approximately 87.74% of our current total outstanding Ordinary Shares. Certain Resale Shares held by the Selling Securityholders are subject to contractual lock-up restrictions that prohibit them from selling such securities at this time, including pursuant to the Lock-Up Agreement and the PIPE Lock-Up Agreement. Upon expiration of such contractual lock-up restrictions, the Selling Securityholders, will be able to sell any or all of their Resale Shares registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Further, a Selling Securityholder beneficially owns a significant percentage of our outstanding Ordinary Shares. As of September 4, 2024, JREP I Logistics Acquisition, LP beneficially owned in the aggregate 26,312,000 Ordinary Shares, representing approximately 82.74% of all outstanding Ordinary Shares. Subject to the expiration of the lock-up restrictions pursuant to the Lock-Up Agreement, such holder will have the ability to sell any or all of its Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to the registration statement of which prospectus forms a part, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.

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In addition, other securityholders have registration rights with respect to Ordinary Shares that will become effective 18 months following the Closing date pursuant to the Founder Registration Rights Agreement, subject to the lock-up restrictions pursuant to the Second Amendment to the Letter Agreement. The registration of these securities, including those being registered pursuant to this prospectus, will permit the public resale of such securities, subject to any applicable lock-up periods. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Ordinary Shares.

LPA’s only significant asset is its ownership of LLP, and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable LPA to pay any dividends on the Ordinary Shares, pay its expenses or satisfy other financial obligations.

LPA is a holding company and does not directly own any operating assets other than its ownership of interests in LLP. LPA depends and will depend on LLP for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company, and to pay any dividends. The earnings from, or other available assets of, LLP may not be sufficient to make distributions or pay dividends, pay expenses or satisfy LPA’s other financial obligations.

Reports published by analysts, including projections in those reports that differ from LPA’s actual results, could adversely affect the price and trading volume of its Ordinary Shares.

LPA’s management currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results LPA actually achieves. LPA’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on LPA downgrades its shares or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of LPA or fails to publish reports on it regularly, its share price or trading volume could decline. While LPA’s management expects research analyst coverage, if no analysts commence coverage of LPA, the trading price and volume for Ordinary Shares could be adversely affected.

An active trading market for our Ordinary Shares may not be maintained which may limit your ability to sell Ordinary Shares.

Although Ordinary Shares are listed on NYSE American under the ticker symbol “LPA,” an active trading market for Ordinary Shares, we cannot assure you that a liquid public market for our Ordinary Shares will be maintained. The current trading price of the Ordinary Shares may not be indicative of the market price of Ordinary Shares that will prevail in the open market going forward. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Ordinary Shares. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing Ordinary Shares.

The price of Ordinary Shares may be volatile.

The price of Ordinary Shares may fluctuate due to a variety of factors, including:

●	actual or anticipated fluctuations in its quarterly and annual results and those of other public companies in its industry; mergers and strategic alliances in the industry in which it operates;

●	market prices and conditions in the industry in which it operates;

●	changes in government regulation;

●	potential or actual military conflicts or acts of terrorism;

●	the failure of securities analysts to publish research about us, or shortfalls in its operating results compared to levels forecast by securities analysts;

●	announcements concerning LPA or its competitors; and

●	the general state of the securities markets.

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These market and industry factors may materially reduce the market price of Ordinary Shares, regardless of LPA’s operating performance.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our failure to meet the continued listing requirements of NYSE American could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of NYSE American, such as the corporate governance requirements or the minimum share price requirement, NYSE American may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the NYSE American minimum share price requirement or prevent future non-compliance with NYSE American’s listing requirements.

LPA may issue additional Ordinary Shares under the Equity Incentive Plan, which would dilute the interest of LPA’s shareholders.

LPA may issue a substantial number of additional Ordinary Shares under the Equity Incentive Plan. The issuance of additional Ordinary Shares:

●	may significantly dilute the equity interest of investors;

●	may subordinate the rights of holders of Ordinary Shares if preferred shares are issued with rights senior to those afforded to Ordinary Shares;

●	could cause a change of control if a substantial number of shares of LPA are issued, which may affect, among other things, LPA’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of its present officers and directors; and

●	may adversely affect prevailing market prices for LPA’s securities, including Ordinary Shares.

LPA may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of the LPA Board and will depend on, among other things, applicable law, regulations, restrictions (including those contained in the Charter), LPA’s and LLP’s respective results of operations, financial condition, cash requirements, contractual restrictions, the future projects and plans of LPA and LLP and other factors that the LPA Board may deem relevant. In addition, LPA’s ability to pay dividends depends significantly on the extent to which it receives dividends from LLP and there can be no assurance that LLP will pay dividends. As a result, capital appreciation, if any, of Ordinary Shares will be an investor’s sole source of gain for the foreseeable future.

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LPA is an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Ordinary Shares less attractive to investors, which could have a material and adverse effect on LPA, including its growth prospects.

LPA is an “emerging growth company” as defined in the JOBS Act. LPA will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which LPA has total annual gross revenue of at least $1.235 billion or (c) in which LPA is deemed to be a large accelerated filer, which means the market value of Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of LPA’s prior second fiscal quarter, and (ii) the date on which LPA issued more than $1.0 billion in non-convertible debt during the prior three-year period. LPA intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies that are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that LPA’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

Furthermore, even after LPA no longer qualifies as an “emerging growth company,” as long as LPA continues to qualify as a foreign private issuer under the Exchange Act, LPA will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, LPA will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, LPA shareholders may not have access to certain information they deem important. LPA cannot predict if investors will find Ordinary Shares less attractive because it relies on these exemptions. If some investors find Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Ordinary Shares may be more volatile.

We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Our directors and officers collectively own or control an aggregate of 82.74% of the total voting power of our outstanding Ordinary Shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of our Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise.

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Certain of the Selling Securityholders and our other securityholders acquired their shares at a price that is less than the market price of our Ordinary Shares as of the date of this prospectus, may earn a positive rate of return even if the price of our Ordinary Shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.

Certain of the Selling Securityholders may have purchased their respective Ordinary Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment. The Ordinary Shares were issued to the Selling Securityholders based on a value of $10.00 per Ordinary Share. The last reported sales price of the Ordinary Shares on the NYSE American on September 3, 2024 was $10.48. The Selling Securityholders may earn a positive rate of return even if the price of our Ordinary Shares declines.

Furthermore, the Sponsor acquired Founder Shares at a price of $0.149 per share and 145,000 of such Founder Shares were transferred by the Sponsor to TWOA’s directors and advisors in August 2023 and January 2024. Such Founder Shares converted on a one to one basis into Ordinary Shares upon the Closing. The holders of such shares have registration rights with respect to the Ordinary Shares that will become effective 18 months following the Closing date pursuant to the Founder Registration Rights Agreement, subject to the lock-up restrictions pursuant to the Second Amendment to the Letter Agreement. Consequently, the registration of such securities pursuant to the Founder Registration Rights Agreement, will permit the public resale of such securities, subject to any applicable lock-up periods, and such shareholders may make a significant profit and even realize a positive rate of return on the sale of their Ordinary Shares when registered for resale, even if the market price of Ordinary Shares is below $10.00 per share. As a result, should shareholders may be able to recognize a greater return on their investment than public shareholders.

The sale or possibility of sale of these Ordinary Shares, including those being registered pursuant to this prospectus, could have the effect of increasing the volatility in the Ordinary Share price or putting significant downward pressure on the price of the Ordinary Shares.

Risks Relating to LPA Operating as a Public Company

LPA incurs, and expects to continue to incur higher costs as a result of operating as a public company.

We are a public company and incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements that we did not incur prior to becoming a publicly traded company. LPA incurs and expects to continue to incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related rules implemented by the SEC and NYSE American. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these laws and regulations to increase our legal and financial compliance costs since becoming a public company and expects to render some activities more time-consuming and costly, although LPA is currently unable to estimate these costs with any degree of certainty. LPA may need to hire more employees or engage outside consultants to comply with these requirements, which will increase its costs and expenses since becoming a public company. These laws and regulations could make it more difficult or costly for LPA to obtain certain types of insurance, including directors’ and officers’ liability insurance, and LPA may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for LPA to attract and retain qualified persons to serve on the LPA Board or board committees or as executive officers. Furthermore, if LPA is unable to satisfy its obligations as a public company or the requirements of NYSE American, it could be subject to delisting of its Ordinary Shares, fines, sanctions and other regulatory action and potentially civil litigation.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

We may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in us reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that charges of this nature are reported could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate covenants to which we may be subject. Accordingly, any of our shareholders could suffer a reduction in the value of their Ordinary Shares as a result of the foregoing factors and would be unlikely to have a remedy for such reduction in value.

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We may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that apply to us following the consummation of the Business Combination.

As a result of the consummation of the Business Combination on March 27, 2024 and the transactions related thereto, we will be required to provide management’s attestation on internal controls in connection with our second annual report on Form 20-F following consummation of the Business Combination (i.e. our annual report on Form 20-F for the fiscal year ended December 31, 2024). The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those that were required of us as a company that was not publicly listed in the United States. Our management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that apply following the Business Combination. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our Ordinary Shares.

LPA’s management team has limited experience managing and operating a U.S. public company.

Members of LPA’s management team have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Its transition to being a U.S. public company subjects LPA to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from its senior management and could divert their attention away from the day-to-day management of its business. LPA may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for LPA to achieve the level of accounting standards required of a public company may require costs greater than expected. To support its operations as a U.S. public company, LPA plans to recruit additional qualified employees or external consultants with relevant experience, which will increase its operating costs in future periods. Should any of these factors materialize, LPA’s business, financial condition and results of operations could be adversely affected.

Because LPA is incorporated in the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

LPA is an exempted company incorporated in the Cayman Islands with limited liability. As a result, it may be difficult for investors to effect service of process within the United States upon LPA’s directors or officers, or enforce judgments obtained in the United States courts against LPA’s directors or officers.

LPA’s corporate affairs are governed by the Charter, the Companies Act and the common law of the Cayman Islands. LPA is also subject to the federal securities laws of the United States. The rights of LPA shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of LPA’s directors to LPA under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of LPA’s shareholders and the fiduciary responsibilities of LPA’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands exempted companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

LPA has been advised by its Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against LPA or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) in original actions brought in the Cayman Islands, to impose liabilities against LPA predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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As a result of all of the above, LPA shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against LPA or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

LPA is a Cayman Islands exempted company incorporated with limited liability and not all of its assets are located in the United States. In addition, some of LPA’s directors and officers reside outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in the Cayman Islands courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, some of whom are not residents in the United States and whose assets may be located outside of the United States. It may be difficult or impossible for you to bring an action against us in the Cayman Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state and it is uncertain whether such Cayman Islands courts would hear original actions brought in the Cayman Islands against LPA or such persons predicated upon the securities laws of the United States or any state.

Provisions in the Charter may inhibit a takeover of LPA, which could limit the price investors might be willing to pay in the future for LPA’s securities and could entrench management.

The Charter contains provisions that may discourage unsolicited takeover proposals that shareholders of LPA may consider to be in their best interests. Among other provisions, subject to the rights of the shareholders of LPA as specified in the Charter, the ability of the LPA Board to issue additional shares, with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as the LPA Board may determine, to the extent authorized but unissued, and without shareholder approval, may make it more difficult for LPA’s shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for LPA’s securities. However, under Cayman Islands law, the LPA Board may only exercise these rights and powers granted to them under the Charter for a proper purpose and for what they believe in good faith to be in the best interests of LPA.

As a “foreign private issuer” under the rules and regulations of the SEC, LPA is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain NYSE American requirements applicable to U.S. issuers.

LPA is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, LPA is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. LPA is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, LPA’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of LPA’s securities.

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In addition, as a “foreign private issuer”, LPA is permitted to follow certain home-country corporate governance practices in lieu of certain NYSE American requirements. LPA currently follows some, but not all, of the corporate governance requirements of NYSE American. With respect to the corporate governance requirements of NYSE American that it does follow, LPA cannot give any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future rely on available NYSE American exemptions that would allow LPA to follow its home country practice. Unlike the requirements of NYSE American, LPA is not required, under the corporate governance practice and requirements in the Cayman Islands, to have its board consist of a majority of independent directors, nor is LPA required to have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors, or have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of Ordinary Shares. For additional information regarding the home country practices LPA intends to follow in lieu of NYSE American requirements, see the section of this prospectus entitled “Summary of Prospectus — Emerging Growth Company, Foreign Private Issuer and Controlled Company.”

LPA would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of LPA’s outstanding voting securities becomes directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of LPA’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of LPA’s assets are located in the United States; or (iii) LPA’s business is administered principally in the United States. If LPA loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, LPA would likely incur substantial costs in fulfilling these additional regulatory requirements and members of LPA’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

LPA is “controlled company” within the meaning of the NYSE American rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

In addition to being a foreign private issuer, immediately following the Business Combination, LPA is a “controlled company” as defined under the NYSE American rules, because JREP I Logistics Acquisition, LPA currently controls a majority of the voting power of the Ordinary Shares. For as long as LPA remains a controlled company under that definition, LPA is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of the LPA Board must consist of independent directors, that LPA has to establish a compensation committee composed entirely of independent directors or that LPA has independent director oversight of director nominations. Although LPA currently has a compensation committee and nominating committee, such committees are not composed entirely of “independent directors.” As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. For additional information regarding the corporate governance practices LPA intends to follow in lieu of NYSE American requirements, see the section of this prospectus entitled “Summary of Prospectus — Emerging Growth Company, Foreign Private Issuer and Controlled Company.”

If LPA is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders may suffer adverse tax consequences.

If LPA is a passive foreign investment company (“PFIC”) for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of Ordinary Shares, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. If a U.S. holder does not make a QEF election or a mark-to-market election, as described in the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations — Ownership and Disposition of Ordinary Shares by U.S. Holders”, such U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of such U.S. holder’s Ordinary Shares, and (ii) any “excess distribution” that a U.S. holder receives on his or her Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or U.S. holder’s holding period, whichever is shorter).

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Whether LPA is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, we are unable to determine whether LPA will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that LPA will not be treated as a PFIC for any taxable year. LPA’s U.S. counsel expresses no opinion with respect to LPA’s PFIC status for any taxable year. In addition, for any taxable year with respect to which LPA determines it is a PFIC, upon request of a U.S. holder, LPA intends to use commercially reasonable efforts to make available information reasonably necessary to compute income of such U.S. holder as a result of LPA’s status as a PFIC, including timely providing a PFIC Annual Information Statement to enable such U.S. holder to make a QEF Election with respect to PFIC stock. Please see the section entitled “Material U.S. Federal Income Tax Considerations — Ownership and Disposition of Ordinary Shares by U.S. Holders — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to LPA’s potential PFIC status and the implications to U.S. holders if LPA is a PFIC, U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of Ordinary Shares.

Risks Relating to Regulatory, Legal and Tax Factors Affecting Us

We are subject to governmental regulations.

We are subject to laws, ordinances and regulations relating to, among other things, taxes, environmental matters, labor, equal opportunity, construction, occupational health and safety, civil and consumer protection and general building and zoning requirements in the various jurisdictions in which we operate.

We are subject to certain labor, health, construction/building and safety regulations in the various jurisdictions in which we operate, and may be exposed to liabilities and potential costs for lack of compliance.

We are subject to labor, health, construction/building and safety laws and regulations in the various jurisdictions in which we operate that govern, among other things, the relationship between us and our employees, and the health and safety of our employees. If an adverse final decision that we violated any labor or health and safety laws is issued, we may be exposed to penalties and sanctions, including the payment of fines.

For instance, under Peruvian law, these fines might be remitted to the Labor Authority, the amount being contingent on the severity of the violation and the number of affected employees. Additionally, there may be a legal obligation to provide compensation to the injured employee, the quantum of which would be determined by the court. Furthermore, the company could face a temporary shutdown lasting up to 30 calendar days. Moreover, the legal representative of the company could be subject to prosecution for the offense of “Attempt against safety and health conditions at work” potentially resulting in a prison sentence ranging from one to four years. In cases where an employee suffers fatal injuries, the prison sentence would be not less than four nor more than eight years; for serious injuries, the prison term would range from three to six years.

Our operations are subject to a large number of environmental laws and regulations, and our failure to comply with any such laws and regulations may give rise to liability and result in significant additional costs and expenses, which may materially and adversely affect our financial condition.

Our operations and properties are subject to statutory laws and regulations in the countries in which we operate relating to the protection of the environment and the use of natural resources.

We anticipate that the regulation of our business operations under Colombian, Costa Rican and Peruvian federal, state and local environmental laws will increase and become more stringent over time. We cannot predict the effect that the enactment of additional environmental laws, regulations or official standards would have on our cash flows, costs for compliance, capital requirements or liabilities relating to damages claims, business, financial condition, results of operations and prospects.

In addition, applicable environmental laws and regulations with respect to responsibility for remediation differs in the different countries in which we operate. In Costa Rica, for example, unless some type of direct liability can be attributed to LPA or its subsidiaries, the tenant would be responsible for assuming the totality of the remediation costs. However, according to applicable environmental laws and regulations in Peru and Colombia, we are jointly and severally liable with our tenants for the costs of remediation of soil pollution, even if the pollution was caused by the tenant. While our leases provide that the tenant is liable for the cost of any remediation actions, we can give no assurance that tenants would meet their obligations. If any of our tenants were to pollute the soil of our properties and fail to take remediation action or pay for the cost thereof, we would be required to undertake the remediation ourselves and could be held liable for any damages, which could materially and adversely affect our business, financial condition, results of operations and prospects.

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Additionally, requirements and efforts to address climate change through statutory laws requiring the reductions in greenhouse gas emissions, or GHG emissions, may lead to economic risks and uncertainty for our business. These risks could include costs to process and obtain permits, additional taxes, as well as of the installation of equipment necessary to reduce emissions to meet new GHG limits or other required technology standards. Given the uncertain nature of current and future legal and regulatory requirements for GHG emissions at local and international levels, it is not possible to predict the impact on operations or financial position, or to make reasonable forecasts of potential costs that may result from those requirements.

Peruvian environmental legislation establishes specific requirements for the development and operation of industrial and logistics real estate projects. These requirements include obtaining environmental permits and licenses, conducting environmental impact assessments, proper management of waste and wastewater, among others. Non-compliance with these laws and regulations can lead to administrative penalties such as fines and temporary or permanent closure of facilities. Additionally, affected parties may file civil lawsuits for damages, resulting in significant legal costs. It is important to note that environmental legislation in Peru is constantly evolving and being updated. Therefore, it is crucial for companies in the industrial and logistics real estate sector to stay updated on legal requirements and ensure proper compliance.

We are exposed to the potential impacts of future climate change and could be required to implement new or stricter regulations, which may result in unanticipated losses that could affect our business and financial condition.

We are exposed to potential physical risks from possible future changes in climate. Our properties may be exposed to rare catastrophic weather events, such as severe storms, drought, earthquakes, floods, wildfires or other extreme weather events. If the frequency of extreme weather events increases, our exposure to these events could increase and could impact our tenants’ operations and their ability to pay rent. We carry comprehensive insurance coverage to mitigate our casualty risk, in amounts and of a kind that we believe are appropriate for the markets where each of our properties and their business operations are located given climate change risk.

We may be adversely impacted as a real estate owner, developer and manager in the future by potential impacts to the supply chain or stricter energy efficiency standards or greenhouse gas regulations for the commercial building sectors. Compliance with new laws or regulations relating to climate change, including compliance with “green” building codes, may require us to make improvements to our existing properties or result in increased operating costs that we may not be able to effectively pass on to our tenants. Any such laws or regulations could also impose substantial costs on our tenants, thereby impacting the financial condition of our tenants and their ability to meet their lease obligations and to lease or re-lease our properties. We cannot give any assurance that other such conditions do not exist or may not arise in the future. The potential impacts of future climate change on our real estate properties could adversely affect our ability to lease, develop or sell those properties or to borrow using those properties as collateral and may impact our business, financial condition, results of operations and prospects.

In addition to the risks identified above arising from actual or potential statutory and regulatory controls, severe weather, rising seas, higher temperatures and other effects that may be attributable to climate change may impact any manufacturing sector in terms of direct costs (e.g., property damage and disruption to operations) and indirect costs (e.g., disruption to customers and suppliers and higher insurance premiums). To the extent that those conditions negatively affect our operations, they could have a material adverse effect on our business, financial condition, results of operations and prospects.

Peru, for instance, has taken steps to address climate change through various policies and legislation. Colombia, Costa Rica and Peru have ratified the Paris Agreement and have set targets for reducing greenhouse gas emissions. Additionally, the countries in which we operate implemented measures to promote sustainable development and resilience in the face of climate change impacts. While specific data on the potential losses or impacts related to future climate change in the industrial and logistics real estate sector in these countries may not be readily available, there are potential risks and uncertainties associated with climate change. This includes the possibility of stricter regulations, increased costs for adaptation and mitigation measures, and potential disruptions to operations due to extreme weather events or changing market dynamics.

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Our real estate taxes could increase as a result of changes in the real estate tax rate or a revaluation, which could adversely affect our cash flows.

We have an obligation to pay state and local taxes in respect of each of our real estate assets. Such real estate taxes may increase as a result of the change in the tax regime, the applicable tax rate or as a result of the valuation or revaluation of our real estate assets by the tax authorities in each of the countries in which we operate. Therefore, the real estate tax amount to be paid in the future may differ from the real estate tax amount paid in the past. If such real estate tax amounts increase, it could adversely affect our financial condition, results of operations and cash flow.

The tax legislation in Peru, for example, specifically designates the property tax as the exclusive tax associated with the ownership of real estate assets. Nevertheless, there exists a fiscal implication within the framework of income tax that becomes relevant when considering a potential property sale.

In Peru, we are required to make property tax payments for each of our real estate holdings. The property tax rates may undergo adjustments due to changes in the tax regime, but it should not change based on the tax authority’s valuation or revaluation of our real estate assets in Peru.

Furthermore, a newly introduced tax called “Participation in the Increase in Land Value” exists. This tax is triggered by positive externalities that affect properties, resulting from some factors such as development projects, investments in public infrastructure, and others. However, there is an ongoing debate surrounding the application of this tax, primarily due to concerns about potential violations of constitutional tax rights.

Changes in tax laws, incentives, benefits and regulations may adversely affect us.

Changes in tax laws, regulations, related interpretations and tax accounting standards in Colombia, Costa Rica, Peru, or other countries in which we may operate in the future may result in a higher tax rate on our earnings, which may significantly reduce our profits and cash flows from operations. However, it is not possible to precisely predict if and how potential changes may affect our business, but one or more states or municipalities, the federal government in the countries in which we operate or other countries may seek to challenge the taxation or procedures applied to our transactions, and could impose taxes or additional reporting, record-keeping or indirect tax collection obligations on our business. New taxes could also require us to incur substantial costs to collect and remit taxes. For example, in Colombia, the latest tax reform was approved in the Colombian Congress, which increased the capital gain tax from 10% to 15%.

In Costa Rica, the 2019 tax reform introduced a dual system of taxation for capital gains and income derived from the use of rights or derived from the disposition of or the leasing of real estate property. These changes in the taxation system may affect taxation of local operations. Under the approved changes made by the Costa Rican Congress in 2019, taxpayers may be subject to either a 30% or 15% tax rate depending on whether the income is derived or related to regular lucrative activities. Some uncertainties remain regarding the interpretation of the applicable rates due to the lack of jurisprudence or administrative criteria. Moreover, the taxation base capital gains were broadened to include any capital gains resulting from changes on the taxpayer patrimony. Previously, the indicated tax reform capital gains were only subject to taxation if they were part of a commercial activity or derived from depreciable assets. In Colombia, a tax reform approved by the Colombian Congress in December 2022 increased capital gain tax from 10% to 15% and also implemented a new tax of 3% on value assets over COP 2.107.000.000 when selling the asset, as a contribution.

In Peru, beginning in 2023, buildings and constructions can be depreciated at a maximum annual rate of 33.33% for income tax purposes, subject to specific conditions. Another reform was the recent implementation of the “Participation in the Increase in Land Value” tax by the Peruvian government. This tax is implemented in response to positive externalities that impact properties, arising from factors such as development projects, investments in public infrastructure, among others.

We cannot guarantee that any tax benefits we rely on will remain in place or that we will continue to qualify for them. If certain tax incentives are not retained or renewed, our profits may decline.

Labor activism and unrest, or failure to maintain satisfactory labor relations, could adversely affect our results of operations.

Labor activism and unrest may adversely affect our operations and thereby adversely affect our business, liquidity, financial condition, results of operations and prospects. Although we have not been affected by any significant labor disputes in the past, we cannot assure you that we will not experience labor unrest, activism, disputes or actions in the future, including as a result of labor laws and regulations that have recently been enacted or that could come into effect in the future, some of which may be significant and could adversely affect our business, liquidity, financial condition, results of operations and prospects.

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For instance, in Peru, there is an ongoing debate in Congress that requires a second voting round to approve modifications in labor hours. These proposed changes encompass a revised method for calculating the night shift and the starting time of the workday.

We are or may become subject to legal and administrative proceedings or government investigations, which could harm our business and our reputation.

From time to time, we have been and in the future may become involved in litigation, investigations and other legal or administrative proceedings relating to claims arising from our operations, either in the normal course of business or not, or arising from violations or alleged violations of laws, regulations or acts. These may include, for example, tax assessments, claims relating to employee or employment matters, intellectual property matters, regulatory matters, contract, advertising and other claims, including proceedings with probable, possible and remote risks of loss.

In Peru, we have occasionally been a party to, and may also be in the future, party to administrative proceedings related to compliance with regulations on the protection of trademarks, notices, trade names, logos, and, in general, any distinctive sign owned by the company (Legislative Decree 1075, which approves Complementary Provisions to Decision 486 of the Andean Community Commission establishing the Common Regime on Industrial Property). Similarly, in the normal course of business, we may be affected by advertising practices that damage the company’s reputation, i.e., behaviors that qualify as acts of unfair competition, in accordance with the regulations set forth in Legislative Decree 1044, Unfair Competition Repression Act.

Our provisions are recorded pursuant to accounting rules, based on an individual analysis of each contingency by our internal and external legal counsel. We constitute provisions for proceedings that our external counsel evaluates as having a probable risk of loss. In cases where unfavorable decisions in claims involve substantial amounts, or if the actual losses are significantly higher than the provisions constituted, the aggregate cost of unfavorable decisions could have a significantly adverse effect on both our financial condition and operating results. Moreover, our management may be forced to dedicate time and attention to defend against these claims, which could prevent it from concentrating on our core business. Therefore, we cannot assure you that these or any of our other regulatory matters and legal proceedings, including any that may arise in the future, will not harm our reputation or materially affect our ability to conduct our business in the manner that we expect or otherwise materially adversely affect us should an unfavorable ruling occur, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

As of June 30, 2024 and December 31, 2023, we provisioned zero and $0.2 million, respectively, to legal proceedings to which we were a party. Legal proceedings are inherently unpredictable and subject to significant uncertainties. If one or more legal proceedings in which we are currently involved or may come to be involved were to result in a judgment against us in any reporting period for amounts that exceeded our management’s expectations, the impact on our results of operations or financial condition for that reporting period could be material.

We are subject to anti-corruption, anti-bribery, anti-money laundering and antitrust laws and regulations in the countries in which we operate, and any violation of any such laws or regulations could have a material adverse impact on our reputation, financial condition and results of operations.

We are subject to anti-corruption, anti-bribery, anti-money laundering, antitrust and other international laws and regulations and are required to comply with the applicable laws and regulations in Colombia, Costa Rica Peru, and similar laws and regulations.

Specifically in Peru, we are obligated to comply with the measures established in Legislative Decree 1034, the Anti-Competitive Practices Repression Act, whose primary objective is to penalize anticompetitive behaviors in order to promote economic efficiency in markets for the benefit of consumers. Additionally, the company must align its actions and business operations with the guidelines outlined in Law 29038, which incorporates the Financial Intelligence Unit of Peru (UIF-PERU) into the Superintendence of Banking, Insurance, and Private Pension Fund Administrators. This law also establishes duties related to the preparation of information reports for companies falling under its scope of application. Although we have implemented policies and procedures, which include training certain groups of our employees, seeking to ensure compliance with anti-corruption and related laws, there can be no assurance that our internal policies and procedures will be sufficient to prevent or detect all inappropriate practices, fraud or violations of law by our affiliates, employees, directors, officers, partners, agents and service providers or that any such persons will not take actions in violation of our policies and procedures. If we fail to fully comply with applicable laws and regulations, the relevant government authorities in the countries in which we operate may have the power and authority to investigate us and, if necessary, impose fines, penalties and remedies, which could cause us to lose clients, suppliers and access to debt and capital markets. Any violations by us, or the third parties we transact with, of anti-bribery, anti-corruption, anti-money laundering, antitrust and international trade laws or regulations could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Changes in government policies and actions, as well as judicial decisions in the countries where we operate, could significantly affect the local economy and, as a result, our results of operations and financial condition.

Our results of operations and financial condition may be adversely affected by changes in governmental policies and actions, and judicial decisions, involving a broad range of matters, including interest rates, fees, exchange rates, exchange controls, inflation rates, taxation, banking and pension fund regulations and other political or economic developments affecting Colombia, Costa Rica, and Peru. The governments in the countries in which we operate have historically exercised substantial influence over their economies, and their policies are likely to continue to have a significant effect on companies, including us.

Moreover, regulatory uncertainty, public dialogue on reforms in Colombia, Peru and Costa Rica and other countries where we may operate, or the approval of reforms, may be disruptive to our business or the economy and may result in a material and adverse effect on our financial condition and results of operations.

Specifically, Peru’s legal framework for real estate is subject to government policies and actions that shape the business environment. Changes in regulations, tax policies, land use planning, or investment incentives can directly influence the operations and profitability of industrial and logistics real estate companies. Additionally, judicial decisions can have implications for the sector. Court rulings related to land ownership, property rights, contractual disputes, or environmental issues can impact the development and operation of real estate projects, potentially leading to financial losses or delays.

Furthermore, understanding the political and legal landscape, including the stability of institutions and the rule of law, is crucial for companies operating in the real estate sector in Peru. Changes in government administrations, shifts in policy priorities, or uncertainties in the legal system can introduce risks that may affect the overall economic environment and, consequently, the financial performance of businesses.

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USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

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DIVIDEND POLICY

The Board may declare dividends from time to time (including interim dividends) in accordance with the respective rights of the shareholders if it appears to the Board that the dividends are justified by the Company’s financial position and that such dividends may lawfully be paid. The Company has not paid any cash dividends on its shares to date. The Board has not adopted a dividend policy with respect to payment of any future dividends.

The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time, and the Company will only pay such dividends out of its profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Dividends may be paid either in cash or otherwise.

Under the laws of the Cayman Islands, a Cayman Islands exempted company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the exempted company would be unable to pay its debts as they fall due in the ordinary course of business. No dividend shall be paid otherwise than out of profits or, subject to the requirements of the Companies Act and listing rules of the applicable stock exchange, the share premium account.

If several persons are registered as joint holders of any share, any of them may give valid receipts for any dividend or other monies payable on or in respect of the share. Unless provided for by the rights attached to a share, no dividend or other monies payable by the Company in respect of a share shall bear interest against the Company.

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Capitalization

The following table sets forth the capitalization of the Company as of June 30, 2024 on an unaudited actual basis and on an as adjusted basis to give effect to the issuance of 90,000 Ordinary Shares, based on a value of US$10.00 per Ordinary Share, to Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC. Such Ordinary Shares are being registered pursuant to this registration statement.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

Capitalization of the Company on an unaudited actual basis and on an as adjusted basis, in each case as of June 30, 2024.

	As of June 30, 2024
(USD in thousands)	Actual	As adjusted
Short-term debt
Long term debt – current portion	$12,288	$12,288
Total short-term debt	12,288	12,288
Long-term debt	263,591	263,591
Total debt	$275,879	$275,879
Equity attributable to owners of the Company
Ordinary Shares	$3	$3
Additional paid-in capital	216,230	217,130
Retained earnings	29,755	29,755
Foreign currency translation reserve	(21,391)	(21,391)
Total equity attributable to owners of the Company	$224,597	$225,497
Non-controlling interests	44,616	44,616
Total equity	$269,213	$270,113
Total capitalization	$545,092	$545,992

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BUSINESS

History and Development of the Company

Logistic Properties of the Americas was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on October 9, 2023. The mailing address of the Company’s registered office is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and its telephone number is +1 506 2204-7020. The Company’s principal executive office address is 601 Brickell Key Drive, Suite 700, Miami, FL 33131 and its chief administrative office is Plaza Tempo, Edificio B Oficina B1, Piso 2 San Rafael de Escazú, San José, Costa Rica.

On the Closing Date, LPA consummated the previously announced Business Combination pursuant to the Business Combination Agreement. As a result, on the Closing Date (i) SPAC Merger Sub merged with and into TWOA, with TWOA surviving the merger and, in connection therewith, each issued and outstanding security of TWOA immediately prior to the Effective Time of the Mergers was automatically canceled and deemed no longer outstanding, in exchange for the right of each holder thereof to receive a substantially equivalent security of the Company; (ii) Company Merger Sub merged with and into LLP, with LLP surviving the merger and, in connection therewith, each issued and outstanding security of LLP immediately prior to the Effective Time was automatically cancelled and deemed no longer outstanding, in exchange for the right of each holder thereof to receive Ordinary Shares; and (iii) as a result of the Mergers, TWOA and LLP each became wholly-owned subsidiaries of LPA, and our Ordinary Shares were listed on NYSE American.

In connection with the Business Combination, on February 16, 2024, TWOA entered into the PIPE Subscription Agreement with the PIPE Subscriber pursuant to which the PIPE Subscriber purchased 1,500,000 PIPE Shares at a price of $10.00 per share, for an aggregate purchase price of $15,000,000, in a private placement that was consummated at the Effective Time. The PIPE Shares were converted into 1,500,000 Ordinary Shares in connection with the Mergers. In connection with the PIPE Investment, the PIPE Subscriber was granted certain customary resale registration rights and entered into the PIPE Lock-up Agreement, on the same terms as the Lock-Up Agreement. See “Ordinary Shares Eligible For Future Sale – Lock-up Restrictions” for a description of the terms of the PIPE Lock-Up Agreement.

Prior to the consummation of the Business Combination, LPA’s business was operated by LLP, a C-corporation organized under the laws of the Republic of Panama. LLP was originally incorporated as a limited liability company, as provided in Law. No 4 of 2009 by Public Deed No. 6409 dated April 29, 2015, and registered before the Public Registry of Panama on May 4, 2015. On January 13, 2021, LLP was converted into a C-corporation regulated by Law No. 32 of 1927, resolution duly registered before the Public Registry of Panama on January 13, 2021.

The Company’s principal website address is lpamericas.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov.

Our Mission

Our goal is to be the leading developer, owner and manager of logistics facilities of the future for Central and South America. Our mission is to provide logistics and industrial real estate solutions that enable the most efficient distribution of goods for a more environmentally conscious society.

Overview

We are a fully integrated, internally managed real estate company that develops, owns and manages a diversified portfolio of warehouse logistics assets in Central and South America. We focus on modern Class A logistics real estate in high growth and high barrier-to-entry markets that are undersupplied and have low penetration rates. We believe we are a leading institutional industrial, development and logistics platform in each of our three countries of operation today — Costa Rica, Colombia and Peru. We have significant expertise in designing and developing logistics assets, which we own, manage and lease on a long-term basis. Our strategic footprint and operational expertise enable us to provide our tenants with “last mile” distribution capabilities that are critical to logistics infrastructure and are well located to leverage strong e-Commerce and “nearshoring” trends.

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Our business model is designed to generate recurring revenue from long-term leases with creditworthy tenants, which we believe drives attractive unit economics. We believe our corporate structure provides us with the following advantages:

●	Investment focus: We have designed our business model to participate across the real estate value creation chain including (i) structuring and financing, (ii) development, (iii) lease-up and (iv) asset management, as opposed to REITs that are generally required to focus on stabilized or near stabilized properties;

●	Management fee structure: We manage our properties internally and do not charge management fees, which we believe better aligns our interests with investors, as opposed to the externally managed REIT model; and

●	Long term value creation: We develop and manage our assets with a focus on the quality of our real estate and maximizing its long-term value, as opposed to managing our development, operations and maintenance activities to achieve shorter term dividend targets.

●	As of June 30, 2024, our operating portfolio was comprised of 29 properties with a GLA of approximately five million square feet, a stabilized occupancy rate of 94.6% and weighted average remaining lease term of 5.3 years on our current leases. For the six months ended June 30, 2024, our revenue was $21.5 million and our loss was $34.0 million. For the year ended December 31, 2023, our revenue was $39.4 million and our profit was $7.2 million.

Our portfolio is comprised of Class A industrial warehouses that are well positioned to serve the key logistical functions of the growing e-Commerce market and nearshoring trade. Our properties are certified by EDGE Certified Foundation, a green building certification system sponsored by the IFC (International Finance Corporation), a member of the World Bank Group, and administered by GBCI (Green Business Certification Inc.), which promotes the development of sustainable buildings — both internally, with expansive floor capacity, natural light and sufficient height clearance levels, as well as externally, with shared truck maneuvering yards, optimized platforms and container parking. These modern specifications enable our tenants to drive operational efficiencies for timely delivery of their goods and implement highly advanced operational and logistics processes that enhance their ability to compete.

The following table presents a summary of our aggregate real estate portfolio as of June 30, 2024, December 31, 2023, and June 30, 2023:

	As of June 30, 2024	As of December 31, 2023	As of June 30, 2023(3)
Number of operating real estate properties	29	28	28
Operating GLA (sq. ft) (1)	4,965,171	4,618,806	4,615,743
Leased GLA (sq. ft) (2)	4,996,538	5,308,454	4,681,774
Number of tenants	50	53	53
Average rent per square foot	$7.87	$7.80	$7.07
Weighted average remaining lease term	5.3 years	5.3 years	5.1 years
Stabilized occupancy rate (% of GLA)	94.6%	100.0%	99.4%

(1)	“Operating GLA” refers to the GLA in operating properties. Operating properties are investment properties that have achieved a state of stabilization. We define stabilization as the earlier of the point at which a developed property has been completed for one year, or when it reaches a 90% occupancy rate.
(2)	“Leased GLA” refers to the area in operating properties and properties under development that are subject to a lease.
(3)	Excludes a held-for-sale investment property in Colombia with a Leased GLA of 289,000 square feet and which was occupied by one tenant.

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Core Geographies

Our portfolio is strategically located within key trade and logistics corridors in the capital cities of Costa Rica, Colombia and Peru. We target some of the most dynamic industrial markets with the lowest vacancy rates across the Class A logistics segment in Central and South America. These markets are generally characterized by strong GDP growth, population growth, and monetary and fiscal policies that attract multinational and regional corporations. Our asset base is geographically diversified with approximately 47.5%, 25.3% and 27.2% of our Operating GLA located in Costa Rica, Colombia and Peru, respectively, as of June 30, 2024. We believe this diversification mitigates economic, political and other risks and provides significant expansion opportunities in attractive geographies for our tenants. For further information regarding our principal markets, including a breakdown of total revenues by category of activity, geographic market and segments, and other factors material to the company’s business or profitability see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The below map indicates information regarding our current operations and expansion plans as of June 30, 2024:

SAN JOSE, COSTA RICA

Operating GLA (sq ft)	Development GLA (sq ft)	Land Reserves (acres)
2,358,693	157,444	-

BOGOTA, COLOMBIA

Operating GLA (sq ft)	Development GLA (sq ft)	Land Reserves (acres)
1,255,404	-	50.6

LIMA, PERU

Operating GLA (sq ft)	Development GLA (sq ft)	Land Reserves (acres)
1,351,074	165,915	39.2

MEXICO
Current Operations
Expansion Plans
PANAMA
ECUADOR
CHILE

Our Properties

Our properties consist of stabilized assets (which we define as properties that have reached GLA occupancy of approximately 90% in relation to the total GLA of such property or that have been completed for more than one year, whichever occurs first), properties that are in the development phase, and the land reserves we own or control.

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Stabilized Portfolio

The table below sets forth information regarding our real estate portfolio of stabilized assets as of and for the six months ended June 30, 2024.

Property	Location	Total GLA (sq ft)	Total GLA (sqm)	% of Portfolio GLA	Rental Revenue for the six months ended June 30, 2024 (USD in thousands)	% of Rental Revenue for the six months ended June 30, 2024 (USD in thousands)	First Year of Operations	Number of Buildings	Appraisal Value(1) as of June 30, 2024 (USD in thousands)
Costa Rica

Latam Logistic Park Coyol 1	San José, Coyol	831,328	77,233	16.7%	$4,087	19.5%	2016	5	$87,448
Latam Logistic Park Coyol 2	San José, Coyol	270,572	25,137	5.5%	$1,258	6.0%	2019	1	$29,083
Latam Logistic Park Coyol 3	San José, Coyol	92,031	8,550	1.9%	$594	2.8%	2020	1	$9,717
Latam Logistic Park Coyol 4	San José, Coyol	121,632	11,300	2.5%	$471	2.3%	2021	1	$11,442
Latam Bodegas Atenas	Atenas	48,685	4,523	1.0%	$231	1.1%	2019	1	$4,629
Latam Bodegas Aurora	Heredia	103,107	9,579	2.1%	$322	1.5%	2019	2	$6,824
Latam Bodegas San Joaquin	Heredia	90,923	8,447	1.8%	$451	2.2%	2019	2	$10,326
San Rafael Industrial Park	San Rafael	120,760	11,219	2.4%	$588	2.8%	2019	1	$13,549
Latam Logistic Park San José – Verbena	San José	679,655	63,142	13.7%	$3,394	17.4%	2022	4	$69,079
Colombia
Latam Logistic Park Calle 80	Bogota, Calle 80	1,255,404	116,631	25.3%	$4,359	20.8%	2019	5	$105,944
Peru
Latam Logistic Park Lima Sur	Lima, Lurin	1,351,074	125,519	27.1%	$4,931	23.6%	2019	6	$120,971

(1)	We value our portfolio on a quarterly basis utilizing an independent appraisal conducted by an independent appraiser.

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Properties Under Development

We pursue attractive development projects by leveraging our existing portfolio of strategic land positions to support our expansion strategy. We target locations that meet our investment criteria and support our multinational and regional tenant base, typically by developing assets that are specifically designed to meet their needs. As of June 30, 2024, 92.3% of our assets under development (by GLA) were pre-leased, which significantly mitigates our development risk. We target average yields-on-cost, which we define as Cash NOI to aggregate estimated investment, that are 200 to 300 basis points above our estimates of where similar stabilized assets trade. From a Return-on-Equity, or ROE, perspective, we target mid-to-high teens returns when we retain full ownership of the properties, and potentially higher returns when we partner through joint ventures. In order to manage our return profile, we typically use third-party developers under negotiated fixed price arrangements. As of June 30, 2024, we were developing two buildings across our markets, with expected GLA of 323,359 square feet.

The table below sets forth our portfolio of development assets as of June 30, 2024.

		Total Expected Investment			Investment to Date				Estimated
	Project GLA	Land and Infrastructure	Shell(1)	Total	Land and Infrastructure	Shell(1)	Total	Leased	Stabilization Date
	(sq ft)	(USD in thousands)			(USD in thousands)			(%)
Costa Rica	157,444	$3,768	$8,200	$11,968	$3,768	$7,816	$11,584	100%	July 2024
Peru	165,915	$7,419	$7,648	$15,067	$7,419	$7,565	$14,984	85%	December 2024

(1)	A shell is generally comprised of the primary structure, the building envelope (roof and façade), and related mechanical and supply systems including electricity, water and drainage.

Land Reserves

We intend to develop our land reserves over time based on our evaluation of the opportunities these reserves present, supply and demand and other market conditions, and the cost and availability of capital, among other factors. Although we have not entered into any material contracts or agreements with respect to the development of these reserves, we routinely conduct licensing and permitting activities to explore and preserve our options with respect to them. The table below sets forth our land reserves and development potential, as of June 30, 2024.

Location	Total Land Reserves	% of Total Land Reserves	Appraisal Value as of June 30, 2024	Estimated GLA to be Developed
	(acres)	(%)	(USD)	(sq ft)
Colombia	50.6	56.3%	$23,135,170	1,090,215
Peru	39.2	43.7%	$1,811,991	878,025

Our Competitive Strengths

We believe the following are our competitive strengths:

Pure play portfolio of Class A institutional logistics properties well suited for e-Commerce. Our high-quality logistics properties are well positioned to facilitate our tenants’ growing e-Commerce opportunities. As of December 31, 2023, e-Commerce comprised $0.4 billion, $5.1 billion, and $4.0 billion of annual sales across Costa Rica, Colombia and Peru, respectively, and is expected to grow by 11%, 12% and 7%, respectively, through 2026, according to Euromonitor. Retailers are increasingly shifting toward shipping “parcels” as opposed to “pallets” in order to meet rapidly evolving consumer purchasing behaviors. E-Commerce is generally characterized by greater stock keeping unit variety and therefore larger inventories, and it requires enhanced reverse logistics to handle greater return and exchange activity. As a result, multinational and regional companies are demanding logistics facilities that are particularly well suited for e-Commerce, like ours, that include specific features including high door-to-area ratios and load floor capacity, optimized distance between columns for efficient racking layouts, expansive truck maneuvering yards, security services and common area amenities and container parking. Our real estate assets have been designed and optimized to meet the needs of tenants seeking to drive their e-Commerce presence.

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Strong competitive position in strategic and underserved Central and South American markets. Our portfolio is strategically located in key parts of Central and South America that are well positioned to leverage the strengthening “nearshoring” trade. Global dynamics have led companies to reconsider their supply chains and explore ways to expand or relocate production facilities that are closer to their U.S. headquarters, production centers and end markets. We believe that Costa Rica and the other countries in which we operate will benefit from nearshoring dynamics as companies seek greater supply chain security and shorter shipping routes to minimize sensitivities to global disruptions in trade linkages. We believe we are a leading institutional platform developing and operating industrial real estate assets in our geographic footprint, providing us with a preferred position for multinational and regional companies seeking state-of-the-art logistics capabilities in these markets. We also believe that there is a shortage of land suitable for these facilities in our target markets, which barrier to entry provides us with a significant advantage against competitors.

Diversified tenant base and high occupancy rates. We have developed long-standing relationships with a well-diversified tenant base of leading multinational and regional companies across industries, including Alicorp, Kuehne & Nagel, Pequeño Mundo, Natura & Co, PriceSmart, Farmanova, Rex Cargo, Indurama, Samsung, and Ceva. As of June 30, 2024, we had 50 tenants, with a weighted average remaining lease term of over 5.3 years, which we actively manage to avoid a concentration of large expirations in any given year. Our tenants operate primarily in the consumer goods, third-party logistics and other retail sectors. Substantially all of our tenants have exposure to e-Commerce as part of their go-to-market and distribution models, regardless of end-market sector exposure. As of June 30, 2024, the occupancy rate of our stabilized portfolio was 94.6%, our largest tenant comprised approximately 7.9% of our rental revenue, and our top 10 tenants comprised of 47.7% of our rental revenue.

Localized development expertise and embedded growth from pre-stabilization properties. We have a strong track record of developing modern Class A industrial warehouse facilities in Costa Rica, Colombia and Peru. Through our development activities to date, we have built longstanding relationships with reputable local contractors and design consultants with extensive international supply chain expertise that complement our local country managers and other on-the-ground personnel. This established local presence provides us with valuable insights into regional contracting dynamics and jurisdictional regulations, which serve as barriers to entry for potential competitors. We utilize modular site layouts to facilitate efficient construction and shorten construction cycles, and we generally target development projects that support our existing tenant base. As of June 30, 2024, occupancy of our operating portfolio was 94.6% and approximately 92.3% of our assets under development (by GLA) were pre-leased, which significantly mitigates our development risk. As of June 30, 2024, we were developing two buildings with expected GLA of 323,359 square feet, which will contribute to our economies of scale and earnings prospects over time. We believe that the combination of our strategic portfolio of assets under development and land reserves, development expertise and track record, localized knowledge, and longstanding relationships with multinational and regional companies provide us with a significant competitive advantage.

Experienced management team. We have a seasoned management team led by Esteban Saldarriaga, our Chief Executive Officer, who has over 15 years of experience in Latin American real estate and finance. Mr. Saldarriaga developed a deep understanding of logistics solutions in underserved markets at Jaguar Growth Partners, a leading investment management firm focused on growth platforms in developing markets, and previously served in financial roles at J.P. Morgan and Ashmore. Paul Smith Marquez, our Chief Financial Officer, brings almost 30 years of experience in the accounting and finance profession to the LPA management team. Mr. Smith has served as CEO, CFO and board member of companies in the hospitality, real estate, wellness and logistics industries, and has led these companies through significant capital raising projects in Latin America. Annette Fernández, our Chief Operations Officer, is an experienced Latin American real estate financial management executive, formerly serving as VP of Financial Operations and Investor Relations for FIBRA Prologis. Our senior management team is supported by a team of industry experts with nearly 100 combined years of relevant experience across the key areas of industrial real estate development and operations, including real estate selection, land and property acquisition, design and engineering, development, government licensing and government relations, project management, marketing, sales and contract negotiation. We believe that this combination of industry, technical, operational and financial expertise positions us for success in the public markets.

Strong Environmental, Social and Governance commitment. Our mission is to provide logistics and industrial real estate solutions that enable the most efficient distribution of goods for a more environmentally conscious society. Sustainability is a fundamental part of our corporate culture, and we design our assets to minimize their environmental impact to enable our tenants achieve their sustainability goals. For example, all of the buildings developed by LPA comply with the high efficiency and environmental sustainability standards of the EDGE certification, and in Costa Rica and Peru we manage most of our development through the Ecological Blue Flag Program (Bandera Azul), a certification that acknowledges effort and volunteer work seeking to improve social and environmental conditions.

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Our Growth Strategy

Our goal is to be the leading developer, owner and manager of logistics facilities of the future for Central and South America. We intend to achieve this goal by implementing the following strategies:

Continue to drive operational excellence across our portfolio of Class A industrial facilities. We believe that closely collaborating with our tenants to provide high quality logistics real estate solutions drives occupancy and leasing for us. We intend to continue to design advanced real estate solutions based on our expertise and the strategic, commercial and environmental needs of our tenants. For example, we focus our development and upgrade efforts based on direct feedback from our tenants, including interior and exterior features that support efficient e-Commerce operations, that facilitate the effectiveness of our logistics solutions. We believe that this focus on continual upgrade and improvement will enable us to drive long-term economic value across our portfolio.

Develop our portfolio of pre-stabilized properties to expand our operating portfolio. We are actively developing additional high quality logistics real estate assets to leverage industry trends and demand from our tenants. As of June 30, 2024, we were developing two buildings across our markets, with expected GLA of 323,359 square feet. We target development locations that meet our investment criteria and support our existing multinational tenant base, typically by developing assets that are specifically designed to meet their needs. As of June 30, 2024, occupancy of our operating portfolio was 94.6% and approximately 92.3% of our assets under development (by GLA) were pre-leased, which significantly mitigates our development risk. We intend to continue to develop logistics properties in our target markets to serve our tenants and grow our operating portfolio.

Expand into complementary markets. We have designed our platform to serve tenants within attractive Central and South American markets beyond Costa Rica, Colombia and Peru. In the future, we intend to target markets such as Mexico, Panama, Ecuador and Chile that have attractive growth prospects and exhibit many of the same demographic, commercial, economic, regulatory and industrial real estate supply and demand characteristics that are present in our current markets of operation. Although no assurance can be made that we can execute our plans on commercially reasonable terms or at all, we believe that our potential opportunities for geographic expansion across Mexico, Panama, Ecuador and Chile represent, in the aggregate, approximately five times the GLA of our current stabilized portfolio. We believe these markets are core to our tenants’ regional logistics needs and are underpenetrated with respect to industrial GLA per capita.

As we enter new markets, we intend to seek experienced and reputable local partners to mitigate risk.

Pursue joint ventures and strategically acquire or control new locations. We have identified a large pipeline of potential acquisitions and joint venture partners for complementary assets in our current and complementary markets. We currently have identified over approximately 8.1 million square feet of GLA, which are under various stages of review, in Costa Rica, Peru, Colombia and complementary markets and which we continually review and evaluate. We intend to be opportunistic regarding strategic land, building and partner opportunities and will continue to be focused on pursuing opportunities that align with and leverage our expertise. We also believe that greater access to capital in the form of public equity and debt will accelerate our ability to pursue these opportunities.

Our Tenants

We have developed longstanding relationships with our well-diversified tenant base of leading multinational and regional companies. Our tenants operate in a wide range of industries, which we believe provides us with significant portfolio diversification. Our tenant base generally consists of companies with significant e-Commerce activities requiring specialized “last mile” distribution capabilities. As of June 30, 2024, we had 50 tenants, with no single tenant accounting for more than 10% of our total Leased GLA. Our weighted average remaining lease term as of June 30, 2024 was 5.3 years, and nearly 80% of our rental revenue for the six months ended June 30, 2024 was denominated in U.S. dollars.

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For the six months ended June 30, 2024, our ten largest tenants accounted for less than half of our rental income. The following table sets forth the information on our largest tenants for the six months ended June 30, 2024.

Tenant	Industry	Country	Share of Total Rental Revenue	Share of Total Leased GLA	Remaining Lease Term

Alicorp	Consumer Goods	Peru	7.9%	7.8%	4.5 years
Kuehne & Nagel	Third-Party Logistics	Costa Rica	6.7%	6.9%	4.3 years
Pequeño Mundo	Other Retail(1)	Colombia and Peru	5.9%	4.9%	5.0 years
Natura & Co	Consumer Goods	Peru and Costa Rica	4.9%	3.7%	4.4 years
PriceSmart	Other Retail	Costa Rica	4.4%	3.0%	13.8 years
Farmanova	Other Retail	Costa Rica	3.8%	2.2%	8.5 years
Rex Cargo	Third-Party Logistics	Costa Rica	3.6%	3.0%	3.6 years
Indurama	Consumer Goods	Peru	3.6%	3.4%	3.9 years
Samsung	Consumer Goods	Costa Rica	3.5%	3.6%	2.7 years
Ceva	Third-Party Logistics	Costa Rica	3.4%	4.0%	3.6 years

(1)	Other Retail includes tenants in the industry of E-commerce

We estimate that almost 90% of our Leased GLA as of June 30, 2024, served logistics needs for our tenants. The following table contains a breakdown of our tenants’ use for the six months ended June 30, 2024.

	For the six months ended June 30, 2024
Tenant use	Rental Revenue	Share of Total Rental Revenue	Share of Total Leased GLA
Consumer Goods	$7,448,337	34.9%	35.1%
Third-Party Logistics	$5,482,165	25.7%	29.5%
Other Retail(1)	$6,636,447	31.1%	24.5%

(1)	Other Retail includes tenants in the industry of E-commerce

Our stabilized assets have historically achieved high occupancy rates. The following table shows our stabilized occupancy rates as of June 30, 2024, December 31, 2023 and June 30, 2023.

Occupancy rate	As of June 30, 2024	As of December 31, 2023	As of June 30, 2023
Costa Rica	99.8%	100.0%	98.8%
Colombia	89.9%	100.0%	100.0%
Peru	90.0%	100.0%	100.0%
Aggregate stabilized portfolio	94.6%	100.0%	99.4%

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Our Leases

As of June 30, 2024, we had 75 leases in place. Our leases are typically for initial terms ranging from 5 to 10 years and generally grant our tenants renewal options for one or more additional terms of varying lengths. Our security deposits typically approximate one or two months of rent. We are responsible for latent defects in the properties, and we are typically required to perform structural maintenance periodically and as needed. Our leases entitle us to rescind the lease and collect rents that are due and owing if a tenant defaults on its rent payment obligation, vacates the property, or enters bankruptcy or insolvency proceedings (to the extent permitted under applicable local laws and regulations). We are also entitled to terminate the lease in the cases of:

●	failure by the tenant to comply with its payment obligations under the lease;

●	assignment or sublease without prior written consent, subject to exceptions under applicable laws;

●	unauthorized construction in, or modification of, the premises;

●	unauthorized use of the premises;

●	failure to comply with any applicable regulations where the premises are located;

●	obstruction of access for authorized inspections by us;

●	breach of any tenant obligation that remains uncured for more than 30 days;

●	strikes or other labor disturbances lasting longer than 60 days if the matter causes the tenant to breach its obligations under the lease, subject to exceptions under local law; and

●	creation of any lien over the premises or any portion thereof, or the filing of any claim derived from any work or installation carried out by the tenant or in its name.

We routinely inspect our properties and we proactively manage our relationships with our tenants. We strive to maintain regular dialogue with our tenants regarding their real estate intentions, and we actively manage our portfolio of leases to avoid large expirations in any given year in order to manage cash flows and mitigate re-leasing risk. The following table sets forth the expiration profile of our lease portfolio as of June 30, 2024:

Rent under our lease accrues monthly and is adjusted annually for inflation and is contractually indexed for inflation based on local or US consumer price index (“CPI”). Our tenants are typically responsible for the costs of improvements and structural modifications needed to tailor the facilities. We believe this investment responsibility increases our tenants switching costs and leads to strong occupancy rates for us. As of June 30, 2024, only one of our leases, the Grupo Vargas lease at our LLP Coyol III project, includes a purchase option on the property.

We have established rigorous tenant selection criteria, including minimum eligibility standards. We evaluate applicants based on their financial capacity and that of their guarantors, among other factors. As of June 30, 2024, approximately 67.1% of our leases were secured by guarantees or other credit support mechanisms. We maintain standard procedures to manage our past due rent portfolio and doubtful accounts, which vary based on the amount of the receivable, period outstanding and other considerations. As of June 30, 2024, 26 of our operating net lease receivables were outstanding for more than 90 days, totaling to an amount of less than $1.0 million.

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Development and Acquisition Activities

We actively develop logistics properties, analyze potential acquisitions of new land and building assets, and evaluate potential joint venture arrangements. We focus on Class A logistics facilities and target properties for development and acquisition in major population centers with established infrastructure.

We pursue development projects by leveraging our existing portfolio of strategic land positions. For our development activities, we target average yields-on-cost, which we define as Cash NOI to total estimated investment, that are 200 to 300 basis points above our estimates of where similar stabilized assets trade. From a Return-on-Equity, or ROE, perspective, we target mid-to-high teens returns when we retain full ownership of the properties, and potentially higher returns when we partner with fee-paying local partners through joint ventures.

In evaluating a particular real estate development or acquisition, both within our existing countries of operation and potential new markets, our management team conducts a thorough analysis of the characteristics of the property and the market in which it is located, including the:

●	strategic importance of the location relative to our existing and prospective tenant base;

●	location of the property relative to our existing footprint and where we have access to reputable personnel familiar with local market dynamics;

●	proximity of the asset in relation to existing or planned local infrastructure with convenient access to major transportation options;

●	favorable economic dynamics and tax and regulatory environments;

●	population density and population growth potential;

●	regional, market and property-specific supply and demand dynamics, including prevailing market rents and the potential for rent growth;

●	existing and potential competition from other property owners and operators;

●	barriers to entry and other property-specific competitive advantages;

●	quality of construction and design, and existing physical condition of the asset; and

●	opportunity to increase the property’s operating performance and value.

As part of our strategy, we intend to enter into joint ventures if we determine that doing so would be the most effective means of financing, developing or managing specific projects and to manage our exposure to different countries, submarkets and tenants.

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Organizational structure

The following diagram illustrates the structure of LPA as of the date hereof.

LPA Structure

Notes:

(1) LatAm Logistic Property Holdings, LLC owns the outstanding 1%, LatAm Logistic Properties SA owns the 99%

(2) 0.1% of the Peruvian Entities is owned by LatAmLogistic Property Holdings LLC, LatAm Logistic

Properties SA owns the 99.9%

Logistic Properties of the Americas
100%
TWO
100%
LatAm Logistic Properties SA
100%
LatAm Logistic Property Holdings, LLC
99% (1)
LatAm Logistic Pan HoldCo Medellin I SRL
100%
99% (1)
Logistic Property Asset Management SRL
99% (1)
LatAm Logistic Pan HoldCo Verbena Fase 2 SRL
99% (1)
LatAm Logistic Col Holdco I, SRL
Paul Garnier Rimolo
9.52%
American Art Center SA
2.38%
Monica Herrera Henriquez
11.90%
Grupo Hoda PIN SA
14.29%
Fiduciaria Grupo FGP SA
14.29%
47.62%
LatAm Logistic Pan Holdco Verbena II SRL
99% (1)
LatAm Logistic Pan Holdco SRL
50%
Catajose SA
25%
Inmobiliari a Ingoca SA
25%
LatAm Logistic Pan Holdco El Coyol II S de RL
99% (1)
LatAm Logistic CR Holdco I SRL
99% (1)
LatAm Logistic Pan HoldCo Cedis Rurales Costa Rica SRL
99% (1)
LatAm Logistic Pan Holdco Bodegas Los Llanos SRL
99% (1)
LatAm Logistic Pan Holdco San Joaquin I SRL
100%
LPA Corporate Sevices Inc.
99% (1)
LatAm Logistic SLV OPCO SA DE CV
LatAm Logistic Col OpCo SAS
Employees
100%
LatAm Logistic Col PropCo Cota 1 SAS
99.9% (2)
LatAm Logistic PER PropCo Lurin I SRL
LatAm Logistic PER OpCo SRL
Employees
99% (1)
LatAm Logistic PER PropCo Lurin II SRL
LatAm Logistic PER PropCo Lurin III SRL
40%
Parque Logistico Callao SRL
60%
Capia Asset Management SAC-Capia AMSAC
99% (1)
LatAm Logistic Pan Holdco Verbena I SRL
50%
3-102-784433 SRL
50%
Hacienda La Verbena SA
100%
LatAm CR Propco El Coyol Dos S de RL
100%
LatAm Logistic CR Propco Alajuela I SRL
100%
LatAm Logistic Propco Cedis Rurales Costa Rica SRL
100%
LatAm Logistic Propco Bodegas Los Llanos SRL
100%
LatAm Propco Bodegas San Joaquin SRL
100%
LatAm Logistic CR OpCo SRL
Employees
100%
LatAm Logistic CR Zona Franca S de RL
Partnership
Corporation
US Partnership / Local Corporation
US Disregarded / Local Corporation
Investors
Cayman Island Exempted Company
Panama
USA
Costa Rica
Perú
Colombia
El Salvador
Cayman Islands

Employees

As of June 30, 2024, we had a total of 31 employees, including 19 employees in Costa Rica, 5 employees in Colombia and 7 employees in Peru. We outsource our construction, engineering and project management and related activities, as well as maintenance of our properties, to third parties. As of June 30, 2024, none of our employees were affiliated with labor unions.

Environmental, Social and Governance Matters

Our mission is to provide logistics and industrial real estate solutions that enable the most efficient distribution of goods for a more environmentally conscious society. Sustainability is a key part of the core of our corporate culture, and we design our assets to minimize their environmental impact to enable our tenants achieve their sustainability goals. All of our warehouses comply with the high standards of efficiency and environmental sustainability, as designated by EDGE certification, which promotes the development of sustainable buildings with savings of at least 20% of potable water, electricity consumption and carbon footprint levels compared with conventional buildings. All our projects in Costa Rica are also registered with the Ecological Blue Flag Program (Bandera Azul), an award program that acknowledges effort and volunteer work seeking to improve social and environmental conditions.

Regulation

We are subject to laws, ordinances and regulations relating to, among other things, taxes, environmental matters, labor, equal opportunity, construction, occupational health and safety, civil and consumer protection and general building and zoning requirements in the various jurisdictions in which we operate. See “Risk Factors –Regulatory, Legal and Tax Factors Affecting Us –We are subject to governmental regulations.”

Our operations in Costa Rica must comply with a series of laws and regulations related to its economic activities. Our corporate structure includes various Costa Rican subsidiaries that must comply with corporate obligations such as tax payments, filings of declarations and additional compliance matters. Furthermore, LLP’s main economic activity involves the lease of industrial facilities subject to, among other regulations, the Leases Act (Ley General de Arrendamientos Urbanos y Suburbanos) which regulates the obligations and responsibilities of landlords, tenants and other general provisions for the lease agreements.

Our operations in Peru are governed by a set of legal frameworks and regulations specific to Peru. These include, but are not limited to, the General Law of Companies (Ley General de Sociedades), which outlines the requirements and obligations for companies with operations in Peru. Additionally, we must comply with tax regulations, labor laws, environmental regulations, municipal ordinances, and any other applicable laws and regulations related to industrial and logistics operations. In Peru, there is no specific legislation to regulate civil leases, so general civil leasing rules established in the Peruvian Civil Code apply to our lease agreements.

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In addition, Peru’s legal framework for real estate is also influenced by government policies and can be subject to changes in regulations, tax policies, and land use planning. These factors directly impact the operations and profitability of industrial and logistics real estate companies, including LPA. Judicial decisions regarding land ownership, property rights, contractual disputes, and environmental issues can also have significant implications for the sector.

The Colombian Civil Code regulates the real estate industry, and therefore LLP’s operations in Colombia. There is no specific branch of the Colombian government that governs the regulation of real estate, hence everything that concerns real estate is governed by the general principles of civil law of Colombia. LLP’s lease agreements are governed by financial and banking laws of Colombia. LLP is also subject to urban planning regulations in Colombia, which consist of a set of legal regulations and provisions aimed at organizing the development of urban and rural areas in the country. This includes the urban land use plans that define land use zones, density and building height regulations, as well as regulations on land use, construction standards, and permit acquisition procedures.

Insurance

We maintain insurance policies covering our properties against various risks, including general liability, earthquakes, floods, and business interruption. We determine the type of coverage and the policy specifications and limits based on what we deem to be the risks associated with our ownership of properties and our business operations in specific markets. That coverage typically includes property damage and rental loss insurance resulting from perils such as fire, windstorm, flood, and commercial general liability insurance. See “Risk Factors – Risks Relating to the Company’s Business and Operations”.

Legal Proceedings

The Company may, from time to time, and may in the future be, a party to certain claims and legal proceedings incidental to the normal course of the Company’s business. From time to time, LPA may be involved in various legal proceedings and subject to claims that arise in the ordinary course of business. Although the results of litigation and claims are inherently unpredictable and uncertain, LPA is not currently a party to any legal proceedings the outcome of which, if determined adversely to LPA, are believed to, either individually or taken together, have a material adverse effect on its business, operating results, cash flows or financial condition. Regardless of the outcome, litigation has the potential to have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

From time to time, we have been and in the future may become involved in litigation, investigations and other legal or administrative proceedings relating to claims arising from our operations, either in the normal course of business or not, or arising from violations or alleged violations of laws, regulations or acts. These may include, for example, tax assessments, claims relating to employee or employment matters, intellectual property matters, regulatory matters, contract, advertising and other claims, including proceedings with probable, possible and remote risks of loss.

In Peru, we have occasionally been a party to, and may also be in the future, party to administrative proceedings related to compliance with regulations on the protection of trademarks, notices, trade names, logos, and, in general, any distinctive sign owned by the company (Legislative Decree 1075, which approves Complementary Provisions to Decision 486 of the Andean Community Commission establishing the Common Regime on Industrial Property). Similarly, in the normal course of business, we may be affected by advertising practices that damage the company’s reputation, i.e., behaviors that qualify as acts of unfair competition, in accordance with the regulations set forth in Legislative Decree 1044, Unfair Competition Repression Act.

Our provisions are recorded pursuant to accounting rules, based on an individual analysis of each contingency by our internal and external legal counsel. We constitute provisions for proceedings that our external counsel evaluates as having a probable risk of loss. In cases where unfavorable decisions in claims involve substantial amounts, or if the actual losses are significantly higher than the provisions constituted, the aggregate cost of unfavorable decisions could have a significantly adverse effect on both our financial condition and operating results. Moreover, our management may be forced to dedicate time and attention to defend against these claims, which could prevent it from concentrating on our core business. Therefore, we cannot assure you that these or any of our other regulatory matters and legal proceedings, including any that may arise in the future, will not harm our reputation or materially affect our ability to conduct our business in the manner that we expect or otherwise materially adversely affect us should an unfavorable ruling occur, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

As of June 30, 2024 and December 31, 2023, we provisioned zero and $0.2 million, respectively, to legal proceedings to which we were a party. Legal proceedings are inherently unpredictable and subject to significant uncertainties. If one or more legal proceedings in which we are currently involved or may come to be involved were to result in a judgment against us in any reporting period for amounts that exceeded our management’s expectations, the impact on our results of operations or financial condition for that reporting period could be material.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For purposes of this section, “we,” “our,” “us”, “LPA” and the “company” refer to Logistic Properties of the Americas and all of its subsidiaries. The following discussion and analysis of the financial condition and results of operations should be read together with our Audited Consolidated Financial Statements and our Unaudited Condensed Consolidated Interim Financial Statements included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus. Our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

LPA was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on October 9, 2023. LPA is a fully-integrated, internally managed real estate company that develops, owns and manages a diversified portfolio of warehouse logistics assets in Central and South America. We focus on modern Class A logistics real estate in high growth and high barrier-to-entry markets that are undersupplied and have low penetration rates. We believe we are a leading institutional industrial, development and logistics platform in each of our three countries of operation today – Costa Rica, Colombia and Peru – which correspond to our reportable segments. We have significant expertise in designing and developing logistics assets, which we own, manage and lease on a long-term basis. Our strategic footprint and operational expertise enable us to provide our tenants with “last mile” distribution capabilities that are critical to logistics infrastructure and are well located to leverage strong e-Commerce and “nearshoring” trends.

Our business model is designed to generate recurring revenue from long-term leases with creditworthy tenants, which we believe drives attractive unit economics. We believe our corporate structure provides us with the following advantages:

●	Investment focus: We have designed our business model to participate across the real estate value creation chain including (i) structuring and financing, (ii) development, (iii) lease-up and (iv) asset management, as opposed to REITs that are generally required to focus on stabilized or near stabilized properties;

●	Management fee structure: We manage our properties internally and do not charge management fees, which we believe better aligns our interests with investors, as opposed to the externally managed REIT model; and

●	Long term value creation: We develop and manage our assets with a focus on the quality of our real estate and maximizing its long-term value, as opposed to managing our development, operations and maintenance activities to achieve shorter term dividend targets.

As of June 30, 2024, our operating portfolio was comprised of 29 properties with a GLA of approximately five million square feet, a stabilized occupancy rate of 94.6% and weighted average remaining lease term of 5.3 years on our current leases. For the six months ended June 30, 2024, our revenue was $21.5 million and our loss was $34.0 million. For the year ended December 31, 2023, our revenue was $39.4 million and our profit was $7.2 million.

Our portfolio is comprised of Class A industrial warehouses that are well positioned to serve the key logistical functions of the growing e-Commerce market and nearshoring trade. Our properties are certified by EDGE Certified Foundation, a green building certification system sponsored by the IFC (International Finance Corporation), a member of the World Bank Group, and administered by GBCI (Green Business Certification Inc.), which promotes the development of sustainable buildings — both internally, with expansive floor capacity, natural light and sufficient height clearance levels, as well as externally, with shared truck maneuvering yards, optimized platforms and container parking. These modern specifications enable our tenants to drive operational efficiencies for timely delivery of their goods and implement highly advanced operational and logistics processes that enhance their ability to compete.

Our high quality and diversified tenant base is comprised of leading multinational companies that operate primarily in the manufacturing, consumer retail, e-Commerce, consumer packaged goods, and business-to-business distribution sectors, including Alicorp, Kuehne & Nagel, Pequeño Mundo, Natura & Co, PriceSmart, Farmanova, Rex Cargo, Indurama, Samsung, and Ceva.

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The following table presents a summary of our aggregate real estate portfolio as of June 30, 2024, December 31, 2023, and June 30, 2023:

	As of June 30, 2024	As of December 31, 2023	As of June 30, 2023(3)
Number of operating real estate properties	29	28	28
Operating GLA (sq. ft) (1)	4,965,171	4,618,806	4,615,743
Leased GLA (sq. ft) (2)	4,996,538	5,308,454	4,681,774
Number of tenants	50	53	53
Average rent per square foot	$7.87	$7.80	$7.07
Weighted average remaining lease term	5.3 years	5.3 years	5.1 years
Stabilized occupancy rate (% of GLA)	94.6%	100.0%	99.4%

(1)	“Operating GLA” refers to the GLA in operating properties. Operating properties are investment properties that have achieved a state of stabilization. We define stabilization as the earlier of the point at which a developed property has been completed for one year, or when it reaches a 90% occupancy rate.
(2)	“Leased GLA” refers to the area in operating properties and properties under development that are subject to a lease.
(3)	Excludes a held-for-sale investment property in Colombia with a Leased GLA of 289,000 square feet and which was occupied by one tenant.

Our portfolio is well located and highly diversified, as shown below:

	As of June 30, 2024
	Total Operating GLA	% of Portfolio GLA	Number of Buildings
Costa Rica	2,358,693	48%	18
Colombia	1,255,404	25%	5
Peru	1,351,074	27%	6
Total	4,965,171	100%	29

	As of December 31, 2023
	Total Operating GLA	% of Portfolio GLA	Number of Buildings
Costa Rica	2,358,702	51%	18
Colombia	1,255,409	27%	5
Peru	1,004,695	22%	5
Total	4,618,806	100%	28

	As of June 30, 2023
	Total Operating GLA	% of Portfolio GLA	Number of Buildings
Costa Rica	2,355,647	51%	18
Colombia	1,255,404	27%	5
Peru	1,004,692	22%	5
Total	4,615,743	100%	28

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Our rental income for the three and six months ended June 30, 2024 and 2023 and for the years ended December 31, 2023, 2022, and 2021 is summarized in the tables below:

	For the Three Months Ended June 30, 2024		For the Three Months Ended June 30, 2023
	Rental Income(1)	% of Rental Income	Rental Income(1)	% of Rental Income
(US$)
Costa Rica	$5,992,920	54.7%	$5,481,962	54.9%
Colombia	$2,019,177	18.4%	$2,066,829	20.7%
Peru	$2,934,997	26.9%	$2,432,604	24.4%
Total	$10,947,094	100.0%	$9,981,395	100.0%

(1)	All leases in Costa Rica and Peru are denominated in U.S. Dollars while leases in Colombia are denominated in Colombian Pesos.

	For the Six Months Ended June 30, 2024		For the Six Months Ended June 30, 2023
	Rental Income(1)	% of Rental Income	Rental Income(1)	% of Rental Income
(US$)
Costa Rica	$11,648,737	54.5%	$10,733,379	55.9%
Colombia	$4,358,549	20.4%	$3,781,404	19.7%
Peru	$5,366,057	25.1%	$4,688,955	24.4%
Total	$21,373,343	100.0%	$19,203,738	100.0%

(1)	All leases in Costa Rica and Peru are denominated in U.S. Dollars while leases in Colombia are denominated in Colombian Pesos.

	For the Year Ended December 31, 2023		For the Year Ended December 31, 2022		For the Year Ended December 31, 2021
	Rental Income(1)	% of Rental Income	Rental Income(1)	% of Rental Income	Rental Income(1)	% of Rental Income
(US$)
Costa Rica	$22,029,141	56.0%	$17,849,043	56.0%	15,595,526	61.0%
Colombia	$8,038,441	20.4%	$5,690,569	17.8%	4,714,197	18.5%
Peru	$9,260,197	23.6%	$8,350,957	26.2%	5,244,208	20.5%
Total	$39,327,779	100.0%	$31,890,569	100.0%	25,553,931	100.0%

(1)	All leases in Costa Rica and Peru are denominated in U.S. Dollars while leases in Colombia are denominated in Colombian Pesos.

Business Combination

On March 27, 2024, LPA consummated the Business Combination pursuant to the Business Combination Agreement. As a result of the Business Combination, TWOA and LLP have each become wholly-owned subsidiaries of LPA, and LPA’s Ordinary Shares were listed on NYSE American under the symbol “LPA”. See Note 3 of the Unaudited Condensed Consolidated Interim Financial Statements for more details.

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Factors Affecting Our Results of Operations

Macroeconomic Conditions

Our business is significantly influenced by the general economic conditions in Costa Rica, Colombia, and Peru, which in turn affect our financial performance, portfolio value, and strategy execution. Changes in national, regional and global economic conditions can significantly impact us. Real estate markets are cyclical and are driven by investor perceptions of the overall economic outlook. Rising interest rates, reduced real estate demand, economic slowdowns, or recessions influence the real estate markets and any occurrence of these conditions could lead to weakened demand for our properties, decreased revenues, increased costs and lower asset values for us.

Factors such as currency devaluation, price instability, inflation, interest rate fluctuations, regulatory changes, taxation shifts, social and political unrest, and other economic developments can influence our outcomes, despite being beyond our control. Economic slowdowns, negative growth periods, increased inflation, or interest rates could reduce demand for our assets, lower their real value, or prompt a shift toward lower-quality assets.

Rental Income

Our primary revenue stream comes from investment property rental income. The rental income from our property portfolio depends on our ability to maintain high occupancy rates and grow by acquiring, developing, or expanding properties.

As of June 30, 2024, December 31, 2023, and June 30, 2023, the occupancy rates for our operating properties were 94.6%, 100.0%, and 99.4%, respectively. The rental income generated from our leased properties is influenced by our ability to collect rent payments according to lease agreements and our ability to raise rental rates. The growth in rental income also relies on our ability to acquire suitable properties meeting our investment criteria, develop them, and expand the GLA of existing properties where feasible. Future rental income could be affected by positive or negative trends in our tenants’ businesses and the regions where we operate.

Lease Expirations

Our results of operations are influenced by our ability to re-lease space before leases expire or promptly upon the expiration of a lease. Results are also affected by economic and competitive conditions in the markets where we operate as well as the desirability of our individual properties. We utilize a proactive leasing strategy, maintaining regular communication with tenants to understand the needs of their respective operations and frequently visiting properties. Continuous discussions with tenants involve their plans for existing space and potential expansions. Our senior management team uses their market insights to establish connections with potential local, regional, and national tenants that may complement our current tenant base. As of June 30, 2024, our existing asset lease contracts scheduled to expire in 2025 and 2026 represented 7.9% and 6.5%, respectively, of our Leased GLA.

Competition

We face local competition from other buyers, developers, and operators of industrial properties in Costa Rica, Colombia, and Peru. Some of these competitors strive to provide similar products and pursue properties in our target markets. Increased competition in the future could limit our ability to develop and acquire desired properties on favorable terms. Furthermore, increased competition might impact the occupancy rates of our properties, influencing our financial results. We could also face pressure to lower our rental rates or offer rent reductions, improvements, early termination privileges, or favorable lease renewal options to tenants in order to retain them upon lease expiration due to competitive pressures.

Property Operating Costs

Our property operating costs consist mainly of repairs and maintenance, property management, utility charges, property taxes, and other property-related costs. Most property operating costs are recovered through rental recovery fees charged to tenants. All of our leases are classified as operating leases. Furthermore, a significant portion of our leases are modified gross leases, which is a type of rental agreement where the tenant pays the base rent and a proportional share of certain investment property operating expenses. Although we can recover most of the investment property operating expenses, it is ultimately our responsibility to pay for the operating expenses.

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Inflation

Most of our leases contain provisions designed to mitigate the adverse impact of inflation. Rental income is typically adjusted annually and is contractually indexed for inflation based on local or US CPI. In addition, some contracts contain a fixed increase amount, which may differ from inflation. Furthermore, our leases could expose us to potential rises in non-reimbursable property operating expenses, which includes potential costs linked to vacant premises. Additionally, we believe that certain current rental rates within our leases due for renewal are below the current market rates for similar spaces. Upon renewal or re-leasing, adjustments to these rates to align with or approach current market levels may counterbalance the impact of inflationary expense pressures associated with our leased properties. We also have exposure to inflation with respect to our development portfolio, as increases in materials and other costs related to our development activities might make it more expensive to develop properties. In addition, an increase in inflation may increase the replacement value of our real estate assets, and as such, the development of new assets may be adversely impacted if corresponding rental rates do not have a similar increase.

Nearshoring Trends

Global events, such as the war in Ukraine as well as lingering effects of the COVID-19 pandemic, have led companies to rethink their supply chains and explore ways to expand or relocate production facilities that are closer to U.S. headquarters and end markets. As a result, the countries in which we operate might be positioned to benefit from strengthening nearshoring dynamics. This would result in greater supply chain security and reduce long shipping routes while minimizing sensitivities to global disruptions in trade linkages.

Development

Our business relies in part on the successful, on-time and on-budget development of new properties in order to increase GLA. We have a proven track record of executing our development strategy, however, our operations could be impacted by construction work delays, increased supply chain costs, shortage of qualified labor in our geographies or changes or difficulties in the permitting and regulatory environment.

Key Components of Operating Results

Revenue

LPA generates revenue through investment property rental income and development fees.

Investment property rental income primarily consists of rental payment from tenants through operating lease agreements. LPA’s leases qualify as operating leases, and LPA recognizes rental income on a straight-line basis. This is included as rental revenue on LPA’s condensed consolidated interim statements of profit or loss and comprehensive loss.

Development fees are determined in accordance with the terms specified on each arrangement with tenants. The fees are recognized as revenue when they are earned under the agreement with tenants. This is included in other revenue in LPA’s condensed consolidated interim statements of profit or loss and comprehensive loss.

Investment property operating expense

Investment property operating expense primarily includes the direct operating expenses of the property such as repairs and maintenance, property taxes, insurance, and utilities, among others. Property operating expenses are mostly recovered through the rental recoveries charged to the tenants.

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General and administrative expense

General and administrative expenses include personnel costs (e.g., salaries, bonuses, share-based payments, etc.) and related operating costs of the business support functions, including finance and accounting, legal, human resources, administrative, as well as services and professional fees, office expenses, and bank service charges.

Listing expense

Listing expense is recognized upon consummation of the Business Combination in accordance with IFRS 2, representing the difference in the fair value of the shares deemed to have been issued by the accounting acquirer and the fair value of the accounting acquiree’s identifiable net assets, which represents a service received by the accounting acquirer. See Note 3 of the Unaudited Condensed Consolidated Interim Financial Statements.

Investment property valuation gain

Investment property valuation gain is the investment properties’ change in fair value. The valuation analysis is performed by an external firm, which determines the fair market value of the investment properties. The fair market value of an investment property depends on the type of property. LPA holds operating properties, properties under development, and land.

Interest income from affiliates

Interest income from affiliates mainly consists of interest generated by issuing notes to related parties and key personnel. The main terms of the notes are payment of the balance at maturity including interest receivable, the possibility of early payments without penalty, guarantees over ordinary shares, and promissory notes.

Financing costs

Financing costs consist of interest expense, debt modification or extinguishment costs, costs of raising debt, and amortization expense of deferred financing costs. These costs include various fees and charges associated with the process of issuing debt, refinancing the debt, and other fees and commissions paid to third parties involved in the financing process. Debt modification or extinguishment gain or loss is incurred when a company modifies or terminates its debt terms before the scheduled maturity date. Interest expense represents the interest costs incurred through mortgage loans and bridge loans.

Net foreign currency gain (loss)

Net foreign currency consists of the net profit or loss generated through the settlement of monetary items or the translation of monetary items at rates different from those at which they were translated upon initial recognition.

Gain on sale of asset held for sale

Gain on sale of investment property consists of profit or loss recognized through disposal of LPA’s held-for-sale investment properties. The properties are carried at fair value prior to disposal. Disposals of LPA’s properties require a deduction of the cost of selling the property from the fair value price, which may result in a gain on the sale.

Other income

Other income consists of interest income from certificates of deposit accounts and installment payment receivables from the sale of investment properties, income in connection with certain lock-up release agreements that we entered into with certain non-affiliated shareholders in June 2024 (the “Lock-Up Release Agreements”), and other miscellaneous income.

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Other expenses

Other expenses consist of transaction-related costs in connection with the Business Combination, fees in connection with the Lock-Up Release Agreements, loss on disposition of property and equipment, and other miscellaneous expenses.

Income tax expense

Income tax expense refers to the amount of tax owed to the relevant tax authority. Income tax on the profit comprises current and deferred tax. Current tax is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted as of the reporting date, and any adjustments to tax payable in respect of previous periods. Deferred tax is recognized using the balance sheet liability method in accordance with IAS 12 on taxable temporary differences between the tax base and the accounting base of items included in the condensed consolidated interim statement of financial position of LPA.

LPA’s segments

LPA’s three reportable segments are the geographic regions LPA operates in: Colombia, Peru and Costa Rica. The three geographic segments primarily derive revenue from various operating lease agreements with tenants for the rental of investment properties. LPA’s portfolio is strategically located within key trade and logistics corridors in the capital cities of Costa Rica, Colombia and Peru to conduct commercial operations.

Costa Rica: As of June 30, 2024, Costa Rica is LPA’s largest reportable segment, with 18 buildings and an Operating GLA of 2.4 million square feet.

Colombia: As of June 30, 2024, Colombia has 5 buildings with an Operating GLA of 1.3 million square feet and a land reserve of 50.6 acres.

Peru: As of June 30, 2024, Peru has 6 buildings with an Operating GLA of 1.4 million square feet and a land reserve of 39.2 acres.

Revenue by segment

LPA management analyzes revenue by comparing actual monthly revenue to internal projections and prior periods across the operating segments in order to assess performance, identify potential areas for improvement, and determine whether the segments are meeting management’s expectations.

Segment Net Operating Income (NOI)

LPA management uses net operating income (“NOI”) by segment (“Segment NOI”) to assess financial performance at the segment level. Please see “Non-IFRS Financial Measures and Other Measures and Reconciliations” for more information around NOI and the reconciliation of NOI to the nearest IFRS measure.

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Results of operations for the three months ended June 30, 2024, compared to the three months ended June 30, 2023

The results of operations presented below should be reviewed in conjunction with the Unaudited Condensed Consolidated Interim Financial Statements. The following table presents information from our condensed consolidated interim statements of profit or loss and comprehensive income (loss) for the three months ended June 30, 2024 and 2023:

	For the three months ended June 30,
	2024	2023	$ Change	% Change
REVENUE
Colombia	$2,019,177	$2,066,829	$(47,652)	(2.3%	)
Peru	2,934,997	2,432,604	502,393	20.7%
Costa Rica	5,992,920	5,481,962	510,958	9.3%
Unallocated revenue	39,842	8,377	31,465	375.6%
Total revenues	10,986,936	9,989,772	997,164	10.0%

Investment property operating expense
Colombia	(291,240)	(258,873)	(32,367)	12.5%
Peru	(544,610)	(483,077)	(61,533)	12.7%
Costa Rica	(872,246)	(540,838)	(331,408)	61.3%
Total investment property operating expense	(1,708,096)	(1,282,788)	(425,308)	33.2%
General and administrative	(4,556,683)	(1,076,238)	(3,480,445)	323.4%
Investment property valuation gain	4,550,714	305,441	4,245,273	NM
Interest income from affiliates	—	158,113	(158,113)	NM
Financing costs	(5,808,977)	(12,134,876)	6,325,899	(52.1%	)
Net foreign currency (loss) gain	(158,361)	64,474	(222,835)	(345.6%	)
Gain on sale of asset held for sale	—	1,022,853	(1,022,853)	NM
Other income	10,837,729	52,917	10,784,812	NM
Other expenses	(1,172,442)	(54,225)	(1,118,217)	NM
Profit (loss) before taxes	12,970,820	(2,954,557)	15,925,377	NM
Income tax expense	(539,160)	(1,807,943)	1,268,783	(70.2%	)
PROFIT(LOSS) FOR THE PERIOD	$12,431,660	$(4,762,500)	$17,194,160	NM

NM – Not meaningful

Revenue: Revenue increased by $1.0 million, or 10.0%, to $11.0 million for the three months ended June 30, 2024 from $10.0 million for the three months ended June 30, 2023. This was primarily attributable to an increase of investment properties rental revenue of $0.9 million, and rental recoveries of $0.2 million. The $0.9 million increase in investment properties rental revenue is primarily attributable to the growth in Leased GLA, which expanded from 4.6 million square feet as of June 30, 2023, to 5.0 million square feet as of June 30, 2024, representing an 8.7% increase.

Colombia – Revenue in Colombia decreased by less than $0.1 million, or 2.3%, to $2.0 million for the three months ended June 30, 2024 from $2.1 million for the three months ended June 30, 2023. This was primarily attributable to a decrease of approximately 289,000 square feet of Leased GLA due to the sale of a building in Colombia during the fourth quarter of 2023. The decrease is partially offset by market increase in average rental price per square feet of 44.8% to existing tenants’ rent for properties in Colombia during the three months ended June 30, 2024 compared to June 30, 2023.

Peru – Revenue in Peru increased by $0.5 million, or 20.7%, to $2.9 million for the three months ended June 30, 2024 from $2.4 million for the three months ended June 30, 2023. This was primarily attributable to a total Leased GLA increase of approximately 324,000 square feet or 24.4% due to one building becoming operational and another building becoming partially leased during the three months ended June 30, 2024. The average rental price per square feet also increased by 3.2% during the three months ended June 30, 2024 compared to June 30, 2023. Such increase is partially offset by a termination of a lease in a building driving a vacancy of 66,000 square feet of GLA during the three months ended June 30, 2024 compared to June 30, 2023.

Costa Rica – Revenue in Costa Rica increased by $0.5 million, or 9.3%, to $6.0 million for the three months ended June 30, 2024 from $5.5 million for the three months ended June 30, 2023. This was primarily attributable to a total Leased GLA increase due to one building becoming operational in May 2023 and another building becoming partially leased during the three months ended June 2024.

Investment property operating expense: Investment property operating expense increased by $0.4 million, or 33.2%, to $1.7 million for the three months ended June 30, 2024 from $1.3 million for the three months ended June 30, 2023. This was primarily attributable to an increase of repair and maintenance expenses of $0.2 million, expected credit loss of $0.1 million, and other property related expenses of $0.1 million resulting from the increase in Operating GLA.

Colombia – Investment property operating expense in Colombia increased by less than $0.1 million, or 12.5%, to $0.3 million for the three months ended June 30, 2024, from $0.3 million for the three months ended June 30, 2023. This was primarily attributable to an increase in repair and maintenance expenses, property management expenses, and other property related expenses related to the incremental costs from two additional buildings during the three months ended June 30, 2024 compared to June 30, 2023.

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The investment property operating expense was 14.4% of revenue for the three months ended June 30, 2024, compared to 12.5% of revenue for the three months ended June 30, 2023. The Segment NOI was $1.7 million for the three months ended June 30, 2024, as compared to $1.8 million for the three months ended June 30, 2023. The increase in investment property operating expense as a percentage of revenue and the decrease in Segment NOI is primarily due to the sale of a building in Colombia during the fourth quarter of 2023, whose impact is partially offset by the market increase in rent for existing tenants during the three months ended June 30, 2024.

Peru – Investment property operating expense in Peru increased by less than $0.1 million, or 12.7%, to $0.5 million for the three months ended June 30, 2024, from $0.5 million for the three months ended June 30, 2023. This was primarily attributable to an increase in repair and maintenance expenses, property management expenses, and other property related expenses related to the incremental costs from two additional buildings during the three months ended June 30, 2024 compared to June 30, 2023.

The investment property operating expense was 18.6% of revenue for the three months ended June 30, 2024, compared to 19.9% of revenue for the three months ended June 30, 2023. The Segment NOI increased to $2.4 million for the three months ended June 30, 2024 from $1.9 million for the three months ended June 30, 2023. The decrease in investment property operating expense as a percentage of revenue was primarily due to the increase in revenue being higher than the increase in expenses associated with two additional properties during the three months ended June 30, 2024. The Segment NOI increase was also attributable to new revenues resulting from one building becoming operational and one building becoming partially leased during the three months ended June 30, 2024.

Costa Rica – Investment property operating expense in Costa Rica increased by $0.4 million, or 61.3%, to $0.9 million for the three months ended June 30, 2024, from $0.5 million for the three months ended June 30, 2023. This was primarily attributable to an increase in repair and maintenance expenses, property management expenses, and other property related expenses related to the incremental costs from two additional buildings during the three months ended June 30, 2024 compared to 2023.

The investment property operating expense was 14.6% of revenue for the three months ended June 30, 2024, compared to 9.9% of revenue for the three months ended June 30, 2023. The Segment NOI was $5.1 million for the three months ended June 30, 2024, as compared to $4.9 million for the three months ended June 30, 2023. The increase in investment property operating expenses as a percentage of revenue is primarily due to the increased property costs associated with the incremental costs from two additional buildings, along with the partial vacancy of one building during the three months ended June 30, 2024.

General and administrative: General and administrative increased by $3.5 million, or 323.4%, to $4.6 million for the three months ended June 30, 2024, from $1.1 million for the three months ended June 30, 2023. This was primarily attributable to the share-based payment compensation of $1.1 million related to the Restricted Stock Units (“RSUs”) issued to certain executives and directors in connection with the Business Combination. Additionally, we have incurred additional personnel costs of $0.6 million from the three months ended June 30, 2023 to the three months ended June 30, 2024 due to the employee headcount increase to 30 employees as of June 30, 2024 from 26 employees as of June 30, 2023. Further, we have incurred additional general and administrative expenses of $1.8 million related to legal and other professional services as a public company in the United States after the consummation of the Business Combination from the three months ended June 30, 2023 to the three months ended June 30, 2024.

Investment property valuation gain: Investment property valuation gain increased by $4.2 million to $4.6 million for the three months ended June 30, 2024, from $0.3 million for the three months ended June 30, 2023. The increase in the investment property valuation was primarily attributable to one building in Peru becoming operational and another building in Peru being partially leased during the three months ended June 30, 2024. Additionally, the market increases in rent for the Colombian properties has driven an increase in the fair value of the Colombian properties for the three months ended June 30, 2024. There were no significant changes in the properties during the three months ended June 30, 2023.

Interest income from affiliates: Interest income from affiliates decreased by $0.2 million to zero for the three months ended June 30, 2024, from $0.2 million for the three months ended June 30, 2023. The decrease is due to the settlement of the loan receivable from Latam Logistics Investments, LLC upon the closing of the Business Combination in March 2024.

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Financing costs: Financing costs decreased by $6.3 million, or 52.1%, to $5.8 million for the three months ended June 30, 2024, from $12.1 million for the three months ended June 30, 2023. This is primarily attributable to the refinancing of all outstanding loans with Banco Davivienda de Costa Rica, Banco Promerica de Costa Rica, S.A. and all loans except one with BAC Credomatic, S.A. (“BAC”), with Banco Nacional de Costa Rica, S.A. during the second quarter of 2023, which resulted in a loan extinguishment loss of $6.5 million in the three months ended June 30, 2023. Additionally, the decrease in financing costs was driven by the lowered interest rate following the refinancing of existing loans with BAC. The reduction was partially offset by an increase in the loan balance during the refinancing process.

Net foreign currency gain (loss): Net foreign currency gain (loss) decreased by $0.2 million or 345.6% to a $0.2 million loss for the three months ended June 30, 2024, from a less than $0.1 million gain for the three months ended June 30, 2023. This is related to the exchange rate fluctuations for the Colombian Pesos, Peruvian Soles, and Costa Rican Colones period over period.

Gain on sale of asset held for sale: Gain on sale of asset held for sale decreased by $1.0 million to zero for the three months ended June 30, 2024 from $1.0 million for the six months ended June 30, 2023. This was primarily attributable to one property that was sold during the three months ended June 30, 2023.

Other income: Other income increased by $10.8 million to $10.8 million for the three months ended June 30, 2024 from less than $0.1 million for the three months ended June 30, 2023. This was primarily attributable to the income of $9.8 million related to the Lock-Up Release Agreements. Additionally, there was an increase in interest income of $0.3 million related to the interest earned from installment payment receivables from the sale of a building in Colombia and certificates of deposit accounts. There was also an increase in other income of $0.6 million related to an adjustment in transaction costs in connection with the Business Combination in the three months ended June 30, 2024.

Other expense: Other expense increased by $1.1 million to $1.2 million for the three months ended June 30, 2024 from less than $0.1 million for the three months ended June 30, 2023. This was primarily attributable to fees in connection with the Lock-Up Release Agreements of $1.1 million for the three months ended June 30, 2024.

Income tax expense: Income tax expense decreased by $1.3 million, or 70.2%, to $0.5 million for the three months ended June 30, 2024 from $1.8 million for the three months ended June 30, 2023. This was primarily attributable to the change in deferred tax assets and liabilities related to fluctuations in currency translation for investment properties and debt, a movement in unrecognized deferred tax assets, alternative minimum tax in Colombia, and tax on intercompany dividends.

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Results of operations for the six months ended June 30, 2024, compared to the six months ended June 30, 2023

The results of operations presented below should be reviewed in conjunction with our Unaudited Condensed Consolidated Interim Financial Statements. The following table presents information from our condensed consolidated interim statements of profit or loss and comprehensive income (loss) for the six months ended June 30, 2024 and 2023:

	For the six months ended June 30,
	2024	2023	$ Change	% Change
REVENUE
Colombia	$4,358,549	$3,781,404	$577,145	15.3%
Peru	5,366,057	4,688,955	677,102	14.4%
Costa Rica	11,648,737	10,733,379	915,358	8.5%
Unallocated revenue	97,055	36,020	61,035	169.4%
Total revenues	21,470,398	19,239,758	2,230,640	11.6%

Investment property operating expense
Colombia	(533,765)	(469,376)	(64,389)	13.7%
Peru	(997,766)	(939,292)	(58,474)	6.2%
Costa Rica	(1,708,359)	(1,230,919)	(477,440)	38.8%
Total investment property operating expense	(3,239,890)	(2,639,587)	(600,303)	22.7%
General and administrative	(6,250,780)	(2,197,893)	(4,052,887)	184.4%
Listing expense	(44,469,613)	—	(44,469,613)	100.0%
Investment property valuation gain	9,749,988	10,276,377	(526,389)	(5.1%	)
Interest income from affiliates	302,808	314,488	(11,680)	(3.7%	)
Financing costs	(11,371,356)	(17,636,918)	6,265,562	(35.5%	)
Net foreign currency (loss) gain	(176,605)	229,772	(406,377)	(176.9%	)
Gain on sale of asset held for sale	—	1,022,853	(1,022,853)	(100.0%	)
Other income	11,148,259	99,510	11,048,749	NM
Other expenses	(7,344,817)	(138,422)	(7,206,395)	NM
Profit (loss) before taxes	(30,181,608)	8,569,938	(38,751,546)	(452.2%	)
Income tax expense	(3,846,518)	(2,759,558)	(1,086,960)	39.4%
PROFIT (LOSS) FOR THE PERIOD	$(34,028,126)	$5,810,380	$(39,838,506)	(685.6%	)

NM – Not meaningful

Revenue: Revenue increased by $2.2 million, or 11.6%, to $21.5 million for the six months ended June 30, 2024 from $19.3 million for the six months ended June 30, 2023. This was primarily attributable to an increase of investment properties rental revenue of $2.0 million, and rental recoveries of $0.3 million. The $2.0 million increase in investment properties rental revenue is primarily attributable to the growth in Leased GLA, which expanded from 4.6 million square feet as of June 30, 2023 to 5.0 million square feet as of June 30, 2024, representing an 8.7% increase.

Colombia – Revenue in Colombia increased by $0.6 million, or 15.3%, to $4.4 million for the six months ended June 30, 2024 from $3.8 million for the six months ended June 30, 2023. This was primarily attributable to a market increase in average rental price per square feet of 44.8% to existing tenants’ rent for properties in Colombia during the six months ended June 30, 2024 compared to June 30, 2023. Such increase was partially offset by a decrease of approximately 289,000 square feet of Leased GLA due to the sale of a building in Colombia during the fourth quarter of 2023.

Peru – Revenue in Peru increased by $0.7 million, or 14.4%, to $5.4 million for the six months ended June 30, 2024 from $4.7 million for the six months ended June 30, 2023. This was primarily attributable to a total Leased GLA increase of approximately 324,000 square feet or 24.4% due to one building becoming operational and another building becoming partially leased during the six months ended June 30, 2024. The average rental price per square feet also increased by 3.2% as of June 30, 2024 compared to June 30, 2023. Such increase is partially offset by the termination of a lease, resulting in a vacancy of 66,000 square feet of GLA during the six months ended June 30, 2024 compared to June 30, 2023.

Costa Rica - Revenue in Costa Rica increased by $0.9 million, or 8.5%, to $11.6 million for the six months ended June 30, 2024 from $10.7 million for the six months ended June 30, 2023. This was primarily attributable to a total Leased GLA increase due to one building becoming operational in May 2023 and another building becoming partially leased during the six months ended June 2024.

Investment property operating expense: Investment property operating expense increased by $0.6 million, or 22.7%, to $3.2 million for the six months ended June 30, 2024, from $2.6 million for the six months ended June 30, 2023. This was primarily attributable to an increase of repair and maintenance expenses of $0.2 million, property management expenses of $0.1 million, expected credit loss of $0.1 million, and other property related expenses of $0.2 million resulting from the increase in operating properties.

Colombia – Investment property operating expense in Colombia increased by less than $0.1 million, or 13.7%, to $0.5 million for the six months ended June 30, 2024, from $0.5 million for the six months ended June 30, 2023. This was primarily attributable to an increase in repair and maintenance expenses, property management expenses, and other property related expenses related to the incremental costs from two additional buildings during the six months ended June 30, 2024 compared to June 30, 2023.

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The investment property operating expense was 12.2% of revenue for the six months ended June 30, 2024, compared to 12.4% of revenue for the six months ended June 30, 2023. The Segment NOI was $3.8 million for the six months ended June 30, 2024, as compared to $3.3 million for the six months ended June 30, 2023. The decrease in investment property operating expense as a percentage of revenue and the increase in Segment NOI is primarily due to the market increase in rent for existing tenants during the six months ended June 30, 2024, and partially offset by a decrease in NOI from the sale of a building in Colombia during the fourth quarter of 2023.

Peru – Investment property operating expense in Peru increased by less than $0.1 million, or 6.2%, to $1.0 million for the six months ended June 30, 2024, from $0.9 million for the six months ended June 30, 2023. This was primarily attributable to an increase in repair and maintenance expenses, property management expenses, and other property related expenses related to the incremental costs resulting from two additional buildings becoming operational during the six months ended June 30, 2024 compared to June 30, 2023.

The investment property operating expense was 18.6% of revenue for the six months ended June 30, 2024, compared to 20.0% of revenue for the six months ended June 30, 2023. The Segment NOI was $4.4 million for the six months ended June 30, 2024, as compared to $3.7 million for the six months ended June 30, 2023. The decrease in investment property operating expenses as a percentage of revenue is primarily due to one building becoming operational and another building becoming partially leased during the six months ended June 30, 2024.

Costa Rica - Investment property operating expense in Costa Rica increased by $0.5 million, or 38.8%, to $1.7 million for the six months ended June 30, 2024, from $1.2 million for the six months ended June 30, 2023. This was primarily attributable to an increase in repair and maintenance expenses, property management expenses, and other property related expenses related to the incremental costs from two additional buildings during the six months ended June 30, 2024 compared to 2023.

The investment property operating expense was 14.7% of revenue for the six months ended June 30, 2024, compared to 11.5% of revenue for the six months ended June 30, 2023. The Segment NOI was $9.9 million for the six months ended June 30, 2024, as compared to $9.5 million for the six months ended June 30, 2023. The increase in investment property operating expenses as a percentage of revenue is primarily due to the increased property costs associated with the incremental costs from two additional buildings, along with the partial vacancy of one building during the six months ended June 30, 2024.

General and administrative: General and administrative increased by $4.1 million, or 184.4%, to $6.3 million for the six months ended June 30, 2024 from $2.2 million for the six months ended June 30, 2023. This was primarily attributable to the share-based payment compensation of $1.1 million related to the RSUs issued to certain executives and directors in connection with the Business Combination as well as the one-time cash bonus of $0.3 million granted to certain employees in connection with the Business Combination. Additionally, we have incurred additional personnel costs of $1.0 million from the six months ended June 30, 2023 to the six months ended June 30, 2024 due to the employee headcount increase to 30 employees as of June 30, 2024 from 26 employees as of June 30, 2023. Further, we have incurred additional general and administrative expenses of $1.7 million related to legal and other professional services as a public company in the United States after the consummation of the Business Combination from the six months ended June 30, 2023 to the six months ended June 30, 2024.

Listing expense: Listing expense increased by $44.5 million, or 100.0%, to $44.5 million for the six months ended June 30, 2024 from zero for the six months ended June 30, 2023. Such listing expense was recognized upon consummation of the Business Combination in accordance with IFRS 2, representing the difference in the fair value of the shares deemed to have been issued by the accounting acquirer and the fair value of the accounting acquiree’s identifiable net assets represents a service received by the accounting acquirer. See Note 3 of the Unaudited Condensed Consolidated Interim Financial Statements.

Investment property valuation gain: Investment property valuation gain decreased by $0.5 million, or 5.1%, to $9.7 million for the six months ended June 30, 2024 from $10.3 million for the six months ended June 30, 2023. The greater investment property gain during the six months ended June 30, 2023 was primarily attributable to two buildings in Costa Rica becoming operational during the period. During the six months ended June 30, 2024, the investment property gain was driven by one building in Peru becoming operational and another building being partially leased during the period.

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Interest income from affiliates: Interest income from affiliates decreased by less than $0.1 million, or 3.7%, to $0.3 million for the six months ended June 30, 2024 from $0.3 million for the three months ended June 30, 2023. The decrease was due to the settlement of the loan receivable from Latam Logistics Investments, LLC upon the closing of the Business Combination in March 2024.

Financing costs: Financing costs decreased by $6.3 million, or 35.5%, to $11.4 million for the six months ended June 30, 2024 from $17.6 million for the six months ended June 30, 2023. This was primarily attributable to the refinancing of all outstanding loans with Banco Davivienda de Costa Rica, Banco Promerica de Costa Rica, S.A. and all loans except one with BAC, with Banco Nacional de Costa Rica, S.A. during the second quarter of 2023, which resulted in a loan extinguishment loss of $6.5 million in the six months ended June 30, 2023. Additionally, the decrease in interest expense was driven by the lowered interest rate following the refinancing of existing loans with BAC. The reduction was partially offset by an increase in the loan balance during the refinancing process.

Net foreign currency gain (loss): Net foreign currency gain (loss) decreased by $0.4 million, or 176.9%, to a $0.2 million loss for the six months ended June 30, 2024 from a $0.2 million gain for the six months ended June 30, 2023. This was related to the exchange rate fluctuations for the Colombian Pesos, Peruvian Soles, and Costa Rican Colones period over period.

Gain on sale of asset held for sale: Gain on sale of asset held for sale decreased by $1.0 million, or 100.0%, to zero for the six months ended June 30, 2024 from $1.0 million for the six months ended June 30, 2023. This was primarily attributable to one property that was sold during the six months ended June 30, 2023.

Other income: Other income increased by $11.0 million to $11.1 million for the six months ended June 30, 2024 from $0.1 million for the six months ended June 30, 2023. This was primarily attributable to the income of $9.8 million related to the Lock-Up Release Agreements. Additionally, there was an increase in interest income of $0.6 million related to the interest earned from installment payment receivables from the sale of a building in Colombia and certificates of deposit accounts. There was also an increase in other income of $0.6 million related to an adjustment in transaction costs in connection with the Business Combination in the six months ended June 30, 2024.

Other expense: Other expense increased by $7.2 million to $7.3 million for the six months ended June 30, 2024 from $0.1 million for the six months ended June 30, 2023. This was primarily attributable to transaction-related costs in connection with the Business Combination (excluding the listing expenses described above) of $6.2 million for the six months ended June 30, 2024, and the fees in connection with the Lock-Up Release Agreements of $1.1 million for the six months ended June 30, 2024.

Income tax expense: Income tax expense increased by $1.1 million, or 39.4%, to $3.8 million for the six months ended June 30, 2024 from $2.8 million for the six months ended June 30, 2023. This was primarily attributable to the change in deferred tax assets and liabilities related to fluctuations in currency translation for investment properties and debt, a movement in unrecognized deferred tax assets, alternative minimum tax in Colombia, and tax on intercompany dividends.

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Results of Operations for the year ended December 31, 2023 compared to the year ended December 31, 2022

The results of operations presented below should be reviewed in conjunction with our Audited Consolidated Financial Statements. The following table presents information from our consolidated statements of profit or loss for the years ended December 31, 2023 and 2022:

	For the Year Ended December 31,
	2023	2022	$ Change	% Change
REVENUE
Colombia	$8,038,441	$5,690,569	$2,347,872	41.3%
Peru	9,260,197	8,350,957	909,240	10.9%
Costa Rica	22,029,141	17,849,043	4,180,098	23.4%
Other	108,564	92,998	15,566	16.7%
Total revenues	39,436,343	31,983,567	7,452,776	23.3%

Investment property operating expense
Colombia	(989,404)	(599,084)	(390,320)	65.2%
Peru	(1,476,086)	(1,288,280)	(187,806)	14.6%
Costa Rica	(2,677,460)	(3,520,075)	842,615	(23.9%	)
Total investment property operating expense	(5,142,950)	(5,407,439)	264,489	(4.9%	)
General and administrative	(8,508,862)	(4,609,195)	(3,899,667)	84.6%
Investment property valuation gain	20,151,026	3,525,692	16,625,334	471.5%
Interest income from affiliates	664,219	561,372	102,847	18.3%
Financing costs	(31,111,064)	(11,766,726)	(19,344,338)	164.4%
Net foreign currency gain	284,706	299,762	(15,056)	(5.0%	)
Gain (loss) on sale of investment properties	1,165,170	(398,247)	1,563,417	(392.6%	)
Gain on sale of asset held for sale	1,022,853	—	1,022,853	100.0%
Other income	307,822	100,127	207,695	207.4%
Other expenses	(6,132,636)	(611,173)	(5,521,463)	NM
Profit before taxes	12,136,627	13,677,740	(1,541,113)	(11.3%	)
Income tax expense	(4,980,622)	(2,236,507)	(2,744,115)	122.7%
PROFIT FOR THE YEAR	$7,156,005	$11,441,233	$(4,285,228)	(37.5%	)

NM – Not meaningful

Revenue: Rental revenue increased by $7.5 million, or 23.3%, to $39.4 million for the year ended December 31, 2023 from $32.0 million for the year ended December 31, 2022. This was primarily attributable to:

●	a $6.9 million increase in rental revenue is primarily attributable to the growth in Occupied GLA, which expanded from 4.3 million square feet as of December 31, 2022 to 4.8 million square feet as of December 31, 2023, representing an 8% increase in GLA increase and $4.8 million of increase in rental revenue. Increase in rental revenue is contributed by an increase in rental price per square foot from December 31, 2022 representing an increase of $0.6 million year over year. Additionally, there were three properties stabilized during the second half of 2022 that had a full year of revenue during the year ended December 31, 2023 representing an increase of $1.5 million in rental revenue during fiscal year 2023. The increase in Occupied GLA can be attributed to each segment;
●	a $0.8 million increase in rental recoveries is primarily due to the increase in rental recovery fees related to common area maintenance and utilities in Colombia, Peru and Costa Rica of $0.3 million, $0.1 million and $0.4 million, respectively, due to the increase in Occupied GLA from the year ended December 31, 2022

Colombia – Revenue in Colombia increased by $2.3 million, or 41.3%, to $8.0 million for the year ended December 31, 2023 from $5.7 million for the year ended December 31, 2022. This was primarily attributable to the establishment of two buildings in Colombia which contributed to a total Occupied GLA increase. This increase was partially offset by the decrease in Occupied GLA due to a building being sold in 2023. Overall, the total Occupied GLA increased by 0.4 million square feet or 47% as of December 31, 2023 compared with December 31, 2022. In addition, the average rental price per square feet increased by 9% as of December 31, 2023 compared with December 31, 2022.

Peru – Revenue in Peru increased by $0.9 million, or 10.9%, to $9.3 million for the year ended December 31, 2023 from $8.4 million for the year ended December 31, 2022. This was primarily attributable to the average rental price per square feet increasing by 17% as of December 31, 2023 compared with December 31, 2022.

Costa Rica - Revenue in Costa Rica increased by $3.9 million, or 21.8%, to $21.7 million for the year ended December 31, 2023 from $17.8 million for the year ended December 31, 2022. This was primarily attributable to the establishment of three buildings for a total Occupied GLA increase of approximately 0.3 million square feet or 14%. Additionally, there were two properties stabilized during the second half of 2022 that had a full year of revenue during the year ended December 31, 2023. The average rental price per square feet remained relatively stable from 2022 to 2023.

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Investment property operating expense: Investment property operating expense decreased by $0.3 million or 4.6%, to $5.1 million for the year ended December 31, 2023 from $5.4 million for the year ended December 31, 2022. This was primarily attributable to a decrease of $1.6 million in expected credit loss due to one tenant experiencing financial difficulties, resulting in a one-time expected credit loss expense in 2022. This was offset by an increase of repairs and maintenance of $0.7 million, real estate taxes and other property related expenses of $0.6 million.

Colombia – Investment property operating expense in Colombia increased by $0.4 million, or 65.2%, to $1.0 million for the year ended December 31, 2023 from $0.6 million for the year ended December 31, 2022. This was primarily attributable to an increase in repairs and maintenance, real estate taxes and other property related expenses, and property management expenses resulting from two additional buildings being in operation during the year ended December 31, 2023 compared to the year ended December 31, 2022. Additionally, there was an increase in real estate taxes due to a reassessment that occurs every five years.

The investment property operating expense was 12.3% of revenue for the year ended December 31, 2023 compared to 10.5% of revenue for the year ended December 31, 2022. The Segment NOI was $7.0 million for the year ended December 31, 2023 as compared to $5.1 million for the year ended December 31, 2022. This change is primarily due to property operating expenses increasing at a slightly higher rate than revenue due to two buildings being completed during the period, which results in slightly lower margins while the building becomes fully operational, offset by the increase in average rental price per square foot.

Peru – Investment property operating expense in Peru increased by $0.2 million, or 14.6%, to $1.5 million for the year ended December 31, 2023 from $1.3 million for the year ended December 31, 2022. This was primarily attributable to an increase in repairs and maintenance, real estate taxes and other property related expenses, and property management expenses during the year ended December 31, 2023 as compared to the year ended December 31, 2022.

The investment property operating expense was 15.9% of revenue for the year ended December 31, 2023 compared to 15.4% of revenue for the year ended December 31, 2022. The slight increase was primarily due to additional real estate taxes being accrued for a reassessment. The Segment NOI was $7.8 million for the year ended December 31, 2023 as compared to $7.1 million for the year ended December 31, 2022.

Costa Rica - Investment property operating expense in Costa Rica decreased by $0.8 million, or 23.9%, to $2.7 million for the year ended December 31, 2023 from $3.5 million for the year ended December 31, 2022. This was primarily attributable to a decrease of expected credit loss due to a tenant who was experiencing financial difficulties during 2022 which did not reoccur in 2023, offset by an increase in repairs and maintenance, real estate taxes and other property related expenses, and property management expenses resulting from three more properties becoming stabilized during the year ended December 31, 2023 as compared to the year ended December 31, 2022.

The investment property operating expense was 12.2% of revenue for the year ended December 31, 2023 compared to 19.7% of revenue for the year ended December 31, 2022. The Segment NOI was $19.4 million for the year ended December 31, 2023 as compared to $14.3 million for the year ended December 31, 2022. This is primarily due to revenue increasing at a higher rate than operating expenses primarily driven by the decrease in expected credit loss from the year ended December 31, 2022 to the year ended December 31, 2023.

General and administrative: General and administrative increased by $3.9 million or 84.6%, to $8.5 million for the year ended December 31, 2023 from $4.6 million for the year ended December 31, 2022. This was primarily attributable to an increase of audit fees of $2.0 million, legal services fees of $0.8 million related to the merger with TWOA, and a remaining $1.1 million variance related to accounts that are immaterial on the individual level.

Investment property valuation gain: Investment property valuation gain increased by $16.6 million or 471.5%, to $20.2 million for the year ended December 31, 2023 from $3.5 million for the year ended December 31, 2022. The increase in valuation gain primarily relates to the development and stabilization of multiple investment properties from December 31, 2022 to December 31, 2023, as there is an increase in value that occurs when a property changes from land bank to properties under development, and from properties under development to operating properties. The $16.9 million increase is mainly driven by the fair value gain of $4.9 million for the properties in Peru, $9.1 million increase in fair value for the properties in Colombia, and a $2.6 million increase in fair value for the properties in Costa Rica. The increases are also attributed to various valuation inputs and assumptions such as increase in rental revenue and CPI year over year. The fair value change of the corresponding investment properties was further discussed in Note 12 to our Audited Consolidated Financial Statements included in this prospectus.

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Interest income from affiliates: Interest income from affiliates increased by $0.1 million or 18.3%, to $0.6 million for the year ended December 31, 2023 from $0.5 million for the year ended December 31, 2022 primarily due to an increase in the related party loan balances.

Financing costs: Financing costs increased by $19.3 million or 164.4%, to $31.1 million for the year ended December 31, 2023 from $11.8 million for the year ended December 31, 2022. This was primarily attributable to an increase in interest expenses of $7.7 million due to an increase in the debt balance. There were also loan extinguishment losses of $8.3 million in the year ended December 31, 2023 and a $3.5 million decrease in loan modification gains from the year ended December 31, 2022. Additionally, there was an increase in general financing costs relating to the refinancing and issuance of new loans during the year ended December 31, 2023.

Net foreign currency gain: Net foreign currency gain remained stable at $0.3 million for the years ended December 31, 2023 and 2022.

The following table summarizes the foreign currency exchange rates for the U.S. dollar as of December 31, 2023 and 2022:

		As of December 31,
		Exchange Rate
		2023		2022

Costa Rican Colones	CRC	527	CRC	602
Peruvian Soles	PEN	3.713	PEN	3.820
Colombian Pesos	COP	3,822	COP	4,810

Gain (loss) on sale of investment properties: Gain on sale of investment properties increased by $1.6 million or 392.6%, to $1.2 million for the year ended December 31, 2023, compared to a loss of $0.4 million for the year ended December 31, 2022. During the year ended December 31, 2023, we sold a building in Colombia and recorded a gain of $1.2 million. The year ended December 31, 2022 had a loss of $0.4 million relating to the disposal of two operating properties.

Gain on sale of assets held for sale: Gain on sale of assets held for sale increased by $1.0 million or 100.0%, to $1.0 million for the year ended December 31, 2023. This was due to the sale of land inventory during the year ended December 31, 2023, which resulted in a gain of $1.0 million.

Other income: Other income increased by $0.2 million or 207.4%, to $0.3 million for the year ended December 31, 2023 from $0.1 million for the year ended December 31, 2022. This was primarily due to a $0.2 million increase in interest income earned on certificate of deposit accounts.

Other expense: Other expense increased by $5.5 million to $6.1 million for the year ended December 31, 2023 from $0.6 million for the year ended December 31, 2022. This was primarily attributable to the professional service fees associated with our merger with TWOA totaling $5.8 million, offset by a $0.4 million decrease in legal reserve.

Income tax expense: Income tax expense increased by $2.7 million or 122.7%, to $5.0 million for the year ended December 31, 2023 from $2.2 million for the year ended December 31, 2022. The increase is attributable to an increase in withholding tax of $2.8 million, an increase in the foreign rate differential of $1.4 million, and an increase in alternative minimum tax in Colombia of $1.2 million, offset by a decrease in the impact of tax expense attributable to exchange gain or loss of $1.2 million, a decrease of $0.6 million for other tax expense changes, a decrease in $0.4 million in total tax expense calculated at Costa Rica’s statutory tax rate, and a decrease of $0.5 million in tax expense attributable to the change in unrecognized deferred tax assets. This resulted in an increase in the effective tax rate from 16.4% for fiscal year ended 2022 to 41.0% for the fiscal year ended 2023.

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Results of Operations for the year ended December 31, 2022 compared to the year ended December 31, 2021

The results of operations presented below should be reviewed in conjunction with our Audited Consolidated Financial Statements. The following table presents information from our consolidated statements of profit or loss for the years ended December 31, 2022 and 2021:

	For The Year Ended December 31,
	2022	2021	$ Change	% Change
REVENUE
Colombia	$5,690,569	$4,714,197	$976,372	20.7%
Peru	8,350,957	5,244,208	3,106,749	59.2%
Costa Rica	17,849,043	15,595,526	2,253,517	14.4%
Other	92,998	42,142	50,856	120.7%
Total revenues	31,983,567	25,596,073	6,387,494	25.0%

Investment property operating expense
Colombia	(599,084)	(454,333)	(144,751)	31.9%
Peru	(1,288,280)	(1,037,161)	(251,119)	24.2%
Costa Rica	(3,520,075)	(2,595,871)	(924,204)	35.6%
Total investment property operating expense	(5,407,439)	(4,087,365)	(1,320,074)	32.3%
General and administrative	(4,609,195)	(5,394,201)	785,006	(14.6%	)
Investment property valuation gain	3,525,692	12,610,127	(9,084,435)	(72.0%	)
Interest income from affiliates	561,372	424,838	136,534	32.1%
Financing costs	(11,766,726)	(9,799,558)	(1,967,168)	20.1%
Net foreign currency gain (loss)	299,762	(707,570)	1,007,332	(142.4%	)
Loss on sale of investment properties	(398,247)	—	(398,247)	100.0%
Other income	100,127	151,391	(51,264)	(33.9%	)
Other expenses	(611,173)	(1,367,647)	756,474	(55.3%	)
Profit before taxes	13,677,740	17,426,088	(3,748,348)	(21.5%	)
Income tax expense	(2,236,507)	(8,756,703)	6,520,196	(74.5%	)
PROFIT FOR THE YEAR	$11,441,233	$8,669,385	$2,771,848	32.0%

Revenue: Rental revenue increased by $6.4 million, or 25.0%, to $32.0 million for the year ended December 31, 2022 from $25.6 million for the year ended December 31, 2021. This was primarily attributable to:

●	an increase of $6.3 million in rental income from increase in the number of tenants and Occupied GLA. The number of tenants increased from 45 for the year ended December 31, 2021 to 50 for the year ended December 31, 2022, and expansion of Occupied GLA from existing tenants resulted in a 26.8% increase in Occupied GLA. Primary drivers include increase of $1.9 million related to the stabilization of two buildings in Costa Rica which increased Occupied GLA by 369,482 square feet and an increase of $2.0 million is related to the stabilization of two buildings in Peru which increased Occupied GLA by 335,812 square feet.
●	an increase of $0.3 million in rental income resulting from increases on rent from adjustments for inflation in accordance with our leases;
●	an increase of $0.2 million resulting from the reimbursement of expenses paid by us on behalf of our customers and accounted for under rental income;
●	and an increase of $0.1 million due to an increase in third party development fees.

This increase was partially offset by:

●	a decrease of $0.6 million in rental income from leases that expired and were not renewed in 2022.

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Colombia – Revenue in Colombia increased by $1.0 million, or 20.7%, to $5.7 million for the year ended December 31, 2022 from $4.7 million for the year ended December 31, 2021. This was primarily attributable to a 20.5% increase in leased square feet from December 31, 2021 to December 31, 2022.

Peru – Revenue in Peru increased by $3.1 million, or 59.2%, to $8.3 million for the year ended December 31, 2022 from $5.2 million for the year ended December 31, 2021. This was primarily attributable to a 5.7% increase in leased square feet from December 31, 2021 to December 31, 2022, as well as three properties that were operating for the full year ended December 31, 2022 as construction was completed during 2021.

Costa Rica - Revenue in Costa Rica increased by $2.3 million, or 14.4%, to $17.9 million for the year ended December 31, 2022 from $15.6 million for the year ended December 31, 2021. This was primarily attributable to a 17.1% increase in leased square feet from December 31, 2021 to December 31, 2022, as well as the increase in the number of real estate properties that were operating for the full year which increased from 11 during the year ended December 31, 2021 to 13 during the year ended December 31, 2022.

Investment property operating expense: Investment property operating expense increased by $1.3 million or 32.3%, to $5.4 million for the year ended December 31, 2022 from $4.1 million for the year ended December 31, 2021. This was primarily attributable to an increase of repairs and maintenance of $0.4 million, real estate taxes and other property related expenses of $0.2 million, and property management expenses of $0.3 million resulting from the growth in operating properties. In addition, there was an increase of $0.4 million in expected credit loss due to one tenant experiencing financial difficulties which was resolved subsequently in 2023.

Colombia – Investment property operating expense in Colombia increased by $0.1 million, or 31.9%, to $0.6 million for the year ended December 31, 2022 from $0.5 million for the year ended December 31, 2021. This was primarily attributable to an increase in repairs and maintenance, real estate taxes and other property related expenses, and property management expenses resulting from one property, previously under development, becoming operational during the year ended December 31, 2022.

The investment property operating expense was 10.5% of revenue for the year ended December 31, 2022 compared to 9.6% of revenue for the year ended December 31, 2021. The Segment NOI was $5.1 million for the year ended December 31, 2022 as compared to $4.3 million for the year ended December 31, 2021. This change is primarily a result of an overall increase in operating costs from certain properties becoming stabilized during the year ended December 31, 2022.

Peru – Investment property operating expense in Peru increased by $0.3 million, or 24.2%, to $1.3 million for the year ended December 31, 2022 from $1.0 million for the year ended December 31, 2021. This was primarily attributable to an increase in repairs and maintenance, real estate taxes and other property related expenses, and property management expenses resulting from the increase in the number of properties that became operating properties during the year ended December 31, 2022 as compared to the year ended December 31, 2021.

The investment property operating expense was 15.4% of revenue for the year ended December 31, 2022 compared to 19.8% of revenue for the year ended December 31, 2021. The Segment NOI was $7.1 million for the year ended December 31, 2022 as compared to $4.2 million for the year ended December 31, 2021. The change was primarily due to rental revenue increases as a result of inflation, rental recoveries charged to tenants starting in the year ended December 31, 2022, and more properties becoming stabilized in 2022.

Costa Rica - Investment property operating expense in Costa Rica increased by $0.9 million, or 35.6%, to $3.5 million for the year ended December 31, 2022 from $2.6 million for the year ended December 31, 2021. This was primarily attributable to an increase in repairs and maintenance, real estate taxes and other property related expenses, and property management expenses resulting from the increase in the number of properties that became operating properties during the year ended December 31, 2022 as compared to the year ended December 31, 2021. In addition, there was an increase of $0.4 million in expected credit loss due to one tenant experiencing financial difficulties.

The investment property operating expense was 19.7% of revenue for the year ended December 31, 2022 compared to 16.6% of revenue for the year ended December 31, 2021. The Segment NOI was $14.3 million for the year ended December 31, 2022 as compared to $13.0 million for the year ended December 31, 2021. The change was mainly driven by the expected credit loss expense we recorded in the year ended December 31, 2022.

General and administrative: General and administrative decreased by $0.8 million or 14.6%, to $4.6 million for the year ended December 31, 2022 from $5.4 million for the year ended December 31, 2021. This was primarily attributable to a decrease of $0.7 million in employee bonuses. While our internal performance targets were achieved, the board decided against the bonus due to uncertainties regarding external market conditions.

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Investment property valuation gain: Investment property valuation gain decreased by $9.1 million or 72.0%, to $3.5 million for the year ended December 31, 2022 from $12.6 million for the year ended December 31, 2021. Typically, a substantial increase in fair value occurs when land is placed into development and to a lesser degree when subsequently placed into operation. The decrease in investment property valuation gain was a result of fewer properties being under development during the year ended December 31, 2022 compared to the year ended December 31, 2021. The fair value change of the corresponding investment properties was further discussed in Note 12 to our Audited Consolidated Financial Statements included elsewhere in this prospectus.

Interest income from affiliates: Interest income from affiliates increased by $0.2 million or 32.1%, to $0.6 million for the year ended December 31, 2022 from $0.4 million for the year ended December 31, 2021 primarily due to an increase in the related party and key personnel loan balances.

Financing costs: Financing costs increased by $2.0 million or 20.1%, to $11.8 million for the year ended December 31, 2022 from $9.8 million for the year ended December 31, 2021. This was primarily attributable to an increase of $6.1 million in interest expense due to increases in both the outstanding principal debt balances and the interest rates associated with our debt, and partially offset by an increase of $3.8 million in debt modification gains. There was also an increase of $0.3 million in deferred financing cost amortization.

Net foreign currency gain (loss): Net foreign currency increased by $1.0 million or 142.4%, to a net foreign currency gain of $0.3 million for the year ended December 31, 2022, from a net foreign currency loss of $0.7 million for the year ended December 31, 2021. This is primarily related to the exchange rate fluctuations for the Peruvian Sol and Costa Rican Colon, as these two countries have VAT receivables denominated in local currency that are impacted by the change in exchange rates.

The following table summarizes the foreign currency exchange rates for the U.S. dollar as of December 31, 2022 and 2021

		As of December 31,
		Exchange Rate
		2022		2021

Costa Rican Colones	CRC	594	CRC	639
Peruvian Soles	PEN	3.808	PEN	3.965
Colombian Pesos	COP	4,810	COP	3,981

Loss on sale of investment properties: Loss on sale of investment properties increased by $0.4 million or 100.0%, to $0.4 million for the year ended December 31, 2022, compared to the year ended December 31, 2021. This was due to the sale of two properties during the year ended December 31, 2022 with carrying values of $9.3 million for consideration of $8.9 million resulting in a loss of $0.4 million. No sales of properties occurred during the year ended December 31, 2021.

Other income: Other income decreased by $0.1 million or 33.9%, to $0.1 million for the year ended December 31, 2022 from $0.2 million for the year ended December 31, 2021. This was primarily attributable to a decrease in interest income earned on certificate of deposit accounts.

Other expense: Other expense decreased by $0.8 million or 55.3%, to $0.6 million for the year ended December 31, 2022 from $1.4 million for the year ended December 31, 2021. This was primarily attributable to a decrease in costs incurred for the unsuccessful Colombia initial public offering in 2021, offset by an increase in legal provision expense of $0.3 million.

Income tax expense: Income tax expense decreased by $6.5 million or 74.5%, to $2.2 million for the year ended December 31, 2022, from $8.8 million for the year ended December 31, 2021. This was due to the following: a decrease of $3.7 million in profit before taxes, resulting in a decrease of $1.1 million in tax expense at statutory rates; a decrease in the foreign rate differential of $0.5 million; a decrease in the impact of tax expense attributable to exchange gain or loss of $3.9 million; a decrease of $1.3 million in the tax expense attributable to the change in unrecognized deferred tax assets; and an increase of $0.3 million for other tax expense changes.

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Non-IFRS Financial Measures and Other Measures and Reconciliations

In addition to LPA’s financial results reported in accordance with IFRS, it also reports Adjusted EBITDA, NOI, Same Property NOI, Cash NOI, Same Property Cash NOI, FFO, FFO (as defined by LPA), Adjusted FFO, Net Debt to NOI, Net Debt to Adjusted EBITDA, and Net Debt to Investment Properties, all of which are non-IFRS measures. LPA’s management believes these measures are useful to investors as they provide additional insight into how LPA assesses its performance and financial position. These non-IFRS financial measures should not be considered as a substitute for, or superior to, similar financial measures calculated in accordance with IFRS. These non-IFRS financial measures may differ from the calculations of other companies and, as a result, may not be comparable to similarly titled measures presented by other companies.

Use of Constant Currency

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain financial metrics and results on a constant currency basis in addition to the IFRS reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information is non-IFRS financial information that compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We currently present Same Property NOI and Same Property Cash NOI on a constant currency basis. We calculate constant currency by calculating prior-period results using current-period average foreign currency exchange rates. We generally refer to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange. These results should be considered in addition to, not as a substitute for, results reported in accordance with IFRS. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with IFRS.

Reconciliations of non-IFRS Measures

Adjusted EBITDA – LPA defines Adjusted EBITDA as profit (loss) for the period excluding (a) interest income from affiliates, (b) financing costs, (c) income tax expense, (d) depreciation and amortization, (e) investment property valuation gain, (f) gain or loss on disposition of asset held for sale, (g) share-based payment, (h) one-time cash bonus related to the Business Combination, (i) listing expense, (j) other income, (k) other expenses, and (l) net foreign currency gain or loss. Management uses Adjusted EBITDA to measure and evaluate the operating performance of LPA’s business, which consists of developing, leasing and managing industrial properties, before LPA’s cost of capital and income tax expense. Adjusted EBITDA is a measure commonly used in LPA’s industry, and it presents Adjusted EBITDA to supplement investor understanding of its operating performance. LPA’s management believes that Adjusted EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and fair value adjustments of LPA’s assets.

The tables below include reconciliations of Adjusted EBITDA to the most directly comparable IFRS measure, profit (loss) for the respective periods:

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
(USD in thousands)
Profit (loss) for the period	$12,432	$(4,763)	$(34,028)	$5,810
Interest income from affiliates	—	(158)	(303)	(314)
Financing costs	5,809	12,135	11,371	17,637
Income tax expense	539	1,808	3,847	2,760
Depreciation and amortization (1)	46	40	90	81
Investment property valuation gain	(4,551)	(305)	(9,750)	(10,276)
Gain on disposition of asset held for sale	—	(1,023)	—	(1,023)
Share-based payment (2)	1,140	—	1,140	—
One-time cash bonus related to the Business Combination (3)	—	—	285	—
Listing expense (4)	—	—	44,470	—
Other income (5)	(10,838)	(53)	(11,148)	(100)
Other expenses (6)	1,172	54	7,345	138
Net foreign currency loss (gain)	158	(64)	177	(230)
Adjusted EBITDA	$5,907	$7,671	$13,496	$14,483

(1)	Depreciation and amortization included depreciation of non-real estate property and equipment and amortization of right-of-use assets. The amounts were included within general and administrative expense within the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) included in the Unaudited Condensed Consolidated Interim Financial Statements.
(2)	In connection with the Business Combination, certain executives and directors were granted various RSUs. The associated share-based payment expenses were included within general and administrative expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) included in the Unaudited Condensed Consolidated Interim Financial Statements.

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(3)	In connection with the Business Combination, certain employees were granted a one-time cash bonus. The associated expenses were included within general and administrative expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) included in the Unaudited Condensed Consolidated Interim Financial Statements.
(4)	In connection with the Business Combination, a listing expense of $44.5 million was recognized under IFRS 2, Share-Based Payment, as the difference between the fair value of the shares deemed to have been issued by LPA and the fair value of the TWOA’s identifiable net assets. See Note 3 of the Unaudited Condensed Consolidated Interim Financial Statements.
(5)	Other income primarily included income related to the Lock-Up Release Agreements, of $9.8 million for the three and six months ended June 30, 2024, respectively. Other income also included certain miscellaneous income of $0.6 million in the three and six months ended June 30, 2024, associated with an adjustment in transaction costs in connection with the Business Combination. Additionally, other income included interest income of $0.4 million and $0.7 million for the three and six months ended June 30, 2024, respectively, and less than $0.1 million for the three and six months ended June 30, 2023, from the installment payment receivables from sale of investment properties and certificates of deposits accounts.
(6)	Other expenses primarily included transaction-related costs in connection with the Business Combination of less than $0.1 million and $6.2 million for the three and six months ended June 30, 2024, respectively, and less than $0.1 million for the three and six months ended June 30, 2023. Other expenses also included fees in connection with the Lock-Up Release Agreements of $1.1 million for the three and six months ended June 30, 2024. Additionally, other expenses included loss on disposition of property and equipment, and other miscellaneous capital raising costs.

	For the year ended December 31,
(USD in thousands)	2023	2022	2021
PROFIT FOR THE YEAR	$7,156	$11,441	$8,669
Interest income from affiliates	(664)	(561)	(425)
Income tax expense	4,981	2,237	8,757
Depreciation and amortization (1)	168	228	237
Investment property valuation gain	(20,151)	(3,526)	(12,610)
Financing costs	31,111	11,767	9,800
Net foreign currency gain	(285)	(300)	708
Other income (2)	(308)	(100)	(151)
(Gain) loss on sale of investment properties	(1,165)	398	—
Gain on sale of asset held for sale	(1,023)	—	—
Other expenses (3)	6,133	611	1,368
ADJUSTED EBITDA	$25,953	$22,195	$16,353

(1)	Depreciation and amortization includes amortization of right-of-use assets. The amounts are included within general and administrative expense in the consolidated statement of profit or loss.
(2)	Other income included interest income on certificates of deposit of $0.3 million for the year ended December 31, 2023, and less than $0.1 million for the years ended December 31, 2022, and 2021.
(3)	Other expenses included transaction-related costs of $6.2 million, $0.3 million and $1.4 million for the years ended December 31, 2023, 2022, and 2021, respectively. Other expenses also included a loss on disposition of fixed assets of $0.1 million for the year ended December 31, 2023, and less than $0.1 million for the years ended December 31, 2022, and 2021. Additionally, other expenses included legal provision expense of ($0.1) million, $0.3 million, and $0 for the years ended December 31, 2023, 2022, and 2021 respectively.

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Net Operating Income, or NOI – LPA defines NOI as profit for the period excluding (a) other revenue (which primarily relates to development fee revenue), (b) general and administrative expenses, (c) listing expense, (d) investment property valuation gain, (e) interest income from affiliates, (f) financing costs, (g) net foreign currency gain or loss, (h) other income, (i) gain on disposition of asset held for sale, (j) other expenses, and (k) income tax expense. NOI, Same Property NOI, Cash NOI, and Same Property Cash NOI are supplemental industry reporting measures used to evaluate the performance of our investments in real estate assets and its operating results. Same Properties refers to properties that LPA has owned and that have been operating for the entirety of the applicable period and the comparable period. LPA’s management believes that these metrics are useful for investors as performance measures and that they provide useful information regarding LPA’s results of operations because, when compared across periods, they reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis, providing perspectives that may not be immediately apparent from a review of LPA’s financial statements.

LPA defines Same Property NOI as NOI less non same-property NOI and adjusted for constant currency. LPA evaluates the performance of the properties it owns using a Same Property NOI, and LPA’s management believes that Same Property NOI is helpful to investors and management as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period-to-period, thereby eliminating the effects of changes in the composition of LPA’s portfolio on performance. When used in conjunction with IFRS financial measures, Same Property NOI is a supplemental measure of operating performance that LPA’s management believes is a useful measure to evaluate the performance and profitability of LPA investment properties. Additionally, Same Property NOI is a key metric used internally by LPA’s management to develop internal budgets and forecasts, as well as to assess the performance of LPA’s investment properties relative to budget and against prior periods. LPA’s management believes presentation of Same Property NOI provides investors with a supplemental view of LPA’s operating performance that can provide meaningful insights to the underlying operating performance of LPA’s investment properties, as these measures depict the operating results that directly result from LPA’s investment properties, is consistent period-over-period, and excludes items that may not be indicative of, or are unrelated to, the ongoing operations of the properties.

LPA defines Cash NOI as NOI adjusted for straight-line rental revenue during the relevant period. LPA defines Same Property Cash NOI as Cash NOI less non same-property cash NOI and adjusted for constant currency. The same property population for a given period includes the operating properties that were owned during the entirety of that period and the corresponding prior year period. Properties developed or acquired are excluded from the same property population until they are held in the operating portfolio for the entirety of both such periods, and properties that sold during such periods are also excluded from the same property population. As of June 30, 2024 and December 31, 2023, the same property population consisted of 27 and 22 buildings, aggregating approximately 72% and 64% of LPA’s total square feet owned during such period, respectively.

The tables below reconcile these measures to the most directly comparable IFRS financial measure, profit (loss) for the respective periods:

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
(USD in thousands)
Profit (loss) for the period	$12,432	$(4,763)	$(34,028)	$5,810
Other revenue	(40)	(8)	(97)	(36)
General and administrative	4,557	1,076	6,251	2,198
Listing expense	—	—	44,470	—
Investment property valuation gain	(4,551)	(305)	(9,750)	(10,276)
Interest income from affiliates	—	(158)	(303)	(314)
Financing costs	5,809	12,135	11,371	17,637
Net foreign currency loss (gain)	158	(64)	177	(230)
Other income (1)	(10,838)	(53)	(11,148)	(100)
Gain on disposition of asset held for sale	—	(1,023)	—	(1,023)
Other expenses (2)	1,172	54	7,345	138
Income tax expense	539	1,808	3,847	2,760
NOI	$9,238	$8,699	$18,135	$16,564
Constant currency impact	—	268	—	550
Less: non same-property NOI	1,067	576	1,428	728
Same-Property NOI	$8,171	$8,391	$16,707	$16,386
Same-Property NOI year-over-year growth	(2.6% )	N/A	2.0%	N/A

NOI	$9,238	$8,699	$18,135	$16,564
Straight-line rental revenue	(587)	(757)	(463)	(1,413)
CASH NOI	$8,651	$7,942	$17,672	$15,151
Constant currency impact	—	243	—	496
Less: non same-property cash NOI	198	395	405	550
Same-Property Cash NOI	$8,453	$7,790	$17,267	$15,097
Same-Property Cash NOI year-over-year growth	8.5%	N/A	14.4%	N/A

(1)	Other income primarily included income related to the Lock-Up Release Agreements, of $9.8 million for the three and six months ended June 30, 2024. Other income also included interest income from certificates of deposit accounts, interest income from installment payment receivables from sale of investment properties, and other miscellaneous income.
(2)	Other expenses primarily included transaction-related costs in connection with the Business Combination of less than $0.1 million and $6.2 million for the three and six months ended June 30, 2024, respectively, and less than $0.1 million for the three and six months ended June 30, 2023. Other expenses also included fees in connection with the Lock-Up Release Agreements of $1.1 million for the three and six months ended June 30, 2024. Additionally, other expenses also included loss on disposition of property and equipment, and other miscellaneous capital raising costs.

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	For the year ended December 31,
(USD in thousands)	2023	2022	2021
PROFIT FOR THE YEAR	$7,156	$11,441	$8,669
Other revenue	(109)	(93)	(42)
General and administrative	8,509	4,609	5,394
Investment property valuation gain	(20,151)	(3,526)	(12,610)
Interest income from affiliates	(664)	(561)	(425)
Financing costs	31,111	11,767	9,800
Net foreign currency gain	(285)	(300)	708
Other income (1)	(308)	(100)	(151)
(Gain) loss on sale of investment property	(1,165)	398	—
Gain on sale of asset held for sale	(1,023)	—	—
Other expenses (2)	6,133	611	1,367
Income tax expense	4,981	2,237	8,757
NOI	$34,185	$26,483	$21,467
Gain on impact of foreign currency translation	507	(141)	(72)
Less: Non Same-Property NOI	11,177	11,628	8,941
SAME-PROPERTY NOI	$23,515	$14,714	$12,454

NOI	$34,185	$26,483	21,467
Straight-line rental revenue	(1,036)	(2,423)	(1,984)
CASH NOI	$33,149	$24,060	$19,483
Constant currency impact	—	233	7
Less: Non Same-Property Cash NOI	9,647	9,884	5,526
SAME-PROPERTY CASH NOI	$23,502	$14,409	$13,964

(1)	Other income included interest income on certificates of deposit of $0.3 million for the year ended December 31, 2023, and less than $0.1 million for the years ended December 31, 2022 and 2021.
(2)	Other expenses included transaction-related costs of $6.2 million, $0.3 million and $1.4 million for the years ended December 31, 2023, 2022 and 2021, respectively. Other expenses also included a loss on disposition of fixed assets of $0.1 million for the year ended December 31, 2023, and less than $0.1 million for the years ended December 31, 2022 and 2021. Additionally, other expenses included legal provision expense of ($0.1) million, $0.3 million, and $0 for the years ended December 31, 2023, 2022, and 2021, respectively.

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Funds From Operations, or FFO – LPA calculates FFO as profit (loss) for the period, excluding (a) investment property valuation gain and (b) gain on disposition of asset held for sale. LPA calculates FFO (as defined by LPA) as FFO, excluding (a) share-based payment, (b) one-time cash bonus related to the Business Combination, (c) listing expense, (d) other income and (e) other expenses. LPA defines Adjusted FFO as FFO (as defined by LPA), excluding (a) depreciation and amortization, (b) non-cash financing costs, (c) interest income from affiliates, (d) unrealized foreign currency gain or loss and (e) straight-line rental revenue.

LPA uses FFO, FFO (as defined by LPA) and Adjusted FFO (collectively, “FFO Measures”) to help analyze the operating results of LPA’s assets and operations. LPA’s management believes that FFO Measures are useful to investors as supplemental performance measures because they exclude the effects of certain items which can create significant earnings volatility, as well as certain noncash items, but which do not directly relate to LPA’s ongoing business operations or cash flow generation. LPA’s management believes FFO Measures can facilitate comparisons of operating performance between periods, while also providing an indication of future earnings potential. However, since FFO Measures do not capture the level of capital expenditures or maintenance and improvements required to sustain the operating performance of properties, which has a material economic impact on operating results, LPA’s management believes the usefulness of FFO Measures as measures of performance may be limited. LPA’s computation of FFO Measures may not be comparable to FFO measures reported by other real estate companies that define or interpret the FFO definition differently.

Update to Non-IFRS Financial Measures

Beginning in the second quarter of 2024, we changed how we define and calculate FFO. Previously we defined FFO as profit for the period, excluding (a) investment property valuation gain, (b) gain or loss on sale of investment property, (c) gain on sale of asset held for sale, (d) depreciation and amortization, (e) non-cash financing costs, (f) interest income from affiliates and (g) unrealized foreign currency gain or loss. We defined Adjusted FFO as FFO less (a) realized foreign currency gain or loss and (b) straight-line rental revenue.

We changed to the new FFO Measures as defined above beginning in the second quarter of 2024 to be consistent with the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO as we believe most guideline companies in our industry use the NAREIT definition of FFO, thus facilitating comparability between LPA’s operating performance with guideline companies. From FFO, we adjusted for one-time or non-recurring items to get to FFO (as defined by LPA) and FFO (as defined by LPA) was further adjusted for non-cash items to get to Adjusted FFO to better align with how management measures the operating performance of LPA between comparative periods. Previously reported measures for the year ended December 31, 2023, 2022 and 2021 have been updated to reflect these changes.

The tables below include reconciliations of FFO, FFO (as defined by LPA) and Adjusted FFO to the most directly comparable IFRS financial measure, profit (loss) for the respective periods:

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
(USD in thousands)
Profit (loss) for the period	$12,432	$(4,763)	$(34,028)	$5,810
Investment property valuation gain	(4,551)	(305)	(9,750)	(10,276)
Gain on sale of asset held for sale	—	(1,023)	—	(1,023)
FFO	$7,881	$(6,091)	$(43,778)	$(5,489)
Share-based payment (1)	1,140	—	1,140	—
One-time cash bonus related to the Business Combination (2)	—	—	285	—
Listing expense (3)	—	—	44,470	—
Other income (4)	(10,697)	—	(10,892)	(6)
Other expenses (5)	1,172	54	7,345	138
FFO (as defined by LPA)	$(504)	$(6,037)	$(1,430)	$(5,357)
Depreciation and amortization (6)	46	40	90	81
Financing costs (7)	(121)	6,414	(87)	6,589
Interest income from affiliates	—	(158)	(303)	(314)
Unrealized foreign currency loss (gain) (8)	217	(74)	49	(337)
Straight-line rental revenue	(587)	(757)	(463)	(1,413)
Adjusted FFO	$(949)	$(572)	$(2,144)	$(751)

(1)	In connection with the Business Combination, certain executives and directors were granted various RSUs. The associated share-based payment expenses were included within general and administrative expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) included in the Unaudited Condensed Consolidated Interim Financial Statements.
(2)	In connection with the Business Combination, certain employees were granted a one-time cash bonus. The associated expenses were included within general and administrative expense are included within general and administrative expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) included in the Unaudited Condensed Consolidated Interim Financial Statements.

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(3)	In connection with the Business Combination, a listing expense of $44.5 million was recognized under IFRS 2, Share-Based Payment, as the difference between the fair value of the shares deemed to have been issued by LPA and the fair value of the TWOA’s identifiable net assets. This amount was included within other expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss). See Note 3 of the Unaudited Condensed Consolidated Interim Financial Statements.
(4)	Other income primarily included income related to the Lock-Up Release Agreements, of $9.8 million for the three and six months ended June 30, 2024. Other income also included certain miscellaneous income of $0.6 million in the three and six months ended June 30, 2024, associated with an adjustment in transaction costs in connection with the Business Combination. Additionally, other income included non-cash interest income from the installment payment receivables from the sale of investment properties, of $0.2 million and $0.4 million for the three and six months ended June 30, 2024, respectively. Interest income settled in cash of $0.3 million and $0.1 million for the three and six months ended June 30, 2024, and $0.1 million for the three and six months ended June 30, 2023 was excluded from this reconciliation.
(5)	Other expenses primarily included transaction-related costs in connection with the Business Combination of less than $0.1 million and $6.2 million for the three and six months ended June 30, 2024, respectively, and less than $0.1 million for the three and six months ended June 30, 2023. Other expenses also included fees in connection with the Lock-Up Release Agreements of $1.1 million for the three and six months ended June 30, 2024. Additionally, other expenses included loss on disposition of property and equipment, and other miscellaneous capital raising costs.
(6)	Depreciation and amortization included depreciation of non-real estate property and equipment and amortization of right-of-use assets. The amounts were included within general and administrative expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) included in the Unaudited Condensed Consolidated Interim Financial Statements.
(7)	The adjustment related to financing costs included the one-time debt extinguishment or modification gain or loss, amortization of debt issuance cost and accrued interest, and exclude the cash settled interest expense.
(8)	Unrealized foreign currency loss (gain) was included within net foreign currency gain (loss) in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) included in the Unaudited Condensed Consolidated Interim Financial Statements.

	For the year ended December 31,
	2023	2022	2021
(USD in thousands)
Profit for the year	$7,156	$11,441	$8,669
Investment property valuation gain	(20,151)	(3,526)	(12,610)
Gain on sale of asset held for sale	(1,023)	—	—
(Gain) loss on sale of investment properties	(1,165)	398	—
FFO	$(15,183)	$8,313	$(3,941)
Other income (1)	(8)	(6)	(63)
Other expenses (2)	6,133	611	1,368
FFO (as defined by LPA)	$(9,058)	$8,918	$(2,636)
Depreciation and amortization (3)	107	124	140
Financing costs (4)	5,957	(2,685)	991
Interest income from affiliates	(664)	(561)	(425)
Unrealized foreign currency loss (gain) (5)	(507)	(325)	303
Straight-line rental revenue	(1,036)	(2,423)	(1,984)
Adjusted FFO	$(5,201)	$3,048	$(3,611)

(1)	Interest income settled in cash of $0.3 million, $0.1 million and $0.1 million for the years ended December 31, 2023, 2022 and 2021 was excluded from this reconciliation.
(2)	Other expenses included transaction-related costs of $6.2 million, $0.3 million and $1.4 million for the years ended December 31, 2023, 2022 and 2021, respectively. Other expenses also included a loss on disposition of fixed assets of $0.1 million for the year ended December 31, 2023, and less than $0.1 million for the years ended December 31, 2022 and 2021. Additionally, other expenses included legal provision expense of ($0.1) million, $0.3 million, and $0 for the years ended December 31, 2023, 2022, and 2021, respectively.
(3)	Depreciation and amortization included depreciation of non-real estate property and equipment and amortization of right-of-use assets. The amounts were included within general and administrative expense in the consolidated statements of profit or loss and other comprehensive income (loss).
(4)	Financing costs included the one-time debt extinguishment or modification gain or loss, amortization of debt issuance cost and accrued interest.
(5)	Unrealized foreign currency loss (gain) was included within net foreign currency gain (loss) in the consolidated statements of profit or loss and other comprehensive income (loss).

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Net Debt — Net Debt is defined as LPA’s total debt (defined as long term debt plus long-term debt—current portion) less cash, cash equivalents and restricted cash. Net Debt to NOI represents Net Debt divided by NOI for the period. Net Debt to Adjusted EBITDA represents Net Debt divided by Adjusted EBITDA. LPA’s management believes that these two ratios are useful because they provide investors with information on LPA’s ability to repay debt, compared to LPA’s performance as measured using Adjusted EBITDA. Net Debt to Investment Properties represents Net Debt divided by Investment Properties (end of period value). LPA believes that this ratio is useful because it shows the degree in which Net Debt has been used to finance LPA’s assets. The table below includes reconciliations of Net Debt to the most directly comparable IFRS financial measures for the respective periods:

	As of and for the six months ended June 30,	As of and for the year ended December 31,
(USD in thousands except for ratio and percentage data)	2024	2023	2022	2021
Long term debt	$263,591	$253,151	$98,383	$165,172
Long term debt—current portion	12,288	16,703	110,943	23,547
Cash and equivalents(1)	(52,914)	(37,923)	(18,241)	(21,290)
Net Debt	$222,965	$231,931	$191,085	$167,429
Net Debt to NOI(2)	6.1x	6.8x	7.2x	7.8x
Net Debt to Adjusted EBITDA(2)	8.3x	8.9x	8.6x	10.2x
Net Debt to Investment Properties	42%	45%	43%	39%

(1)	Includes $4.7 million, $2.7 million, $3.2 million, and $3.9 million of restricted cash associated with the total debt as of June 30, 2024, December 31, 2023, 2022, and 2021, respectively.
(2)	Net Debt related multiples were calculated using the annualized year-to-date NOI and Adjusted EBITDA in their respective calculations.

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The following table presents a summary of LPA’s non-IFRS measures for the periods presented:

	For the three months ended June 30,		For the six months ended June 30,		For the year ended December 31,
(USD in thousands)	2024	2023	2024	2023	2023	2022	2021
Adjusted EBITDA	$5,907	$7,671	$13,496	$14,483	$25,953	$22,195	$16,353
NOI	9,238	8,699	18,135	16,564	34,185	26,483	21,467
Same-Property NOI	8,171	8,391	16,707	16,386	23,515	14,714	12,454
Cash NOI	8,651	7,942	17,672	15,151	33,149	24,060	19,483
Same Property Cash NOI	8,453	7,790	17,267	15,097	23,502	14,409	13,964
FFO	7,881	(6,091)	(43,778)	(5,489)	(15,183)	8,313	(3,941)
FFO (as defined by LPA)	(504)	(6,037)	(1,430)	(5,357)	(9,058)	8,918	(2,636)
Adjusted FFO	(949)	(572)	(2,144)	(751)	(5,201)	3,048	(3,611)

The following table presents a summary of LPA’s non-IFRS multiples for the periods presented:

	As of and for the six months ended June 30,		As of and for the year ended December 31,
	2024		2023	2022	2021
Net Debt to NOI	6.1x	(1)	6.8x	7.2x	7.8x
Net Debt to Adjusted EBITDA	8.3x	(1)	8.9x	8.6x	10.2x
Net Debt to Investment Properties	42%		45%	43%	39%

(1)	Net Debt related multiples were calculated using the annualized year-to-date NOI and Adjusted EBITDA in their respective calculations.

Liquidity and Capital Resources

As of June 30, 2024 and December 31, 2023, LPA had cash and cash equivalents of $48.2 million and $35.2 million, respectively. LPA requires significant cash resources to, among other things, fund its working capital requirements, increase its headcount, make capital expenditures, and expand its business through acquisitions. LPA’s future capital requirements will depend on many factors, including the cost of future acquisitions, the scale of increases in headcount, its revenue mix, incremental costs relating to the implementation of new contracts, and the timing and extent of spending to support investment properties development efforts.

If LPA were to require additional funding, seek additional sources of financing or desire to refinance its debt, LPA believes that its historical ability to raise and deploy capital to fund the development of its logistic warehouse facilities and expansion of its operations would enable it to access financing on reasonable terms. However, there can be no assurance that such financing would be available to LPA on favorable terms or at all. If financing is not available, or if the terms of such financing are not acceptable to LPA, it may be forced to decrease the level of investment in its logistic warehouse facilities, scale back its operations, defer investments to execute on its growth strategy or execute a combination of these cost management strategies, which could have an adverse impact on LPA’s business and financial prospects. The profits in current and prior periods LPA have recognized are consistent with its strategy and plans for continued growth and expansion. LPA expects to continue to recognize profits as it executes on its operating plan and expands its warehouse offerings in the near term.

As described further in Note 11 of the Unaudited Condensed Consolidated Interim Financial Statements, we obtained a waiver relating to compliance with the debt service coverage ratio as required by its loan covenants with Bancolombia, S.A. (“Bancolombia”) for the assessments on June 30, 2024 and December 31, 2024. The next testing period for the covenants will occur on June 30, 2025. The outstanding Bancolombia loan balance as of June 30, 2024 was $38.0 million, with $1.6 million classified within current liabilities on the condensed consolidated interim statement of financial position.

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LPA’s lending agreements with Bancolombia are collateralized by four Colombian investment properties. No other guarantees have been provided by our other subsidiaries that would put our operations outside of Colombia at risk in event of foreclosure. Furthermore, our operations outside of Colombia are expected to be profitable and generate adequate liquidity to provide for continued operations. Therefore, in the event that we are unable to obtain further debt waivers, restructure the debt, or otherwise repay the Bancolombia loan, a foreclosure by Bancolombia on the Colombian properties would not create material uncertainty as to our ability to continue as a going concern in regard to our operations outside of Colombia. Accordingly, our plan for mitigating actions is sufficient to alleviate the significant doubt about our ability to continue as a going concern.

Debt

As of June 30, 2024, LPA’s total outstanding debt was $275.9 million, of which $263.6 million, or 95.5%, consists of long-term debt. As of December 31, 2023, LPA’s total outstanding debt was $269.9 million, of which $253.2 million, or 93.8%, consists of long-term debt.

As of June 30, 2024 and December 31, 2023, all of LPA’s outstanding debt was secured by its investment properties.

Please refer to more information around our debt agreements, including our compliance with debt covenants in Note 11 of the Unaudited Condensed Consolidated Interim Financial Statements.

Capital Expenditures

For the six months ended June 30, 2024 and 2023, we incurred capital expenditures totaling $11.7 million and $10.7 million, respectively, in connection with construction projects to develop investment properties in Colombia, Peru, and Costa Rica.

Cash Flows

The following table summarizes our condensed consolidated interim cash flows provided by (used in) operating, investing, and financing activities for the six months ended June 30, 2024 and 2023:

	For the six months ended June 30,
	2024	2023	$ Change	% Change
Net cash provided by operating activities	$7,208,539	$8,302,628	$(1,094,089)	(13.2%	)
Net cash used in investing activities	(11,001,373)	(6,849,875)	(4,151,498)	60.6%
Net cash provided by (used in) financing activities	16,837,790	(1,695,641)	18,533,431	NM
Effects of exchange rate fluctuations on cash held	(113,577)	139,193	(252,770)	(181.6%	)
Net increase (decrease) in cash and cash equivalents	12,931,379	(103,695)	13,035,074	NM
Cash and cash equivalents at the beginning of the period	35,242,363	14,988,112	20,254,251	135.1%
Cash and cash equivalents at the end of the period	$48,173,742	$14,884,417	$33,289,325	223.7%

NM – Not meaningful

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Cash flows from operating activities

Cash flows generated by operating activities for the six months ended June 30, 2024 amounted to $7.2 million, a decrease of $1.1 million, or 13.2%, compared to $8.3 million for the six months ended June 30, 2023. The decrease in cash provided by operating activities was primarily attributed to an increase in cash paid for general and administrative expenses of $2.7 million and an increase in cash paid for investment property operating expenses of $0.6 million. This decrease in cash provided by operating activities was partially offset by an increase in cash collected from rental income of $2.2 million.

Cash flows from investing activities

Cash flows used in investing activities for the six months ended June 30, 2024 amounted to $11.0 million, an increase of $4.2 million, or 60.6%, compared to $6.8 million for the six months ended June 30, 2023. The increase was primarily driven by the increase in restricted cash of $4.0 million, proceeds from sale of asset held for sale of $1.6 million in the six months ended June 30, 2023, and an increase in capital expenditure on investment properties of $1.0 million, offset by the proceeds from sale of investment properties of $2.4 million in the six months ended June 30, 2024.

Cash flows from financing activities

Cash flows generated by financing activities for the six months ended June 30, 2024 amounted to $16.8 million, an increase of $18.5 million compared to cash flows of $1.7 million used in financing activities for the six months ended June 30, 2023. The increase was primarily due to a decrease in long term debt repayment of $95.2 million, proceeds related to the Lock-Up Release Agreements (net of transaction costs) of $8.7 million in the six months ended June 30, 2024, the proceeds from the Business Combination (net of transaction costs) of $8.2 million in the six months ended June 30, 2024, a decrease in distributions to non-controlling partners of $4.0 million, a decrease in debt extinguishment costs of $1.6 million, an increase in capital contributions from non-controlling partners of $1.4 million, and a decrease in cash paid for interest and commitment fee of $0.1 million, offset by a decrease in long-term debt borrowings of $100.9 million.

The following table summarizes our consolidated cash flows provided by (used in) operating, investing, and financing activities for the years ended December 31, 2023, 2022, and 2021:

	For the Year Ended December 31,			$ Change		% Change
	2023	2022	2021	2023 vs 2022	2022 vs 2021	2023 vs 2022		2022 vs 2021
Net cash generated by operating activities	$17,199,470	$19,611,145	$9,852,251	$(2,411,675)	$9,758,894	(12.3%	)	99.1%
Net cash used in investing activities	(23,200,222)	(36,483,936)	(66,861,963)	13,283,714	30,378,027	(36.4%	)	(45.4%	)
Net cash provided by financing activities	25,977,456	14,804,304	59,264,058	11,173,152	(44,459,754)	75.5%		(75.0%	)
Effects of exchange rate fluctuations on cash held	277,547	(303,754)	(352,796)	581,301	49,042	(191.4%	)	13.9%
Net increase (decrease) in cash and cash equivalents	20,254,251	(2,372,241)	1,901,550	22,626,492	(4,273,791)	(953.8%	)	(224.8%	)
Cash and cash equivalents at the beginning of year	14,988,112	17,360,353	15,458,803	(2,372,241)	1,901,550	(13.7%	)	12.3%
Cash and cash equivalents at the end of year	$35,242,363	$14,988,112	$17,360,353	$20,254,251	$(2,372,241)	135.1%		(13.7%	)

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Cash flows from operating activities

Cash flows generated by operating activities for the year ended December 31, 2023 amounted to $17.2 million, a decrease of $2.4 million, or 12.3%, compared to $19.6 million for the year ended December 31, 2022. Decrease in cash provided by operating activities was primarily attributed to a decrease in cash due to an increase in payments for taxes of $6.2 million and contributed by a decrease related to adjustments to other current assets of $0.3 million. Decrease in cash flows from operating activities are partially offset by a decrease in cash paid for services received for managing the real estate and G&A expenses of $4.5 million, and an increase in cash collected from rental income of $3.6 million.

Cash flows generated by operating activities for the year ended December 31, 2022 amounted to $19.6 million, an increase of $9.8 million, or 99.1%, compared to $9.9 million for the year ended December 31, 2021. This increase in cash provided by operating activities was primarily due to an increase in cash inflows from the increase in cash revenue of $5.9 million from new properties that were previously under development and began operating and were leased in 2022. In addition, there was an increase in cash inflows for a $3.8 million VAT receivable received during 2022. This increase was offset by outflows for tenant improvements.

Cash flows from investing activities

Cash flows used in investing activities for the year ended December 31, 2023 amounted to $23.2 million, a decrease in cash use of $13.3 million, or 36.4%, compared to $36.5 million for the year ended December 31, 2022. This was primarily due to a $12.6 million decrease in capital expenditure on investment properties, a $6.1 million decrease in cash proceeds from sale of asset held for sale, offset by a $2.1 million increase in cash proceeds from sale of investment properties and a $4.3 million decrease in cash provided to loans to affiliates.

Cash flows used in investing activities for the year ended December 31, 2022 amounted to $36.5 million, a decrease in cash use of $30.4 million, or 45.4%, compared to $66.9 million for the year ended December 31, 2021. This was primarily impacted by the cash paid for investment properties acquisition of $22.4 million in the year ended December 31, 2021, the proceeds from sale of investment properties of $8.9 million in the year ended December 31, 2022, and a $7.3 million decrease in capital expenditure on investment properties partially offset by an increase of $3.9 million in loans to tenants for leasehold improvement and an increase of $1.4 million in loans to affiliates.

Cash flows from financing activities

Cash flows provided by financing activities for the year ended December 31, 2023 amounted to $26.0 million, a increase of $11.2 million, or 75.5%, compared to cash flows provided by financing activities of $14.8 million for the year ended December 31, 2022. This was primarily related to a $161 million increase in long-term debt borrowings, a $139.1 million increase in long-term debt repayment, a $1.1 million increase in cash paid for raising debt, a $2.5 million increase in debt extinguishment cost paid, a $10.4 million increase in interest and commitment fees paid, a $5.2 million increase in capital contributions from non-controlling partners, and a $2.5 million increase in distributions to non-controlling partners.

Cash flows provided by financing activities for the year ended December 31, 2022 amounted to $14.8 million, a decrease of $44.5 million, or 75.0%, compared to cash flows provided by financing activities of $59.3 million for the year ended December 31, 2021. This was primarily related to a $34.4 million decrease in long-term debt borrowings, a $5.1 million increase in cash paid for interest and commitment fees, a $3.4 million decrease in capital contributions from non-controlling partners, a $1.5 million increase in long term debt repayment and a $1.0 million increase in distributions to non-controlling partners, offset by a $1.0 million decrease in cash paid for raising debt.

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Critical Accounting Estimates

LPA’s Unaudited Condensed Consolidated Interim Financial Statements have been prepared in accordance with IFRS as issued by the IASB. The preparation of the Unaudited Condensed Consolidated Interim Financial Statements in accordance with IFRS requires the use of estimates and assumptions that affect the value of assets and liabilities — as well as contingent assets and liabilities — as reported on the statements of financial position, and revenues and expenses arising during the periods presented. LPA evaluates its assumptions and estimates on an ongoing basis. LPA bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

For more information, see Note 2 of the Unaudited Condensed Consolidated Interim Financial Statements.

Valuation of Investment Properties

Investment properties are initially recognized at cost and are subsequently measured at fair value. LPA engages external appraiser in order to obtain an independent opinion on the market value of all LPA’s investments properties, including operating properties, properties under development and land bank. LPA’s management submits an updated rent roll of the investment property portfolio to the appraiser and provides them access to the properties, leasing contracts and specific operating details of the portfolio.

The independent appraiser uses a combination of valuation techniques such as the discounted cash flow approach, sales comparison approach, and direct capitalization approach to value the investment properties. The valuation techniques used to estimate the fair value of LPA’s investment properties rely on assumptions, which are not directly observable in the market, including discount rates, occupancy rates, net operating income, and market rents. LPA’s operating properties are primarily appraised using the discounted cash flows method and direct capitalization method. LPA’s properties under development are primarily appraised using discounted cash flows and direct capitalization methods, adjusted by the net present value of the cost to complete and vacancy in the properties under construction. LPA’s land bank is primarily appraised using a combination of direct capitalization, discounted cash flow, sales comparison approach (or market approach).

To review the appraiser’s valuations, LPA leverages its familiarity with individual properties and regional portfolios, coupled with insights in evaluating factors like interest rate fluctuations, turnover rates, and other judgment factors used in the valuation process. LPA then evaluates the reasonableness of the results based on these criteria and compare the reported values to those from the previous period to monitor changes. As part of the review process, LPA offers feedback concerning inconsistencies in factual information and inaccurate statements, before the appraisal reports are finalized.

For more information, see Note 9 of the Unaudited Condensed Consolidated Interim Financial Statements and Note 12 of our Audited Consolidated Financial Statements. LPA management believes that the chosen valuation methodologies are appropriate for determining the fair value of the types of investment properties LPA owns.

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	Fair Value as of June 30, 2024	# of Buildings	NRA(1) (sq ft)	Leased %	Occupied %
Land bank:
Owned properties
Colombia	$23,130,348	N/A	1,090,215	15.0(2)%	N/A
Sub-total	23,130,348	N/A	1,090,215	15.0%	N/A
Properties under right-of-use(3)
Peru	1,811,991	N/A	878,025	28.7(2)%	N/A
Sub-total	1,811,991	N/A	878,025	28.7%	N/A
Total land bank	24,942,339	N/A	1,968,240	21.1%	N/A
Properties under development:
Owned properties
Costa Rica	15,398,000	1	157,444	100.0%	58.9%
Sub-total	15,398,000	1	157,444	100.0%	58.9%
Properties under right-of-use
Peru	16,510,000	1	165,915	85.0%	85.0%
Sub-total	16,510,000	1	165,915	85.0%	85.0%
Total properties under development	31,908,000	2	323,359	92.3%	72.3%
Operating properties:
Owned properties
Colombia	105,944,012	5	1,255,404	90.0%	90.0%
Peru	120,971,038	6	1,351,074	89.9%	89.9%
Costa Rica(4)	242,097,133	18	2,358,693	99.8%	99.8%
Total operating properties	469,012,183	29	4,965,171	94.6%	94.6%
Total operating and properties under development	500,920,183	31	5,288,530	94.5%	93.3%
Total	$525,862,522	31	7,256,770	n/a	n/a

	Fair Value as of December 31, 2023	# of Buildings	NRA(1) (sq ft)	Leased %	Occupied %
Land bank:
Owned properties
Colombia	$24,100,446	N/A	1,090,215	15.0(2)%	N/A
Sub-total	24,100,446	N/A	1,090,215	15.0%	N/A
Properties under right-of-use(3)
Peru	619,976	N/A	878,025	N/A	N/A
Sub-total	619,976	N/A	878,025	N/A	N/A
Total land bank	24,720,422	N/A	1,968,240	8.3%	N/A
Properties under development:
Owned properties
Peru	22,230,781	2(5)	346,384	79.8%	15.6%
Costa Rica	10,891,000	1	157,692	68.6%	0.0%
Sub-total	33,121,781	3	504,076	76.3%	10.7%
Properties under right-of-use
Peru	12,260,000	1	165,915	85.0%	0.0%
Sub-total	12,260,000	1	165,915	85.0%	0.0%
Total properties under development	45,381,781	4	669,991	78.5%	8.0%
Operating properties:
Owned properties
Colombia	106,957,000	5	1,255,409	100.0%	100.0%
Peru	92,239,857	5(5)	1,004,695	100.0%	100.0%
Costa Rica(4)	244,873,221	18	2,358,702	100.0%	100.0%
Total operating properties	444,070,078	28	4,618,806	100.0%	100.0%
Total operating and properties under development	489,451,859	32	5,288,797	97.3%	88.4%
Total	$514,172,281	32	7,257,037	n/a	n/a

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(1)	Square feet included estimated potential building area in the land bank, buildings under development and operating.

(2)	We had entered into lease agreements with certain tenants for investment properties that are expected to be constructed in the land bank.

(3)	Properties under right-of-use are mainly related to the investment properties developed on leased land. More specifically, they were associated with a land lease agreement the Parque Logistic Callao S.R.L. (Parque Logistic), a partnership entity controlled by LPA, entered into with Lima Airport Partners S.R.L. (“LAP”) whereas Parque Logistic committed to lease a land parcel for a period of 30 years, with the intention of developing investment properties on the leased land. The amount included the right-of-use asset associated with LPA’s access to a piece of land lot, as well as the capitalized construction costs.

(4)	As of June 30, 2024 and December 31, 2023, the operating properties in Costa Rica included patios and open-air rentable land totaling 521,275 square feet for both periods for the use of trailer parking and open-air warehousing. As of June 30, 2024 and December 31, 2023, the patios and open-air rentable land had a fair value of $6.1 million, with a weighted average capitalization rate of 7.8%. The Net Rentable Area (“NRA”) included in the table above excluded NRA of the patios or the open-air rentable land.

(5)	As of December 31, 2023, a building located in Peru was in a mixed phase, with parts in operational stage and others under development. Consequently, we reported the building as being in both stages. By June 30, 2024, the entire building had transitioned to the operational phase, and thus, was considered as a single, fully operational building.

Quantitative and Qualitative Disclosures about Market Risk

LPA is exposed to a variety of market and other risks, including the effects of changes in interest rates and foreign currency risk.

Interest Rate Risk

LPA holds financial liabilities (e.g., Long-term debt) subject to interest rate. Changes in interest rates as of the reporting date would affect profit or loss and cash flows. As of June 30, 2024 and December 31, 2023 the debt balances that were subject to variable rates were $103.1 million and $94.5 million, respectively.

Liquidity Risk

Liquidity risk is the risk that LPA will encounter difficulty in meeting the obligations associated with financial liabilities that are met by delivering cash or another financial asset. LPA’s approach to managing liquidity is to ensure, to the extent possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to LPA’s reputation, and to maintain a balance between continuity of funding and flexibility through the use of bank deposits and loans.

Typically, LPA ensures that it has sufficient cash on demand, including deposits at banks and the balances of short-term credit facilities with diverse funding resources and committed borrowing facilities, to meet expected operating expenses for a period of 90 days, including the servicing of financial obligations. This excludes the potential impact of extreme circumstances that cannot be reasonably predicted, such as natural disasters.

LPA has access to a sufficient variety of sources of funding to repay debt maturing within 12 months in the normal course of business. See Notes 2 and 11 of the Unaudited Condensed Consolidated Interim Financial Statements for more information on the covenant waiver LPA obtained on June 26, 2024. LPA remains in compliance with all covenants as of the date the financial statements were issued.

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Foreign Currency Risk

LPA is exposed to market risk from changes in foreign currency exchange rates primarily in connection with all of its subsidiaries. LPA is subject to fluctuations in the Costa Rican Colones, Peruvian Soles and Colombian Pesos to U.S. Dollars currency exchange rates. LPA attempts to mitigate its net exposure to the changes in interest rates by ensuring its debt and revenue are denominated in the same currencies. In addition, LPA keeps minimal cash in local currencies and holds the majority of cash in its functional currency of U.S. dollar.

Market Risk

LPA is exposed to market risks primarily from changes in interest rates and foreign currency exchange rates. LPA does not use derivatives for trading purposes to generate income or to engage in speculative activity.

Recent Accounting Pronouncements

For information about recent accounting pronouncements that have been adopted or will apply to LPA in the future, see Note 2 of the Unaudited Condensed Consolidated Interim Financial Statements.

JOBS Act

LPA is an “emerging growth company” under the JOBS Act. The JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. LPA has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided by the JOBS Act.

Additionally, subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, LPA chooses to rely on those exemptions, LPA may not be required to, among other things: (i) provide an auditor’s attestation report on the system of internal controls over financial reporting pursuant to Section 404; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (or any successor thereto) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until LPA is no longer an emerging growth company, whichever is earlier.

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MANAGEMENT

Directors and Senior Management

The following table lists the names, ages and positions of the individuals who currently serve as directors and executive officers of LPA:

Name	Age	Position(s)
Esteban Saldarriaga	40	Chief Executive Officer
Paul Smith Marquez	48	Chief Financial Officer
Annette Fernandez	48	Chief Operations Officer
Guillermo Zarco B.	50	Colombia Country Manager
Aris Stamatiadis	42	Costa Rica Country Manager
Alvaro Chinchayan	47	Peru Country Manager
Thomas McDonald	59	Director
Roger Lazarus	66	Director
Gloria Canales Saldaña	43	Director
Mauricio Salgar	54	Director
Diego Durruty	53	Director
Françoise Lavertu	49	Director
Javier Marquina-Graciani	50	Director

Unless otherwise indicated, the business address of each director and executive officer of LPA is c/o Logistic Properties of the Americas, Plaza Tempo, Edificio B Oficina B1, Piso 2 San Rafael de Escazú, San José, Costa Rica.

Esteban Saldarriaga has served as the Chief Executive Officer of LLP since November 2022, following his tenure on the board of directors from 2016 until his appointment as CEO. Mr. Saldarriaga assumed the role of Chief Executive Officer of LPA upon the consummation of the Business Combination. Since 2019, Mr. Saldarriaga has been a member of the board of directors and the Investment Committee of Colombian Healthcare Properties, a Jaguar Growth Partners portfolio company. Previously, he served as an Investments Principal, VP, and Associate at Jaguar Growth Partners, a global investment management firm specializing in real estate operating companies in emerging markets. Before that, he held several roles in the financial industry, including M&A Associate from 2013 to 2015 at a Latin American conglomerate based in Lima, Grupo Gloria, working on cross-border acquisitions and integrations, and as an Investment Banking Analyst from 2010 to 2013 at J.P. Morgan’s Advisory Group, based in Bogota, covering a broad array of sectors in Central and South America. Mr. Saldarriaga holds an MBA from Columbia Business School in New York and a bachelor’s and master’s degree in Economics from Pontificia Universidad Javeriana in Bogota, Colombia.

Annette Fernandez has served as the Chief Operations Officer of LPA since May 2024 and previously served as the Chief Financial Officer of LPA from March to May 2024. Prior to the consummation of the Business Combination, she served as Chief Financial Officer of LLP since 2017 and Chief Operating Officer of LLP since 2023. Prior to her time at LLP, Ms. Fernandez spent 13 years at Prologis, a real estate investment trust that invests in logistics facilities, and five years at PwC. Ms. Fernandez holds a bachelor’s degree in Accounting from University of Puerto Rico, Mayaguez.

Paul Smith Marquez has served as the Chief Financial Officer of LPA since May 2024 and previously served as senior financial advisor since March 2024. Previously, Mr. Smith served as Chief Financial Officer of VTrips, from January 2022 to March 2024. Mr. Smith served as Chief Financial Officer of Hoteles City Express, from June 2017 to January 2022. He is also the founder and served as the chairperson of Integrigen de Mexico SAPI de CV, from May 2015 to December 2018. Mr. Smith served as Chief Financial Officer of Envases Universales de México from May 2015 to May 2017. He also served as the Chief Executive Officer from July 2012 to April 2015 and as the Chief Financial Officer from November 2005 to July 2012 of Grupo Martí. Since May 2014, Mr. Smith has served as a member of the board of directors of Christel House México. He previously served as a member of the board of directors of Haber Holding from May 2015 to April 2022. Mr. Smith holds an MBA from Harvard Business School and bachelor’s degree in Accounting and Finance from Universidad Panamericana in Guadalajara, Mexico.

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Guillermo Zarco has served as Country Manager-Colombia of LLP since 2016 and assumed the same role at LPA upon the consummation of the Business Combination. Prior to his time at LLP, Mr. Zarco spent 5 years as Logistic Portfolio Manager at Terranum. Mr. Zarco holds a bachelor’s degree in industrial engineering from Universidad de los Andes in Bogota, Colombia, and a master’s degree in supply chain management from University of Aix-en-Provence, France.

Aris Stamatiadis has served as Country Manager-Costa Rica and Regional Acquisitions Manager of LLP since 2015 and assumed the same roles at LPA upon the consummation of the Business Combination. Since 2023, Mr. Stamatiadis has served as a member of the board of directors of Deindustrial Inmobiliaria Limitada, Productos Maky S.A. and 3-101-837501 S.A. Prior to his time at LLP, Mr. Stamatiadis served as General Manager for Colliers International. Aris holds a bachelor’s degree in Finance and Commerce from Concordia University.

Alvaro Chinchayán has served as Country Manager-Peru of LLP since 2016 and assumed the same role at LPA upon the consummation of the Business Combination. Prior to his time at LLP, Mr. Chinchayán served as general manager at BSF Almacenes del Perú and Papelera Alfa. Mr. Chinchayán holds an MBA from Incae Business School and a degree in Civil Engineer from Ricardo Palma University of Peru.

Thomas McDonald became the chairperson of the LPA Board upon the consummation of the Business Combination and has served on the board of directors of LLP since 2021. Mr. McDonald is the co-founder of Jaguar Growth Partners Group, LLC and Jaguar Growth Partners, LLC. Mr. McDonald has been Managing Partner of Jaguar Growth Partners Group, LLC as well as Managing Partner and Head of Americas of Jaguar Growth Partners, LLC since their formation in 2013. Mr. McDonald has served as managing member of Jaguar Growth Assets Management, LLC since 2013. In addition to serving on the board of directors of LLP, Mr. McDonald serves on the boards of directors for Hoteles City Express (BMV: HCITY), Colombia Healthcare Properties, Opea Securitizadora SA, and Bresco, and previously for Vesta (BMV: VESTA), Aliansce Sonae SA (BZ: ALSO3), Gafisa (NYSE: GFA), BR Malls (BZ: BRML3), Tenda (BZ: TNDA3), Parque Arauco (SNSE: PARAUCO), Bracor, AGV Logistics, and Brazilian Finance and Real Estate. Before the creation of Jaguar Growth Partners, Mr. McDonald served as Chief Strategic Officer of Equity International, LLC, where he was primarily responsible for developing its collaborative, partner-oriented investment style through establishing, building and optimizing relationships, as well as coordinating investment and portfolio management activities. From 1997 to 1999, Mr. McDonald was Executive Vice President of Anixter International (NYSE: AXE) and was responsible for global sales. From 1993 to 1997, Mr. McDonald resided in Argentina and was responsible for establishing operating businesses for Anixter in Brazil, Argentina, Chile, Venezuela and Colombia. Previously, Mr. McDonald resided in Mexico and Puerto Rico, holding operating and business development leadership roles with American Airlines and Quadrum SA de CV. Mr. McDonald is a member of the Emeritus Board of IES Abroad, and former member of the University of Chicago’s Booth School of Business Global Advisory Board. Mr. McDonald founded, and is President of the board of Coprodeli USA, a non-profit supporting the integral development of Peru’s impoverished. Mr. McDonald graduated from the University of Notre Dame and received his MBA from the University of Chicago’s Booth School of Business. Mr. McDonald has extensive experience in private equity investing in emerging markets over the past 24 years and his extensive public company, private company and non-for-profit board experience.

Roger Lazarus became a member of the LPA Board upon the consummation of the Business Combination and has served on the board of directors of LLP since 2021. Mr. Lazarus has served as the chairperson of LLP’s audit committee since March 2021 and served as the chairperson of LLP’s compensation committee from March 2021 to June 2024. In addition, Mr. Lazarus has served as a venture advisor to Marcy Venture Partners and its portfolio companies since March 2020. Mr. Lazarus served as the Chief Financial Officer of Chain Bridge 1 (NASDAQ: CBRG) from November 2021 to March 31, 2024. In addition to serving on the board of directors of LLP, Mr. Lazarus has served on the board of directors and as chairperson of the audit committee of Heliogen Inc (NYSE: HLGN) since March 2023. From 1997 to 2019, he was a partner at Ernst & Young, where he advised on acquisitions and investments for corporate and private equity clients. During his career with Ernst & Young, he served in a variety of roles, including as the Chief Operating Officer and board member of Ernst & Young’s LatAm North region, where he managed internal operations and oversaw financial and operating reporting for 13 countries from 2017 to 2019, as a managing partner and Chief Operating Officer of Ernst & Young Colombia from 2013 to 2019, and as the managing partner of Ernst & Young´s West Region Transactions service-line from 2006 to 2009. He is chair of the audit committee of the Goldman Environmental Foundation, the sponsor of the annual Goldman Environmental Prize. Mr. Lazarus is a Chartered Accountant (ICAEW), holds a Bachelor of Arts degree with honors in Economics from the University of York, England and completed the international certification of the Institute of Directors in London, England in 2020. Mr. Lazarus possesses valuable financial and operational expertise across both developed and emerging markets.

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Gloria Canales Saldaña became a member of the LPA Board upon the consummation of the Business Combination and also serves as a member of the board of directors of Fundación Harvard en México, where she has served since 2019. Ms. Canales Saldaña also serves as a member of the advisory board of Samishop, a venture of Credicorp Peru, where she has served since 2023. Ms. Canales Saldaña is currently the Digital Director of Coppel, a privately owned retailer with a presence in Mexico and Latin America. Previously, Ms. Canales Saldaña was the Marketing Director of Amazon Mexico and held various other commercial roles at Amazon from 2014 to 2022. She holds a bachelor’s degree in Economics from ITESM, as well as a degree in International Business from the University of British Columbia. Ms. Canales Saldaña also holds an MBA from Harvard Business School. She has experience working in the United States, Brazil, Argentina, India and Mexico. She is an investor in Angel Ventures, Amplica Capital and Soldier Fields Angels, where she is also a Mentoring Partner. Ms. Canales Saldaña possesses extensive knowledge of the Latin American market and experience in retail and e-commerce.

Mauricio Salgar became a member of the LPA Board upon the consummation of the Business Combination and serves as an external advisor to Advent International, a global private equity firm based in Bogota, Colombia. He previously served as Managing Director of Advent International from October 2012 to December 2023. Mr. Salgar currently serves as an independent board member of Grupo Aval (NYSE: AVAL) and as a member of the board of directors of Holding Hotelera GHL, a privately held company in Colombia. Previously, Mr. Salgar served as a member of the boards of directors of AI Inversiones Palo Alto II S.A.C. (CANVIA) from June 2017 to November 2023, Sophos Solutions S.A.S. from December 2020 to September 2023, Enjoy S.A. (SSE: ENJOY) from January 2018 to April 2021, Lifemiles B.V. from August 2015 to October 2021, Oleoducto Central S.A. “Ocensa” from January 2014 to February 2020 and Alianza Fiduciaria and Alianza Valores from January 2014 to April 2019. Mr. Salgar holds a Bachelor of Science degree in Industrial Engineering from Universidad de los Andes in Bogota, Colombia, and an MBA from the MIT Sloan School of Management, and has expansive experience in the Latin American region.

Diego Durruty became a member of the LPA Board upon the consummation of the Business Combination and has served as Executive Vice President of Grupo Urbana, a real estate investment, development, and operations company based in Chile, since March 1996. Mr. Durruty also serves as member of the board of directors of D’Barbers since March 2020 and B21 since October 2019. Mr. Durruty has 28 years of professional experience in the real estate investment, development and operations industry in Chile and Latin America. His institutional involvement with major real estate groups has provided him with insight into various verticals, including mixed-use developments, multi-family properties, offices, shopping centers, self-storage, and parking facilities. Throughout his career, Mr. Durruty has successfully acquired 14 companies, solidifying his position as a leader in the real estate industry. Mr. Durruty pursued coursework in architecture and management at the Pontifical Catholic University of Chile, and has expansive experience in the real estate industry.

Françoise Lavertu became a member of the LPA Board in July 2024 and has served as co-Chief Executive Officer since April 2023 of AUBA, a San Francisco-based company that provides AI-based supply chain visibility and optimization technologies for large enterprises. She is also co-founder of South View Studio, a strategic and creative brand-building firm advising B2C and B2B companies, including those operating in real estate and logistics, and she served as director of strategy from February 2019 to April 2023. Ms. Lavertu founded and served as an advisor and operating partner from February 2019 to March 2023 at Utelias, which provided strategic and operational guidance to private equity funds, bringing hands-on experience scaling businesses to their portfolio companies. Prior to Utelias, Ms. Lavertu was Tesla’s General Manager for the Southeast U.S. and Latin America, and previously Country Manager for Mexico. In addition to leading the launch of Tesla’s Model X and Model 3 vehicles as well as energy products in her markets, she had full P&L responsibility. Ms. Lavertu began her career in consumer goods and has experience in retail, sales, marketing, merchandising and purchasing at market-leading brands. She has a Bachelor’s degree in Commerce from McGill University and a Master’s degree in Statistics from HEC. Ms. Lavertu is a board member at Spectrum (Grupo Pantaleon), Solfium and Kronia Technologies, and serves as an advisor to Endeavor and CiBanco.

Javier Marquina-Graciani became a member of the LPA Board in July 2024. Mt. Marquina is the founder and has served as Chief Executive Officer since February 2019 of Miami-based ARQ Consultants Inc., a firm specializing in real estate investment strategy and execution. In addition, he has served on the board of Guatemala-based Inmobiliaria Spectrum since June 2018 and was appointed as Vice Chair of the board in June 2023. He has served as an independent trustee at US-based TIDAL TRUST II, a regulated investment trust with over 50 ETF holdings representing approximately US$5 billion in assets, since July 2022. He has also served as manager since May 2023 of Neta Investments LLC, a US-based private real estate investment trust. Mr. Marquina served on the board of LatAm Logistic Properties, S.A. from November 2022 to March 2024. He also served as interim Head of the Americas of Acciona Inmobiliaria from January 2020 to June 2021 and as Head of Investment Team for Latin America for GLL Real Estate Partners from September 2016 to January 2020. Previously, Mr. Marquina was the Real Estate Investment Director of Miami-based Finaccess Advisors, where he designed and implemented a new real estate investment strategy and successfully closed three transactions totaling $250 million. Prior to this, he was Partner and Finance Director of Aguirre Newman America, a SMM LLC franchise that he launched in 2009 and expanded into Brazil, Mexico and Peru. In 2002, Mr. Marquina co-founded SMM LLC and led a management buyout of five CBRE offices in Latin America. Mr. Marquina has a Master’s degree in Politics and Economics from the University of Oxford and an MBA from Instituto de Empresa in Madrid.

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Family Relationships

There are no family relationships between the directors or executive officers.

Board Composition

The size of the Board is seven (7) directors. At each annual general meeting, each of the Directors of the relevant class, the term of which shall then expire, shall be eligible for re-election to the Board for a period of three years.

The LPA directors are divided among the three classes as follows:

●	the Class I director is Diego Durruty and Javier Marquina-Graciani and their terms will expire at the first annual general meeting;

●	the Class II directors are Roger Lazarus, Mauricio Salgar and Françoise Lavertu and their terms will expire at the second annual general meeting; and

●	the Class III directors are Thomas McDonald and Gloria Canales Saldaña and their terms will expire at the third annual general meeting.

As a result of the staggered board, only one class of directors will be appointed at each annual general meeting, with the other classes continuing for the remainder of their respective terms.

Director Independence

The Board has determined that each of the directors (other than Mr. McDonald) qualifies as an independent director, as defined under listing rules of NYSE American, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the listing rules of NYSE American relating to director independence requirements. In addition, LPA is subject to the rules of the SEC and NYSE American relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of LPA’s risk management process. The Board administers this oversight function directly through the board as a whole, as well as through various standing committees of the board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the audit committee is responsible for considering and discussing LPA’s major financial risk exposures and the steps its management should take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee also assesses and monitors whether LPA’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Duties of Directors

Under Cayman Islands law, LPA’s directors owe fiduciary duties to LPA, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in LPA’s best interests. LPA’s directors must also exercise their powers only for a proper purpose. LPA directors also owe to LPA a duty to act with skill and care that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to LPA, the directors must ensure compliance with the Charter, as amended and restated from time to time. LPA has the right to seek damages if a duty owed by its directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in LPA’s name if a duty owed by its directors is breached.

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The functions and powers of the Board include, among others:

●	conducting and managing the business of LPA;
●	representing LPA in contracts and deals;
●	appointing attorneys for LPA;
●	selecting senior management such as managing directors and executive directors;
●	providing employee benefits and pension;
●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	exercising the borrowing powers of LPA and mortgaging the property of LPA;
●	approving the transfer of shares of LPA, including the registering of such shares in LPA’s register of members; and
●	exercising any other powers conferred by the shareholders of LPA under the Proposed Charter, as it may be amended from time to time.

Board Committees

The Board has the authority to appoint committees to perform certain management and administration functions. The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board. Copies of the charters for each committee are available on the investor relations portion of LPA’s website.

Audit Committee

The audit committee consists of Messrs. Lazarus and Marquina and Ms. Canales Saldaña, and Mr. Lazarus serves as the chair of the audit committee. Mr. Lazarus satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of Messrs. Lazarus and Marquina and Ms. Canales Saldaña satisfy the requirement for an “independent director” within the meaning of the NYSE American listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act and is expected to be financially literate. In arriving at such determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Both LPA’s independent registered public accounting firm and management will periodically meet privately with the audit committee.

The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of LPA’s independent auditors and determining whether to retain LPA’s existing independent auditors or engage new independent auditors;
●	reviewing LPA’s financial reporting processes and disclosure controls;
●	reviewing and approving the engagement of LPA’s independent auditors to perform audit services and any permissible non-audit services;
●	reviewing the adequacy and effectiveness of LPA’s internal control policies and procedures, including the effectiveness of LPA’s internal audit function;
●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by LPA;
●	obtaining and reviewing at least annually a report by LPA’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
●	monitoring the rotation of LPA’s independent auditor’s lead audit and concurring partners and the rotation of other audit partners as required by law;
●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of LPA’s independent auditor;
●	reviewing LPA’s annual and quarterly financial statements and reports, including the disclosures contained in Item 5, and discussing the statements and reports with LPA’s independent auditors and management;

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●	reviewing with LPA’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
●	reviewing with management and LPA’s auditors any earnings announcements and other public announcements regarding material developments;
●	establishing procedures for the receipt, retention and treatment of complaints received by LPA regarding accounting, internal accounting controls, auditing or other matters;
●	reviewing LPA’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
●	reviewing and evaluating the audit committee charter annually and recommending any proposed changes to the Board.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE American rules and regulations.

Compensation Committee

LPA’s compensation committee consists of Messrs. McDonald, Salgar and Durruty. Mr. Salgar serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and, other than Mr. McDonald, each of the members satisfies the independence requirements of NYSE American. The functions of the committee include, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
●	reviewing and approving the compensation and other terms of employment of LPA’s executive officers;
●	reviewing and approving performance goals and objectives relevant to the compensation of LPA’s executive officers and assessing their performance against these goals and objectives;
●	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;
●	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to non-employee board members;
●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
●	administering equity incentive plans, to the extent such authority is delegated by the Board;
●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for executive officers;
●	reviewing with management LPA’s disclosures under the caption “Compensation Discussion and Analysis” in periodic reports to be filed with the SEC to the extent such caption is included in any such report;
●	reviewing and evaluating the compensation committee charter annually and recommending any proposed changes to the Board.

Nominating and Corporate Governance Committee

LPA’s nominating and corporate governance committee consists of Messrs. McDonald, Lazarus and Ms. Lavertu. Mr. McDonald serves as the chair of the nominating and corporate governance committee. The Board has determined that, other than Mr. McDonald, each of the members of the nominating and corporate governance committee satisfies the requirements for an “independent director” within the meaning of the NYSE American listing rules. The functions of this committee include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on the Board;
●	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;
●	evaluating nominations by shareholders of candidates for election to the Board;
●	evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;
●	developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;
●	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and
●	reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Board.

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Emerging Growth Company, Foreign Private Issuer and Controlled Company

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing of the Business Combination, (b) in which the Company has total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of Ordinary Shares held by non-affiliates is at least $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which the Company issued more than $1.0 billion in non-convertible debt during the prior three-year period. The Company intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

As a “foreign private issuer,” the Company will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that the Company must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. The Company will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” the Company’s officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. In addition, JREP I Logistics Acquisition, LP currently controls a majority of the voting power of the outstanding Ordinary Shares. As a result, the Company is a “controlled company” as defined under the NYSE American rules. For as long as the Company remains a controlled company under that definition, the Company is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules.

As a result of the Company’s status as a “foreign private issuer” and a “controlled company”, among other things, the Company is not required to have (1) a majority of the board of directors consisting of independent directors; (2) a compensation committee consisting of independent directors; (3) a nominating committee consisting of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

Accordingly, the Company’s shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of NYSE American’s corporate governance requirements. The Company would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the Company’s executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States. The Company is an “emerging growth company” as defined in the JOBS Act and has elected to comply with certain reduced public company reporting requirements. Foreign private issuers, similar to emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if the Company no longer qualifies as an emerging growth company but remains a foreign private issuer, it will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer. For further details, see “Risk Factors – Risks Relating to the Company’s Business and Operations – As a ‘foreign private issuer’ under the rules and regulations of the SEC, LPA is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain NYSE American requirements applicable to U.S. issuers.” If at any time the Company ceases to be a foreign private issuer, it will take all action necessary to comply with the applicable rules of the SEC and the NYSE American.

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Except as disclosed below, the Company believes that its established practices in the area of corporate governance are in line with the spirit of the NYSE American standards and provide adequate protection to its shareholders. The Company does not expect that there are any significant differences between its corporate governance practices and the NYSE American standards applicable to listed U.S. companies. We currently follow corporate governance practices as contained in the Companies Act and other Cayman Islands laws and regulations in lieu of NYSE American corporate governance rules as follows, none of which is required under the laws of the Cayman Islands:

●	Section 703 of the NYSE American Company Guide, which requires that a company provide shareholders with a written notice at least ten days in advance of all shareholder meetings and to provide for such notice in its by-laws;

●	Section 704 of the NYSE American Company Guide, which requires that company hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year;

●	Section 705 of the NYSE American Company Guide, which requires that a company solicit proxies from its shareholders pursuant to a proxy statement in connection with its shareholder meetings;

●	Section 804 of the NYSE American Company Guide, which requires that a company have a nomination committee that is comprised solely of “independent directors,” or by a majority of the independent directors, as defined by the NYSE American. Although we currently have a nomination and corporate governance committee, under the laws of the Cayman Islands we are not required, nor do we intend to, have such committee comply with Section 804 of the NYSE American Company Guide; and

●	Section 805 of the NYSE American Company Guide, which requires that a company’s compensation committee be comprised solely of “independent directors” or, in the case of a company that does not have a compensation committee, that all of the members of the board of directors be independent. Although we currently have a compensation committee, under the laws of the Cayman Islands we are not required, nor do we intend to, have such committee comply with Section 805 of the NYSE American Company Guide.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Charter provides for indemnification of LPA’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. LPA has also purchased a policy of directors’ and officers’ liability insurance that insures LPA’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and will insure LPA against its obligations to indemnify its officers and directors.

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EXECUTIVE COMPENSATION

Compensation of Officers and Directors

Under Cayman Islands law, we are not required to disclose compensation paid to our senior management on an individual basis and we have not publicly disclosed this information elsewhere.

For the year ended December 31, 2023, we paid our executive officers and directors as a whole an aggregate of $1,550,470. This amount is comprised of salaries, bonuses, and non-cash benefits.

Logistic Properties of the Americas Equity Incentive Plan

The Company adopted the Logistic Properties of the Americas Equity Incentive Plan filed as Exhibit 4.2 to this prospectus (the “Equity Incentive Plan”) in order to give the Company a competitive advantage in attracting, retaining, awarding and motivating directors, officers, employees and consultants by granting equity and equity-based awards. The Equity Incentive Plan permits the grant of options to purchase Ordinary Shares, stock appreciation rights, restricted stock, restricted stock unit awards, performance-based awards, and other equity-based awards, in each case, in respect of Ordinary Shares and cash incentive awards, thus enhancing the alignment of employee and shareholder interests.

As of the date of this prospectus, restricted stock unit awards representing 431,500 Ordinary Shares have been granted under the Equity Incentive Plan to certain of our executive officers, of which 112,500 awards have vested and the rest remain subject to vesting schedules.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan Receivables from Affiliates

On June 25, 2015, we entered into an agreement with Latam Logistic Investments LLC (“LLI”) to provide loans to LLI to meet certain tax obligations. LLI is wholly-owned by one of the prior executives of LLP and was the owner of 8.0% of the equity of LLP at the time. In July 2020, we increased the notes receivable from LLI from $3,015,000 to $4,165,000 and extended the term to December 31, 2023. In June 2021, we increased the notes receivable from LLI from $4,165,000 to $4,850,000. In May 2022, we increased the notes receivable from LLI from $4,850,000 to $6,950,000. The expiration of the term remained as December 31, 2023. As of June 30, 2024, the notes receivable had a fixed interest rate of 9.0%. The main terms of the notes receivable were payment of the balance at maturity, including interest receivable, the possibility of early payments without penalty, pledge of ordinary shares as collateral and a promissory note. As of December 31, 2023, the notes receivable balance, including accrued interest, was $9,463,164. The loan receivable was considered settled on the Closing Date, in accordance with an assignment agreement entered into between LLP and LLI. See Note 3 of our Unaudited Condensed Consolidated Interim Financial Statements for more information.

Management and Advisory Services

We paid Jaguar Growth Partners LLC $504,160 and $554,571 for management and advisory services provided to us during the six months ended June 30, 2024, and the year ended December 31, 2023, respectively. On May 12, 2023, and effective as of November 17, 2022, we entered into an agreement with Jaguar Growth Partners LLC to pay $50,000 per quarter for management advisory services related to compensation for Esteban Saldarriaga, LLP’s Chief Executive Officer. Such agreement was terminated on March 23, 2024.

We reimburse our executives for reasonable travel-related expenses incurred while conducting business on our behalf.

Legal Services

Ramirez & Cardona Abogados, whose managing partner was an LPA board member and an LLP board member prior to the consummation of the Business Combination, provided legal services to us at a cost of $18,990 and $87,689 for the six months ended June 30, 2024, and the year ended December 2023, respectively.

Transactions Related to the Business Combination

Certain other related agreements have been entered into in connection with the Business Combination. This section describes the material provisions of certain additional agreements entered into pursuant to the Business Combination (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, and you are urged to read such Related Agreements in their entirety.

Registration Rights Agreement

At the time of the closing of the Business Combination, certain LLP shareholders entered into a registration rights agreement (the “Registration Rights Agreement”) dated March 27, 2024 with LPA, pursuant to which, among other matters, such LLP Shareholders were granted substantially the same priorities and registration rights as the Sponsor and other “Holder” parties under the Founder Registration Rights Agreement.

Founder Registration Rights Agreement Amendment

At the time of the closing of the Business Combination, LPA, TWOA, the Sponsor, the two sponsor and the other parties thereto entered into an amendment (the “Founder Registration Rights Agreement Amendment”) dated March 27, 2024, to the registration rights agreement entered into by TWOA, the Sponsor and the other parties thereto at the time of TWOA’s IPO (the “Founder Registration Rights Agreement”). Pursuant to the Founder Registration Rights Agreement Amendment, the Founder Registration Rights Agreement was amended to, among other things, add LPA as a party and to reflect the issuance of Ordinary Shares pursuant to the Business Combination Agreement, reconcile with the provisions of the Registration Rights Agreement, and to provide that, notwithstanding that the other provisions of the Founder Registration Rights Agreement and the Registration Rights Agreement provide substantially the same rights and priorities to holders of registrable securities under such agreements, LPA is not required to effect or permit any registration, or cause any registration statement to become effective, with respect to any registrable securities held by any holder of the Ordinary Shares from which the Founder Shares subject to the Registration Rights Agreement Amendment were converted into until after the expiration of 18 months following the Closing.

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Amendment to Insider Letter Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, TWOA, the Sponsor, the two sponsor, and certain other TWOA shareholders and, by a joinder agreement, LPA, entered into an amendment (the “Amendment to Letter Agreement”) to the insider letter agreement entered into in connection with TWOA’s IPO (the “Insider Letter”) dated as of August 15, 2023. The Amendment to Letter Agreement (i) added LPA as a party to the Insider Letter, (ii) revised the terms of the Insider Letter to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of Ordinary Shares in exchange for the TWOA Ordinary Shares, (iii) amended the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreement, and (iv) provided LLP with the ability to enforce, prior to the Closing, the lock-up and voting provisions of the Insider Letter.

Second Amendment to Insider Letter Agreement

At the time of the Closing of the Business Combination, TWO, the Sponsor, two sponsor, and each of the holders listed on the signature pages thereto entered into a second amendment (the “Second Amendment to the Letter Agreement”) to the Insider Letter dated as of March 27, 2024 in order to amend the terms of the lock-up set forth therein. Pursuant to the Second Amendment to the Letter Agreement, the parties agreed not to transfer the restricted securities during the period commencing from the Closing and ending on the 18-month anniversary of the Closing or earlier, if LPA consummates a third-party tender offer, stock sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of LPA’s shareholders having the right to exchange their equity holdings in LPA for cash, securities or other property.

Lock-Up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the majority LLP Shareholder entered into a Lock-Up Agreement with TWOA and by a joinder agreement, LPA (the “Lock-Up Agreement”) dated as of August 15, 2023. Pursuant to the Lock-Up Agreement, such LLP shareholder agreed not to, during the period commencing from the Closing and ending on the 12-month anniversary of the Closing or earlier, if LPA consummates a third-party tender offer, stock sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of LPA’s shareholders having the right to exchange their equity holdings in LPA for cash, securities or other property (and, with respect to 50% of such restricted securities, subject to early release if the last trading price of the Ordinary Shares equals or exceeds $12.50 for any 20 Trading Days within any 30 Trading Day period commencing at least 180 days after the Closing): (i) lend, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of the restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers, provided that the transferred shares will continue to be subject to the Lock-Up Agreement).

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BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of Ordinary Shares as of the date hereof by:

●	each person known by us to be the beneficial owner of more than 5% of outstanding Ordinary Shares;

●	each of our directors and executive officers; and

●	all our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if that person possesses sole or shared voting or investment power over that security. A person is also deemed to be a beneficial owner of securities that person has a right to acquire within 60 days including, without limitation, through the exercise of any option, warrant or other right or the conversion of any other security. Such securities, however, are deemed to be outstanding only for the purpose of computing the percentage beneficial ownership of that person but are not deemed to be outstanding for the purpose of computing the percentage beneficial ownership of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

As of the date hereof, there are 31,799,747 Ordinary Shares and zero Preference Shares issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name	Ordinary Shares Beneficially Owned Prior to the Offering	% of Ordinary Shares
Directors and Executive Officers Post-Business Combination(1):
Esteban Saldarriaga	—	—
Paul Smith Marquez	—	—
Annette Fernandez	—	—
Guillermo Zarco B.	—	—
Aris Stamatiadis	—	—
Alvaro Chinchayan	—	—
Thomas McDonald(2)	26,312,000	82.7%
Roger Lazarus	—	—
Gloria Canales Saldaña	—	—
Mauricio Salgar	—	—
Diego Durruty	—	—
Françoise Lavertu	—	—
Javier Marquina-Graciani	—	—
All directors and executive officers of LPA post-Business Combination as a group	26,312,000	82.7%
—
Other 5% Shareholders:		—
HC PropTech Partners III LLC(3)(4)	2,130,693	6.7%
JREP I Logistics Acquisition, LP(5)	26,312,000	82.7%

(1) Unless otherwise noted, the business address of each of the following entities or individuals is c/o Logistic Properties of the Americas, Plaza Tempo, Edificio B Oficina B1, Piso 2 San Rafael de Escazú, San José, Costa Rica.

(2) Represents shares held by JREP I Logistics Acquisition, LP (see footnote 5 below) and Latam Logistic Equity Partners, LLC. Latam Logistic Equity Partners is managed by JREP I Logistics Acquisition, LP. Thomas McDonald disclaims beneficial ownership of the reported securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

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(3) Mr. Thomas D. Hennessy exercises voting and investment control over LPA shares that are held by HC PropTech Partners III LLC.

(4) The business address of the reporting person is 195 US HWY 50, Suite 208, Zephyr Cove, NV 89448.

(5) Represents shares held by JREP I Logistics Acquisition, LP, Jaguar Real Estate Partners, LP, and Latam Logistic Equity Partners, LLC. Latam Logistic Equity Partners is managed by JREP I Logistics Acquisition, LP. JREP I Logistics Acquisition, LP and Jaguar Real Estate Partners, LP are investment funds managed by JREP GP, LLC. JREP GP, LLC is managed by Jaguar Growth Partners Group LLC, managing members of which are Gary R. Garrabrant and Thomas McDonald, who share equally in the voting and investment discretion with respect to investments held by such funds. Gary R. Garrabrant and Thomas McDonald disclaim beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of the reporting person is 601 Brickell Key Drive, Suite 700, Miami, FL 33131.

Registered Holders

Based on a review of the information provided to us by our Transfer Agent, as of September 3, 2024 there were 29 registered holders of our Ordinary Shares, 21 of which were United States registered holders holding a total of 30,023,813 Ordinary Shares, representing approximately 94% of our total outstanding shares.

DESCRIPTION OF THE COMPANY’S SECURITIES

A summary of the material provisions governing our securities is described below. This summary is not complete and should be read together with the Charter.

General

LPA is a Cayman Islands exempted company and its affairs are governed by the Charter, the Companies Act and other legislation and common law of the Cayman Islands. Pursuant to the Charter, LPA is authorized to issue 450,000,000 Ordinary Shares and 50,000,000 preference shares, $0.0001 par value each (the “Preference Shares”). As of September 4, 2024, LPA had 31,799,747 Ordinary Shares and zero Preference Shares issued and outstanding. The following description summarizes certain terms of LPA’s shares as set out more particularly in the Charter.

Ordinary Shares

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of shareholders shall be decided on a poll. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In the case of an equality of votes, the chairperson of the meeting shall be entitled to exercise a casting vote.

Unless specified in the Charter, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote by ordinary resolution, being a resolution passed at a general meeting of shareholders by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote at such general meeting, is required to approve any such matter voted on by LPA shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to the Charter, being a resolution passed at a general meeting of shareholders by a majority of at least two-thirds (2/3) of such shareholders as, being entitled to do so, vote in person or by proxy at such general meeting. Such actions include amending the Charter and approving a statutory merger or consolidation with another company.

LPA may by ordinary resolution appoint or remove any director. The Board may also appoint any person as a director, either to fill a vacancy or as an additional director. LPA’s Board is divided into three classes. The term of only one class of directors expires each year and each class (except for those directors appointed prior to LPA’s first annual general meeting) serves a three-year term. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. As an exempted company incorporated in the Cayman Islands, there is no requirement under the Companies Act for LPA to hold annual or extraordinary general meetings to appoint directors.

The Ordinary Shares are not entitled to pre-emptive rights, and are not subject to conversion, redemption or sinking fund provisions. LPA shareholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

Preference Shares

The Charter authorizes 50,000,000 Preference Shares. Subject to the limitations set out below, the Board will be authorized to issue shares with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise. Accordingly, the Board will be able to, without shareholder approval, issue Preference Shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects. The issuance of Preference Shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of LPA and might adversely affect the market price of Ordinary Shares and the voting and other rights of the holders of Ordinary Shares.

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Upon consummation of the Business Combination, no Preference Shares will be outstanding. Although LPA does not currently intend to issue any Preference Shares, it is not assured that LPA will not do so in the future.

Treasury Shares

LPA directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a treasury share. As of the date of this prospectus, LPA has no shares in treasury.

Issuance of Shares

Subject to the Charter and, where applicable, the rules and regulations of the applicable stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, LPA directors may, in their absolute discretion and without approval of the existing LPA shareholders, issue, grant options over or otherwise deal with any unissued shares of LPA to such persons, at such times and on such terms and conditions as they may decide. No share shall be issued at a discount to par, except in accordance with the provisions of the Companies Act. In accordance with its Charter and the Companies Act, LPA shall not issue bearer shares.

Register of Members

Under the Companies Act, LPA must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company;
●	a statement of the shares held by each member, which:

◌	distinguishes each share by its number (so long as the share has a number);
◌	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;
◌	confirms the number and category of shares held by each member; and
◌	confirms whether each relevant category of shares held by a member carries voting rights under the Charter, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and
●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of an exempted company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. The shareholders recorded in the register of members will be deemed to have legal title to the Ordinary Shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by an exempted company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Dividends

The Board may declare dividends from time to time (including interim dividends) in accordance with the respective rights of the shareholders if it appears to the Board members that the dividends are justified by the Company’s financial position and that such dividends may lawfully be paid. See the section entitled “Dividend Policy”.

Transfer of Shares

Subject to applicable restrictions and laws, including applicable securities laws, and the restrictions contained in the Charter, any LPA shareholder may transfer all or any of their Ordinary Shares by an instrument of transfer in the usual or common form or any other form prescribed by applicable stock exchange or approved by the Board from time to time. LPA shall be entitled to retain any instrument of transfer which is registered. However, an instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given by the directors.

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If the shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Charter on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such shares without evidence satisfactory to them of the like transfer of such option or warrant. Further, subject to applicable law the directors may suspend registration of the transfer of shares at such times and for such periods, not exceeding 30 days in any calendar year, as they determine.

The transferor shall be deemed to remain the holder of any transferred shares until the name of the transferee is entered into LPA’s register of members.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The Board may from time to time make calls upon shareholders for any amounts unpaid for the purchase of their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Variations of Rights of Shares

If at any time the share capital of LPA is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the Charter or the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than two-thirds (2/3) of the issued shares of that class or with the sanction of a special resolution passed in accordance with the Charter at a separate general meeting of the holders of the shares of that class. To every such separate general meeting, the provisions of the Charter relating to general meetings shall mutatis mutandis apply, except that: (a) the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued shares of the applicable class; and (b) any shareholder holding issued shares of the class, present in person or by proxy or, in the case of a corporate shareholder, by its duly authorized representative, may demand a poll.

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Redemption, Purchase and Surrender of Own Shares

Subject to the provisions of the Companies Act and to any rights for the time being conferred on shareholders holding a particular class of shares, and, where applicable, applicable stock exchange rules, the rules and regulations of the SEC and/or any other competent regulatory authority or otherwise under applicable law, LPA may by its directors:

●	issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or LPA, on the terms and in the manner its directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of the relevant class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of LPA on the terms and in the manner determined by the directors at the time of such variation; and

●	purchase all or any of its own shares (including any redeemable shares) in such manner and on such other terms as the directors determine at the time of such purchase.

LPA may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital.

In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares in issue (other than treasury shares), or (iii) if LPA has commenced liquidation.

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LPA directors may also accept the surrender of any fully paid share for no consideration.

General Meetings of Shareholders

As a Cayman Islands exempted company, LPA is not obliged by the Companies Act to call annual general meetings; however, the Charter provides that to the extent required by stock exchange listing rules or any applicable law, LPA will hold an annual general meeting at such time and place as the Board may determine. At annual general meetings, the annual accounts and report of the directors (if any) shall be presented.

At least five clear calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given or on which it is to take effect and shall specify (a) the place, the day and the hour of the meeting, (b) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting, (c) the general nature of the business to be transacted, and (d) if a resolution is proposed as a special resolution, the text of that resolution; provided that a general meeting of LPA shall, whether or not the notice specified in the regulation has been given and whether or not the provisions of the Charter regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (i) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (ii) in the case of an extraordinary general meeting, by shareholders (or their proxies) having a right to attend and vote at the meeting, together holding not less than 95% of the votes entitled to be cast at such extraordinary general meeting. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

The Board may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition of LPA shareholders holding at the date of deposit of the requisition not less than 40% of the right to vote at such general meeting. The requisition must (a) be in writing, (b) specify the purpose of the meeting, (c) be signed by or on behalf of each requisitioner and (d) be delivered in accordance with the notice provisions of the Charter. If the directors do not within 21 clear calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitioner(s) may themselves convene a general meeting within three months after the end of that period.

No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the general meeting proceeds to business. The holders of at least one third of the issued and outstanding shares of LPA, being individuals present in person or by proxy or if a corporation or other non-natural person, by its duly authorized representative or proxy and entitled to vote at the general meeting, will constitute a quorum. If a quorum is not present within 15 minutes from the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then: (i) if the meeting was requisitioned by shareholders, the meeting shall be cancelled, or (ii) in any other case, the meeting shall stand adjourned to the same time and place seven days from the date of the initial meeting or to such other time and place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved.

The chairperson of the Board or such other director as the directors have nominated to chair Board meetings in the absence of the chairperson shall preside as chairperson at every general meeting of LPA. If at any meeting the chairperson of the Board is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, the directors present shall elect one of their number to be chairperson of the meeting. If no director is present within 15 minutes of the time appointed for the meeting, or if no director is willing to act as chairperson, the shareholders present or by proxy shall choose one of their number to chair the meeting.

The chairperson of the meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for twenty clear calendar days or more, not less than five clear calendar days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transactions shall be given to shareholders.

Record Dates

In accordance with the Charter, the Board may fix any time and date as the record date for: (a) calling a general meeting of shareholders; (b) declaring or paying a dividend; (c) making or issuing an allotment of shares; or (d) conducting any other business required pursuant to the Charter. The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.

Appointment, Disqualification and Removal of Directors

The management of the Company is vested in the Board. The Charter provides that there shall be a board of directors consisting of no less than one (1) and no more than nine (9) directors; provided that the Company may, from time to time, increase or decrease the limits on the number of directors by ordinary resolution. The Charter provides that the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, with as nearly equal a number of directors in each group as possible. Subject to the Charter, directors must be assigned to each class in accordance with a resolution or resolutions adopted by the Board.

Director nominees may be appointed by the directors as outlined above or elected by an ordinary resolution at a general meeting. The seats of those directors whose terms expire at each annual general meeting will be filled at such annual general meeting. For illustrative purposes, at the 2024 annual general meeting, the term of office of the initial Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the 2025 annual general meeting, the term of office of the initial Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2026 annual general meeting, the term of office of the initial Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. Subject to the Charter, at each succeeding annual general meeting, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.

Without prejudice to the power of the Company to appoint a person to be a director by ordinary resolution and subject to the Charter, the directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until their successor shall have been elected and qualified.

In the case of an equality of votes on any matter arising at any meeting of the directors, the chairperson of the Board may exercise a second or casting vote.

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Inspection of Books and Records

The Board will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of the Company will be open to the inspection by Company shareholders not being directors, and no Company shareholder (not being a director) will otherwise have any right of inspecting any account or book or document of the Company except as required by the Companies Act (and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting the Company) or authorized by the Board or by the Company’s shareholders by ordinary resolution.

Changes in Capital

The Company may from time to time by ordinary resolution do any of the following and amend its memorandum of association for such purpose:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;
●	convert all or any of its paid up shares into stock, and reconvert that stock into paid up shares of any denomination;
●	sub-divide its existing shares or any of them into shares of an amount smaller than that fixed by the memorandum, provided, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the provisions of the Companies Act (and any other law and regulation of the Cayman Islands applicable to the Company) and any rights for the time being conferred on shareholders holding a particular class of shares, the Company may by special resolution reduce its share capital any way.

Winding Up

If LPA shall be wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a special resolution and any other approval required by the Companies Act, divide amongst the shareholders in kind the whole or any part of the assets of LPA (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Certain Differences in Corporate Law

Cayman Islands exempted companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to LPA and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands exempted companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands exempted companies, the directors of each exempted company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds in value of the voting shares voted at a general meeting) of the shareholders of each exempted company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) that there are no reasons why it would be against the public interest to allow the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required (in addition to the declarations set out above) to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of such holder’s shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares (including their name, address, and number and classes of shares in respect of which such person dissents); (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree upon the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	LPA is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;
●	LPA shareholders have been fairly represented at the meeting in question; the arrangement is such as a businessman would reasonably approve; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

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Squeeze-out Provisions. When a tender offer is made and accepted by holders of 90% in value of the shares affected to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four month period, give notice in the prescribed manner specified in the Companies Act to any dissenting shareholder that it desires to acquire that person’s shares on the terms of the offer and, where such notice is given, the shareholder shall (unless otherwise provided for in the Companies Act) transfer such shares to the offeror. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Ogier (Cayman) LLP, LPA’s Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, LPA will be the proper plaintiff in any claim based on a breach of duty owed to LPA, and a claim against (for example) LPA officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);
●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against LPA where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

LPA has been advised by Ogier (Cayman) LLP, as LPA’s Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against LPA judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against LPA predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Special Considerations for Exempted Companies. LPA is an exempted company with limited liability (meaning its public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue shares with no par value;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands; and
●	an exempted company may register as a limited duration company; and an exempted company may register as a segregated portfolio company.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, LPA is required to adopt and maintain anti-money laundering procedures, and will require current or prospective shareholders to provide evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, LPA may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

LPA reserves the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a current or prospective shareholder.

In the event of delay or failure on the part of the prospective shareholder in producing any information or evidence required for verification purposes, LPA may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. LPA will not be liable for any loss suffered by a prospective shareholder arising as a result of a refusal of, or delay in processing, an application from a prospective shareholder if such information and documentation requested has not been provided by the prospective shareholder in a timely manner.

LPA also reserves the right to refuse to make any distribution payment to a shareholder if our directors or officers suspect or are advised that the payment of such distribution to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) the Financial Reporting Authority or a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By applying for shares, the prospective shareholder consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering, terrorist financing and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection in the Cayman Islands—Privacy Notice

References in this section to “we” refer to LPA.

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of LPA pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

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We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the shareholder (including prospective shareholders) and shall also include any individual connected to the shareholder.

By virtue of your investment in LPA, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by LPA for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into LPA, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

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If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in LPA or remain invested in LPA as it will affect the LPA’s ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

Certain Anti-Takeover Provisions of the Charter

The Charter provides that the Board will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual general shareholder meetings.

LPA’s authorized but unissued Ordinary Shares and Preference Shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares and Preference Shares could render more difficult or discourage an attempt to obtain control of LPA by means of a proxy contest, tender offer, merger or otherwise. However, under Cayman Islands law, the Board may only exercise the rights and powers granted to them under the Charter for a proper purpose and for what they believe in good faith to be in the best interests of LPA.

Listing of Securities

The Ordinary Shares are listed for trading on NYSE American under the ticker symbol “LPA”.

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ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Pursuant to the Charter, LPA is authorized to issue 450,000,000 Ordinary Shares and 50,000,000 Preference Shares. As of September 4, 2024, LPA had 31,799,747 Ordinary Shares and zero Preference Shares issued and outstanding. All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons other than by our “affiliates” or LLP’s “affiliates” without restriction or further registration under the Securities Act except (i) 1,500,000 Ordinary Shares issued to the PIPE Subscriber, (ii) 25,408,240 issued to the majority LLP Shareholder and (iii) 2,846,049 Ordinary Shares issued to two, the Sponsor and certain transferees in exchange for the Founder Shares, each of which are subject to the lock-up restrictions described below.

The registration statement of which this prospectus forms a part registers the resale of approximately 87.74%, of our total outstanding Ordinary Shares as of the date of this prospectus. Certain Ordinary Shares held by the Selling Securityholders are subject to the contractual lock-up restrictions described below that prohibit them from selling such securities at this time. Upon expiration of such contractual lock-up restrictions, the Selling Securityholders will be able to sell any or all of their Resale Shares registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Further, a Selling Securityholder beneficially owns a significant percentage of our outstanding Ordinary Shares. As of September 4, 2024, JREP I Logistics Acquisition, LP beneficially owned in the aggregate 26,312,000 Ordinary Shares, representing approximately 82.74% of all outstanding Ordinary Shares. Subject to the expiration of the lock-up restrictions pursuant to the Lock-Up Agreement, such holder will have the ability to sell any or all of its Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use.

Lock-up Restrictions

Lock-up Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, the majority LLP Shareholder entered into the Lock-Up Agreement with TWOA and by a joinder agreement, LPA dated as of August 15, 2023. Pursuant to the Lock-Up Agreement, such LLP shareholder agreed not to, during the period commencing from the Closing and ending on the 12-month anniversary of the Closing or earlier, if LPA consummates a third-party tender offer, stock sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of LPA’s shareholders having the right to exchange their equity holdings in LPA for cash, securities or other property (and, with respect to 50% of such restricted securities, subject to early release if the last trading price of the Ordinary Shares equals or exceeds $12.50 for any 20 Trading Days within any 30 Trading Day period commencing at least 180 days after the Closing): (i) lend, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of the restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers, provided that the transferred shares will continue to be subject to the Lock-Up Agreement).

PIPE Lock-up Agreement

In connection with the Business Combination and the PIPE Subscription Agreement, the PIPE Subscriber entered into the PIPE Lock-up Agreement, on the same terms as the Lock-Up Agreement.

Insider Letter Agreement

Concurrently with the closing of the Business Combination Agreement, TWO, the Sponsor, two sponsor, and each of the holders listed on the signature pages thereto entered into the Second Amendment to the Letter Agreement to the Insider Letter, dated as of March 27, 2024 in order to amend the terms of the lock-up set forth therein. Pursuant to the Second Amendment to the Letter Agreement, the parties agreed not to transfer the restricted securities during the period commencing from the Closing and ending on the 18-month anniversary of the Closing or earlier, if LPA consummates a third-party tender offer, stock sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of LPA’s shareholders having the right to exchange their equity holdings in LPA for cash, securities or other property.

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Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as an officer or director of the Company may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of ours other than by virtue of his or her status as an officer or director of the Company.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Ordinary Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of Ordinary Shares then issued and outstanding; or

●	the average weekly reported trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which was filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act, each of our employees, consultants or advisors who purchased equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

On the Closing Date, LPA and certain LLP shareholders entered into the Registration Rights Agreement pursuant to which, among other matters, such LLP Shareholders were granted substantially the same priorities and registration rights as the Sponsor and other “Holder” parties under the Founder Registration Rights Agreement. On the Closing Date, LPA, TWOA, the Sponsor, the two sponsor and the other parties thereto entered into a the Founder Registration Rights Agreement Amendment to, among other things, reconcile with the provisions of the Registration Rights Agreement, and to provide that, notwithstanding that the other provisions of the Founder Registration Rights Agreement and the Registration Rights Agreement provide substantially the same rights and priorities to holders of registrable securities under such agreements, LPA is not required to effect or permit any registration, or cause any registration statement to become effective, with respect to any registrable securities held by any holder of the Ordinary Shares into Founder Shares subject to the Registration Rights Agreement Amendment were converted until after the expiration of 18 months following the Closing. Pursuant to the Subscription Agreement, the PIPE Subscriber was granted certain customary resale registration rights.

For more information, see “Certain Relationships and Related Person Transactions — Transactions Related to the Business Combination.”

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SELLING SECURITYHOLDERS

This prospectus relates to the sale from time to time of up to an aggregate of 27,902,000 Ordinary Shares.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our Ordinary Shares after the date of this prospectus.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such securities into the public market.

The number of Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus exceeds our public float. Further, as of September 4, 2024, JREP I Logistics Acquisition, LP beneficially owned, in the aggregate 26,312,000 Ordinary Shares, representing approximately 82.74% of all outstanding Ordinary Shares. Subject to the lock-up restrictions described herein, such holder will have the ability to sell any or all of its Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Ordinary Shares of each Selling Securityholder, the maximum number of Ordinary Shares which may be sold pursuant to this prospectus, and the number and percentage of Ordinary Shares to be beneficially owned by each Selling Securityholder. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

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Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Ordinary Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Ordinary Shares
Name	Beneficially Owned Prior to the Offering	Registered Hereby	Beneficially Owned After the Sale of all Ordinary Shares Offered Hereby

JREP I Logistics Acquisition, LP(1)	25,408,240	25,408,240	—
Latam Logistic Equity Partners, LLC. (2)	903,760	903,760	—
Guadalupe Assets Inc. (3)	1,500,000	1,500,000	—
J.V.B. Financial Group, LLC(4)	90,000	90,000	—

(1)	Represents shares held by JREP I Logistics Acquisition, LP, Jaguar Real Estate Partners, LP, and Latam Logistic Equity Partners, LLC. Latam Logistic Equity Partners is managed by JREP I Logistics Acquisition, LP. JREP I Logistics Acquisition, LP and Jaguar Real Estate Partners, LP are investment funds managed by JREP GP, LLC. JREP GP, LLC is managed by Jaguar Growth Partners Group LLC, managing members of which are Gary R. Garrabrant and Thomas McDonald, who share equally in the voting and investment discretion with respect to investments held by such funds. Gary R. Garrabrant and Thomas McDonald disclaim beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of the reporting person is 601 Brickell Key Drive, Suite 700, Miami, FL 33131.

(2)	Latam Logistic Equity Partners is managed by JREP I Logistics Acquisition, LP (See footnote 1 above). Thomas McDonald disclaims beneficial ownership of the reported securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(3)	The business address of the Selling Securityholder is Avenida Jose Maria Torrijos, Edificio Pazko, Pedregal, Panama City, Panama
(4)	J.V.B. Financial Group, LLC is the record owner of the securities. Jerry Serowik is a Managing Director of J.V.B. Financial Group, LLC and has investment control over the securities held by J.V.B. Financial Group, LLC. As such, Mr. Serowik may be deemed to have beneficial ownership of the securities held directly by J.V.B. Mr. Serowik disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Selling Securityholder is 3 Columbus Circle, Suite 1710, New York, NY 10019. Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, has served as an advisor from time to time to LPA.

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MATERIAL U.S. Federal Income Tax CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations relevant to the ownership and disposition of Ordinary Shares. This discussion applies only to Ordinary Shares held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or status, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, including:

●	brokers, dealers and other investors that do not own their Ordinary Shares as capital assets;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

●	banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

●	persons liable for alternative minimum taxes;

●	U.S. expatriates or former long-term residents of the United States;

●	persons that own (directly, indirectly, or by attribution) 10% or more (by vote or value) of the Ordinary Shares;

●	partnerships or other pass-through entities for U.S. federal income tax purposes, including S corporations, and beneficial owners of partnerships or other pass-through entities;

●	persons holding Ordinary Shares as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

●	persons required to accelerate the recognition of any item of gross income with respect to Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	persons whose functional currency is not the U.S. dollar;

●	persons that received Ordinary Shares as compensation for services; or

●	controlled foreign corporations or passive foreign investment companies.

This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the IRS and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of the U.S. federal alternative minimum tax or the Medicare contribution tax, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of Ordinary Shares. We have not and do not intend to seek any rulings from the IRS regarding the statements made and positions or conclusions described in this summary.

ALL HOLDERS OF PURCHASER SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES AND CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

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U.S. Holders

The section applies to you if you are a U.S. holder. For purposes of this discussion, a U.S. holder means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Ownership and Disposition of Ordinary Shares by U.S. Holders

Distributions on Ordinary Shares

This section is subject to further discussion under “— Passive Foreign Investment Company Rules” below.

Distributions paid by LPA out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. holder’s basis in the Ordinary Shares and thereafter as capital gain. However, LPA does not intend to maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. holders should therefore assume that any distribution by LPA with respect to its shares will be treated as dividend income. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. U.S. holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from LPA.

Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be taxed as “qualified dividend income” (“QDI”) at reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if the Ordinary Shares are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that the Ordinary Shares, which are listed on the NYSE American, are readily tradable on an established securities market in the United States. Thus, we believe that any dividends we pay on the Ordinary Shares to non-corporate U.S. Holders will be potentially eligible for these reduced tax rates. However, there can be no assurance that Ordinary Shares will be considered “readily tradable” on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of LPA’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. LPA will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See discussion below under “— Passive Foreign Investment Company Rules.” U.S. holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Ordinary Shares.

Subject to certain exceptions, dividends on Ordinary Shares will generally constitute foreign source income for foreign tax credit limitation purposes. If such dividends are QDI (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to QDI and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by LPA with respect to the Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. holders, constitute “general category income.”

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Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

This section is subject to further discussion under “— Passive Foreign Investment Company Rules,” below.

A U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. holder, including an individual, who has held the Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized generally will be treated as U.S. source gain or loss. In the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. holder’s ability to claim a foreign tax credit for such non-U.S. tax is subject to various limitations and restrictions. U.S. holders should consult their tax advisors regarding the ability to claim a foreign tax credit.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. holders of the Ordinary Shares could be materially different from that described above if LPA is treated as a PFIC for U.S. federal income tax purposes. A PFIC is any non-U.S. corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules (the “PFIC Income Test”), or (ii) more than 50% of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income (the “PFIC Asset Test”). Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock), and the nature of such non-U.S. corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfies either of the qualification tests in subsequent years (unless the U.S. holder makes a deemed sale election with respect to the stock of the PFIC held by such U.S. holder once such PFIC ceases to satisfy either of the qualification tests).

LPA’s status as a PFIC for its taxable year, and in any future taxable year, is an annual determination that can be made only after the end of that year. Accordingly, there can be no assurances regarding LPA’s status as a PFIC for its taxable year and for any future taxable year. Because LPA’s status as a PFIC depends on facts that are not known at this time, counsel is unable to opine on LPA’s status as a PFIC in its current or any future taxable year. Further, even if LPA determines that it is not expected to be a PFIC for a taxable year, the IRS could take a different view as to whether or not LPA is a PFIC, either because of a different evaluation of income and assets or because the IRS determines that TWOA should be treated as a predecessor of LPA. The determination of whether or not LPA is a PFIC for a taxable year will depend on the composition of LPA’s income and assets, and the fair market value of its assets from time to time, including its unbooked goodwill, which may be determined by reference to LPA’s share price (which could fluctuate significantly). In addition, LPA’s possible status as a PFIC will also depend on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. The composition of LPA’s assets will also be affected by LPA’s holding of significant cash balances. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that LPA is a PFIC for the taxable year or in a future year.

If LPA is or becomes a PFIC during any year in which a U.S. holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) QEF regime, and (iii) mark-to-market regime. A U.S. holder who holds (actually or constructively) stock in a non-U.S. corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

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Excess Distribution Regime. If a U.S. holder does not make a QEF election or a mark-to-market election, as described below, such U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of U.S. holder’s Ordinary Shares, and (ii) any “excess distribution” that a U.S. holder receives on his or her Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

●	the gain or excess distribution will be allocated ratably over the period during which such U.S. holder held his or her Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which LPA is a PFIC, will be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of a U.S. holder’s Ordinary Shares cannot be treated as capital gains, even if such U.S. holder holds the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime. If LPA is a PFIC, a U.S. holder of Ordinary Shares may avoid taxation under the excess distribution rules described above by making a QEF election. However, a U.S. holder may make a QEF election with respect to its Ordinary Shares only if LPA provides U.S. holders on an annual basis with certain financial information specified under applicable U.S. Treasury Regulations. Because LPA currently intends to make commercially reasonable efforts to provide U.S. holders with such information upon request, it is expected that U.S. holders generally would be able to make a QEF election with respect to their Ordinary Shares.

Mark-to-Market Regime. Alternatively, a U.S. holder of Ordinary Shares may also avoid taxation under the excess distribution rules by making a mark-to-market election. The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. The Ordinary Shares, which are expected to be listed on the NYSE, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that they will be “regularly traded” for purposes of these rules. If a U.S. holder makes a valid mark-to-market election with respect to its Ordinary Shares, such U.S. holder will include as ordinary income each year, the excess, if any, of the fair market value of the Ordinary Shares at the end of the taxable year over the U.S. holder’s adjusted basis in the Ordinary Shares. Such U.S. holder will also be allowed to take an ordinary loss in respect of the excess, if any, of such holder’s adjusted basis in the Ordinary Shares over the fair market value of such Ordinary Shares at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. Any gain that is recognized on the sale or other taxable disposition of Ordinary Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss. A mark-to-market election cannot be made for any lower-tier PFICs. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to their indirect ownership of shares in any lower-tier PFICs.

PFIC Reporting Requirements. A U.S. holder who owns, or who is treated as owning, PFIC stock during any taxable year in which LPA is classified as a PFIC may be required to file IRS Form 8621. U.S. holders of Ordinary Shares should consult their tax advisors regarding the requirement to file IRS Form 8621 and the potential application of the PFIC regime.

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Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of an applicable dollar threshold are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in an account maintained with a U.S. financial institution), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Ordinary Shares. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Non-U.S. Holders

The section applies to you if you are a non-U.S. holder. For purposes of this discussion, a non-U.S. holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares that is not a U.S. holder, including:

1.	a nonresident alien individual, other than certain former citizens and residents of the United States;

2.	a foreign corporation; or

3.	a foreign estate or trust;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition.

Ownership and Disposition of Ordinary Shares by Non-U.S. Holders

A non-U.S. holder of Ordinary Shares will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. In addition, special rules may apply to a non-U.S. holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. holders of Ordinary Shares and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their Ordinary Shares, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to Ordinary Shares and proceeds from the sale or other disposition of Ordinary Shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

MATERIAL CAYMAN TAX CONSIDERATIONS

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of LPA. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of LPA’s securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to LPA levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

No stamp duty is payable in respect of the issue of Ordinary Shares or on an instrument of transfer in respect of such shares. Stamp duty may apply to an instrument of transfer in respect of an Ordinary Share if executed in or brought into the Cayman Islands.

LPA has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form on October 10, 2023.

The Tax Concessions Act – Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (Revised) of the Cayman Islands, the following undertaking is hereby given to LPA:

1. That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to LPA or its operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 on or in respect of the shares, debentures or other obligations of LPA; or

2.2 by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of twenty years from October 10, 2023.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Securityholders of:

●	up to 1,500,000 Ordinary Shares held by a certain Selling Securityholder named in this prospectus who purchased TWOA Class A Ordinary Shares in a private placement pursuant to the PIPE Investment consummated in connection with the Business Combination for a purchase price of $10.00 per share, which shares were converted into Ordinary Shares on a one-for-one basis as part of the Business Combination and are subject to lock-up restrictions under the PIPE Lock-Up Agreement;
●	up to 26,312,000 Ordinary Shares issued to certain of the Selling Securityholders named in this prospectus, based on a value of US$10.00 per Ordinary Share, in connection with the Business Combination. Certain of such Ordinary Shares are subject to lock-up restrictions under the Lock-Up Agreement; and
●	up to 90,000 Ordinary Shares issued to a certain Selling Securityholder named in this prospectus, based on a value of US$10.00 per Ordinary Share.

We will not receive any proceeds from any sale by the Selling Securityholders of the Shares being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests therein received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other non-sale related transfer. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	through agreements with broker-dealers, who may agree with the Selling Securityholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

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The Selling Securityholders may, from time to time, pledge, mortgage, charge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our Ordinary Shares, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of Ordinary Shares offered by them will be the purchase price of such Ordinary Shares less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, our Ordinary Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

130

There can be no assurance that the Selling Securityholders will sell all or any of the Ordinary Shares offered by this prospectus. In addition, the Selling Securityholders may also sell Ordinary Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.

Lock-Up Restrictions

Of the Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, some are subject to certain lock-up restrictions, including pursuant to the PIPE Lock-up Agreement and the Lock-up Agreement, each as further described elsewhere in this prospectus.

131

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

Expenses	Amount
SEC registration fee		$47,484
Legal fees and expenses			*
Accounting fees and expenses		166,000	†
Printing Expenses			*
Miscellaneous Expenses			*
Total	$		*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

† Estimated solely for purposes of this section. Actual expenses may vary.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

132

LEGAL MATTERS

Ogier (Cayman) LLP has advised us on certain legal matters as to Cayman Islands law. We have been represented by Baker & McKenzie LLP with respect to certain legal matters relating to U.S. law.

133

EXPERTS

The financial statements of Latam Logistic Properties, S.A. as of December 31, 2023 and 2022 and for each of the three years ended December 31, 2023, included in this Registration Statement on Form F-1 have been audited by Deloitte & Touche, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

134

ENFORCEABILITY OF CIVIL LIABILITIES

LPA has been advised by Ogier (Cayman) LLP, as LPA’s Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against LPA judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against LPA predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

135

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act with respect to the Ordinary Shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We also maintain an Internet website at lpamericas.com. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

We are subject to certain of the informational filing requirements of the Exchange Act. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchase and sale of our shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We may, but are not required, to furnish to the SEC, on Form 6-K, unaudited financial information after each of our first three fiscal quarters. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.

136

INDEX TO FINANCIAL STATEMENTS

Page
Logistic Properties of THE Americas
Condensed Consolidated Financial Statements
UNAUDITED CONDENSED CONSOLIDATED Interim STATEMENTS OF PROFIT OR LOSS AND Other comprehensive INCOME (LOSS) FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023	F-3
UNAUDITED cONDENSED CONSOLIDATED Interim STATEMENTS OF FINANCIAL POSITION AS OF JUNE 30, 2024 AND DECEMBER 31, 2023	F-4
UNAUDITED CONDENSED CONSOLIDATED Interim STATEMENTS OF CHANGES IN EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023	F-5
UNAUDITED CONDENSED CONSOLIDATED Interim STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023	F-6
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED Interim FINANCIAL STATEMENTS	F-7

137

Logistic Properties of the Americas

Condensed Consolidated Interim Financial Statements (Unaudited)

As of June 30, 2024 and December 31, 2023, and for the three and six months ended June 30, 2024 and 2023

F-1

LOGISTIC PROPERTIES OF THE AMERICAS AND SUBSIDIARIES

F-2

LOGISTIC PROPERTIES OF THE AMERICAS AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(in U.S. Dollars)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2024	2023	2024	2023
	Notes	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Rental revenue		$10,947,094	$9,981,395	$21,373,343	$19,203,738
Other		39,842	8,377	97,055	36,020
Total revenues	4	10,986,936	9,989,772	21,470,398	19,239,758

Investment property operating expense	5	(1,708,096)	(1,282,788)	(3,239,890)	(2,639,587)
General and administrative		(4,556,683)	(1,076,238)	(6,250,780)	(2,197,893)
Listing expense	3	—	—	(44,469,613)	—
Investment property valuation gain	9	4,550,714	305,441	9,749,988	10,276,377
Interest income from affiliates	17	—	158,113	302,808	314,488
Financing costs	11	(5,808,977)	(12,134,876)	(11,371,356)	(17,636,918)
Net foreign currency (loss) gain		(158,361)	64,474	(176,605)	229,772
Gain on sale of asset held for sale	9	—	1,022,853	—	1,022,853
Other income	6	10,837,729	52,917	11,148,259	99,510
Other expenses	6	(1,172,442)	(54,225)	(7,344,817)	(138,422)
Profit (loss) before taxes		12,970,820	(2,954,557)	(30,181,608)	8,569,938

INCOME TAX EXPENSE	14	(539,160)	(1,807,943)	(3,846,518)	(2,759,558)

PROFIT (LOSS) FOR THE PERIOD		$12,431,660	$(4,762,500)	$(34,028,126)	$5,810,380

OTHER COMPREHENSIVE INCOME (LOSS):
Items that may be reclassified subsequently to profit or loss:
Translation (loss) gain from functional currency to reporting currency		(7,125,921)	7,132,959	(7,695,204)	9,727,869
TOTAL COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD		$5,305,739	$2,370,459	$(41,723,330)	$15,538,249

PROFIT (LOSS) FOR THE PERIOD ATTRIBUTABLE TO:
Owners of the Company		$9,907,633	$(4,762,860)	$(38,123,976)	$2,628,360
Non-controlling interests		2,524,027	360	4,095,850	3,182,020
Total profit (loss) for the period		$12,431,660	$(4,762,500)	$(34,028,126)	$5,810,380

TOTAL COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO:
Owners of the Company		$2,781,712	$2,370,099	$(45,819,180)	$12,356,229
Non-controlling interests		2,524,027	360	4,095,850	3,182,020
Total comprehensive income (loss) for the period		$5,305,739	$2,370,459	$(41,723,330)	$15,538,249

Weighted average number of shares – basic	13	31,709,747	28,600,000	30,223,220	28,600,000
Weighted average number of shares – diluted	13	31,863,168	28,600,000	30,223,220	28,600,000
Earnings (loss) per share attributable to owners of the Company – basic	13	$0.31	$(0.17)	$(1.26)	$0.09
Earnings (loss) per share attributable to owners of the Company – diluted	13	$0.31	$(0.17)	$(1.26)	$0.09

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-3

LOGISTIC PROPERTIES OF THE AMERICAS AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2024 AND DECEMBER 31, 2023

(in U.S. Dollars)

	Notes	As of June 30, 2024	As of December 31, 2023
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents		$48,173,742	$35,242,363
Due from affiliates	17	—	9,463,164
Lease and other receivables, net	8	3,384,827	3,557,988
Receivables from the sale of investment properties - short term	9	5,751,931	4,072,391
Prepaid construction costs		298,223	1,123,590
Restricted cash equivalent - short term		2,000,000	2,000,000
Prepaid income taxes		1,009,808	651,925
Other current assets	10	3,276,935	2,791,593
Total current assets		63,895,466	58,903,014

NON-CURRENT ASSETS:
Investment properties	9	525,862,522	514,172,281
Tenant notes receivables - long term, net	8	5,565,780	6,002,315
Receivables from the sale of investment properties - long term	9	—	4,147,507
Restricted cash equivalent - long term		2,739,916	681,110
Property and equipment, net		329,868	354,437
Deferred tax asset		312,378	1,345,859
Other non-current assets		5,483,834	5,218,787
Total non-current assets		540,294,298	531,922,296

TOTAL ASSETS		$604,189,764	$590,825,310

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses		$10,544,627	$13,127,502
Income tax payable		1,760,485	2,024,865
Retainage payable		1,558,684	1,737,805
Long term debt - current portion	11	12,287,698	16,703,098
Other current liabilities		790,547	959,539
Total current liabilities		26,942,041	34,552,809

NON-CURRENT LIABILITIES:
Long term debt	11	263,590,781	253,151,137
Deferred tax liability		37,805,728	37,451,338
Security deposits		2,500,277	1,790,554
Other non-current liabilities		4,137,761	2,936,555
Total non-current liabilities		308,034,547	295,329,584

TOTAL LIABILITIES		334,976,588	329,882,393

EQUITY:
Ordinary Shares	12	3,171	168,142,740
Additional paid-in capital		216,229,708	—
Retained earnings		29,754,669	67,878,645
Foreign currency translation reserve		(21,390,187)	(13,694,983)
Equity attributable to owners of the Company		224,597,361	222,326,402
Non-controlling interests		44,615,815	38,616,515
Total equity		269,213,176	260,942,917

TOTAL LIABILITIES AND EQUITY		$604,189,764	$590,825,310

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-4

LOGISTIC PROPERTIES OF THE AMERICAS AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(in U.S. Dollars)

		Ordinary Shares				Foreign	Equity attributable
	Notes	Number of shares	Share capital	Additional paid-in capital	Retained earnings	currency translation reserve	to owners of the Company	Non— controlling interests	Total equity
BALANCE AS OF DECEMBER 31, 2023		168,142,740	$168,142,740	$—	$67,878,645	$(13,694,983)	$222,326,402	$38,616,515	$260,942,917
Profit (loss) for the period		—	—	—	(38,123,976)	—	(38,123,976)	4,095,850	(34,028,126)
Other comprehensive income (loss)		—	—	—	—	(7,695,204)	(7,695,204)	—	(7,695,204)
Total comprehensive income (loss)for the period		—	—	—	(38,123,976)	(7,695,204)	(45,819,180)	4,095,850	(41,723,330)
Impact of reverse capitalization	3	(141,830,740)	(168,140,109)	168,140,109	—	—	—	—	—
Issuance of shares to TWOA shareholders upon reverse capitalization	3	3,897,747	390	(2,754,110)	—	—	(2,753,720)	—	(2,753,720)
Issuance of shares to PIPE Investor	3	1,500,000	150	14,999,850	—	—	15,000,000	—	15,000,000
Foreclosure of the collateralized LLP Shares held by LLI upon Closing	3	—	—	(9,765,972)	—	—	(9,765,972)	—	(9,765,972)
Listing expense	3	—	—	44,469,613	—	—	44,469,613	—	44,469,613
Share-based payments	16	—	—	1,140,218	—	—	1,140,218	—	1,140,218
Capital contributions		—	—	—	—	—	—	2,403,450	2,403,450
Distributions paid to non-controlling interests		—	—	—	—	—	—	(500,000)	(500,000)
BALANCE AS OF JUNE 30, 2024 (Unaudited)		31,709,747	$3,171	$216,229,708	$29,754,669	$(21,390,187)	$224,597,361	$44,615,815	$269,213,176

		Ordinary shares				Foreign	Equity attributable
	Notes	Number of Shares	Share capital	Additional paid-in Capital	Retained earnings	currency translation reserve	to owners of the Company	Non— controlling interests	Total equity
BALANCE AS OF DECEMBER 31, 2022		168,142,740	$168,142,740	$—	$64,739,312	$(32,068,047)	$200,814,005	$33,252,465	$234,066,470
Profit for the period		—	—	—	2,628,360	—	2,628,360	3,182,020	5,810,380
Other comprehensive income (loss)		—	—	—	—	9,727,869	9,727,869	—	9,727,869
Total comprehensive income (loss) for the period		—	—	—	2,628,360	9,727,869	12,356,229	3,182,020	15,538,249
Capital contributions		—	—	—	—	—	—	1,000,000	1,000,000
Distributions paid to non-controlling interests		—	—	—	—	—	—	(4,522,937)	(4,522,937)
BALANCE AS OF JUNE 30, 2023 (Unaudited)		168,142,740	$168,142,740	$—	$67,367,672	$(22,340,178)	$213,170,234	$32,911,548	$246,081,782

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-5

LOGISTIC PROPERTIES OF THE AMERICAS AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(in U.S. Dollars)

		For the six months ended June 30
		(Unaudited)
	Notes	2024	2023
Cash flows from operating activities:
Profit (loss) for the period		$(34,028,126)	$5,810,380
Adjustments:
Share-based payments	16	1,140,218	—
Depreciation and amortization		55,534	54,205
Adjustment for expected credit losses	8	24,081	(99,776)
Net foreign currency loss (gain)		48,866	(337,471)
Amortization of right-of-use assets		34,047	26,999
Investment property valuation gain	9	(9,749,988)	(10,276,377)
Financing costs	11	11,371,356	17,636,918
Gain on sale of asset held for sale	9	—	(1,022,853)
Loss on disposition of property and equipment	6	—	82,465
Straight-line rent		(463,318)	(1,413,168)
Interest income	9	(424,155)	—
Interest income from affiliates	17	(302,808)	(314,488)
Income from lock-up release (net), classified as financing cash flow	6	(8,695,972)	—
Listing expense	3	44,469,613	—
Income tax expense	14	3,846,518	2,759,558
Working capital adjustments		3,783,436	(761,046)
Income tax paid		(3,900,763)	(3,842,718)
Net cash provided by operating activities		$7,208,539	$8,302,628

Cash flows from investing activities:
Capital expenditure on investment properties	9	$(11,681,535)	$(10,672,226)
Purchase of property and equipment		(19,886)	(107,305)
Proceeds from sale of investment properties	9	2,361,010	—
Proceeds from sale of asset held for sale	9	—	1,600,000
Repayments on loans to tenants	8	397,844	371,703
Restricted cash		(2,058,806)	1,957,953
Net cash used in investing activities		$(11,001,373)	$(6,849,875)

Cash flows from financing activities:
Long term debt borrowing	11	$13,091,001	$113,971,395
Long term debt repayment	11	(3,250,201)	(98,400,674)
Cash paid for raising debt	11	(59,975)	(394,686)
Debt extinguishment cost paid	11	—	(1,552,683)
Interest and commitment fee paid	11	(11,686,352)	(11,779,772)
Capital contributions from non-controlling partners		2,403,450	1,000,000
Distributions to non-controlling partners		(500,000)	(4,522,937)
Proceeds from Business Combination, net of transaction costs paid	3	8,174,119	—
Proceeds from lock-up release, net of transaction costs paid	6	8,695,972	—
Repayment of office lease liabilities		(30,224)	(16,284)
Net cash provided by (used in) financing activities		$16,837,790	$(1,695,641)

Effects of exchange rate fluctuations on cash held		(113,577)	139,193
Net increase (decrease) in cash and cash equivalents		12,931,379	(103,695)
Cash and cash equivalents at the beginning of period		35,242,363	14,988,112
Cash and cash equivalents at the end of period		$48,173,742	$14,884,417

Supplemental disclosure of noncash investing and financing activities:
Forgiveness of loan receivable from Latam Logistics Investments, LLC (“LLI”)	3	$(9,765,972)	$—
Assumption of net liabilities from TWOA as a result of the Business Combination	3	$3,874,870	$—
Increase in accrued payables for investment properties		$—	$1,970,512
New lease liabilities in exchange for lease right-of-use assets		$—	$2,507,992

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-6

LOGISTIC PROPERTIES OF THE AMERICAS AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(in U.S. Dollars)

1. NATURE OF BUSINESS

Logistic Properties of the Americas (“LPA”) is a Cayman Islands exempted company formed on October 9, 2023. The registered office is located in Plaza Tempo, Edificio B Oficina B1, Piso 2, San Rafael de Escazú, San José, Costa Rica.

Logistic Properties of the Americas, through its affiliates and subsidiaries (jointly referred to as the “Company”) is a fully integrated, internally managed real estate company that develops, owns and manages a diversified portfolio of warehouse logistics assets in Central and South America.

On March 27, 2024, LPA consummated the previously announced business combination pursuant to the business combination agreement, dated as of August 15, 2023 (“Business Combination Agreement”), with two, a Cayman Islands exempted company (“TWOA”), LatAm Logistic Properties, S.A., a company incorporated under the laws of Panama (“LLP”), Logistic Properties of the Americas Subco, a Cayman Islands exempted company and a wholly-owned subsidiary of LPA (“SPAC Merger Sub”), and LPA Panama Group Corp., a company incorporated under the laws of Panama and a wholly-owned subsidiary of LPA (“Company Merger Sub”) (the “Business Combination”).

As a result of the Business Combination, TWOA and LLP became wholly-owned subsidiaries of LPA, and LPA ordinary shares (“Ordinary Shares”) were listed on the New York Stock Exchange (“NYSE”) under the symbol “LPA”. Refer to Note 3 for more details.

Since TWOA did not meet the definition of a business under the guidance of International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”) (“IFRS”) 3, the Business Combination was accounted for as a share-based payment transaction in accordance with IFRS 2, Share-Based Payment (IFRS 2), and the Business Combination was accounted for as a reverse capitalization in accordance with IFRS. Under this method of accounting, TWOA was treated as the acquired company for financial reporting purposes and LLP was treated as the accounting acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of LLP issuing shares for the net assets of TWOA.

The unaudited condensed consolidated interim financial statements were prepared as a continuation of LLP and its subsidiaries as LLP is considered the accounting predecessor. Accordingly, all historical financial information presented in these condensed consolidated interim financial statements represents the accounts of LLP. The comparative financial information in relation to the shares and basic and diluted earnings (loss) per share attributable to equity holders of the Company, prior to the Business Combination, have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination.

These unaudited condensed consolidated interim financial statements should be read in conjunction with LLP’s most recent audited consolidated financial statements and notes.

F-7

2. MATERIAL ACCOUNTING POLICY INFORMATION

  a. Basis of Accounting – The condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 as issued by IASB.

The condensed consolidated interim financial statements have been prepared on the historical cost basis except certain investment properties that are measured at fair value as of end of each reporting period, as explained in the accounting policies included in LLP’s most recent audited consolidated financial statements and notes. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

These condensed consolidated interim financial statements follow the same significant accounting policies as those included in LLP’s most recent audited consolidated financial statements. Management believes that all adjustments that are required for a proper presentation of the financial information are incorporated in these condensed consolidated interim financial statements.

  b. Going Concern – The accompanying unaudited condensed consolidated financial statements are prepared on a going concern basis in accordance with IAS 1, Presentation of Financial Statements (“IAS 1”), which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As described further in Note 11, the Company obtained a waiver relating to compliance with the debt service coverage ratio as required by its loan covenants with Bancolombia, S.A. (“Bancolombia”) for the assessment on June 30, 2024 and December 31, 2024. The next testing period for the covenants will occur on June 30, 2025. The outstanding Bancolombia loan balance as of June 30, 2024 was $38.0 million, with $1.6 million classified within current liabilities on the condensed consolidated statement of financial position.

The Company’s lending agreements with Bancolombia are only collateralized by four Colombian investment properties, which were valued at $88.8 million and $90.3 million as of June 30, 2024 and December 31, 2023, respectively. No other guarantees have been provided by the Company’s other subsidiaries that would put the Company’s operations outside of Colombia at risk in event of foreclosure. While the $4.4 million in revenue generated by the Company’s Colombian operations for the six months ended June 30, 2024 represents approximately 20.3% of the Company’s consolidated revenues for the period, the Company’s operations outside of Colombia are expected to be profitable and generate adequate liquidity to provide for continued operations. In the event that the Company is unable to obtain further debt waivers, restructure the debt, or otherwise repay the Bancolombia loan, there is a possibility Bancolombia may initiate proceedings to foreclose on its Colombian properties without further recourse. However, this would not create material uncertainty as to the Company’s ability to continue as a going concern in regards to its operations outside of Colombia. Additionally, with the consummation of the Company’s Business Combination with TWOA on March 27, 2024, the Company had gained access to additional capital which further supports the Company’s ability to finance ongoing operations. The Company believes that the capital raised coupled with the current cash projections created enough resources to prevent a foreclosure scenario. Refer to Note 3 for additional information on the Business Combination.

F-8

  c. Share-based Payment – Certain employees and board of directors of the Company receive remuneration in the form of share-based payments whereby they render services in exchange for equity instruments (equity-settled transactions).

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. The fair value excludes the effect of non-market-based vesting conditions.

The fair value determined at the grant date of the equity-settled share-based payments is expensed ratably over the period in which the service and, where applicable, the performance conditions are fulfilled (the vesting period) with a corresponding increase in equity. The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity instruments that will eventually vest. For awards with graded vesting, the fair value determined at the grant date is expensed on a tranche-by-tranche basis using the accelerated attribution method. At each reporting date, the Company revises its estimate of the number of equity instruments expected to vest pursuant to service and non-market-based vesting conditions. The impact of the revision of the original estimates, if any, is recognized in the condensed consolidated interim statement of profit or loss and other comprehensive income (loss) such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to additional paid-in capital.

Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards. Market conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are considered to be non-vesting conditions, which are reflected in the fair value of an award.

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

  d. Foreign Currency –

●	Functional and Presentation Currency - The consolidated financial statements are presented in U.S. dollars (USD), which is the functional currency of Logistic Properties of the Americas and its subsidiaries, except for the Colombian subsidiaries of Latam Logistic COL OpCo, S.A. and Latam Logistic COL PropCo Cota I, S.A.S, for which the functional currency is the Colombian Peso. As of June 30, 2024 and 2023, the sell-exchange rates for a USD to relevant currencies were the following:

	2024	2023
Costa Rican Colones (“CRC”)	CRC 530	CRC 549
Peruvian Soles (“PEN”)	PEN 3.84	PEN 3.64
Colombian Pesos (“COP”)	COP 4,148	COP 4,191

F-9

The average rates for a USD to relevant currencies for the Company’s $1.00 were the following for the three months ended June 30, 2024 and 2023:

	2024	2023
Costa Rican Colones (“CRC”)	CRC 516	CRC 544
Peruvian Soles (“PEN”)	PEN 3.75	PEN 3.71
Colombian Pesos (“COP”)	COP 3,926	COP 4,415

The average rates for a USD to relevant currencies for the Company’s $1.00 were the following for the six months ended June 30, 2024 and 2023:

	2024	2023
Costa Rican Colones (“CRC”)	CRC 517	CRC 556
Peruvian Soles (“PEN”)	PEN 3.75	PEN 3.76
Colombian Pesos (“COP”)	COP 3,920	COP 4,587

●	Foreign Currency Transactions - Transactions in foreign currencies are translated into the respective functional currencies of the Company entities at exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss.

Foreign Operations - The assets and liabilities of foreign operations, for which the functional currency is other than the USD are translated into USD at exchange rates in effect at the date of the consolidated statement of financial position. The income and expenses of foreign operations are translated at exchange rates at the dates of the transactions. Components of equity are translated into USD at the historical exchange rates.

Foreign currency differences are recognized in other comprehensive income (OCI) and accumulated in a separate line item in the Company’s consolidated statements of changes in equity under “Foreign currency translation reserve”, except to the extent that the translation difference is allocated to non-controlling interests (NCI). When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the foreign currency translation reserve account related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Company disposes of part of its interest in a subsidiary but retains control, then, the relevant proportion of the cumulative amount is reattributed to non-controlling interests. When the Company disposes only part of an associate while retaining significant influence, the relevant proportion of the cumulative amount is reclassified to profit or loss.

F-10

  e. Basis of Consolidation - The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries) at the end of each reporting period. Control is achieved when the Company:

●	Has the power over the investee;

●	Is exposed, or has rights, to variable returns from its involvement with the investee; and

●	Has the ability to use its power to affects its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the Company has less than a majority of the voting rights of an investee, it considers that it has power over the investee when the contractual rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power, including:

●	The size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

●	Exposure, or rights, to variable returns from its involvement with the investee

●	Any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made including the ability to use its power over the investee to affect the amount of the investor’s returns

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control. Specifically, the results of subsidiaries acquired or disposed of during the year are included in profit or loss from the date the Company gains control until the date when the Company ceases to control the subsidiary. Profit or loss and each component of other comprehensive loss are attributed to owners of the Company and to the non-controlling interests. Total comprehensive income of the subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with the Company’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between the members of the Company are eliminated upon consolidation.

Non-controlling interests in subsidiaries are identified separately from the Company’s equity therein. Those interests of non-controlling shareholders that are present ownership interests entitling their holders to a proportionate share of net assets upon liquidation may initially be measured at fair value or at the non-controlling interests’ proportionate share of the fair value of the acquiree’s identifiable net assets. The choice of measurement is made on an acquisition-by-acquisition basis. Other non-controlling interests are initially measured at fair value. Subsequent to acquisition, the carrying amount of non-controlling interests is the amount of those interests at initial recognition plus the non-controlling interests’ share of subsequent changes in equity. Total comprehensive income is attributed to non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in the Company’s interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the Company’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to the owners of the Company.

When the Company loses control of a subsidiary, the gain or loss on disposal recognized in profit or loss is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value, as of the date control is lost, of any retained interest in the subsidiary and (ii) the previous carrying amount of the assets (including goodwill), less liabilities of the subsidiary and any non-controlling interests. All amounts previously recognized in other comprehensive loss in relation to that subsidiary are accounted for as if the Company had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as required/permitted by applicable IFRS Standards). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IFRS 9 Financial Instruments when applicable, or the cost on initial recognition of an investment in an associate or a joint venture.

F-11

The condensed consolidated financial statements include the financial information of Logistic Properties of the Americas (parent entity) and its subsidiaries:

		Ownership Interest		Non-controlling Interests
Entities	Country	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
Latam Logistic Properties S.A.	Panamá	100%	N/A
two	Cayman Islands	100%	N/A
Latam Logistic Property Holdings, LLC	United States	100%	100%
LPA Corporate Services Inc.	United States	100%	N/A
Latam Logistic COL HoldCo I, S de R.L.	Panamá	100%	100%
Latam Logistic CR HoldCo I, S de R.L.	Panamá	100%	100%
Latam Logistic Pan HoldCo S de R.L.	Panamá	100%	100%
Latam Logistic Pan Holdco El Coyol II S de R.L.	Panamá	50%	50%	50%	50%
Latam Logistic Pan Holdco Cedis Rurales S de R.L.	Panamá	100%	100%
Latam Logistic Pan HoldCo San Joaquin I S de R.L.	Panamá	100%	100%
Latam Logistic Pan Holdco Verbena I S de R.L. (1)	Panamá	47.6%	47.6%	52.4%	52.4%
Latam Logistic Pan Holdco Verbena II S, S.R.L. (2)	Panamá	47.6%	47.6%	52.4%	52.4%
Logistic Property Asset Management, S de R.L. (3)	Panamá	100%	100%
Latam Logistic Pan Holdco Verbena Fase II, S de R.L. (4)	Panamá	100%	100%
Latam Logistic Pan Holdco Medellin I, S.R.L.	Panamá	100%	100%
LatAm Logistic Pan HoldCo Bodegas los Llanos, S.R.L.	Panamá	100%	100%
Latam Logistic PER OpCo, S.R.L.	Perú	100%	100%
Latam Logistic PER PropCo Lurin I, S. de R.L.	Perú	100%	100%
Latam Logistic PER PropCo Lurin II, S. de R.L.	Perú	100%	100%
Latam Logistic PER PropCo Lurin III, S. de R.L.	Perú	100%	100%
Parque Logístico Callao, S.R.L.	Perú	40%	40%	60%	60%
Latam Logistic COL OpCo, S.A. (5)	Colombia	100%	100%
Latam Logistic COL PropCo Cota I, S.A.S.	Colombia	100%	100%
Latam Logistic CR OpCo, S.R.L.	Costa Rica	100%	100%
Latam Logistic CR PropCo Alajuela I, S.R.L.	Costa Rica	100%	100%
Latam Propco El Coyol Dos S de R.L.	Costa Rica	50%	50%	50%	50%
Latam Logistic Propco Bodegas San Joaquín S de R.L.	Costa Rica	100%	100%
Latam Logistic Propco Cedis Rurales Costa Rica S de R.L.	Costa Rica	100%	100%
3101784433, S.R.L.	Costa Rica	23.6%	23.6%	76.4%	76.4%
Latam Logistic PropCo Bodegas los Llanos S de R.L.	Costa Rica	100%	100%
Latam Logistic CR Zona Franca, S. de R.L.	Costa Rica	100%	100%
Latam Logistics SLV OpCo S.A. de C.V.	El Salvador	100%	100%

(1)	Formerly known as Latam Logistic Propco Pedregal Panamá S de R.L.

(2)	Formerly known as Latam Logistic Pan Holdco Pedregal Panamá S de R.L.

(3)	Formerly known as Latam Logistic Pan Holdco Santiago I, S de R.L.

(4)	Formerly known as Latam Logistic Pan Holdco Santo Domingo, S de R.L.

(5)	Formerly known as Latam Logistic COL OpCo, S.A.S.

f. New and amended IFRS accounting standards that are effective for the current year

The condensed consolidated interim financial statements and notes are based on accounting policies consistent with those described in Note 2 to the LLP’s most recent audited consolidated financial statements and notes. All the new and amended IFRS accounting standards effective as of June 30, 2024 that are relevant to the Company have already been early adopted before January 1, 2024. See details below:

Amendments to IAS 1 - Presentation of Financial Statements - Classification of Liabilities as Current or Non-Current (“2020 Amendment”) - The amendments clarify that the classification of liabilities as current or non-current is based on rights that are in existence at the end of the reporting period, specify that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability, explain that rights are in existence if covenants are complied with at the end of the reporting period, and introduce a definition of “settlement” to make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The amendment is effective for annual reporting periods beginning on or after January 1, 2024. The Company has early adopted the amendment as of January 1, 2023 together with the 2022 Amendment mentioned below.

F-12

Amendments to IAS 1 - Presentation of Financial Statements - Non-Current Liabilities with Covenants (“2022 Amendment”) - The amendments specify that only covenants that an entity is required to comply the end of the reporting period affect the entity’s right to defer settlement of a liability for at least twelve months after the reporting date (and therefore must be considered in assessing the classification of the liability as current or non-current). Such covenants affect whether the right exists at the end of the reporting period, even if compliance with the covenant is assessed only after the reporting date (e.g., a covenant based on the entity’s financial position at the reporting date that is assessed for compliance only after the reporting date).

The IASB also specifies that the right to defer settlement of a liability for at least twelve months after the reporting date is not affected if an entity only has to comply with a covenant after the reporting period. However, if the entity’s right to defer settlement of a liability is subject to the entity complying with covenants within twelve months after the reporting period, an entity discloses information that enables users of financial statements to understand the risk of the liabilities becoming repayable within twelve months after the reporting period. This would include information about the covenants (including the nature of the covenants and when the entity is required to comply with them), the carrying amount of related liabilities and facts and circumstances, if any, that indicate that the entity may have difficulties complying with the covenants.

The amendment is effective for annual reporting periods beginning on or after January 1, 2024. The Company early adopted the amendment as of January 1, 2023.

  g. New and amended IFRS Accounting Standards issued but not yet effective

At the date of authorization of these financial statements, the Company has not applied the following new IFRS Accounting Standards that have been issued but are not yet effective:

IFRS 18 Presentation and Disclosure in Financial Statements – On April 9, 2024, the IASB issued IFRS 18 Presentation and Disclosure in Financial Statements to improve reporting of financial performance. IFRS 18 replaces IAS 1 Presentation of Financial Statements while carrying forward many of the requirements in IAS 1. The new Accounting Standard introduces significant changes to the structure of a group’s income statement and new principles for aggregation and disaggregation of information. IFRS 18 applies for annual reporting periods beginning on or after January 1, 2027. Earlier application is permitted. The Company is currently evaluating the impact from the adoption of IFRS 18 on its consolidated financial statements.

3. REVERSE CAPITALIZATION

On August 15, 2023, the Company entered into a Business Combination Agreement with LLP, TWOA, SPAC Merger Sub, and Company Merger Sub, for a proposed Business Combination. Under the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), among other matters, (a) SPAC Merger Sub merged with and into TWOA, with TWOA continuing as the surviving company, and, in connection therewith, each issued and outstanding security of TWOA immediately prior to the effective time of the Business Combination was no longer outstanding and was automatically canceled, in exchange for the right of the holder thereof to receive a substantially equivalent security of LPA; (b) Company Merger Sub merged with and into LLP, with LLP continuing as the surviving company, and, in connection therewith, the ordinary shares of LLP (“LLP Shares”) issued and outstanding immediately prior to the Business Combination were canceled in exchange for the right of the holders thereof to receive ordinary shares of LPA (“LPA Ordinary Shares”); and (c) as a result of the mergers, TWOA and LLP each became wholly-owned subsidiaries of LPA, and LPA Ordinary Shares were listed on NYSE, all upon the terms and subject to the conditions set forth in the Business Combination Agreement.

F-13

On February 16, 2024, TWOA entered into a subscription agreement (the “Subscription Agreement”) with certain subscriber (“PIPE Investor”) to purchase 1,500,000 TWOA Class A ordinary shares at a price of $10.00 per share, for an aggregate purchase price of $15,000,000, in a private placement to be consummated simultaneously with the Closing.

The Business Combination was unanimously approved by the board of directors of TWOA and was approved at the Extraordinary General Meeting on March 25, 2024. TWOA’s shareholders also voted to approve all other proposals presented at the Extraordinary General Meeting. As a result of the Business Combination, LLP and TWOA became wholly-owned direct subsidiaries of the Company. On March 28, 2024, the LPA Ordinary Shares commenced trading on the NYSE under the symbol “LPA”.

As a result of the Business Combination:

●	All outstanding TWOA Class A and Class B shares were canceled in exchange for 3,897,747 LPA Ordinary Shares, not including the shares held by the PIPE Investor;

●	1,500,000 Class A TWOA shares held by the PIPE Investor were converted to 1,500,000 LPA Ordinary Shares;

●	All outstanding LLP shares were cancelled in exchange for 26,312,000 LPA Ordinary Shares.

The Business Combination was consummated on March 27, 2024. Following the Business Combination, the ownership structure of LPA was as follows:

	Number of Ordinary Shares	% of Ownership
LPA Ordinary Shares issued to TWOA shareholders	3,897,747	12.3%
LPA Ordinary Shares converted from legacy LLP equity holders	26,312,000	83.0%
LPA Ordinary Shares issued to PIPE Investor	1,500,000	4.7%
Total	31,709,747	100.0%

The proceeds from Business Combination (net of transaction costs paid) are summarized below:

Amount
Proceeds from PIPE Investor	$15,000,000
Proceeds from TWOA trust	1,121,150
Transaction costs paid	(7,947,031)
Proceeds from Business Combination, net of transaction costs paid	$8,174,119

F-14

Reverse capitalization

As discussed in Note 1, the Business Combination was accounted for as a reverse capitalization in accordance with IFRS. The consolidated assets, liabilities and results of operations are those of LLP for all periods presented. As such, the basic and diluted earnings (loss) per share related to LLP prior to the Business Combination have been retroactively recast based on shares reflecting the exchange ratio established in the Business Combination.

Share listing expenses under IFRS 2

As further discussed in Note 1, since the Business Combination was accounted for in accordance with IFRS 2, the difference in the fair value of the shares deemed to have been issued by the accounting acquirer and the fair value of the accounting acquiree’s identifiable net assets represented a service received by the accounting acquirer, and thus was recognized as an expense upon consummation of the Business Combination.

Upon Closing, the excess fair value of the equity interests deemed to have been issued to TWOA as consideration over the fair value of TWOA’s identifiable net assets was recognized as listing expense in the amount of $44,469,613 in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) for the three and six months ended June 30, 2024. The fair value of the equity interests was measured at the closing market price of TWOA’s publicly traded shares on March 26, 2024, which was $10.70 per share. See below for details.

Fair value of TWOA public shares (103,813 shares at $10.70) (A)	$1,110,799
Fair value of TWOA sponsor shares (3,793,934 shares at $10.70) (B)	40,595,094
I: Total deemed fair value of consideration issued to TWOA shareholders: (A+B)	41,705,893

Cash and cash equivalents	1,121,150
Accounts payable	(3,884,870)
II: Net liabilities of TWOA	(2,763,720)

Total share listing expense (I-II)	$44,469,613

Other transaction-related costs in connection with the Business Combination

For the three and six months ended June 30, 2024, the Company incurred transaction-related costs in connection with the Business Combination of $6,804 and $6,179,179, respectively (excluding the share listing expenses under IFRS 2 discussed above). For the three and six months ended June 30, 2023, the Company incurred transaction-related costs in connection with the Business Combination of $53,342 and $55,074, respectively. These transaction-related costs were recorded in other expenses in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss), primarily consisting of professional service fees such as legal and accounting services pertinent to the Business Combination. Through June 30, 2024, cumulative transaction-related costs of $16,183,014 were incurred by the Company and TWOA (prior to the Closing) in connection with the Business Combination, of which $5,722,342 has not yet been paid as of June 30, 2024. As of June 30, 2024, $3,800,000 of the amount not yet paid is recorded within accounts payable and accrued expenses and $1,922,342 is recorded within other current and non-current liabilities in the condensed consolidated interim statements of financial position. For the six months ended June 30, 2024, the Company has paid $7,947,031 for transaction-related costs in connection with the Business Combination of which $4,858,225 was paid with transaction proceeds.

F-15

Cash bonus to management

In connection with the Business Combination, certain executives were granted a one-time cash bonus totaling $285,000 at Closing, recorded in general and administrative expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss). As of June 30, 2024, all of the bonus was paid. See Note 17 for more details.

Restricted Stock Units (RSUs)

In connection with the Business Combination, certain executives and board of director members were granted service-based and performance-based RSUs. For the three and six months ended June 30, 2024, the Company incurred share-based payment expenses of $1,140,218. See Note 16 for more details.

Loan receivable from Latam Logistics Investments, LLC (“LLI”)

As of January 1, 2024, LLP’s loans to LLI, which held a minority equity interest of LLP before Closing, were in default status due to non-payment following the maturity date of December 31, 2023. LLP subsequently provided notice of the default to LLI.

On March 12, 2024, LLI entered into an assignment agreement (“Assignment Agreement”) with LLP, pursuant to which LLI unconditionally and irrevocably assigned in favor of LLP the right to receive the LPA Ordinary Shares upon the closing of the Business Combination. As part of the Assignment Agreement, LLP agreed to waive its right to receive the corresponding LPA Ordinary Shares. Upon Closing, the loan receivable from LLI of $9,765,972 was considered settled through the foreclosure of the collateralized LLP Shares held by LLI.

4. REVENUE

The Company’s revenue was as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Non-lease components of rental arrangements	$1,216,441	$1,076,001	$2,329,795	$2,045,773
Other	39,842	8,377	97,055	36,020
Revenue from contracts with customers (IFRS 15)	1,256,283	1,084,378	2,426,850	2,081,793
Rental income	9,730,653	8,905,394	19,043,548	17,157,965
Total revenue	$10,986,936	$9,989,772	$21,470,398	$19,239,758

Note 7 contains further information of the Company’s revenue based on segment and geography.

The Company, through its subsidiaries, had entered into various operating leases agreements with customers for the rental of its investment properties. Most of the Company’s lease agreements associated with the investment properties contain an initial lease term from 5 to 10 years and generally include renewal options for one or more additional terms of varying lengths. The Company’s weighted average lease term remaining on leases in the operating properties and properties under development, based on the square footage of the leases in effect as of June 30, 2024 and 2023 was 5.8 years and 5.7 years, respectively.

These leases were based on a minimum rental payment in USD for properties located in Costa Rica and Peru, and COP for properties in Colombia, plus maintenance fees and recoverable expenses, and guarantee deposits associated with the agreements, which are commonly used for covering any repair, improvement tasks or as a final payment when the lease agreement ends.

F-16

5. INVESTMENT PROPERTY OPERATING EXPENSES

Rental property operating expenses were as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Repair and maintenance	$759,555	$604,040	$1,446,463	$1,215,237
Utilities	98,550	98,705	281,403	216,240
Insurance	118,265	88,512	222,475	173,138
Property management	71,881	59,178	134,067	113,800
Real estate taxes	237,500	218,257	390,834	429,350
Expected credit loss adjustments	13,112	(46,818)	24,081	(99,776)
Other property related expenses	409,233	260,914	740,567	591,598
Total	$1,708,096	$1,282,788	$3,239,890	$2,639,587

6. OTHER INCOME AND OTHER EXPENSES

Other income was as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Interest income	$369,956	$52,917	$680,446	$93,373
Income in connection to the LR Agreements (defined below)	9,844,894	—	9,844,894	—
Other	622,879	—	622,919	6,137
Total	$10,837,729	$52,917	$11,148,259	$99,510

Other expenses were as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Transaction-related costs in connection with the Business Combination	$6,804	$53,342	$6,179,179	$55,074
Fees in connection to the LR Agreements (defined below)	1,148,922	—	1,148,922	—
Loss on disposition of property and equipment	—	883	—	83,348
Other	16,716	—	16,716	—
Total	$1,172,442	$54,225	$7,344,817	$138,422

Transaction-related costs in connection with the Business Combination primarily consisted of professional service fees including legal and accounting services pertinent to the Business Combination. See Note 3 for more details relating to transaction-related costs.

On June 5, 2024, and June 6, 2024, the Company, certain Investors (the “Investors”) and certain Shareholders (the “Shareholders” and together with the Investors, the “Released Parties”) entered into a non-affiliate lock-up release agreement (as amended, each an “LR Agreement” and collectively, the “LR Agreements”), pursuant to which the Company and each Released Party agreed to waive certain lock-up restrictions provided for in (i) the letter agreement dated March 29, 2021 by and among TWOA and other relevant parties thereto and by a joinder agreement, the Investors or (ii) the letter agreement dated March 29, 2021 by and among TWOA and other relevant parties thereto and the Shareholders, as amended on August 15, 2023 and March 27, 2024, as applicable (the “Lock-up Release”, and the shares released pursuant to such Lock-up Release, the “Released Shares”). In exchange, each Released Party agreed to pay a cash fee to the Company equal to a certain percentage of the sale price received for each Released Share sold by such Released Party until September 27, 2025.

F-17

As of June 30, 2024, the total number of Released Shares was 911,885, of which 651,586 shares were sold by the Released Parties. For the three months and six months ended June 30, 2024, the Company recorded receipt of $9,844,894 in cash related to the sale of the Released Shares with an offsetting amount recorded in other income in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss). In connection with the sale of the Released Shares, the Company incurred transaction costs of $1,148,922 for the three months and six months ended June 30, 2024, which were recorded in other expenses in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss).

7. SEGMENT REPORTING

The Company has three operating segments, based on geographic regions consisting of Colombia, Peru, and Costa Rica. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, in deciding how to allocate resources and assess the Company’s financial and operational performance. The CODM receives information and evaluates the business from a geographic perspective and reviews the Company’s internal reporting by geography in order to assess performance and allocate resources. As a result, the Company has determined the business operates in three distinct operating segments based on geography.

The three geographic segments, Colombia, Peru, and Costa Rica primarily derive revenue from various operating lease agreements with customers for the rental of warehouses. Each of these locations and corresponding operations are presented and managed and separately. The operating segments are each reportable segments, and aggregation of segments is not applied. Unallocated revenue consists of other revenue streams earned by operating subsidiaries that are not allocated to segments for CODM’s review. Unallocated expenses consist of certain corporate general and administrative expenses and financing costs for the bridge loan held by the parent entity that are not allocated to segments for CODM’s review.

There was no inter-segment revenue for the three and six months ended June 30, 2024 and 2023.

The tables below present information by segment presented to the CODM and reconciliations to the Company’s consolidated amounts.

The Company evaluates the performance of its reportable segments based on net operating income. Segment net operating income consists of segment investment property rental revenue less segment investment property operating expense.

The tables below present information by segment presented to the CODM and reconciliations to the Company’s consolidated amounts for the three months ended June 30, 2024, and 2023.

	Three months ended June 30,
	2024	2023
Revenue:
Colombia	$2,019,177	$2,066,829
Peru	2,934,997	2,432,604
Costa Rica	5,992,920	5,481,962
Unallocated revenue	39,842	8,377
Total	$10,986,936	$9,989,772

Investment property operating expense:
Colombia	$(291,240)	$(258,873)
Peru	(544,610)	(483,077)
Costa Rica	(872,246)	(540,838)
Total	$(1,708,096)	$(1,282,788)

Net operating income
Colombia	$1,727,937	$1,807,956
Peru	2,390,387	1,949,527
Costa Rica	5,120,674	4,941,124
Total	$9,238,998	$8,698,607

General and administrative:
Colombia	$(317,328)	$(250,761)
Peru	(363,426)	(64,928)
Costa Rica	(724,167)	(571,752)
Corporate	(3,151,762)	(188,797)
Total	$(4,556,683)	$(1,076,238)

Financing costs
Colombia	$(1,619,037)	$(1,804,661)
Peru	(1,311,360)	(839,287)
Costa Rica	(2,878,580)	(9,155,482)
Corporate	—	(335,446)
Total	$(5,808,977)	$(12,134,876)

F-18

The following table reconciles segment net operating income to profit before taxes for the three months ended June 30, 2024 and 2023:

	Three months ended June 30,
	2024	2023
Net operating income	$9,238,998	$8,698,607
Unallocated revenue	39,842	8,377
General and administrative	(4,556,683)	(1,076,238)
Investment property valuation gain	4,550,714	305,441
Interest income from affiliates	—	158,113
Financing costs	(5,808,977)	(12,134,876)
Net foreign currency (loss) gain	(158,361)	64,474
Gain on sale of asset held for sale	—	1,022,853
Other income	10,837,729	52,917
Other expenses	(1,172,442)	(54,225)
Profit (loss) before taxes	$12,970,820	$(2,954,557)

The tables below present information by segment presented to the CODM and reconciliations to the Company’s consolidated amounts for the six months ended June 30, 2024, and 2023.

	Six months ended June 30,
	2024	2023
Revenue:
Colombia	$4,358,549	$3,781,404
Peru	5,366,057	4,688,955
Costa Rica	11,648,737	10,733,379
Unallocated revenue	97,055	36,020
Total	$21,470,398	$19,239,758

Investment property operating expense:
Colombia	$(533,765)	$(469,376)
Peru	(997,766)	(939,292)
Costa Rica	(1,708,359)	(1,230,919)
Total	$(3,239,890)	$(2,639,587)

Net operating income
Colombia	$3,824,784	$3,312,028
Peru	4,368,291	3,749,663
Costa Rica	9,940,378	9,502,460
Total	$18,133,453	$16,564,151

General and administrative:
Colombia	$(553,486)	$(463,038)
Peru	(605,220)	(314,615)
Costa Rica	(1,476,846)	(1,080,710)
Corporate	(3,615,228)	(339,530)
Total	$(6,250,780)	$(2,197,893)

Financing costs
Colombia	$(3,518,830)	$(3,364,448)
Peru	(2,424,049)	(1,774,096)
Costa Rica	(5,428,477)	(11,787,327)
Corporate	—	(711,047)
Total	$(11,371,356)	$(17,636,918)

F-19

The following table reconciles segment net operating income to profit before taxes for the six months ended June 30, 2024 and 2023:

	Six months ended June 30,
	2024	2023
Net operating income	$18,133,453	$16,564,151
Unallocated revenue	97,055	36,020
General and administrative	(6,250,780)	(2,197,893)
Listing expense	(44,469,613)	—
Investment property valuation gain	9,749,988	10,276,377
Interest income from affiliates	302,808	314,488
Financing costs	(11,371,356)	(17,636,918)
Net foreign currency (loss) gain	(176,605)	229,772
Gain on sale of asset held for sale	—	1,022,853
Other income	11,148,259	99,510
Other expenses	(7,344,817)	(138,422)
Profit (loss) before taxes	$(30,181,608)	$8,569,938

Segment Assets and Liabilities

For the purposes of monitoring segment performance and allocating resources between segments, the CODM monitors select assets and liabilities attributable to each segment. The following table summarizes the Company’s total assets and liabilities by reportable operating segment as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
Segment investment properties
Colombia	$129,074,360	$131,057,446
Peru	139,293,029	127,350,614
Costa Rica	257,495,133	255,764,221
Total	$525,862,522	$514,172,281

Reconciling items:
Cash and cash equivalents	48,173,742	35,242,363
Due from affiliates	—	9,463,164
Lease and other receivables, net	3,384,827	3,557,988
Receivables from the sale of investment properties - short term	5,751,931	4,072,391
Receivables from the sale of investment properties - long term	—	4,147,507
Prepaid construction costs	298,223	1,123,590
Prepaid income taxes	1,009,808	651,925
Other current assets	3,276,935	2,791,593
Tenant notes receivables - long term, net	5,565,780	6,002,315
Restricted cash equivalent	4,739,916	2,681,110
Property and equipment, net	329,868	354,437
Deferred tax asset	312,378	1,345,859
Other non-current assets	5,483,834	5,218,787
Total assets	$604,189,764	$590,825,310

Segment debt
Colombia	$43,148,658	$47,654,090
Peru	59,867,406	61,260,237
Costa Rica	172,862,415	160,939,908
Total	$275,878,479	$269,854,235

Reconciling items:
Accounts payable and accrued expenses	10,544,627	13,127,502
Income tax payable	1,760,485	2,024,865
Retainage payable	1,558,684	1,737,805
Other current liabilities	790,547	959,539
Deferred tax liability	37,805,728	37,451,338
Security deposits	2,500,277	1,790,554
Other non-current liabilities	4,137,761	2,936,555
Total liabilities	$334,976,588	329,882,393

F-20

Geographic Area Information

	June 30, 2024	December 31, 2023
Long-lived assets
Colombia	$129,101,519	$131,147,272
Peru	139,358,727	127,416,698
Costa Rica	257,732,144	256,000,132
Total	$526,192,390	$514,564,102

8. LEASE AND OTHER RECEIVABLES, NET

As of June 30, 2024 and December 31, 2023, lease and other receivables, net were as follows:

	June 30, 2024	December 31, 2023

Lease receivables, net	$2,472,738	$2,703,760
Tenant notes receivables - short term, net	850,406	804,749
Others	61,683	49,479
Sub-total	3,384,827	3,557,988
Tenant notes receivable - long term, net	5,565,780	6,002,315
Lease and other receivables, net	$8,950,607	$9,560,303

The expected credit loss allowance provision for lease receivables and tenant notes receivables as of June 30, 2024 and June 30, 2023 reconciled to the opening loss allowance for that provision as follows:

	June 30, 2024			June 30, 2023
	Lease Receivables	Tenants Notes Receivables	Total	Lease Receivables	Tenants Notes Receivables	Total

Beginning balance	$831,805	$114,201	$946,006	$2,646,337	$126,640	$2,772,977
Adjustments in loan loss allowance recognized in profit or loss during the period	30,640	(6,559)	24,081	(99,377)	(399)	(99,776)
Receivables written-off during the period as uncollectible	—	—	—	(1,733,404)	(5,734)	(1,739,138)
Ending balance	$862,445	$107,642	$970,087	$813,556	$120,507	$934,063

F-21

9. INVESTMENT PROPERTIES

As of June 30, 2024, the Company obtained a valuation from independent appraisers in order to determine the fair value of its investment properties. Gains and losses arising from changes in the fair values are included in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) in the period in which they arise.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 - Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.
●	Level 2 - Inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 - Inputs are unobservable inputs for the asset or liability, among others, statistics information, and own Company’s information, in some instances based on the information provided by some independent experts.

As of June 30, 2024 and December 31, 2023, all owned investment properties are guaranteeing the Company’s debt.

As of June 30, 2024 and December 31, 2023, investment properties were as follows:

	Fair Market Value (“FMV”) as of	FMV as of
	June 30,	December 31,
	2024	2023

Land bank:
Land bank under right-of-use
Peru	$1,811,991	$619,976
Sub-total	1,811,991	619,976
Owned land bank
Colombia	23,130,348	24,100,446
Sub-total	23,130,348	24,100,446
Total Land Bank	$24,942,339	$24,720,422
Properties under development:
Properties under right-of-use
Peru	$16,510,000	$12,260,000
Sub-total	16,510,000	12,260,000
Owned properties
Peru	—	22,230,781
Costa Rica	15,398,000	10,891,000
Sub-total	15,398,000	33,121,781
Total properties under development	$31,908,000	$45,381,781
Operating Properties
Owned properties
Colombia	$105,944,012	$106,957,000
Peru	120,971,038	92,239,857
Costa Rica	242,097,133	244,873,221
Sub-total	469,012,183	444,070,078
Total operating properties	469,012,183	444,070,078
Total operating properties and properties under development	500,920,183	489,451,859
Total	$525,862,522	$514,172,281

F-22

Disclosed below is the valuation technique used to measure the fair value of investment properties, along with the significant unobservable inputs used.

Valuation Techniques - This fair value measurement is considered Level 3 of the fair value hierarchy, except where otherwise noted below.

–	Operating Properties - The valuation model considers a combination of the present value of net cash flows to be generated by the property, the direct capitalization of the net operating income, and the replacement cost to construct a similar property.

i.	The present value of net cash flows generated by the property takes into account the expected rental growth rate, vacancy periods, occupancy rate, lease incentive costs such as rent-free periods and other costs not paid by tenants. The expected net cash flows are discounted using risk adjusted discount rates. Among other factors, the discount rate estimation considers the quality of a building and its location, tenant credit quality and lease terms.

ii.	The direct capitalization method. This method involves capitalizing a fully leased net operating income estimate by an appropriate yield. This approach is best utilized with stabilized assets, where there is little volatility in the net income and the growth prospects are also stable. It is most commonly used with single tenant investments or stabilized investments. involves capitalizing the property net operating income at a market capitalization rate. The net operating income is determined by using the property Effective Gross Income (EGI) net of operating expenses. The EGI is determined by the property’s Potential Gross Income (PGI) through analysis of the property actual historic income and an analysis of competitive current market income rates and deducting the PGI with an estimate for vacancy and collection.

iii.	The cost approach. The cost approach involves the estimation of the replacement cost of the building and site improvements that a prudent and rational person would pay no more for a property than the cost to construct a similar and competitive property - assuming no undue delay in the process.

–	Properties Under Development - The valuation model considers the present value of net cash flows, direct capitalization, and the cost approaches adjusted by the net present value of the cost to complete and vacancy in the properties under construction.

–	Land Bank - The valuation model used for the land portfolio is a combination of sales comparison approach (or market approach), cost approach, residual land value approach and the discounted cash flow method. For undeveloped land, the market approach is used. For land that is under development, the market approach is used in conjunction with the cost approach and residual land value approach, and the discounted cash flow approach, to determine the fair value of the finished lots.

i.	The sales comparison approach. This approach compares sales or listing of similar properties with the subject property using the price per square feet (Level 2 input). This approach is given supporting weight in this analysis because of the well-supported range of value within this approach and the likelihood that the subject could be purchased by an owner-user.

ii.	The cost approach. This approach is based on the principle of substitution that a prudent and rational person would pay no more than the cost to construct a similar property. This approach generally considers estimated replacement cost of the land and the site improvements (e.g., infrastructure) and estimated depreciation accrued to the improvements (Level 2 input).

F-23

iii.	The residual land value approach. This approach involves residual amount after deducting all known or anticipated costs required to complete the development from the anticipated value of the project when completed after consideration of the risks associated with the completion of the project (Level 2 input).

Significant Inputs as of June 30, 2024 and December 31, 2023 —

Property	Fair value hierarchy	Valuation techniques	Significant unobservable inputs	Value	Relationship of unobservable inputs to fair value
		Discounted cash flows	Risk adjusted residual capitalization rate	2024: 7.9% 2023: 7.9%	The higher the risk adjusted residual rate, the lower the fair value.
Operating Properties	Level 3		Risk adjusted discount rate	2024: 10.6% 2023: 10.8%	The higher the risk adjusted discount rate, the lower the fair value.
		Direct capitalization method	Occupancy rate	2024: 98.2% 2023: 98.2%	The higher the occupancy rate, the higher the fair value.
			Going in stabilized capitalization rate	2024: 7.8% 2023: 7.9%	The higher the stabilized capitalization rate, the lower the fair value
		Discounted cash flows	Risk adjusted residual capitalization rate	2024: 8.1% 2023: 8.1%	The higher the risk adjusted residual rate, the lower the fair value.
Properties Under Development	Level 3		Risk adjusted discount rate	2024: 10.4% 2023: 10.8%	The higher the risk adjusted discount rate, the lower the fair value.
		Direct capitalization method	Occupancy rate	2024: 96.9% 2023: 97.7%	The higher the occupancy rate, the higher the fair value.
			Going in stabilized capitalization rate	2024: 8.1% 2023: 8.0%	The higher the stabilized capitalization rate, the lower the fair value
Land Bank	Level 3	Discounted cash flows	Risk adjusted residual capitalization rate	2024: 7.8% 2023: 7.8%	The higher the risk adjusted residual rate, the lower the fair value.
			Risk adjusted discount rate	2024: 11.8% 2023: 11.8%	The higher the risk adjusted discount rate, the lower the fair value.

The reconciliation of investment properties for the six months ended June 30, 2024 and year ended June 30, 2023, were as follows:

	June 30, 2024	June 30, 2023

Beginning balance	$514,172,281	$449,036,633
Additions	12,661,512	15,046,916
Foreign currency translation effect	(10,721,259)	16,043,694
Gain on valuation of investment properties	9,749,988	10,276,377
Ending balance	$525,862,522	$490,403,620

Investment Properties Dispositions —

Sale of Latam Parque Logistico Calle 80 Building 500A

On November 24, 2023, the Company closed the sale of its investment property, Latam Parque Logistico Calle 80 Building 500A (with a carrying value of USD 17,634,208 as of closing), to a third party for consideration of COP 79,850,000,000 (equivalent of USD 19,512,112 as of closing). Of the total consideration, COP 33,829,392,065 (equivalent of USD 8,266,536 as of closing) was transferred directly to ITAU to settle the liabilities directly associated with the investment property. The remaining consideration is expected to be received within fifteen months after closing, through six installment payments. The Company had received the first upfront installment payment of COP 11,505,151,984 (equivalent of USD 2,778,063 as of the payment date) in October 2023. As of closing, the total future installments were discounted by an implicit rate estimated based on certain Level 2 inputs discussed above. The discount on total installments would be subsequently accreted back over the time over the remaining payment term.

F-24

During the three and six months ended June 30, 2024, the Company recognized interest income of $195,039 and $424,155, respectively, included in other income in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss). The Company received the second and third installment payment for total of COP 9,204,121,586 (equivalent of USD 2,361,010 as of the payment date) in February 2024 and May 2024, respectively. The Company expects to receive the remaining installment payments in 2024 and 2025. The carrying amount of the receivables from the sale of investment properties was $5,751,931 and $8,219,898 as of June 30, 2024 and December 31, 2023, respectively.

In accordance with the purchase and sale agreement, as of June 30, 2024, the deferred cash payments will be paid to the Company in the upcoming three installments based on the following schedule:

Consideration
Installment Payment due in August 2024	1,109,454
Installment Payment due in November 2024	1,109,454
Installment Payment due in February 2025	3,883,090
Discount on future payments	(350,067)
Receivables from the sale of investment properties - short term	$5,751,931

Sale of certain land lot in Latam Logistic Park San José – Verbena

During the year ended December 31, 2021, the Company engaged in an active sale negotiation for the sale of certain land lot with a third-party buyer. The land lot held for sale is part of a land lot that is owned by LatAm Parque Logistico San José - Verbena partnership, within the Costa Rica segment.

On May 21, 2021, the Company signed on behalf of LatAm Parque Logistico San José - Verbena partnership, the purchase and sale agreement for the sale of the fully serviced land parcel for $4,000,000. In accordance with the purchase and sale agreement, the sale will be paid in three installments based on the following schedule:

	Amount

1st Installment Payment	$1,200,000	Upon the signing of the Purchase and Sale Agreement.
2nd Installment Payment	1,200,000	Upon conclusion of land infrastructure work.
3rd Installment Payment	1,600,000	Upon title transfer of the property to the buyer.
	$4,000,000

On May 24, 2021, the Company, through LatAm Parque Logistico San José - Verbena partnership, received the first installment payment of $1,200,000 from the buyer. The Company received the second installment of $1,200,000 on January 27, 2022 upon the conclusion of the land infrastructure work. The sale closed on April 23, 2023 upon the transfer of the property title and the receipt of the third installment payment of $1,600,000. The Company recognized a gain on sale of asset held for sale of $1,022,853 during the three and six months ended June 30, 2023.

10. OTHER CURRENT ASSETS

The detail of other current assets as of the June 30, 2024 and December 31, 2023 were as follows:

	June 30, 2024	December 31, 2023
Value added tax receivable	$1,434,913	$2,207,983
Prepaid insurance	1,190,240	181,528
Other	651,782	402,082
Total	$3,276,935	$2,791,593

F-25

11. LONG TERM DEBT

As of June 30, 2024 and December 31, 2023, the debt of the Company was as follows (all loans are USD denominated, except loans in Colombia are COP denominated):

Financial Institution	Type	Expiration	Annual Interest Rate	Restricted Cash at June 30, 2024	Restricted Cash at December 31, 2023	Remaining Borrowing Capacity at June 30, 2024	Amount Outstanding at June 30, 2024	Amount Outstanding at December 31, 2023
Costa Rica (USD denominated)
BAC Credomatic, S.A.	Mortgage Loan	Refinanced	3Mo SOFR + 378 bps, no min. rate (except for the fixed rate of 8.1% from March 2023 to March 2024)	—	—	—	—	46,908,999
BAC Credomatic, S.A.	Mortgage Loan	April 2039	3Mo SOFR + 200 bps, no min. rate	—	—	—	59,934,509	—
Banco Davivienda Costa Rica, S.A.	Mortgage Loan	Nov 2038	Year 1:7.0% Year 2: 7.3% Thereafter: 3Mo SOFR + 240 bps	72,346	—	—	7,821,650	7,974,306
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 5.9% Year 2: 6.2% Thereafter: 3Mo SOFR+140 bps	—	—	—	65,111,489	65,727,171
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 5.9% Year 2: 6.2% Thereafter: 3Mo SOFR+140 bps	480,000	480,000	—	18,113,690	18,285,023
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 5.9% Year 2: 6.2% Thereafter: 3Mo SOFR+140 bps	—	—	—	15,022,127	15,164,206
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 6.4% Year 2: 7.3% Thereafter: 3Mo SOFR + 280 bps	140,485	140,485	—	6,858,951	6,918,421
Total Costa Rica Loans				$692,831	$620,485	$—	$172,862,416	$160,978,126

Peru (USD denominated)
BBVA Peru Tranche 1	Mortgage Loan	March 2053	8.50%	1,614,732	—	—	47,596,844	48,670,000
BBVA Peru Tranche 2	Mortgage Loan	March 2053	8.40%	371,728	—	—	10,957,270	11,330,000
BBVA Peru	Mortgage Loan	July 2024	8.35%	2,000,000	2,000,000	—	2,000,000	2,000,000

Total Peru Loans				$3,986,460	$2,000,000	—	$60,554,114	$62,000,000
Colombia (COP denominated)
Bancolombia, S.A.	Mortgage Loan	January 2036	IBR +327 bps no min. rate	—	—	—	20,988,185	23,087,020
Bancolombia, S.A.	Mortgage Loan	May 2036	IBR +365 bps no min. rate	—	—	—	16,969,122	18,738,132
BTG	Secured Bridge Loan	November 2025	IBR +695 bps no min. rate	—	—	—	6,026,943	6,540,992

Total Colombia Loans				—	—	—	$43,984,250	$48,366,144
Total				$4,679,291	$2,620,485	$—	$277,400,780	$271,344,270

Accrued financing costs							827,501	752,874
Debt issuance costs, net							(2,349,802)	(2,242,909)

Total Debt							$275,878,479	$269,854,235
Less: Current portion of long-term debt							(12,287,698)	(16,703,098)
Total Long-term debt							$263,590,781	$253,151,137

F-26

Debt Agreements

IFC

The IFC secured credit facility includes full development of Latam Logistic Lima Sur through a two-tranche facility. Latam Logistic Lima Sur is a total of six buildings development divided in two phases. The loan has an aggregate borrowing capacity of $53,000,000 and is divided in two tranches corresponding to each development phase.

●	Tranche 1 – The loan is for the financing of the development of phase 1. The loan has a total borrowing capacity of $27,100,000 and is interest only until January 15, 2020, with a balloon payment of $6,865,611 at expiration on July 15, 2028. As of December 31, 2022, the Company had disbursed all of the tranche.
●	Tranche 2 – The loan is for the financing of the development of phase 2. The loan has a total borrowing capacity of $25,900,000 and is interest only until January 15, 2022, with a balloon payment of $6,475,000 at expiration on July 15, 2030. As of December 31, 2022, the Company had disbursed $15,607,323.

The loan bears a commitment fee over unborrowed amounts until January 15, 2022, as follows:

–	June 16, 2019 – December 31, 2019 – 0.50% over unborrowed amount.
–	January 1, 2020 – June 30, 2021 – 1.00% over unborrowed amount.
–	July 1, 2021 – January 15, 2022 – 1.50% over unborrowed amount.

On March 14, 2022, the Company negotiated a new interest rate on the IFC Tranche 1, reducing the spread by 100 basis points, to 425 basis points, effective July 15, 2022. All the other terms and conditions of the loan with IFC remained the same. A gain of $351,503 was recognized as financing costs in the first quarter of 2022 as part of modification of this debt facility.

On October 26, 2023, the Company drew on its debt facilities with IFC for a total of $10,292,677 to finance the construction of the Lurin I project in Peru. The related interest expense directly attributable to the construction is capitalized.

On December 15, 2023, the Company refinanced the debt outstanding with IFC Tranche 1 and Tranche 2 for a total amount of $46,973,443 with a mortgage loan denominated in USD with Banco Bilbao Vizcalla (“BBVA”) for an aggregate amount of $60,000,000. An extinguishment loss of $1,651,793 was recognized as financing costs during the fourth quarter of 2023 as part of the extinguishment of this debt facility.

ITAU

On January 6, 2021, the Company entered into a COP denominated secured construction loan facility with ITAU for a total borrowing capacity of COP$35,000 million ($10.1 million as of closing). Proceeds were used for the financing of the construction of building 500 in Latam Logistic Park Calle 80 in Bogota, Colombia. The loan matures on July 6, 2033. The loan bears an annual interest rate of IBR (a short-term interest rate for the Colombian Peso determined by the board of directors of Colombia’s Central Bank) plus 447 basis points and has an annual commitment fee of 0.50% of the undrawn amount of the credit line. The loan was interest only until April 20, 2022, and was fully drawn in October 2021. The debt facility with ITAU was paid in full through a sale of the mortgaged property to a third-party buyer. The buyer provided an advance of the payment directly to ITAU on August 31, 2023, in order to settle the outstanding debt. An extinguishment loss of $118,073 was recognized as financing costs during the third quarter of 2023 as part of the extinguishment of this debt facility.

F-27

Bancolombia

On January 22, 2021, the Company entered into a COP denominated financing agreement of COP44,500 million ($12.8 million as of the transaction date) with Bancolombia, S.A. for the financing of the construction of building 300 in Latam Logistic Park Calle 80 in Bogota, Colombia. As of December 31, 2021, the financing was fully disbursed. This financing agreement was further increased by COP$30,000 million ($7.0 million of extension). The financing bears an interest rate of IBR plus 365 basis points, commitment fees of 0.1% per month of the undrawn amount of the loan and has a 15-year term with a balloon payment of 40% at expiration (COP$29,901 million, or $6.9 million as of extension). The Company began to make principal payments in November 2021. On January 19, 2022, the Company increased by COP$34,000 million ($8.4 million per the transaction date exchange rate, same applies to hereafter) its existing financing facilities denominated in COP with Bancolombia from COP$57,810 million ($14.3 million) to COP$91,810 million ($22.7 million). The financing has a fourteen-year term with a balloon of COP$42,866 million ($11.4 million) at expiration. The interest accrues at Colombian IBR plus 327 basis points.

On September 22, 2023, the Company negotiated a deferral of principal with Bancolombia, deferring all principal payments for seven months, beginning on October 1, 2023. All the other terms and conditions of the loan with Bancolombia remained the same. A modification gain of $70,058 was recognized as financing costs during the third quarter of 2023 as part of the modification of this debt facility.

BAC Credomatic

In March 2021, the Company entered into two U.S. dollar denominated mortgage loan facilities with BAC Credomatic, S.A. for an aggregate amount of $10.0 million for the financing of the acquisition of two operating properties in San José, Costa Rica. The loans have a fifteen-year term and bear an annual interest rate of three-month LIBOR plus 423 basis point with a minimum interest rate of 5.0%. This loan was refinanced to Banco Nacional de Costa Rica on April 28, 2023.

On July 7, 2021, the Company entered into a U.S. dollar denominated mortgage loan facility of up to $45.5 million with Banco BAC San José, S.A. (“BAC”) on behalf of Latam Parque Logístico San José - Verbena partnership. Proceeds will be used to finance the construction of Latam Parque Logístico San José - Verbena, a five-building class-A master-planned logistic park totaling 829,898 square feet of net rentable area, in the Alajuelita submarket in San José, Costa Rica. The loan can be drawn in multiple disbursements up to approximately 60% of the total investment of the project. The mortgage loan has a term of 10 years with a 15-year amortization profile. The stated interest rate is the three-month LIBOR plus 423 basis points. In October 2022, the stated interest rate on the debt facility changed to the three-month SOFR plus 378 basis points. The debt facility has an amortization grace period of 30 months and does not accrue any commitment fees.

On February 16, 2022, the Company repaid one of the loans with BAC Credomatic due to the sale of the underlying property. The loan outstanding balance at the time of the sale was $2,868,155 and an extinguishment loss of $586 was recognized as financing costs during the first quarter of 2022 as part of the extinguishment of this debt facility. On March 1, 2023, the Company negotiated a reduced interest rate with BAC Credomatic, S.A. reducing the interest rate from 3-month SOFR plus 378 basis points to 8.12% for six months. All the other terms and conditions of the loan with BAC remained the same. A gain of $121,038 was recognized as financing costs during the first quarter of 2023 as part of the modification of this debt facility. On October 5, 2023, the Company negotiated to keep the reduced interest rate of 8.12% for six more months. All the other terms and conditions of the loan with BAC remained the same. A modification loss of $47,466 was recognized as financing costs in the third quarter of 2023 as part of the modification of this debt facility.

F-28

As of December 31, 2022, the Company had borrowed $1.0 million of a U.S. dollar denominated mortgage loan facility of up to $1.0 million with Banco BAC San José, S.A. for the financing of the renovations in Latam Bodegas San Joaquin. The loan would have matured on June 24, 2032. The loan had an annual interest rate set at the U.S. Prime Rate plus 110 basis points with no minimum interest rate. This loan was refinanced with Banco Nacional de Costa Rica on April 28, 2023.

On April 30, 2024, the Company refinanced its secured loans of $46.6 million with BAC with a new secured facility of $60.0 million with the same lender. The new secured loan has a term of 15 years, scheduled to mature in May 2039. The interest rate for the new loan is structured to be 2% above SOFR, which, as of the issuance date of the loan, equates to an effective annual rate of 7.33%. This rate is subject to quarterly review and subsequent adjustment based on the prevailing SOFR and the rate shall not fall below a floor of 5.50% per annum. An extinguishment loss of $38,219 was recognized as financing costs in the second quarter of 2024 as part of the refinancing of the debt facility.

Banco Promerica

On August 16, 2021, the Company entered into a U.S. dollar denominated mortgage loan of $7.0 million with Banco Promerica de Costa Rica, S.A. for the purchase of a 118,403 square feet logistic facility located in the Coyol submarket in San José, Costa Rica. The loan has a fifteen-year term. The stated interest rate is the U.S. Prime Rate plus 475 basis points. This loan was refinanced to Banco Nacional de Costa Rica on April 28, 2023.

Banco Davivienda

On January 6, 2022, the Company negotiated a new interest rate on the Davivienda de Cosa Rica loans 3-month LIBOR plus 475 basis points and eliminated the interest rate floor, all the other terms and conditions of the loans with Davivienda de Costa Rica remained the same. A modification gain of $4,077,399 was recognized as financing costs during the first quarter of 2022 as part of the modification of this debt facility.

Banco Nacional

On April 28, 2023, the Company refinanced all outstanding loans with Banco Davivienda de Costa Rica, Banco Promerica de Costa Rica, S.A. and all loans except one with BAC Credomatic, S.A., with Banco Nacional de Costa Rica, S.A. An extinguishment loss of $6,555,113 was recognized as financing costs during the second quarter of 2023 as part of the extinguishment of these debt facilities. The Company entered into four U.S. dollar denominated mortgage loans with Banco Nacional de Costa Rica for an aggregate amount of $107,353,410. The loans have a twenty-five-year term. The loans bear a fixed annual interest rate for the first two years and a variable rate thereafter.

On November 1, 2023, the Company refinanced a debt outstanding with Banco Nacional de Costa Rica, S.A. ($7,373,460) with a mortgage loan denominated in USD with Davivienda de Costa Rica for an aggregate amount of $8,000,000. The new mortgage loan matures in 15 years. The loan is subject to a fixed interest rate of 7.00% in the first year, and a rate of 6-month SOFR plus 2.4% adjustable monthly from the second year onwards.

BTG

On August 25, 2023, and August 30, 2023, the Company entered into two new line of credit agreement with BTG Pactual Colombia S.A. for COP 15,000,000,000 and COP 10,000,000,000, respectively (approximately $3,679,266 and $2,433,042, respectively, at the date the transactions were initiated). Interest is calculated and paid monthly at the rate of a one-month Colombian IBR plus 720 basis points. Principal repayment is due at maturity, on August 25, 2024, and August 30, 2024, respectively. This debt agreement is guaranteed by the trust established for Latam Logistic Col Propco Cota 1, where Banco BTG Pactual Colombia S.A is established as a guaranteed creditor, with three underlying properties defined as guarantees.

F-29

On May 27, 2024, the Company restructured its two loans with BTG Pactual Colombia S.A. into a single loan with the same lender. The new loan maintains the same outstanding principal amount of COP 25,000,000,000 (approximately $6,446,506 as of the restructuring date) and bears an interest rate of three-month Colombian IBR plus 695 basis points. This loan is set to mature in November 2025. A modification gain of $208,799 was recognized as financing costs during the second quarter of 2024.

BBVA

On October 19, 2023, the Company entered into a new line of credit agreement with El Banco BBVA Peru for $2,000,000. The line of credit agreement has a nominal rate of 14.45% fixed and an annual effective rate of 8.35%. The line of credit agreement matures in 9 months and follows a monthly repayment schedule. This debt agreement is a senior unsecured loan and is not guaranteed by any of the properties of the Company. As of the issuance date, the Company has fully drawn the line of credit.

On December 15, 2023, the Company entered into a mortgage loan with El Banco BBVA Peru for a total of $60,000,000. The mortgage loan consists of two components: Tranche A and Tranche B. The Tranche A totaling $48,670,000 was used to refinance the Company’s existing debt with IFC. The Tranche B totaling $11,330,000 is expected to finance the Company’s other real estate projects. Tranche A and B will mature in 10 years (with a 35% balloon payment for Tranche A) and carry a fixed interest rate of 8.5% and 8.4%, respectively.

LIBOR Rate – The Company modified all of it Costa Rican loans from LIBOR rate to SOFR by December 31, 2022. In July 2023, the Company modified the rate for IFC loans from 6-month LIBOR to 6-month SOFR. No further modifications from LIBOR to SOFR have been made as of June 30, 2024.

Long-Term Debt Maturities – Scheduled principal and interest payments due on the Company’s debt as of June 30, 2024, are as follows:

	Mortgage Loan	Secured Bridge Loan	Total
Maturity:
Remainder of 2024	$6,036,525	$1,004,491	$7,041,016
2025	8,370,124	5,022,452	13,392,576
2026	8,955,841	—	8,955,841
2027	9,694,303	—	9,694,303
2028	10,416,046	—	10,416,046
2029	11,237,596	—	11,237,596
Thereafter	216,663,402	—	216,663,402
Accrued and deferred financing cost, net	(1,328,310)	(193,991)	(1,522,301)
Total	$270,045,527	$5,832,952	$275,878,479

F-30

Financing Cost – The following table summarizes the components of financing cost including the deferred financial cost amortization for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gross interest expense	$5,912,315	$5,770,045	$11,755,397	$11,372,049
Gross commitment fees	—	39,027	—	77,805
Amortization of debt issuance cost	49,580	212,398	83,122	508,552
Debt modification gain	(208,799)	—	(208,799)	(121,038)
Debt extinguishment loss	38,219	6,201,589	38,219	6,201,589
Other financing cost	17,662	14,112	33,540	38,671
Total financing cost before capitalization	5,808,977	12,237,171	11,701,479	18,077,628
Capitalized amounts into investment properties	—	(102,295)	(330,123)	(440,710)
Net financing cost	5,808,977	12,134,876	11,371,356	17,636,918
Total cash paid for interest and commitment fees	$5,843,654	$5,444,455	$11,686,352	$11,779,772

Debt Reconciliation – The reconciliation of the Company’s debt as of June 30, 2024 and 2023 were as follows:

	Six months ended June 30,
	2024	2023
Beginning balance	$269,854,235	$209,326,775
Secured bank debt borrowings	13,091,001	113,971,395
Secured bank debt repayments	(3,250,201)	(98,400,674)
Borrowing cost incurred	—	(5,213)
Transfer to liabilities associated with HFS	—	(7,775,210)
Deferred financing cost amortization	83,122	508,552
Debt modification gain	(208,799)	(121,038)
Debt extinguishment loss	38,219	6,201,589
Foreign currency translation effect	(3,729,098)	3,965,584
Ending balance	$275,878,479	$227,671,760

Financial Debt Covenants – The loans described above are subject to certain affirmative covenants, including, among others, (i) reporting of financial information; and (ii) maintenance of corporate existence, the security interest in the properties subject to the loan and appropriate insurance for such properties; and (iii) maintenance of certain financial ratios. In addition, the loans are subject to certain negative covenants that restrict Latam Logistic Properties ability to, among other matters, incurs in additional indebtedness under or create additional liens on the properties subject to the loans, change its corporate structure, make certain restricted payments, enter into certain transactions with affiliates, amend certain material contracts.

The loans contain, among others, the following events of default: (i) non-payment; (ii) false representations; (iii) failure to comply with covenants; (iv) inability to generally pay debts as they become due; (v) any bankruptcy or insolvency event; (vi) disposition of the subject properties; or (vii) change of control of the subject properties.

As of June 30, 2024 and December 31, 2023, the Company was compliant with, or otherwise had waivers for all debt covenants with its lenders.

The Company received waivers for the requirement to comply with Bancolombia financial covenants on June 26, 2024. The Bancolombia waiver was effective through the testing period of June 30, 2024 and December 31, 2024, and ratio compliance testing will next be applicable for this loan in June 2025. The outstanding Bancolombia loan balance as of June 30, 2024 was $38.0 million, with $1.6 million classified within current liabilities on the condensed consolidated interim statement of financial position. The Company was in compliance with all the other debt covenants as of June 30, 2024 and December 31, 2023.

F-31

12. EQUITY

As described in Note 3, on March 27, 2024, the Company consummated the Business Combination. As a result of the Business Combination, LPA issued 31,709,747 Ordinary Shares with a par value of $0.0001 per share. The same number of shares are outstanding as of June 30, 2024. The Company is authorized to issue 450,000,000 Ordinary Shares and 50,000,000 Preference Shares, each with a par value of $0.0001. The specific designations, voting rights, and other preferences of these shares can be established as needed by the Company’s board. There were no Preference Shares issued during the periods presented.

Retained earnings consist of legal reserves and accumulated earnings. According to the legislation in effect in several countries in which the Company operates, the Company’s subsidiaries must appropriate a portion of each year’s net earnings to their respective legal reserve. The legal reserve amount varies by jurisdiction and ranges from 5% to 10% of the net earnings generated by operating entities, up to a cap of 10% to 50% of that entity’s capital stock.

13. EARNINGS (LOSS) PER SHARE

The Company determines basic earnings (loss) per share by dividing the profit (loss) for the period attributable to ordinary equity holders of the Company by the weighted average number of shares of ordinary shares outstanding during the period. The Company computes diluted earnings (loss) per share by dividing the profit (loss) for the period attributable to ordinary equity holders of the Company by the weighted average number of ordinary shares outstanding combined with plus the incremental weighted average number of ordinary shares outstanding that would be issued on conversion or settlement of all outstanding potentially dilutive instruments. There were 416,500 RSUs excluded from the diluted weighted average number of ordinary shares calculation for the six months ended June 30, 2024 as their inclusion would be antidilutive. There were no potentially dilutive instruments for the three and six months ended June 30, 2023, respectively.

The calculated basic and diluted earnings (loss) per share for the three and six months ended June 30, 2024 and 2023, were as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Earnings (loss) per share – basic	$0.31	$(0.17)	$(1.26)	$0.09
Earnings (loss) per share - diluted	$0.31	$(0.17)	$(1.26)	$0.09
Net earnings (loss) attributed to owner(s) of the Company	$9,907,633	$(4,762,860)	$(38,123,976)	$2,628,360
Weighted average number of shares – basic	31,709,747	28,600,000	30,223,220	28,600,000
Weighted average effect of dilutive securities:
RSUs	153,421	—	—	—
Weighted average number of shares – diluted	31,863,168	28,600,000	30,223,220	28,600,000

As discussed in detail in Note 3, the Company’s basic and diluted earnings (loss) per share related to LLP prior to the Business Combination have been retroactively recast based on shares reflecting the exchange ratio established in the Business Combination.

There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of authorization of these financial statements.

F-32

14. INCOME TAX

LPA is a foreign corporation organized in accordance with the laws of Cayman Islands and is not subject to income tax in the United States. LPA has a diversified portfolio, operating in Costa Rica, Colombia and Peru through various subsidiaries located in the local countries. The income tax rates applicable to the LPA in Costa Rica, Colombia and Peru are 30.0%, 35.0% and 29.5%, respectively.

The Company’s effective tax rates for the three months ended June 30, 2024 and 2023 were 4.2% and (61.2)%, respectively. The Company’s effective tax rates for the six months ended June 30, 2024 and 2023 were (12.7)% and 32.2%, respectively. The effective income tax rates for the three and six months ended June 30, 2024 and 2023 were different than the local statutory income tax rates primarily due to the change in deferred tax assets or liabilities related to fluctuations in currency translation for investment properties and debt, movement in unrecognized deferred tax assets, foreign tax rate differential, alternative minimum tax in Colombia, and current income tax on intercompany dividends.

15. EMPLOYEE BENEFITS

Employee benefits are recognized in general and administrative expense in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss), and for the three and six months ended June 30, 2024 and 2023, consisted of the following:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Short-term employee benefits	$2,438,663	$688,925	$3,530,427	$1,360,248

16. SHARE-BASED PAYMENTS

In March 2024, the Company established the Logistic Properties of the Americas 2024 Equity Incentive Plan (“2024 Plan”) for all employees of the Company whereby LPA may grant options, restricted stock, restricted stock units, stock appreciation rights and other equity-based awards to attract and maintain key company personnel including directors, officers, employees, consultants, and advisors.

Restricted Stock Units (“RSUs”)

Under the 2024 Plan, the Company granted RSUs to certain senior executives and board of directors who were previously employed by LLP and continued employment with LPA after the Business Combination, certain departing board of directors of LLP and certain newly hired senior executives and board of directors at LPA.

Each RSU represents the right for the employee to receive one LPA ordinary share upon vesting and settlement. No amounts are paid or payable to LLP by the recipient on the receipt of the RSUs. The RSUs carry neither rights to dividends nor voting prior to vesting or delivery of the underlying LPA ordinary shares. The Company’s board has a discretion to settle the RSUs in cash or shares but the Company has no intention of settling the RSUs in cash, and given that this is the first time the Company has granted RSUs, the Company does not have a past practice of cash settlement. The Company accounts for the RSUs as equity-settled awards.

F-33

The Company granted a total of 97,500 RSUs to former LLP and current LPA board of directors that were fully vested upon grant; however, the delivery of the underlying ordinary shares will occur at a future date based solely on the passage of time. The grant date fair value of these awards accounts for the impact of the delayed delivery schedules and compensation cost for these awards recognized immediately upon grant. The Company also granted 319,000 RSUs to former LLP and current LPA senior executives. Of those RSUs, 121,000 shares shall vest in equal annual increments over a 3-year service vesting period and compensation cost is recognized using the accelerated attribution method. The remaining 198,000 RSUs shall cliff vest at the end of a three-year service vesting period, and compensation cost is recognized ratably over the vesting period.

RSUs are measured at grant date fair value by reference to the traded price of LPA’s ordinary shares. The Company does not expect to declare any dividends in the near future. Therefore, no expected dividends were incorporated into the measurement of the grant date fair value. The RSUs have a grant date of May 12, 2024, with a weighted average grant date fair value of $9.70 with a total grant date fair value of $1,140,218 for all RSUs. For the three and six months ended June 30, 2024, the Company recognized share-based payment expense related to the RSUs of $1,140,218 in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss).

Details of the RSUs outstanding during the period are as follows:

		Number of RSUs

	Non-vested at December 31, 2023	—
	Granted	416,500
(a)	Vested	(97,500)
	Forfeited	—
	Non-vested at June 30, 2024	319,000

(a)	Director Transaction and Retention RSUs – 97,500 RSUs granted to former LLP and current LPA board of directors were legally vested upon grant. However, the delivery of the underlying ordinary shares is subject to delayed delivery schedules, and therefore, these RSUs remain unsettled as of June 30, 2024. As the grantees do not have any shareholder rights until the ordinary shares are physically delivered, the shares shall be excluded from the basic earnings per share denominator.

There was no RSU activity under the 2024 Plan in prior periods and the Company did not enter into any other types of share-based payment arrangements.

17. RELATED PARTY TRANSACTIONS

Transactions between the Company and its related parties are made on terms equivalent to those that prevail in arm’s length transactions.

Subsidiaries

Transactions between the Company and its subsidiaries are eliminated upon consolidation and therefore are not disclosed. Details of the principal group companies and partnerships the Company enters into that are fully consolidated are disclosed in LLP’s most recent audited consolidated financial statements and notes.

F-34

Key Management Personnel Compensation

The amounts disclosed in the table represent the amounts recognized in general and administrative expense on the condensed consolidated interim statements of profit or loss and other comprehensive income (loss) related to key management personnel for the three and six months ended June 30, 2024 and 2023.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Salaries	$391,165	$202,673	$590,486	$387,781
Cash performance bonus	248,076	113,600	374,445	232,697
Statutory bonus	14,829	9,736	27,921	24,771
One-time cash bonus related to Business Combination (refer to Note 3)	—	—	226,000	—
Non-executive director’s fees	176,484	41,500	229,290	41,500
Non-cash benefits	9,723	7,480	18,207	14,861
Share-based payment expense (refer to Note 16)	1,140,218	—	1,140,218	—
Total	$1,980,495	$374,989	$2,606,567	$701,610

Due from affiliates – On June 25, 2015, LLP entered into a loan agreement with LLI, pursuant to which LLP issued a loan of $3,015,000 to LLI. In July 2020, the loan receivable from LLI was increased to $4,165,000 from $3,015,000 and the maturity date was extended to December 31, 2023. The loan receivable from LLI was further increased to $4,850,000 from $4,165,000 in June 2021, and then to $6,950,000 in May 2022.

The principal amount of $6,265,000 of this loan receivable bore an annual interest rate of 9.0% and the remaining principal amount of this loan receivable did not bear any interest. Principal and interest was due at maturity. In the event of a default, the interest rate increased to an annual rate of 20% until the amount was settled. For the three and six months ended June 30, 2024, the Company recognized interest income of $0 and $302,808 respectively, in interest income from affiliates in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss). For the three and six months ended June 30, 2023, the Company recognized interest income of $158,113 and $314,488, respectively, in interest income from affiliates in the condensed consolidated interim statements of profit or loss and other comprehensive income (loss).

As discussed in Note 3, as of January 1, 2024, the loans to LLI were in default status due to non-payment following the maturity date of December 31, 2023. Pursuant to the Assignment Agreement, upon Closing, the loan receivable from LLI of $9,765,972 was considered settled through the foreclosure of the collateralized LLP Shares held by LLI.

As of June 30, 2024 and December 31, 2023, the loan receivable from affiliates balances outstanding were as follows:

	June 30, 2024	December 31, 2023

Interest receivable:
Latam Logistics Investments, LLC	$—	$2,324,041
Loan receivable:
Latam Logistics Investments, LLC	—	7,139,123
Total due from affiliates	$—	$9,463,164

Refer to detailed discussion around the impact of Business Combination on the loan receivable in Note 3.

Additional transactions with key management personnel – A related party entity provided $289,982 and $111,376 of management and advisory services to the Company for the three months ended June 30, 2024 and 2023, respectively, and $477,845 and $249,004 of management and advisory services to the Company for the six months ended June 30, 2024 and 2023, respectively.

F-35

18. FINANCIAL RISK MANAGEMENT

Interest rate risk - Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to the risk of changes in market interest rates relates primarily to its long-term debt obligations with floating interest rates. Therefore, variations in interest rates at the reporting date would affect profit or loss.

Liquidity Risk – Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, to the extent possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring in unacceptable losses or risking damage to the Company’s reputation, and to maintain a balance between continuity of funding and flexibility through the use of bank deposits and loans.

Exposure to Liquidity Risk – The following tables detail the remaining contractual maturities of financial liabilities at the end of reporting period. The amounts are gross and undiscounted cash flows and include contractual interest payments.

June 30, 2024	On demand	Less than 3 months	3 to 12 months	1 to 5 years	Thereafter	Total

Accounts payable and accrued expenses	$1,224,663	$3,104,396	$6,215,568	$—	$—	$10,544,627
Lease liability	68,837	84,502	255,966	1,157,129	6,567,504	8,133,938
Income tax payable	—	481,972	1,278,513	—	—	1,760,485
Retainage payable	—	—	1,558,684	—	—	1,558,684
Security deposits	195,000	92,727	48,074	2,164,476	—	2,500,277
Long and short-term debt	—	4,491,594	7,773,656	42,772,305	222,363,225	277,400,780
Total	$1,488,500	$8,255,191	$17,130,461	$46,093,910	$228,930,729	$301,898,791

December 31, 2023	On demand	Less than 3 months	3 to 12 months	1 to 5 years	Thereafter	Total

Accounts payable and accrued expenses	$764,016	$4,472,279	$7,891,207	—	$—	$13,127,502
Lease liability	8,530	33,060	238,423	1,199,059	6,703,328	8,182,400
Income tax payable	—	2,024,865	—	—	—	2,024,865
Retainage payable	—	155,207	1,582,598	—	—	1,737,805
Security deposits	—	83,234	287,727	1,790,554	—	2,161,515
Long and short-term debt	—	1,624,415	15,078,681	43,032,169	211,609,005	271,344,270
Total	$772,546	$8,393,060	$25,078,636	$46,021,782	$218,312,333	$298,578,357

Fair Values – Management of the Company assessed the fair value of its financial assets and liabilities and concluded that their carrying value approximates their fair value.

19. COMMITMENTS AND CONTINGENCIES

Commitments

As of June 30, 2024, the Company had agreed construction contracts with third parties and is consequently committed to future capital in respect to investment property under development of $3,862,785. There are no contractual commitments in respect of completed investment property.

Legal Proceedings

In the ordinary course of business, the Company may be party to legal proceedings. On September 13, 2023, the Company had become aware that a lawsuit was filed against a subsidiary of the Company by a construction company for services rendered prior to the reporting date. The Company had recorded a provision in relation to this matter prior to January 1, 2024. On February 29, 2024, the Company settled with the counterparty for a total settlement amount of $237,226.

On November 30, 2023, the Company became aware that a lawsuit was filed against them by a former employee of the Company who rendered services for the Company prior to the reporting date. The Company is currently vigorously defending this lawsuit and believes the claims are without merit. The Company is in the process of analyzing this matter but currently does not have a sufficient basis for concluding whether any loss is probable.

As of June 30, 2024, the Company is not involved in any other litigation or arbitration proceedings for which the Company believes it is not adequately insured or indemnified, or which, if determined adversely, would have a material adverse effect on the Company’s condensed consolidated interim financial statements.

20. SUBSEQUENT EVENTS

New directors

On July 15, 2024, LPA announced that Françoise Lavertu and Javier Marquina had been appointed as independent directors increasing the Company’s board to a total of seven members and the number of independent directors to six.

21. APPROVAL OF THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

The condensed consolidated interim financial statements were authorized for issue by the Company’s board of directors on August 14, 2024.

* * * * *

F-36

LatAm Logistic Properties, S.A.
Consolidated Financial Statements
As of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021

F-37

LATAM LOGISTIC PROPERTIES, S.A.

F-38

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of Latam Logistic Properties, S.A.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Latam Logistic Properties, S.A. and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of profit or loss and other comprehensive income (loss), changes in equity, and cash flows, for each of the three years in the period ended December 31, 2023, and the related notes and the schedules listed in the Index at Item 8  (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche, S.A.

San José, Costa Rica

April 26, 2024 (September 4, 2024 as to the retrospective adjustments applied to earnings per share described in Note 19)

We have served as the Group’s auditor since 2017

F-39

LATAM LOGISTIC PROPERTIES, S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME (LOSS)

(in U.S. Dollars)

		For the years ended December 31,
	Notes	2023	2022	2021
REVENUES
Rental revenue	2m, 4	$39,327,779	$31,890,569	$25,553,931
Other		108,564	92,998	42,142
Total revenues		39,436,343	31,983,567	25,596,073

Investment property operating expense	5	(5,142,950)	(5,407,439)	(4,087,365)
General and administrative		(8,508,862)	(4,609,195)	(5,394,201)
Investment property valuation gain	2j,12	20,151,026	3,525,692	12,610,127
Interest income from affiliates	22	664,219	561,372	424,838
Financing costs	16	(31,111,064)	(11,766,726)	(9,799,558)
Net foreign currency gain (loss)	2c	284,706	299,762	(707,570)
Gain (loss) on sale of investment properties	2j,12	1,165,170	(398,247)	—
Gain on sale of asset held for sale	13	1,022,853	—	—
Other income	6	307,822	100,127	151,391
Other expenses	6	(6,132,636)	(611,173)	(1,367,647)
Profit before taxes		12,136,627	13,677,740	17,426,088

INCOME TAX EXPENSE	20	(4,980,622)	(2,236,507)	(8,756,703)

PROFIT FOR THE YEAR		$7,156,005	$11,441,233	$8,669,385

OTHER COMPREHENSIVE INCOME (LOSS):
Items that may be reclassified subsequently to profit or loss:
Translation gain (loss) from functional currency to reporting currency	2c	18,373,064	(13,533,732)	(12,522,802)
Total comprehensive income (loss) for the year		$25,529,069	$(2,092,499)	$(3,853,417)

PROFIT FOR THE YEAR ATTRIBUTABLE TO:
Owners of the Group		$3,139,333	$8,028,610	$4,126,505
Non-controlling interests	18	4,016,672	3,412,623	4,542,880
Total profit for the year		$7,156,005	$11,441,233	$8,669,385

TOTAL COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO:
Owners of the Group		$21,512,397	$(5,505,122)	$(8,396,297)
Non-controlling interests	18	4,016,672	3,412,623	4,542,880
Total comprehensive income (loss) for the year		$25,529,069	$(2,092,499)	$(3,853,417)

Weighted average number of shares – basic and diluted		28,600,000	28,600,000	28,600,000
Earnings per share attributable to owners of the Group – basic and diluted	19	$0.11	$0.28	$0.14

The accompanying notes are an integral part of these consolidated financial statements.

F-40

LATAM LOGISTIC PROPERTIES, S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in U.S. Dollars)

		As of December 31,
	Notes	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	8	$35,242,363	$14,988,112
Due from affiliates	22	9,463,164	8,798,945
Lease and other receivables, net	9	3,557,988	2,516,525
Receivable from the sale of investment properties – short term	12	4,072,391	—
Asset held for sale	2l,13	—	2,977,147
Prepaid construction costs		1,123,590	2,317,383
Restricted cash equivalent – short term	8	2,000,000	—
Other current assets	10	3,443,518	1,708,313
Total current assets		58,903,014	33,306,425

NON-CURRENT ASSETS:
Investment properties	2j,12	514,172,281	449,036,633
Tenant notes receivables – long term, net	9	6,002,315	6,796,584
Receivable from the sale of investment properties – long term	12	4,147,507	—
Restricted cash equivalent – long term	8	681,110	3,252,897
Property and equipment, net	11	354,437	427,719
Deferred tax asset	20	1,345,859	239,281
Other non-current assets		5,218,787	4,559,330
Total non-current assets		531,922,296	464,312,444

TOTAL ASSETS		$590,825,310	$497,618,869

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	14	$13,127,502	$8,591,922
Deposits for the sale of assets	13	—	2,400,000
Income tax payable	20	2,024,865	663,703
Retainage payable	2n	1,737,805	3,001,433
Long term debt – current portion	16	16,703,098	110,943,460
Other current liabilities	2i	959,539	54,983
Total current liabilities		34,552,809	125,655,501

NON—CURRENT LIABILITIES:
Long term debt	16	253,151,137	98,383,315
Deferred tax liability	20	37,451,338	37,215,884
Security deposits		1,790,554	1,706,959
Other non-current liabilities	2i	2,936,555	590,740
Total non-current liabilities		295,329,584	137,896,898

TOTAL LIABILITIES		329,882,393	263,552,399

EQUITY:
Common share capital	17	168,142,740	168,142,740
Retained earnings		67,878,645	64,739,312
Foreign currency translation reserve	2c	(13,694,983)	(32,068,047)
Equity attributable to owners of the Group		222,326,402	200,814,005
Non-controlling interests	18	38,616,515	33,252,465
Total equity		260,942,917	234,066,470

TOTAL LIABILITIES AND EQUITY		$590,825,310	$497,618,869

The accompanying notes are an integral part of these consolidated financial statements.

F-41

LATAM LOGISTIC PROPERTIES, S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(in U.S. Dollars)

		Attributable to owners of the Group
		Membership Units			Common Shares
	Notes	Number of Units	Membership units	Additional Paid—in Capital	Number of Shares	Common share capital	Retained Earnings	Foreign currency translation reserve	Equity attributable to owners of the Group	Non—Controlling Interests	Total Equity
BALANCE AS OF JANUARY 1, 2021		100	$100	$168,142,696	—	$—	$52,584,197	$(6,011,513)	$214,715,480	$23,605,352	$238,320,832
Profit for the year		—	—	—	—	—	4,126,505	—	4,126,505	4,542,880	8,669,385
Other comprehensive loss	2c	—	—	—	—	—	—	(12,522,802)	(12,522,802)	—	(12,522,802)
Total comprehensive loss for the year		—	—	—	—	—	4,126,505	(12,522,802)	(8,396,297)	4,542,880	(3,853,417)
Conversion from S.R.L. to S.A.	1	(100)	$(100)	$(168,142,696)	168,142,740	$168,142,740	$—	$—	$(56)	$—	$(56)
Capital contributions	18	—	—	—	—	—	—	—	—	4,084,160	4,084,160
Distributions paid to non-controlling interest	18	—	—	—	—	—	—	—	—	(1,024,747)	(1,024,747)
BALANCE AS OF DECEMBER 31, 2021		—	—	—	168,142,740	$168,142,740	$56,710,702	$(18,534,315)	$206,319,127	$31,207,645	$237,526,772
Profit for the year		—	—	—	—	—	8,028,610	—	8,028,610	3,412,623	11,441,233
Other comprehensive loss	2c	—	—	—	—	—	—	(13,533,732)	(13,533,732)	—	(13,533,732)
Total comprehensive loss for the year		—	—	—	—	—	8,028,610	(13,533,732)	(5,505,122)	3,412,623	(2,092,499)
Capital contributions	18	—	—	—	—	—	—	—	—	700,000	700,000
Distributions paid to non-controlling interest	18		—	—	—	—	—	—	—	(2,067,803)	(2,067,803)
BALANCE AS OF DECEMBER 31, 2022		—	—	—	168,142,740	$168,142,740	$64,739,312	$(32,068,047)	$200,814,005	$33,252,465	$234,066,470
Profit for the year		—	—	—	—	—	3,139,333	—	3,139,333	4,016,672	7,156,005
Other comprehensive loss	2c	—	—	—	—	—	—	18,373,064	18,373,064	—	18,373,064
Total comprehensive income for the Year							3,139,333	18,373,064	21,512,397	4,016,672	25,529,069
Capital Contributions	18	—	—	—	—	—	—	—	—	5,870,314	5,870,314
Distributions paid to non-controlling interest	18	—	—	—	—	—	—	—	—	(4,522,936)	(4,522,936)
BALANCE AS OF DECEMBER 31, 2023		—	—	—	168,142,740	$168,142,740	$67,878,645	$(13,694,983)	$222,326,402	$38,616,515	$260,942,917

The accompanying notes are an integral part of these consolidated financial statements.

F-42

LATAM LOGISTIC PROPERTIES, S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in U.S. Dollars)

		For the years ended December 31,
	Notes	2023	2022	2021
Cash flows from operating activities:
Profit for the year		$7,156,005	$11,441,233	$8,669,385
Adjustments:
Depreciation and amortization	11	107,229	124,287	139,896
Adjustment for expected credit losses	9	(87,723)	1,470,990	1,062,133
Net foreign currency (gain) loss	2c	(507,152)	(325,135)	302,638
Amortization of right-of-use assets	2i,15	60,666	104,198	96,662
Investment property valuation gain	2j,12	(20,151,026)	(3,525,692)	(12,610,127)
Financing costs	16	31,111,064	11,766,726	9,799,558
(Gain) loss on sale of investment properties	2j,12	(1,165,170)	398,247	—
Loss on disposal of property and equipment	11	83,389	30,269	925
(Gain) loss on disposition of asset held for sale	13	(1,022,853)	—	—
Straight-line rent	2j	(1,035,592)	(2,423,347)	(1,984,366)
Interest income	22	(763,208)	(561,372)	(424,838)
Income tax expense	20	4,980,622	2,236,507	8,756,703
Working capital adjustments
(Increase) decrease in:
Lease and other receivables, net	9	(1,180,448)	1,092,549	(5,185,489)
Other current assets and other assets		(1,378,914)	(1,295,515)	1,414,116
Increase (decrease) in:
Accounts payable and accrued expenses	14	4,963,720	(1,558,595)	619,206
Security deposits		454,556	346,458	417,547
Retainage payable	2n	(1,147,401)	74,730	663,420
Income tax payable	20	1,361,162	539,231	(492,438)
Income tax paid	20	(4,639,456)	(324,624)	(1,392,680)
Net cash provided by operating activities		$17,199,470	$19,611,145	$9,852,251

Cash flows from investing activities:
Capital expenditure on investment properties	2j,12	$(28,409,164)	$(40,975,109)	$(48,254,733)
Acquisitions of investment properties, net of closing costs	2j,12	—	—	(22,443,229)
Purchase of property and equipment	11	(126,476)	(88,487)	(97,687)
Proceeds from sale of asset held for sale	2l,13	1,600,000	1,200,000	1,200,000
Proceeds from sale of investment properties	2j,12	2,778,063	8,874,753	—
Loans to affiliates	22	—	(2,100,000)	(685,000)
Loans to tenants for leasehold improvement	9	(389,695)	(4,687,480)	(801,384)
Repayments on loans to tenants	9	775,263	671,937	407,600
Restricted cash equivalent	8	571,787	620,450	3,812,470
Net cash used in investing activities		$(23,200,222)	$(36,483,936)	$(66,861,963)

Cash flows from financing activities:
Long term debt borrowing	16	$205,676,643	$44,217,867	$78,626,400
Long term debt repayment	16	(152,482,361)	(13,335,183)	(11,860,052)
Cash paid for raising debt	16	(1,175,820)	(41,550)	(1,070,987)
Debt extinguishment cost paid	16	(2,473,134)	—	—
Interest and commitment fee paid	16	(24,862,976)	(14,505,955)	(9,391,336)
Capital contributions from non-controlling partners	18	5,868,152	700,000	4,084,160
Distributions to non-controlling partners	18	(4,522,936)	(2,067,803)	(1,024,747)
Repayment of office lease liabilities	15	(50,112)	(163,072)	(99,380)
Net cash provided by financing activities		$25,977,456	$14,804,304	$59,264,058

Effects of exchange rate fluctuations on cash held		277,547	(303,754)	(352,796)
Net increase (decrease) in cash and cash equivalents		20,254,251	(2,372,241)	1,901,550
Cash and cash equivalents at the beginning of year		14,988,112	17,360,353	15,458,803

Cash and cash equivalents at the end of year		$35,242,363	$14,988,112	$17,360,353

The accompanying notes are an integral part of these consolidated financial statements.

F-43

LATAM LOGISTIC PROPERTIES, S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(in U.S. Dollars)

1. NATURE OF BUSINESS

Latam Logistic Properties, S.A. (“LLP” or “the Parent Company”) is a company organized in accordance with the laws of the Republic of Panama, constituted as a limited liability company, by public deed dated April 29, 2015, and registered before the Public Registry of Panama on May 4, 2015. The registered office is located in BMW Plaza, 9th floor, Calle 50, Panama City, Republic of Panama.

Latam Logistic Properties, S.A., through its affiliates and subsidiaries (jointly referred to as “the Group” and individually as “Group entities”), is a fully-integrated, internally managed real estate company that develops, owns and manages a diversified portfolio of warehouse logistics assets in Central and South America.

The consolidated financial statements of the Group as of December 31, 2023 and 2022 and the years ended December 31, 2023, 2022 and 2021 include the consolidated financial information of LLP and its subsidiaries. Information on the Group’s structure is provided in Note 2.

As of December 31, 2023, and 2022, Latam Logistic Properties, S.A. ownership structure was as follows:

	2023		2022
	Number of Common Shares	% of Ownership	Number of Common Shares	% of Ownership

JREP I Logistics Acquisition, L.P. (1)	149,378,010	88.8%	149,378,010	88.8%
Latam Logistics Investments, LLC	13,451,419	8.0%	13,451,419	8.0%
Latam Logistic Equity Partners, LLC	5,313,311	3.2%	5,313,311	3.2%
Total	168,142,740	100.0%	168,142,740	100.0%

(1)	JREP I Logistics Acquisition L.P. (“JREP I”) is the Group’s majority shareholder and controlling investor with 88.8% ownership. JREP GP LLC has exclusive management control over JREP I, which was engaged by Jaguar Growth Asset Management LLC to have full control over JREP I. The ultimate Group’s capital partner is Jaguar Growth Partners LLC, a New York based private equity fund with ample experience in real estate developments throughout emerging markets.

Business Combination Agreement -

On August 15, 2023, two, a Cayman Islands exempted company (“TWOA”), announced the execution of a definitive business combination agreement (“Business Combination Agreement”) with LLP, and, by joinder agreements, each of Logistic Properties of the Americas, a Cayman Islands exempted company (“Pubco”), Logistic Properties of the Americas Subco, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and LPA Panama Group Corp., a company incorporated under the laws of Panama and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), for a proposed business combination among the parties (the “Business Combination”). Under the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), among other matters, (a) SPAC Merger Sub will merge with and into TWOA, with TWOA continuing as the surviving company (the “SPAC Merger”), and, in connection therewith, each issued and outstanding security of TWOA immediately prior to the effective time of the Mergers (as defined below) (the “Effective Time”) will no longer be outstanding and will automatically be canceled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) Company Merger Sub will merge with and into LLP, with LLP continuing as the surviving company (the “Company Merger,” and, together with the SPAC Merger, the “Mergers”), and, in connection therewith, the LLP shares issued and outstanding immediately prior to the Effective Time will be canceled in exchange for the right of the holders thereof to receive ordinary shares of Pubco (“Pubco Ordinary Shares”); and (c) as a result of the Mergers, TWOA and LLP will each become wholly-owned subsidiaries of Pubco, and Pubco Ordinary Shares will be listed on The New York Stock Exchange (“NYSE”) under the symbol “LPA”, all upon the terms and subject to the conditions set forth in the Business Combination Agreement. The Business Combination was consummated on March 27, 2024. Refer to Note 25 for more details.

F-44

Conversion from S.R.L. to S.A.

On January 2, 2021, the General Assembly of Shareholders unanimously approved the transformation and conversion of LatAm Logistic Properties, S.A. from a limited liability company to a corporation, resolution duly registered with the Public Registry of Panama on January 13, 2021 (the “Conversion”). In accordance with the bylaws of a limited liability company and up to conversion date on January 2, 2021, the capital structure of Latam Logistic Properties, S.A. was through Membership Units.

The Group evaluated the facts and circumstances and concluded the Conversion represented a capital restructuring, which was reflected in the consolidated statements of changes in equity prospectively. Additionally, the Conversion resulted in an exchange of equity interest that was akin to a stock split. As such, the change in capital stock was reflected retrospectively for earnings per share (“EPS”) purposes.

2. MATERIAL ACCOUNTING POLICY INFORMATION

a. Basis of Accounting - The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

The consolidated financial statements have been prepared on the historical cost basis except certain investment properties that are measured at fair value as of end of each reporting period, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

The Group management believes that all adjustments that are required for a proper presentation of the financial information are incorporated in these consolidated financial statements.

b. Going Concern - The accompanying consolidated financial statements are prepared on a going concern basis in accordance with International Accounting Standard (“IAS”) 1 Presentation of Financial Statements, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As described further in Note 16, the Group obtained a waiver relating to compliance with the debt service coverage ratio as required by its loan covenants with Bancolombia. This waiver remains in force through December 31, 2023.

In September 2023, the Group restructured its Bancolombia debt to defer principal payments until May 2024, at which point the Group will have 12 months to pay this accrued principal and interest in full at no additional cost and will subsequently be tested for compliance with the debt service coverage ratio on June 30, 2024 as required by its debt covenants. The outstanding Bancolombia loan balance as of December 31, 2023 was $41.8 million, with $1.1 million classified within current liabilities on the consolidated statement of financial position.

F-45

While the Group has fulfilled all debt service payments required by its lending agreements in all jurisdictions to date, current interest rates in Colombia make it probable that further debt waivers, restructuring, or repayment will be necessary relating to the Bancolombia loan prior to May 2024, when principal payments resume on the loan. The Group’s lending agreements with Bancolombia are only collateralized by four Colombian investment properties, which were valued at $90.3 million and $67.5 million as of December 31, 2023 and 2022, respectively. No other guarantees have been provided by the Group’s other subsidiaries that would put the Group’s operations outside of Colombia at risk in event of foreclosure. While the $8.0 million in revenue generated by the Group’s Colombian operations for the year ended December 31, 2023 represents approximately 20.4% of the Group’s consolidated revenues for the year, the Group’s operations outside of Colombia are expected to be profitable and generate adequate liquidity to provide for continued operations. In the event that the Group is unable to obtain further debt waivers, restructure the debt, or otherwise repay the Bancolombia loan, there is a possibility Bancolombia may initiate proceedings to foreclose on its Colombian properties without further recourse. However, this would not create material uncertainty as to the Group’s ability to continue as a going concern in regards to its operations outside of Colombia. Additionally, upon the consummation of the Group’s merger with TWOA on March 27, 2024, the Group gained access to additional capital which further supports the Group’s ability to finance ongoing operations. (refer to Note 25 for additional information on the merger).

c. Foreign Currency -

●	Functional and Presentation Currency - The consolidated financial statements are presented in U.S. dollars (USD), which is the functional currency of Latam Logistic Properties, S.A. and its subsidiaries, except for the Colombian subsidiaries of Latam Logistic COL OpCo, S.A. and Latam Logistic COL PropCo Cota I, S.A.S, for which the functional currency is the Colombian Peso. As of December 31, 2023 and 2022, the sell-exchange rates for a USD to relevant currencies for the Group $1.00 were the following:

	2023	2022
Costa Rican Colones (“CRC”)	CRC 527	CRC 602

Peruvian Soles (“PEN”)	PEN 3.713	PEN 3.820

Colombian Peso (“COP”)	COP 3,822	COP 4,810

The average rates for a USD to relevant currencies for the Group $1.00 were the following for the years ended December 31, 2023, 2022, and 2021:

	2023	2022	2021
Costa Rican Colones (“CRC”)	CRC 547	CRC 651	CRC 624

Peruvian Soles (“PEN”)	PEN 3.747	PEN 3.840	PEN 3.885

Colombian Peso (“COP”)	COP 4,321	COP 4,255	COP 4,743

●	Foreign Currency Transactions - Transactions in foreign currencies are translated into the respective functional currencies of the Group entities at exchange rates at the dates of the transactions.

F-46

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss.

Foreign Operations - The assets and liabilities of foreign operations, for which the functional currency is other than the USD are translated into USD at exchange rates in effect at the date of the consolidated statement of financial position. The income and expenses of foreign operations are translated at exchange rates at the dates of the transactions. Components of equity are translated into USD at the historical exchange rates.

Foreign currency differences are recognized in other comprehensive income (OCI) and accumulated in a separate line item in the Group’s consolidated statements of changes in equity under “Foreign currency translation reserve”, except to the extent that the translation difference is allocated to non-controlling interests (NCI). When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the foreign currency translation reserve account related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then, the relevant proportion of the cumulative amount is reattributed to non-controlling interests. When the Group disposes only part of an associate while retaining significant influence, the relevant proportion of the cumulative amount is reclassified to profit or loss.

d. Use of Significant Judgements and Estimates - In preparing the consolidated financial statements, management has made judgments, estimates, and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Actual results may differ from these estimates.

The following are the critical accounting judgements and key sources of estimation uncertainty, that the management have made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in financial statements.

●	Leases - The Group applied the following judgements that significantly affect the determination of the amount and timing of income from lease contracts:

Definition of a lease

Under IFRS 16, a lease is a contract (i.e., an agreement between two or more parties that creates enforceable rights and obligations), or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration.

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Property lease classification – the Group as lessor

The Group has entered into leases on its investment property portfolio. The Group has determined, based on an evaluation of the terms and conditions of the arrangements, such as the lease term not constituting a major part of the economic life of the property and the present value of the minimum lease payments not amounting to substantially all of the fair value of the property, that it retains substantially all the risks and rewards incidental to ownership of this property and accounts for the contracts as operating leases.

Estimating the incremental borrowing rate – the Group as lessee

The Group cannot readily determine the interest rate implicit in leases where it is the lessee, therefore, it uses its incremental borrowing rate (IBR) to measure lease liabilities. The IBR is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The Group estimates the IBR using observable inputs (such as market interest rates) when available and is required to make certain entity-specific estimates (such as the subsidiary’s stand-alone credit rating).

●	Receivable from the sale of investment properties – The receivable from the sale of investment properties is related to the disposition of an investment property, Latam Parque Logistico Calle 80 Building 500A, as discussed in detail in Note 12. The receivable balance was initially determined by applying a discount rate to the expected future proceeds. The discount rate was estimated based on several Level 2 valuation inputs such as senior unsecured Option Adjusted Spread (“OAS”) and the Colombia sovereign yield curve.

●	Investment Properties - Investment properties are initially recognized at cost. The Group elects to subsequently remeasure investment properties at fair value. As of each period end, valuations for the Group’s investment properties are generally performed by an external valuation firm. Note 12 provides detailed information about the key assumptions used in the determination of the fair value of the investment properties.

●	Impairment of Financial Assets – Allowances for expected credit losses are made based on the risk of non-payment taking into account aging, previous experience, economic conditions and forward-looking data, which are evaluated on a quarterly basis. Allowances for tenant notes receivables are measured as 12-months expected credit losses. Allowances for lease receivables are measured as lifetime expected credit losses depending on changes in the credit quality of the counterparty, with 100% of balances being reserved for if a counterparty exhibits characteristics of default. The definition of default is determined by considering whether there is a breach of financial covenants or information developed internally or obtained from external sources.

●	Control for partnership agreements – Management has assessed whether its interest over investees represents a parent / subsidiary relationship and requires consolidation as per IFRS 10 control criteria. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Management considers all relevant facts and circumstances in assessing whether it has power over an investee including contractual arrangement contained within partnership agreements, rights arising service contracts with other vote holders for partnership arrangements and decision-making authority for the Group.

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e. Basis of Consolidation - The consolidated financial statements incorporate the financial statements of the Group and entities controlled by the Group (its subsidiaries) at the end of each reporting year. Control is achieved when the Group:

●	Has the power over the investee;

●	Is exposed, or has rights, to variable returns from its involvement with the investee; and

●	Has the ability to use its power to affects its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the Group has less than a majority of the voting rights of an investee, it considers that it has power over the investee when the contractual rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The Group considers all relevant facts and circumstances in assessing whether or not the Group’s voting rights in an investee are sufficient to give it power, including:

●	The size of the Group’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

●	Exposure, or rights, to variable returns from its involvement with the investee

●	Any additional facts and circumstances that indicate that the Group has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made including the ability to use its power over the investee to affect the amount of the investor’s returns

Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control. Specifically, the results of subsidiaries acquired or disposed of during the year are included in profit or loss from the date the Group gains control until the date when the Group ceases to control the subsidiary. Profit or loss and each component of other comprehensive loss are attributed to owners of the Group and to the non-controlling interests. Total comprehensive income of the subsidiaries is attributed to the owners of the Group and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between the members of the Group are eliminated on consolidation.

Non-controlling interests in subsidiaries are identified separately from the Group’s equity therein. Those interests of non-controlling shareholders that are present ownership interests entitling their holders to a proportionate share of net assets upon liquidation may initially be measured at fair value or at the non-controlling interests’ proportionate share of the fair value of the acquiree’s identifiable net assets. The choice of measurement is made on an acquisition-by-acquisition basis. Other non-controlling interests are initially measured at fair value. Subsequent to acquisition, the carrying amount of non-controlling interests is the amount of those interests at initial recognition plus the non-controlling interests’ share of subsequent changes in equity. Total comprehensive income is attributed to non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in the Group’s interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to the owners of the Group.

When the Group loses control of a subsidiary, the gain or loss on disposal recognized in profit or loss is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value, as of the date control is lost, of any retained interest in the subsidiary and (ii) the previous carrying amount of the assets (including goodwill), less liabilities of the subsidiary and any non-controlling interests. All amounts previously recognized in other comprehensive loss in relation to that subsidiary are accounted for as if the Group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as required/permitted by applicable IFRS Standards). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IFRS 9 Financial Instruments when applicable, or the cost on initial recognition of an investment in an associate or a joint venture.

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The consolidated financial statements include the financial information of Latam Logistic Properties, S.A. (parent entity) and its subsidiaries:

		Ownership Interest		Non-controlling Interest
Entities	Country	2023	2022	2023	2022
Latam Logistic Property Holdings LLC	United States	100%	100%
Latam Logistic COL HoldCo I, S de R.L.	Panamá	100%	100%
Latam Logistic CR HoldCo I, S de R.L.	Panamá	100%	100%
Latam Logistic Pan HoldCo S de R.L.	Panamá	100%	100%
Latam Logistic Pan Holdco El Coyol II S de R.L.	Panamá	50%	50%	50%	50%
Latam Logistic Pan Holdco Cedis Rurales S de R.L.	Panamá	100%	100%
Latam Logistic Pan HoldCo San Joaquin I S de R.L.	Panamá	100%	100%
Latam Logistic Pan Holdco Verbena I S de R.L. (1)	Panamá	47.6%	47.6%	52.4%	52.4%
Latam Logistic Pan Holdco Verbena II S, S.R.L. (2)	Panamá	47.6%	47.6%	52.4%	52.4%
Latam Logistic Pan Holdco Santiago I, S de R.L.	Panamá	100%	100%
Latam Logistic Pan Holdco Santo Domingo, S de R.L.	Panamá	100%	100%
Latam Logistic Pan Holdco Medellin I, S.R.L.	Panamá	100%	100%
LatAm Logistic Pan HoldCo Bodegas los Llanos, S.R.L.	Panamá	100%	100%
Latam Logistic PER OpCo, S.R.L.	Perú	100%	100%
Latam Logistic PER PropCo Lurin I, S. de R.L.	Perú	100%	100%
Latam Logistic PER PropCo Lurin II, S. de R.L.	Perú	100%	100%
Latam Logistic PER PropCo Lurin III, S. de R.L.	Perú	100%	100%
Parque Logístico Callao, S.R.L.	Perú	40%	50%	60%	50%
Latam Logistic COL OpCo, S.A. (3)	Colombia	100%	100%
Latam Logistic COL PropCo Cota I, S.A.S.	Colombia	100%	100%
Latam Logistic CR OpCo, S.R.L.	Costa Rica	100%	100%
Latam Logistic CR PropCo Alajuela I, S.R.L.	Costa Rica	100%	100%
Latam Propco El Coyol Dos S de R.L.	Costa Rica	50%	50%	50%	50%
Latam Logistic Propco Bodegas San Joaquín S de R.L.	Costa Rica	100%	100%
Latam Logistic Propco Cedis Rurales Costa Rica S de R.L.	Costa Rica	100%	100%
3101784433, S.R.L.	Costa Rica	23.6%	23.6%	76.4%	76.4%
Latam Logistic PropCo Bodegas los Llanos S de R.L.	Costa Rica	100%	100%
Latam Logistic CR Zona Franca, S. de R.L.	Costa Rica	100%	100%
Latam Logistics SLV OpCo S.A. de C.V.	El Salvador	100%	100%

(1)	Formerly known as Latam Logistic Propco Pedregal Panamá S de R.L.
(2)	Formerly known as Latam Logistic Pan Holdco Pedregal Panamá S de R.L.
(3)	Formerly known as Latam Logistic COL OpCo, S.A.S.

f. Financial Instruments – All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace. All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

Classification of Financial Assets – Financial assets that meet the following conditions are measured subsequently at amortized cost:

●	The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets that meet the following conditions are measured subsequently at fair value through other comprehensive income (FVTOCI):

●	The financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

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By default, all other financial assets are measured subsequently at fair value through profit or loss (FVTPL). Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

●	The Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met; and

●	The Group may irrevocably designate a financial asset that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

Amortized Cost and Effective Interest Method – The effective interest method is a method of calculating the amortized cost of a financial asset and of allocating interest income over the relevant year.

For financial assets other than purchased or originated credit-impaired financial assets, the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the financial asset, or, where appropriate, a shorter period, to the gross carrying amount of the financial asset on initial recognition. For purchased or originated credit-impaired financial assets, a credit-adjusted effective interest rate is calculated by discounting the estimated future cash flows, including expected credit losses, to the amortized cost of the financial asset on initial recognition.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.

For financial assets other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset. If, in subsequent reporting years, the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset.

Impairment of Financial Assets – The Group recognizes a loss allowance for expected credit losses (“ECL”) on lease receivables, tenant notes receivables as well as due from affiliates. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

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Measurement of Expected Credit Losses - For lease receivables, the Group performs an assessment for all tenants to evaluate their current financial state and historical payment behavior. For tenants who show indicators of financial difficulties, the Group creates a specific reserve for those tenants covering 100% of their outstanding balance. For lease receivables where tenants are not specifically reserved for, the Group applies a lifetime ECL using a provision matrix. Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument.

For tenant notes receivables and due from affiliates, the Group assess and monitors if there has been a significant increase in credit risk since initial recognition. If the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance at an amount equal to 12-month ECL; otherwise, the Group recognizes lifetime ECL. Based on the result of the assessment for the year ended December 31, 2023 and 2022, the Group concluded there has not been a significant increase in credit risk since initial recognition for tenant notes receivables and due from affiliates.

The Group only extends such financial arrangements to tenants who have successfully undergone the comprehensive background check procedures. Occasionally, the Group extends loans to related party, or affiliate, where the Group conducts a thorough examination of borrower’s reputation, credit history, and payment record. The Group applies continuous monitoring whereby tenants are evaluated on a monthly basis to ensure there are no indicators that may suggest an increase in credit risk.

Due to there not being a significant increase in credit risk, the Group measures the loss allowance for tenant notes receivables and due from affiliates at an amount equal to 12-month ECL, which represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date. The 12-month ECL are estimated using the probability of default approach, which is a function of the probability of default, loss given default (i.e., the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date.

The Group writes off a financial asset when there is information indicating that the debtor is in a financial difficulty and there is no realistic prospect of recovery, e.g., when the debtor has been placed under liquidation or has entered into bankruptcy proceedings. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

Refer below for the definition of terms:

i.	Significant Increase in Credit Risk - In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

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ii.	Definition of Default – The Group considers the following as constituting an event of default for internal credit risk management purposes as historical experience indicates that financial assets that meet either of the following criteria are generally not recoverable:

●	When there is a breach of financial covenants by the debtor; or

●	Information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collateral held by the Group).

Irrespective of the above analysis, the Group considers that default has occurred when a financial asset is more than 90 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

iii.	Credit – impaired Financial Assets – A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

●	Significant financial difficulty of the issuer or the borrower;

●	A breach of contract, such as a default or past due event (see (ii) above);

●	The lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider;

●	It is becoming probable that the borrower will enter bankruptcy or other financial reorganization; or

●	The disappearance of an active market for that financial asset because of financial difficulties.

iv.	Recognition of Expected Credit Losses – The Group recognizes an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account. The Group records a provision for possible loss if the collection of a receivable balance is considered doubtful. As of December 31, 2023 and 2022, the Group recorded an allowance for expected credit losses related to receivables from clients of $946,006 and $2,772,977, respectively.

v.	Concentration of Credit Risk – There are no individual customers that make up 10% or more of the Group’s revenue for the years ended December 31, 2023, 2022 and 2021.

F-53

Classification of Financial Liabilities – All financial liabilities are measured subsequently at amortized cost using the effective interest method.

Financial Liabilities Measured Subsequently at Amortized Cost – Debt instruments that meet the following conditions are measured subsequently at amortized cost:

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant year. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Embedded derivatives - An embedded derivative is a component of a hybrid contract that also includes a non-derivative host with the effect that some of the cash flows of the combined instrument vary in a way similar to a stand-alone derivative.

Derivatives embedded in hybrid contracts with hosts that are not financial assets within the scope of IFRS 9 (e.g., financial liabilities) are treated as separate derivatives when they meet the definition of a derivative, their risks and characteristics are not closely related to those of the host contracts and the host contracts are not measured at fair value through profit or loss (FVTPL). Further, such derivatives are initially recognized at fair value and the residual amount is the initial carrying value of the host contract liability. If an embedded derivative is identified, it is presented as a non-current asset or a non-current liability if the remaining maturity of the hybrid instrument to which the embedded derivative relates is more than 12 months and is not expected to be realized or settled within 12 months.

Derecognition of Financial Liabilities – The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

F-54

When the Group exchanges with the existing lender one debt instrument into another one with the substantially different terms, such exchange is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, the Group accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 percent different from the discounted present value of the remaining cash flows of the original financial liability. If the modification is not substantial, the difference between: (1) the carrying amount of the liability before the modification under the effective interest rate method; and (2) the present value of the cash flows after modification (discounted using the effective interest rate before the modification) should be recognized in profit or loss as the modification gain or loss within other gains and losses.

i. Leases - The Group evaluates if a contract contains a lease at the commencement date. The Group recognizes a right-of-use asset and a corresponding lease liability regarding all lease contracts in which it is a lessee, except for short-term leases (term of 12 months or less) and leases of low value assets, such as personal computers and small office furniture devices. For these leases, the Group recognizes the lease payments as an operating lease under the straight-line method through the valid term of the lease, unless other method is more representative of the pattern in which economic benefits from the use of the underlying asset is diminished.

Lease liability is initially measured at present value of the lease payments that are not paid on the commencement date, discounted from the implicit interest rate in the contract. If this rate cannot be readily determined, the Group shall use incremental rates.

The lease payments included in the measurement of lease liability consist of:

●	Fixed payments, including in substance fixed payments, less any lease incentives received;

●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate at the commencement date;

●	Amount expected to be paid by the lessee under residual value guarantees;

●	The exercise price of a purchase option if the lessee is reasonably certain to exercise that option; and

●	Payments of penalties for terminating the lease if the lease term reflects the lessee exercising an option to terminate the lease.

Lease liability is included in the other current and non-current liabilities in the consolidated statement of financial position.

Lease liability is subsequently measured by increasing the carrying amount to reflect the interest earned on the liability lease (using the effective interest method) and reducing the carrying amount to reflect the lease payments made.

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Right-of-use assets consist of the amount of the initial measurement of the corresponding lease liability, the lease payments made on or before the commencement date, less any lease incentive received and any initial direct cost. The subsequent valuation is the cost less the accumulated depreciation and impairment losses.

Right-of-use assets are depreciated over the shorter period between the lease period and the useful life of the underlying asset. If a lease transfers the ownership of the underlying asset, or the cost of the right-of-use asset reflects that the Group plans to exercise a purchase option, the right-of-use asset will be depreciated over the useful life. Depreciation starts on the date of the commencement of the lease.

The right-of-use assets are shown as a separate component in the statement of financial position.

As practical expedient, IFRS 16 allows a lessee to not separate the non-lease components and instead account for any lease components and its associated non-lease components as a single lease component. The Group has not used this practical expedient. For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

j. Investment Properties - Investment properties are buildings and lands held to obtain rent, surpluses, or both. Investment properties are initially recorded at cost, including transaction costs. Subsequent to initial recognition, investment properties are measured at fair value at least on annual basis. Fair value is determined by the commercial value of each real property performed by an independent appraiser. The commercial value of each real property is calculated using a combination of methods including present value of the net cash flows that are expected in the future and direct capitalization for operating properties and properties under development and comparable for land. Gains and losses arising from changes in the fair value of investment properties are recognized in profit and loss in the period in which they arise. Note 12 provides detailed information about the key assumptions used in the determination of the fair value of the investment properties.

The Group categorizes its investment properties into three groups: land bank, properties under development and operating properties. The land bank category encompasses land acquisitions made by the Group, including land purchase expenses, along with certain allocated permit and infrastructure costs. The investment properties transition to properties under development once the Group secures construction permits for land development and initiates construction activities. Subsequently, they are reclassified as operating properties once they achieve a state of “stabilization”. The Group defines stabilization as the earlier of the point at which a developed property has been completed for one year, or when it reaches a 90% occupancy rate.

As described below, the Group recognizes rental income using the straight-line method. Any temporary difference between the recognized rental income and the amount billed is recorded in the rent leveling balance sheet account. The temporary difference between cash and accrual payments will ultimately be reversed and eliminated by the end of the lease. The Group concludes that rent leveling constitutes an integral component of the fair value of the investment properties because the expected cash flows of the leases are already reflected in the fair value of the investment properties. Therefore, the recognition of rental revenue on a straight-line basis over the lease term would require an adjustment to the fair value of the investment property to avoid double counting.

F-56

An investment property is derecognized upon disposal or when the investment property is permanently withdrawn from used and no future economic benefits are expected form the disposal. Any gain or loss arising on derecognition of the property (calculated as the difference between the net sale proceeds and the carrying amount of the asset) is included in profit or loss in the period in which the property is derecognized.

k. Fair value measurements - Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for leasing transactions that are within the scope of IFRS 16, and measurements that have some similarities to fair value but are not fair value, such as net realizable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 - Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.

●	Level 2 - Inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 - Inputs are unobservable inputs for the asset or liability, among others, statistics information, and own Group’s information, in some instances based on the information provided by some independent experts.

The Group has a control framework established in relation to the measurement of fair values. This includes the supervision of management of all significant fair value measurements, including the fair values of level 3.

The Group’s management regularly reviews the significant unobservable variables and the valuation adjustments. If a third-party information, such as broker quotes or pricing services, is used to measure fair values, supervision includes evidence obtained from third parties to support the conclusion that those valuations meet the requirements of IFRS, including the level within the hierarchy of fair value within these valuations should be classified.

F-57

l. Assets Held for Sale - The Group classifies non-current assets and disposal groups as held for sale if their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. The criteria for held for sale classification is regarded as met when the sale is highly probable, and the non-current asset or disposal group is available for immediate sale in its present condition. Actions required to complete the sale should indicate that it is unlikely that significant changes to the sale will be made or that the decision to sell will be withdrawn. The Group should be committed to the plan to sell the asset and the sale is expected to be completed within 1 year from the date of the classification.

For investment properties measured at fair value that are classified as held for sale, the Group continues to measure the investment properties under the fair value model.

Assets and liabilities classified as held for sale are presented separately in the statement of financial position.

m. Revenue Recognition -

Investment Property Rental Income - The Group earns rental income from acting as a lessor of operating properties in arrangements which do not transfer substantially all of the risks and rewards incidental to ownership of an investment property. Rental income is recognized under the requirements of IFRS 16, Leases (“IFRS 16”) and revenue on the non-lease components is recognized under the requirements of IFRS 15, Revenue from Contracts with Customers (“IFRS 15”).

The Group’s leases with tenants (customers) under agreements are classified as operating leases. The Group recognizes the total minimum lease payments provided for under the leases on a straight-line basis over the lease term.

Lease components

The right to use an asset represents a separate lease component from other lease components if two criteria are met:

a. The lessee can benefit from the use of the asset either on its own or together with other readily available resources.

b. The underlying asset must not be highly dependent on or highly interrelated with other underlying assets in the contract.

The Group generally identifies the right to use the warehouses and underlying land as lease components in its lease contracts with tenants based on the above two criteria. In some cases, the Group might also grant tenants the right to use dedicated parking spots, or other types of assets, which could also be considered as lease components.

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Non-lease components

When identifying non-lease components, the Group considers whether a good or service is transferred to the lessee. Typically, maintenance activities, including common area maintenance (“CAM,” e.g., cleaning a lobby of a building, property management services, general repairs), provided by the lessor along with utilities are considered non-lease components because they represent goods or services transferred to the Group separately from the right to use the underlying asset.

The Group applies IFRS 15 to allocate the consideration in the contract between lease and non-lease components, on the basis of stand-alone selling prices. Stand-alone selling price represents the price at which an entity would sell a good or service on a stand-alone (or separate) basis at contract inception.

Principal/agent considerations for non-lease components

For the identified non-lease components that are accounted for under IFRS 15, the Group concludes that they should in general be presented gross in the consolidated statement of profit or loss and other comprehensive loss, because the Group is typically acting as a principal, because the Group controls the promised good or service before the it transfers the good or service to a customer. The Group is itself contractually obliged to provide these services to its tenants and is ultimately responsible for fulfilling the promise to provide the services.

Rental Revenues in the consolidated statements of profit or loss and other comprehensive loss.

Disaggregation of rental revenue arising from contracts with customers from other sources of revenue is disclosed in Note 4.

The Group performs credit analyses of our customers prior to the execution of the leases and continue these analyses for each individual lease on an ongoing basis in order to ensure the collectability of rental revenue. The Group recognizes revenue to the extent that amounts are determined to be collectible.

Other – Other sources of revenue consists of fees earned from customers which are determined in accordance with the terms specific to each customer arrangement. The third-party development fees are recognized as revenue under the requirements of IFRS 15 when they are earned under the agreement with the customers.

n. Retainage Payable - Construction contract retainage represents payments which have been partially withheld from subcontractors pending the completion of a project or other contractual conditions. The Group accrues a liability for construction retainage throughout the construction phase, based on the percentage of completion of the construction. Such liability is subsequently released upon completion of construction when the retainage is paid.

o. Income Tax - Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

●	Current Tax - Current tax comprises the expected tax payable or receivable on the taxable income or loss for the period and any adjustment to tax payable or receivable in respect of previous periods.

The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted as of the date of the consolidated statement of financial position. Current assets and liabilities are offset only if certain criteria are met.

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●	Deferred Tax - Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Deferred tax is not recognized for:

–	Temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

–	Temporary differences related to investments in subsidiaries and associates to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that it will not reverse in the foreseeable future; and,

–	Taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available, against which they can be used. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax assets and liabilities are offset only if certain criteria are met.

3. NEW AND AMENDED IFRS ACCOUNTING STANDARDS

a)	New and amended IFRS Accounting Standards That are Effective for the Current Year

The accounting policies adopted and methods of computation followed are consistent with those of the previous financial year, except for items disclosed below.

There are several new amendments to standards and interpretations which are applicable for the first time in the current year, but many are either not relevant or do not have an impact on the consolidated financial statements of the Group. The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective, except for the ones specifically disclosed, as outlined below.

F-60

●	Amendments to IFRS 3 Reference to the Conceptual Framework - The Group has adopted the amendments to IFRS 3 Business Combinations for the first time in the current year. The amendments update IFRS 3 so that it refers to the 2018 Conceptual Framework instead of the 1989 Framework. They also add to IFRS 3 a requirement that, for obligations within the scope of IAS 37 Provisions, Contingent Liabilities and Contingent Assets, an acquirer applies IAS 37 to determine whether at the acquisition date a present obligation exists as a result of past events. For a levy that would be within the scope of IFRIC 21 Levies, the acquirer applies IFRIC 21 to determine whether the obligating event that gives rise to a liability to pay the levy has occurred by the acquisition date. The adoption of the amendment has no material impact to the Group.

●	Amendments to IAS 16 Property, Plant and Equipment - Proceeds before Intended Use - The Group has adopted the amendments to IAS 16 for the first time in the current year. The amendments prohibit deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced before that asset is available for use, i.e. proceeds while bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Consequently, an entity recognizes such sales proceeds and related costs in profit or loss. The entity measures the cost of those items in accordance with IAS 2 Inventories.

The amendments also clarify the meaning of “testing whether an asset is functioning properly”. IAS 16 now specifies this as assessing whether the technical and physical performance of the asset is such that it is capable of being used in the production or supply of goods or services, for rental to others, or for administrative purposes.

If not presented separately in the statement of comprehensive income, the financial statements shall disclose the amounts of proceeds and cost included in profit or loss that relate to items produced that are not an output of the entity’s ordinary activities, and which line item(s) in the statement of comprehensive income include(s) such proceeds and cost. The adoption of the amendments has no material impact to the Group.

●	Amendments to IAS 37 Onerous Contracts - Cost of Fulfilling a Contract - The Group has adopted the amendments to IAS 37 for the first time in the current year. The amendments specify that the cost of fulfilling a contract comprises the costs that relate directly to the contract. Costs that relate directly to a contract consist of both the incremental costs of fulfilling that contract (examples would be direct labour or materials) and an allocation of other costs that relate directly to fulfilling contracts (an example would be the allocation of the depreciation charge for an item of property, plant and equipment used in fulfilling the contract). The adoption of the amendment has no material impact to the Group.

●	Amendments to IAS 12 Income Taxes - The amendments require an exception to IAS 12, whereby an entity does not recognize or disclose information about deferred tax assets and liabilities specifically related to tax laws that have been enacted or substantively enacted to implement the Organization for Economic Co-operation and Development’s international tax reform recommendations known as the Pillar Two model rules. The Group has applied the exception which was effective upon the issuance of the amendments and did not have any DTAs or DTLs on December 31, 2023 that had not been recognized as a result of the application of this exception. The adoption of the amendment has no material impact to the Group.

F-61

●	Amendments to IAS 1 - Presentation of Financial Statements - Classification of Liabilities as Current or Non-Current (“2020 Amendment”) - The amendments clarify that the classification of liabilities as current or non-current is based on rights that are in existence at the end of the reporting period, specify that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability, explain that rights are in existence if covenants are complied with at the end of the reporting period, and introduce a definition of “settlement” to make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. The Group has early adopted the amendment as of January 1, 2023 together with the 2022 Amendment mentioned below.

●	Amendments to IAS 1 - Presentation of Financial Statements - Non-Current Liabilities with Covenants (“2022 Amendment”) - The amendments specify that only covenants that an entity is required to comply with on or before the end of the reporting period affect the entity’s right to defer settlement of a liability for at least twelve months after the reporting date (and therefore must be considered in assessing the classification of the liability as current or non-current). Such covenants affect whether the right exists at the end of the reporting period, even if compliance with the covenant is assessed only after the reporting date (e.g. a covenant based on the entity’s financial position at the reporting date that is assessed for compliance only after the reporting date).

The IASB also specifies that the right to defer settlement of a liability for at least twelve months after the reporting date is not affected if an entity only has to comply with a covenant after the reporting period. However, if the entity’s right to defer settlement of a liability is subject to the entity complying with covenants within twelve months after the reporting period, an entity discloses information that enables users of financial statements to understand the risk of the liabilities becoming repayable within twelve months after the reporting period. This would include information about the covenants (including the nature of the covenants and when the entity is required to comply with them), the carrying amount of related liabilities and facts and circumstances, if any, that indicate that the entity may have difficulties complying with the covenants.

The Group early adopted the amendment as of January 1, 2023. Note 16 contains the detail disclosures related to the Group’s compliance with debt covenants.

●	Amendments to IAS 1 - Presentation of Financial Statements and IFRS Practice Statement 2 Making Materiality Judgements - The IASB amended IAS 1 to require entities to disclose their material rather than their significant accounting policies. The amendments define what is ‘material accounting policy information’ and explain how to identify when accounting policy information is material. They further clarify that immaterial accounting policy information does not need to be disclosed. If it is disclosed, it should not obscure material accounting information. To support this amendment, the IASB also amended IFRS Practice Statement 2 Making Materiality Judgements to provide guidance on how to apply the concept of materiality to accounting policy disclosures.

F-62

●	Amendments to IAS 8 - Accounting Policies Changes in Accounting Estimates and Errors - The amendment to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors clarifies how companies should distinguish changes in accounting policies from changes in accounting estimates. The distinction is important, because changes in accounting estimates are applied prospectively to future transactions and other future events, whereas changes in accounting policies are generally applied retrospectively to past transactions and other past events as well as the current period. The adoption of the amendment has no material impact to the Group.

●	Amendments to IAS 12 Income Taxes - Deferred Tax related to Assets and Liabilities arising from a Single Transaction - The amendments to IAS 12 Income Taxes require companies to recognize deferred tax on transactions that, on initial recognition, give rise to equal amounts of taxable and deductible temporary differences. They will typically apply to transactions such as leases of lessees and decommissioning obligations, and will require the recognition of additional deferred tax assets and liabilities. The amendment should be applied to transactions that occur on or after the beginning of the earliest comparative period presented. In addition, entities should recognize deferred tax assets (to the extent that it is probable that they can be utilized) and deferred tax liabilities at the beginning of the earliest comparative period for all deductible and taxable temporary differences associated with: (i) right-of-use assets and lease liabilities; and (ii) decommissioning, restoration and similar liabilities, and the corresponding amounts recognized as part of the cost of the related assets. The cumulative effect of recognizing these adjustments is recognized in retained earnings, or another component of equity, as appropriate. The adoption of the amendment has no material impact to the Group.

b)	New and amended IFRS Accounting Standards issued but not yet Effective - At the date of authorization of these financial statements, the Group has not applied the following new and revised IFRS Accounting Standards that have been issued but are not yet effective:

●	Amendments to IAS 21 – Lack of exchangeability – The amendments to IAS 21 require companies to assess whether a currency is exchangeable and how it should determine a spot exchange rate when exchangeability is lacking. Specifically, the amendment state that when a currency is not exchangeable into another currency, the entity is required to estimate the spot exchange rate at the measurement date and will need to disclose information about the effect on entity’s financial performance, financial position, and cash flows. The amendments will be effective for annual reporting periods beginning on or after 1 January 2025. The directors of the Group anticipate that the application of these amendments may have an impact on the Group’s consolidated financial statements in future periods should such transactions arise.

●	Amendments to IFRS 10 - Consolidated Financial Statements and IAS 28 Investments in Associates and Joint Ventures - Sale or Contribution of Assets between an Investor and its Associate or Joint Venture - The amendments to IFRS 10 and IAS 28 deal with situations where there is a sale or contribution of assets between an investor and its associate or joint venture. Specifically, the amendments state that gains or losses resulting from the loss of control of a subsidiary that does not contain a business in a transaction with an associate or a joint venture that is accounted for using the equity method, are recognised in the parent’s profit or loss only to the extent of the unrelated investors’ interests in that associate or joint venture. Similarly, gains and losses resulting from the remeasurement of investments retained in any former subsidiary (that has become an associate or a joint venture that is accounted for using the equity method) to fair value are recognised in the former parent’s profit or loss only to the extent of the unrelated investors’ interests in the new associate or joint venture.

F-63

●	The effective date of the amendments has yet to be set by the IASB; however, earlier application of the amendments is permitted. The directors of the Group anticipate that the application of these amendments may have an impact on the Group’s consolidated financial statements in future periods should such transactions arise.

4. REVENUE

The Group’s revenue was as follows:

	Year ended December 31,
	2023	2022	2021

Non-lease components of rental arrangements	$4,194,415	$3,287,013	$2,235,529
Other	108,564	92,998	42,142
Revenue from contracts with customers (IFRS 15)	4,302,979	3,380,011	2,277,671
Rental income	35,133,364	28,603,556	23,318,402
Total revenue	$39,436,343	$31,983,567	$25,596,073

Note 7 contains further information of the Group’s revenue based on segment and geography.

The Group, through its subsidiaries, has entered into various operating leases agreements with customers for the rental of its investment properties. Most of the Group’s lease agreements associated with the investment properties contain an initial lease term from 5 to 10 years and generally include renewal options for one or more additional terms of varying lengths. The Group’s weighted average lease term remaining on leases in the operating properties and properties under development, based on square feet of all leases in effect as of December 31, 2023, 2022 and 2021 was 5.3 years, 6.3 years and 8.0 years, respectively.

These leases are based on a minimum rental payment in USD for properties located in Costa Rica and Peru, and COP for properties in Colombia, plus maintenance fees and recoverable expenses, and guarantee deposits associated with the agreements, which are commonly used for covering any repair, improvement tasks or as a final payment when the lease agreement ends.

The following table summarizes the Group’s minimum lease payments under non-cancellable operating leases as of December 31, 2023:

Amount

2024	$38,723,655
2025	35,919,432
2026	32,869,113
2027	29,297,600
2028	21,488,945
Thereafter	69,406,401
Total	$227,705,146

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COVID-19 Rent Relief - The COVID-19 outbreak has disrupted financial markets and the ultimate impact on global, national and local economies is uncertain. Existing and potential customers of the logistics facilities may be adversely affected by the decrease in economic activity, which in turn could temporarily disrupt their business and have a negative impact on the Group. Any prolonged economic downturn, escalation of the outbreak or disruption in the financial markets may adversely affect the Group financial condition and results of operations.

In response to the COVID-19 pandemic, the Group provided to some of the customers rent concessions, as a deferral of the rent payment with a rent repayment schedule within the following 12 months and with no significant impact on revenue recognition. Through December 31, 2023, all of these deferrals were repaid.

5. INVESTMENT PROPERTY OPERATING EXPENSES

Investment property operating expenses include the direct operating expenses of the property such as repair and maintenance, property management, property taxes, utilities, and other property related costs. Property operating expenses are mostly recovered through the rental recoveries charged to the tenants. The Group does not incur significant direct property operating costs from investment properties under development that did not generate rental income during the period.

Rental property operating expenses were as follows:

	Year ended December 31,
	2023	2022	2021

Repair and maintenance	$2,351,598	$1,661,900	$1,234,863
Property management	1,062,320	1,072,509	783,495
Real estate taxes	731,261	357,457	333,613
Adjustment for expected credit losses	(87,723)	1,470,990	1,062,133
Other property related expenses	1,085,494	844,583	673,261
Total	$5,142,950	$5,407,439	$4,087,365

6. OTHER INCOME AND OTHER EXPENSES

Other income for the years ended December 31, 2023, 2022 and 2021 were as follows:

	2023	2022	2021

Interest income	$300,189	$94,130	$87,923
Other	7,633	5,997	63,468
Total	$307,822	$100,127	$151,391

Other expenses for the years ended December 31, 2023, 2022 and 2021 were as follows:

	2023	2022	2021

Transaction-related costs	$6,150,988	$306,059	$1,367,647
Loss on disposition of fixed assets	83,389	30,270	—
Legal provision	(101,741)	274,844	—
Total	$6,132,636	$611,173	$1,367,647

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7. SEGMENT REPORTING

The Group has three operating segments, based on geographic regions consisting of Colombia, Peru, and Costa Rica. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), the Group’s Chief Executive Officer, in deciding how to allocate resources and assess the Group’s financial and operational performance. The CODM receives information and evaluates the business from a geographic perspective and reviews the Group’s internal reporting by geography in order to assess performance and allocate resources. As a result, the Group has determined the business operates in three distinct operating segments based on geography.

The three geographic segments, Colombia, Peru, and Costa Rica primarily derive revenue from various operating lease agreements with customers for the rental of warehouses. Each of these locations and corresponding operations are presented and managed separately. The operating segments are each reportable segments, and aggregation of segments is not applied. Unallocated revenue consists of other revenue streams earned by operating subsidiaries that are not allocated to segments for CODM’s review. Unallocated expenses consist of certain corporate general and administrative expenses that are not allocated to segments for CODM’s review, as well as financing costs for the bridge loan held by the parent entity.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. There was no inter-segment revenue for the years ended December 31, 2023, 2022 and 2021.

The tables below present information by segment presented to the CODM and reconciliations to the Group’s consolidated amounts.

F-66

The Group evaluates the performance of its reportable segments based on net operating income. Segment net operating income consists of segment investment property rental revenue less segment investment property operating expense.

	Year ended December 31,
	2023	2022	2021
Revenue:
Colombia	$8,038,441	$5,690,569	$4,714,197
Peru	9,260,197	8,350,957	5,244,208
Costa Rica	22,029,141	17,849,043	15,595,526
Unallocated revenue	108,564	92,998	42,142
Total	$39,436,343	$31,983,567	$25,596,073

Investment property operating expense:
Colombia	$(989,404)	$(599,084)	$(454,333)
Peru	(1,476,086)	(1,288,280)	(1,037,161)
Costa Rica	(2,677,460)	(3,520,075)	(2,595,871)
Total	$(5,142,950)	$(5,407,439)	$(4,087,365)

Net operating income
Colombia	$7,049,037	$5,091,485	$4,259,864
Peru	7,784,111	7,062,677	4,207,047
Costa Rica	19,351,681	14,328,968	12,999,655
Total	$34,184,829	$26,483,130	$21,466,566

General and administrative:
Colombia	$(1,182,837)	$(897,455)	$(1,048,445)
Peru	(1,745,286)	(765,572)	(721,501)
Costa Rica	(2,945,824)	(2,421,168)	(3,017,494)
Corporate and other	(2,634,915)	(525,000)	(606,761)
Total	$(8,508,862)	$(4,609,195)	$(5,394,201)

Financing costs
Colombia	$(8,068,416)	$(6,267,603)	$(2,753,390)
Peru	(5,431,535)	(1,997,204)	(1,421,466)
Costa Rica	(17,611,113)	(3,483,685)	(5,620,317)
Corporate and other	—	(18,234)	(4,385)
Total	$(31,111,064)	$(11,766,726)	$(9,799,558)

The following table reconciles segment net operating income to profit before taxes for the years ended December 31, 2023, 2022 and 2021:

	Year ended December 31,
	2023	2022	2021
Net operating income	$34,184,829	$26,483,130	$21,466,566
Unallocated revenue	108,564	92,998	42,142
General and administrative	(8,508,862)	(4,609,195)	(5,394,201)
Investment property valuation gain	20,151,026	3,525,692	12,610,127
Interest income from affiliates	664,219	561,372	424,838
Financing costs	(31,111,064)	(11,766,726)	(9,799,558)
Net foreign currency gain (loss)	284,706	299,762	(707,570)
Gain (loss) on sale of investment properties	1,165,170	(398,247)	—
Gain on sale of asset held for sale	1,022,853	—	—
Other income	307,822	100,127	151,391
Other expenses	(6,132,636)	(611,173)	(1,367,647)
Profit before taxes	$12,136,627	$13,677,740	$17,426,088

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Segment Assets and Liabilities

For the purposes of monitoring segment performance and allocating resources between segments, the CODM monitors select assets and liabilities attributable to each segment. The following table summarizes the Group’s total assets and liabilities by reportable operating segment as of December 31, 2023 and 2022:

	2023	2022
Segment investment properties
Colombia	$131,057,446	$107,749,342
Peru	127,350,614	105,121,058
Costa Rica	255,764,221	236,166,233
Total	$514,172,281	$449,036,633

Reconciling items:
Cash and cash equivalents	35,242,363	14,988,112
Due from affiliates	9,463,164	8,798,945
Lease and other receivables, net	3,557,988	2,516,525
Receivable from the sale of investment properties - short term	4,072,391	—
Asset held for sale	—	2,977,147
Prepaid construction costs	1,123,590	2,317,383
Other current assets	3,443,518	1,708,313
Tenant notes receivables - long term, net	6,002,315	6,796,584
Receivable from the sale of investment properties - long term	4,147,507	—
Restricted cash equivalent	2,681,110	3,252,897
Property and equipment, net	354,437	427,719
Deferred tax asset	1,345,859	239,281
Other non-current assets	5,218,787	4,559,330
Total assets	$590,825,310	$497,618,869

Segment long-term debt
Colombia	$47,654,090	$55,260,326
Peru	61,260,237	35,662,360
Costa Rica	160,939,908	118,404,089
Total	$269,854,235	$209,326,775

Reconciling items:
Accounts payable and accrued expenses	13,127,502	8,591,922
Deposits for the sale of assets	—	2,400,000
Income tax payable	2,024,865	663,703
Retainage payable	1,737,805	3,001,433
Other current liabilities	959,539	54,983
Deferred tax liability	37,451,338	37,215,884
Security deposits	1,790,554	1,706,959
Other non-current liabilities	2,936,555	590,740
Total liabilities	$329,882,393	$263,552,399

Geographic Area Information

	2023	2022
Long-lived assets
Colombia	$131,147,272	$107,807,334
Peru	127,416,698	105,448,377
Costa Rica	256,000,132	236,471,570
Total	$514,564,102	$449,727,281

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8. CASH, CASH EQUIVALENTS AND RESTRICTED CASH

Cash equivalents are considered by the Group to be highly liquid investments such as short-term deposits with banks, the maturity of which do not exceed three months at the time of deposit and which are not restricted. Such deposits bear interest at a negligible interest rate and the book value of these assets approximates their fair value. Available cash are held in bank accounts and overnight deposits.

The Group’s cash are predominantly denominated in USD and, in part, in COP, PEN and CRC.

Cash and cash equivalents were as follows as of December 31, 2023, and 2022:

(in USD)	2023	2022
Bank accounts:
In COP	$1,445,179	$1,117,352
In CRC	6,599	15,287
In PEN	479,057	237,240
In USD	33,311,528	13,618,233
Total	$35,242,363	$14,988,112

As of December 31, 2023 and 2022, cash disclosed in the consolidated statements of financial position and in the consolidated statements of cash flows included $2,993,045 and $2,465,008, respectively, that were held in partnership entities in which the ownership is shared with other private investors. These cash deposits were designated for the sole purpose of investing in development and operations of the properties held by the partnership entities and were therefore not available for general use by other entities within the Group.

In addition, the Group had short-term and long-term restricted cash equivalent related to additional guarantees for the Group’s debt and corporate credit cards. As disclosed in Note 16, certain debt agreements require the Group to maintain cash in a restricted bank account in order to comply with conditions over minimum debt service coverage. The funds can only be used for debt service repayments for the associated debt agreement. Certificates of Deposit have maturities ranging from 3 to 12 months and renew until the outstanding balance for the associated debt agreement is liquidated.

As of December 31, 2023, and 2022, the Group’s total restricted cash equivalents amounted to $2,681,110 (of which $2,000,000 was classified as short-term) and $3,252,897 (all was classified as long-term), respectively. The classification of restricted cash equivalents as short-term or long-term aligns with the corresponding loan agreements’ classification on the consolidated statements of financial position, reflecting the terms of restriction.

Non-cash transactions

Changes in assets and liabilities arising from investing and financing activities not requiring cash relate to an increase in accrued payables for investment properties of $2,078,508, $1,247,256 and $2,891,858 in the years ended December 31, 2023, 2022 and 2021, respectively, an increase for new lease liabilities for $2,623,092, $376,325 and $0 in the years ended December 31, 2023, 2022 and 2021, respectively. Additionally, in relation to the sale of investment properties, Latam Parque Logistico Calle 80 Building 500A in the year ended December 31, 2023, the Group records non-cash activities for an increase in receivables from the sale of $7,577,092 and decrease of long-term debt of $8,299,867 related to settlement of the loan with ITAÚ Corpbanca Colombia, S.A. (“ITAÚ”), refer to Note 12 for transaction details related to the sale. Furthermore, the Group records a non-cash capital contribution from a non-controlling partner of $2,162 in the year ended December 31, 2023.

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9. LEASE AND OTHER RECEIVABLES, NET

As of December 31, 2023, and 2022, lease and other receivables, net were as follows:

		2023	2022

(a)	Lease receivables, net	$2,703,760	$1,644,555
(b)	Tenant notes receivables - short term, net	804,749	751,908
	Others	49,479	120,062
	Sub-total	3,557,988	2,516,525
	Tenant notes receivable - long term, net	6,002,315	6,796,584
	Lease and other receivables, net	$9,560,303	$9,313,109

(a)	Lease Receivables - The average credit period on rents is 30 days. No interest is charged on outstanding lease receivables.

The Group always measures the expected credit loss for lease receivables, net of cash security deposits, at an amount equal to lifetime ECL. The expected credit losses on lease receivables are estimated using a provision matrix by reference to past default experience of the debtor, default trend report from third-party reputable credit rating agency (i.e., Moody’s), and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date.

To measure the expected credit losses, lease receivables have been grouped based on shared credit risk characteristics and the days past due. The Group adopts a two-part reserve method: 1) with a specific reserve at 100% against all lease receivables from tenant who has shown indicators of severe financial difficulty, such as consecutive months of rent non-payment, or if the tenant is undergoing liquidation or bankruptcy proceedings. 2) with a general reserve recognizing expected credit loss allowance of 100% against all lease receivables over 90 days outstanding and percentage reflecting Moody’s average one-year default rate for all companies against lease receivables that are less than 90 days outstanding, net of cash security deposits. The lifetime ECL is calculated as gross carrying amount net of security deposit and multiply by loss rate described above. None of the lease receivables that have been written off is subject to enforcement activities.

The gross carrying amount and loss allowance provision for lease receivables was as follows as of December 31, 2023 and 2022:

	2023	2022
Gross carrying amount	$3,535,565	$4,290,892
Loss allowance provision	(831,805)	(2,646,337)
Lease receivables, net	$2,703,760	$1,644,555

(b)	Tenant Notes Receivables - The Group finances some of its specific tenant improvements that customers request. As of December 31, 2023, loans outstanding to tenants bear weighted average annual interest rate of 10.7% and had a weighted average remaining loan term of 7.2 years.

As of December 31, 2022, loans outstanding to tenants bears a weighted average annual interest rate of 10.7% and have a weighted average remaining loan term of 8.1 years.

The Group always measures the expected credit loss allowance for tenant notes receivables at an amount equal to 12-month ECL. The expected 12-month ECL on tenant notes receivables are estimated using the probability of default approach, which is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward looking information. As for the exposure at default, for financial assets, this is represented by the gross carrying amount at the reporting date. None of the tenant notes have exhibited a significant increase in credit risk.

The gross carrying amount and loss allowance provision for tenant notes receivables as of December 31, 2023 and 2022 was as follows:

	2023	2022
Gross carrying amount - short term	$818,250	$764,523
Loss allowance provision - short term	(13,501)	(12,615)
Tenant notes receivables - short term, net	$804,749	$751,908
Gross carrying amount - long term	6,103,015	6,910,609
Loss allowance provision - long term	(100,700)	(114,025)
Tenant notes receivables - long term, net	$6,002,315	$6,796,584

The expected credit loss allowance provision for lease receivables and tenant notes receivables as of December 31, 2023, 2022 and 2021 reconciled to the opening loss allowance for that provision as follows:

	2023
	Lease Receivables	Tenants Notes Receivables	Total

Beginning balance	$2,646,337	$126,640	$2,772,977
Adjustments in loan loss allowance recognized in profit or loss during the year	(81,017)	(6,706)	(87,723)
Receivables written-off during the year as uncollectible	(1,733,515)	(5,733)	(1,739,248)
Ending balance	$831,805	$114,201	$946,006

	2022
	Lease Receivables	Tenants Notes Receivables	Total

Beginning balance	$1,294,649	$62,089	$1,356,738
Adjustments in loan loss allowance recognized in profit or loss during the year	1,406,439	64,551	1,470,990
Receivables written-off during the year as uncollectible	(54,751)	—	(54,751)
Ending balance	$2,646,337	$126,640	$2,772,977

	2021
	Lease Receivables	Tenants Notes Receivables	Total

Beginning balance	$243,245	$51,360	$294,605
Adjustments in loan loss allowance recognized in profit or loss during the year	1,051,404	10,729	1,062,133
Receivables written-off during the year as uncollectible	—	—	—
Ending balance	$1,294,649	$62,089	$1,356,738

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10. OTHER CURRENT ASSETS

The details of other current assets as of December 31, 2023 and December 31, 2022 were as follows:

	2023	2022

Value added tax receivable	$2,207,983	$179,566
Prepaid taxes	651,925	816,138
Other	583,610	712,609
Total	$3,443,518	$1,708,313

11. PROPERTY AND EQUIPMENT, NET

Property and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses. As of December 31, 2023, and 2022, the Group’s property and equipment, net were as follows:

	Vehicles	Furniture and Office Equipment	Computer Equipment	Leasehold Improvements	Total

Gross assets:
Balance as of January 1, 2022	$16,022	$354,437	$192,418	$375,878	$938,755
Additions	4,103	20,734	38,122	25,528	88,487
Retirements	—	(4,174)	(1,366)	(152,390)	(157,930)
Foreign currency translation effect	—	(10,030)	(3,286)	6,909	(6,407)
Balance as of December 31, 2022	$20,125	$360,967	$225,888	$255,925	$862,905
Additions	18,235	27,704	6,478	74,059	126,476
Retirements	(1,000)	(36,296)	(251)	(182,033)	(219,580)
Foreign currency translation effect	—	12,383	5,912	1,864	20,159
Balance as of December 31, 2023	$37,360	$364,758	$238,027	$149,815	$789,960
Accumulated depreciation:
Balance as of January 1, 2022	$6,370	$128,216	$87,206	$214,219	$436,011
Additions	2,458	50,955	31,454	39,420	124,287
Retirements	—	(2,217)	(524)	(123,475)	(126,216)
Foreign currency translation effect	—	(4,255)	(1,861)	7,220	1,104
Balance as of December 31, 2022	$8,828	$172,699	$116,275	$137,384	$435,186
Additions	3,689	49,188	34,866	19,486	107,229
Retirements	(100)	(20,856)	(11)	(95,904)	(116,871)
Foreign currency translation effect	—	6,205	3,152	622	9,979
Balance as of December 31, 2023	$12,417	$207,236	$154,282	$61,588	$435,523
Net book value as of December 31, 2022	$11,297	$188,268	$109,613	$118,541	$427,719
Net book value as of December 31, 2023	$24,943	$157,522	$83,745	$88,227	$354,437

The Group recorded losses of $83,389, $30,269 and $925 in other expenses in the consolidated statements of profit or loss and other comprehensive loss, related to the disposal of property and equipment for the years ended December 31, 2023, 2022 and 2021, respectively.

Depreciation expense for the years ended December 31, 2023, 2022 and 2021 was $107,229, $124,287 and $139,896, respectively, recognized in General and administrative expense on the consolidated statements of profit or loss and comprehensive loss.

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12. INVESTMENT PROPERTIES

The Group’s investment properties are located in Colombia, Peru and Costa Rica and they are primarily measured using Level 3 inputs from the IFRS fair value hierarchy. The values, determined by the external appraisers, are recognized as the fair value of the Group’s investment property at the end of each reporting period. Gains or losses arising from changes in the fair values are included in the consolidated statement of profit or loss and other comprehensive loss in the period in which they arise. For the years ended December 31, 2023, 2022 and 2021, the Group recorded a gain of $20,151,026, $3,525,692 and $12,610,127, respectively.

As of December 31, 2023, and 2022 all owned investment properties are guaranteeing the Group’s debt.

As of December 31, 2023, and 2022, the fair market value (“FMV”) of investment properties were as follows:

	FMV as of	FMV as of
	December 31,	December 31,
	2023	2022

Land bank:
Land bank under right-of-use
Peru	$619,976	$—
Sub-total	619,976	—
Owned land bank
Colombia	24,100,446	16,394,722
Peru	—	7,190,000
Costa Rica	—	6,155,000
Sub-total	24,100,446	29,739,722
Total Land Bank	$24,720,422	$29,739,722
Properties under development:
Properties under right-of-use
Peru	$12,260,000	$614,523
Sub-total	12,260,000	614,523
Owned properties
Colombia	—	20,708,910
Peru	22,230,781	9,793,481
Costa Rica	10,891,000	35,715,220
Sub-total	33,121,781	66,217,611
Total properties under development	$45,381,781	$66,832,134
Operating Properties
Owned properties
Colombia	$106,957,000	$70,645,712
Peru	92,239,857	87,523,052
Costa Rica	244,873,221	194,296,013
Sub-total	444,070,078	352,464,777
Total operating properties	$444,070,078	$352,464,777
Total operating properties and properties under development	$489,451,859	$419,296,911
Total	$514,172,281	$449,036,633

There were no transfers between Levels 1, 2 or 3 during the years ended December 31, 2023 and 2022.

The Group uses an external appraiser in order to determine the fair value for its investment properties. The independent appraiser holds a recognized and relevant professional qualification and has recent experience of the location and category of the investment property being valued. The valuation model is in accordance with the guidance recommended by the International Valuation Standards Committee. These valuation models are consistent with the principles in IFRS 13.

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Disclosed below is the valuation technique used to measure the fair value of investment properties, along with the significant unobservable inputs used.

Valuation Techniques - This fair value measurement is considered Level 3 of the fair value hierarchy, except where otherwise noted below.

–	Operating Properties - The valuation model considers a combination of the present value of net cash flows to be generated by the property, the direct capitalization of the net operating income, and the replacement cost to construct a similar property.

i.	The present value of net cash flows generated by the property takes into account the expected rental growth rate, vacancy periods, occupancy rate, lease incentive costs such as rent-free periods and other costs not paid by tenants. The expected net cash flows are discounted using risk adjusted discount rates. Among other factors, the discount rate estimation considers the quality of a building and its location, tenant credit quality and lease terms.

ii.	The direct capitalization method. This method involves capitalizing a fully leased net operating income estimate by an appropriate yield. This approach is best utilized with stabilized assets, where there is little volatility in the net income and the growth prospects are also stable. It is most commonly used with single tenant investments or stabilized investments. involves capitalizing the property net operating income at a market capitalization rate. The net operating income is determined by using the property Effective Gross Income (EGI) net of operating expenses. The EGI is determined by the property’s Potential Gross Income (PGI) through analysis of the property actual historic income and an analysis of competitive current market income rates and deducting the PGI with an estimate for vacancy and collection.

iii.	The cost approach. The cost approach involves the estimation of the replacement cost of the building and site improvements that a prudent and rational person would pay no more for a property than the cost to construct a similar and competitive property - assuming no undue delay in the process.

–	Properties Under Development - The valuation model considers the present value of net cash flows, direct capitalization, and the cost approaches adjusted by the net present value of the cost to complete and vacancy in the properties under construction.

–	Land Bank - The valuation model used for the land portfolio is a combination of sales comparison approach (or market approach), cost approach, residual land value approach and the discounted cash flow method. For undeveloped land, the market approach is used. For land that is under development, the market approach is used in conjunction with the cost approach and residual land value approach, and the discounted cash flow approach, to determine the fair value of the finished lots.

i.	The sales comparison approach. This approach compares sales or listing of similar properties with the subject property using the price per square feet (Level 2 input). This approach is given supporting weight in this analysis because of the well-supported range of value within this approach and the likelihood that the subject could be purchased by an owner-user.

ii.	The cost approach. This approach is based on the principle of substitution that a prudent and rational person would pay not more than the cost to construct a similar property. This approach generally considers estimated replacement cost of the land and the site improvements (e.g., infrastructure) and estimated depreciation accrued to the improvements (Level 2 input).

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iii.	The residual land value approach. This approach involves residual amount after deducting all known or anticipated costs required to complete the development from the anticipated value of the project when completed after consideration of the risks associated with the completion of the project (Level 2 input).

Significant Inputs as of December 31, 2023 and 2022 —

Property	Fair value hierarchy	Valuation techniques	Significant unobservable inputs	Value	Relationship of unobservable inputs to fair value
Operating Properties	Level 3	Discounted cash flows	Risk adjusted residual capitalization rate	2023: 7.9%, 2022: 7.8%	The higher the risk adjusted residual rate, the lower the fair value.
			Risk adjusted discount rate	2023: 10.8%, 2022: 10.5%	The higher the risk adjusted discount rate, the lower the fair value.
		Direct capitalization method	Occupancy rate	2023: 98.2%, 2022: 98.1%	The higher the occupancy rate, the higher the fair value.
			Going in stabilized capitalization rate	2023: 7.9%, 2022: 7.5%	The higher the stabilized capitalization rate, the lower the fair value
Properties Under Development	Level 3	Discounted cash flows	Risk adjusted residual capitalization rate	2023: 8.1%, 2022: 7.8%	The higher the risk adjusted residual rate, the lower the fair value.
			Risk adjusted discount rate	2023: 10.8%, 2022: 10.4%	The higher the risk adjusted discount rate, the lower the fair value.
		Direct capitalization method	Occupancy rate	2023: 97.7%, 2022: 98.8%	The higher the occupancy rate, the higher the fair value.
			Going in stabilized capitalization rate	2023: 8.0%, 2022: 7.8%	The higher the stabilized capitalization rate, the lower the fair value
Land Bank	Level 3	Discounted cash flows	Risk adjusted residual capitalization rate	2023: 7.75%, 2022: 7.75%	The higher the stabilized capitalization rate, the lower the fair value
			Risk adjusted discount rate	2023: 11.75%, 2022: 11.25%	The higher the risk adjusted discount rate, the lower the fair value.

Fair value sensitivity:

The following table presents a sensitivity analysis to the impact of 10 basis points (“bps”) increase or decrease of the discount rates and exit cap rate and the aggregated impact of these two on fair values of the investment properties - land and buildings representing leased land and buildings valued using the discounted cash flows and direct capitalization method as of December 31, 2023 and 2022:

	2023
	Impact of+10 bps on exit cap rate	Impact of+10 bps on discount rate	Impact of+10 bps on exit cap rate and discount rate
Building and land (decrease)	$(2,987,585)	$(3,356,702)	$(6,264,419)
	Impact of-10 bps on exit cap rate	Impact of-10 bps on discount rate	Impact of-10 bps on exit cap rate and discount rate
Building and land increase	$2,987,585	$3,356,702	$6,264,419

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	2022
	Impact of+10 bps on exit cap rate	Impact of+10 bps on discount rate	Impact of+10 bps on exit cap rate and discount rate
Building and land (decrease)	$(2,697,642)	$(2,905,108)	$(5,565,415)
	Impact of-10 bps on exit cap rate	Impact of-10 bps on discount rate	Impact of-10 bps on exit cap rate and discount rate
Building and land increase	$2,697,642	$2,905,108	$5,565,415

The reconciliation of investment properties for the year ended December 31, 2023, 2022 and 2021, were as follows:

	2023	2022	2021

Balance at beginning of year	$449,036,633	$428,275,741	$364,307,039
Additions	33,704,768	47,774,104	70,082,968
Foreign currency translation effect	28,914,062	(21,265,904)	(16,361,576)
Disposal of investment property	(17,634,208)	(9,273,000)	—
Transfer to asset held for sale	—	—	(2,362,817)
Gain on revaluation of investment property	20,151,026	3,525,692	12,610,127
Balance at end of year	$514,172,281	$449,036,633	$428,275,741

Investment Properties Acquisitions —

There were no acquisition activities during the years ended December 31, 2023 and 2022. During the year ended December 31, 2021, the Group acquired two operating investment properties for a total purchase price of $14,710,000 and one trailer parking of $4,050,000. The closing costs incurred related to these acquisitions were $355,322, which were capitalized as part of investment properties as the Group considered these transactions as asset acquisitions.

Investment Properties Dispositions —

On November 24, 2023, the Group closed the sale of its investment property, Latam Parque Logistico Calle 80 Building 500A (with a carrying value of USD 17,634,208 as of closing), to a third party for consideration of COP 79,850,000,000 (equivalent of USD 19,512,112 as of closing). Of the total consideration, COP 33,829,392,065 (equivalent of USD 8,266,536 as of closing) was transferred directly to ITAÚ to settle the liabilities directly associated with the investment property. The remaining consideration is expected to be received within fifteen months after closing, through six installment payments. The Group has received the first installment payment of COP 11,505,151,984 (equivalent of USD 2,778,063 as of the payment date) in October 2023, and expects to receive the remaining in 2024 and 2025. The total future installments were discounted by an implicit rate estimated based on certain Level 2 inputs discussed in Note 2 resulting in the receivable from the sale of investment properties of $8,219,898 as of December 31, 2023. The discount on total installments would be subsequently accreted back over the time over the remaining payment term. During the year ended December 31, 2023, the Group recognized a gain on sale of investment property of $1,165,170 and interest income of $98,990 included in other income in the statements of profit or loss and other comprehensive income (loss).

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In accordance with the purchase and sale agreement, the deferred cash payments will be paid to the Group in the upcoming five installments based on the following schedule:

Consideration
1st Installment Payment due in February 2024	$1,204,082
2nd Installment Payment due in May 2024	1,204,082
3rd Installment Payment due in August 2024	1,204,082
4th Installment Payment due in November 2024	1,204,082
5th Installment Payment due in February 2025	4,214,286
Discount on future payments	(810,716)
Total consideration outstanding, net of discount	$8,219,898
Receivables from the sale of investment properties - short term	4,072,391
Receivables from the sale of investment properties - long term	$4,147,507

During 2022, The Group sold two of its investments Properties with a carrying amount totaling $9,273,000 and received net proceeds of $8,874,753 related to the companies Latam Logistic Propco Bodegas San Joaquin S de R.L. and Latam Logistic Propco Lagunilla I S de R.L. The Group recognized a loss on sale of investment property of $398,247.

There were no disposition activities during the year ended December 31, 2021.

13. ASSET HELD FOR SALE

During the year ended December 31, 2021, the Group engaged in an active sale negotiation for the sale of certain land lot with a third-party buyer. The land lot held for sale is part of a land lot that is owned by LatAm Parque Logistico San José - Verbena partnership, within the Costa Rica segment.

On May 21, 2021, the Group signed on behalf of LatAm Parque Logistico San José - Verbena partnership, the purchase and sale agreement for the sale of the fully serviced land parcel for $4,000,000. In accordance with the purchase and sale agreement, the sale will be paid in three installments based on the following schedule:

	Amount
1st Installment Payment	$1,200,000	Upon the signing of the Purchase and Sale Agreement.
2nd Installment Payment	1,200,000	Upon conclusion of land infrastructure work.
3rd Installment Payment	1,600,000	Upon title transfer of the property to the buyer.
	$4,000,000

On May 24, 2021, the Group, through LatAm Parque Logistico San José - Verbena partnership, received the first installment payment of $1,200,000 from the buyer. The Group received the second installment of $1,200,000 on January 27, 2022 upon the conclusion of the land infrastructure work. Although the Group initially anticipated the sale to be completed within one year from the agreement execution date, unforeseen administrative delays related to title transfer arose, thereby extending the expected sale duration beyond one year. These delays were triggered by events or circumstances beyond the Group’s control. The sale subsequently closed on April 23, 2023 upon the transfer of the property title and the receipt of the third installment payment of $1,600,000.

The Group recognized a gain on sale of asset held for sale of $1,022,853 during the year ended December 31, 2023. As of December 31, 2022, the land lot and its respective infrastructure work is presented as an asset held for sale within the consolidated statements of financial position, with a value of $2,977,147 representing the carrying value of the asset.

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14. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2023 and 2022 were as follows:

	2023	2022

Trade payables	$6,276,451	$1,875,979
Accrued interest	752,874	2,650,535
Accrued development cost	1,308,567	2,411,190
Accrued employee benefits and related obligations	976,268	307,673
Accrued professional service fees	3,007,558	268,939
Other accrued expenses	805,784	1,077,606
Total	$13,127,502	$8,591,922

Trade payables are non-interest bearing and are normally settled on 30-day terms.

15. LEASES

Group as a lessor

The Group enters into leases on its property portfolio. Refer to Note 2 for further information.

Group as a lessee

Offices Right-of-Use (ROU) Asset and Liability - The Group leases its office spaces from third parties. The remaining weighted average lease term was 2.2 and 3.3 years as of December 31, 2023 and 2022, respectively.

The Group does not include renewal options in the lease term for calculating the lease liability unless the Group is reasonably certain that will exercise the option, or the lessor has the sole ability to exercise the option.

As of December 31, 2023, and 2022, the Group carried short-term office lease liability amounting to $65,886 and $54,327, respectively, and long-term lease liability amounting to $135,612 and $88,553, respectively. Short-term office lease liability and long-term office lease liability are included in other current liabilities, and other non-current liabilities, respectively.

The weighted average discount rate was 7.1%, 7.1% and 7.3% as of December 31, 2023, 2022 and 2021, respectively. The Group recorded interest expense on lease liabilities of $11,667, $13,400 and $15,292 for the years ended December 31, 2023, 2022 and 2021, respectively.

The Group had total cash outflows for leases of $50,112, $163,072 and $99,380 for the years ended December 31, 2023, 2022 and 2021, respectively. The Group also had non-cash additions to right of use assets amounting to $115,100, $148,326 and $0 in the years ended December 31, 2023, 2022 and 2021, respectively, that were replaced by new leases.

The Group did not have short-term lease expenses or leases of low value assets during the years ended December 31, 2023, 2022 and 2021.

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Offices ROU assets are amortized using the straight-line method over the term of the operating lease. Original lease terms and remaining lease terms of the corporate offices operating leases were as follows:

Office Location	Original Lease Term	Remaining Term as of December 31, 2023
	(in years)	(in years)
Costa Rica	2.9	2.2
Colombia	3.8	2.1
Weighted average	3.3	2.2

As of December 31, 2023 and 2022, the Group’s office right-of-use assets, included in other non-current assets, were as follows:

Total

Gross assets:
Balance as of January 1, 2022	$452,460
Additions	148,326
Retirements	(112,740)
Foreign currency translation effect	(30,321)
Balance as of December 31, 2022	$457,725
Additions	115,100
Retirements	(339,721)
Foreign currency translation effect	30,509
Balance as of December 31, 2023	$263,613
Accumulated depreciation:
Balance as of January 1, 2022	$317,337
Additions to accumulated depreciation	104,198
Retirements	(111,688)
Foreign currency translation effect	17,476
Balance as of December 31, 2022	$327,323
Additions to accumulated depreciation	60,666
Retirements	(311,951)
Foreign currency translation effect	8,115
Balance as of December 31, 2023	$84,153
Net book value as of December 31, 2022	$130,402
Net book value as of December 31, 2023	$179,460

During the years ended December 31, 2023, 2022 and 2021, the Group recorded ROU amortization expense related to office space of $60,666, $104,198 and $96,662, respectively, in the consolidated statements of profit or loss and other comprehensive loss under General and administrative expenses.

Investment Property ROU Asset and Liability – In December 2022, the Group, through Parque Logístico Callao (“Parque Logístico Callao”), a partnership entity controlled by the Group, entered into a land lease agreement with a third party, whereas Parque Logístico Callao is committed to lease a land parcel for a period of 30 years, with the intention of development warehouses on the leased land (“Land Lease”). Since the ROU asset is held by the Parque Logístico Callao to construct and develop for future use as investment property and lease out the constructed assets under one or more operating leases, the ROU asset meets the definition of an investment property under IAS 40 Investment Property and therefore, it was recognized as part of investment properties.

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Under IAS 40, the Group applies the fair value model to the investment property ROU assets, which need to be remeasured at fair value at each period end. As a result, there is no amortization expense associated with the Land Lease. The Group’s investment property ROU asset was $12,260,000 and $227,999 as of December 31, 2023 and 2022, respectively.

The associated land lease liability was recorded at the present value of the remaining lease payment using a discount rate of 8.5%. The Group recorded interest expense on lease liabilities of $237,916, $0 and $0 for the years ended December 31, 2023, 2022 and 2021, respectively, as part of the general and administration expense in the consolidated statement of profit or loss and other comprehensive income (loss). The Group had short-term and long-term lease liability, respectively, in relation to the land leases of $172,963 and $2,800,943 as of December 31, 2023, and $7,875 and $2,728,115 as of December 31, 2022. Short-term land lease liability and long-term land lease liability are included in other current liabilities, and other non-current liabilities, respectively.

The Group also had no cash outflows for the land leases for the years ended December 31, 2023, 2022 and 2021. The Group also had non-cash additions to land lease ROU assets amounting to $2,507,992, $227,999 and $0 in the years ended December 31, 2023, 2022 and 2021, respectively.

Lease commitment for office and land leases - The following table summarizes the fixed, future minimum rental payments, excluding variable costs, for which the leases have commenced by December 31, 2023 with amounts discounted at lease commencement by our incremental borrowing rates to calculate the lease liabilities of the Group’s leases:

As of December 31, 2023
2024	$271,483
2025	346,403
2026	315,639
2027	268,064
2028	268,953
Thereafter	6,711,858
Total undiscounted rental payments	$8,182,400
Less: imputed interest	(5,006,996)
Total lease liability	$3,175,404

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16. DEBT

As of December 31, 2023 and 2022, the debt of the Group was as follows (all loans are USD denominated, except loans in Colombia are COP denominated):

Financial Institution	Type	Expiration	Annual Interest Rate	Restricted Cash at December 31, 2023	Restricted Cash at December 31, 2022	Remaining Borrowing Capacity at December 31, 2023	Amount Outstanding at December 31, 2023	Amount Outstanding at December 31, 2022
Costa Rica (USD denominated)
Banco Davivienda Costa Rica, S.A	Mortgage Loan	Refinanced	3Mo Secured Overnight Financing Rate (“SOFR”) + 435 bps, no min. rate	$—	$874,210	$—	$—	$30,411,676
Banco Davivienda Costa Rica, S.A	Mortgage Loan	Refinanced	3Mo SOFR + 435 bps, no min. rate	—	309,814	—	—	11,355,244
Banco Davivienda Costa Rica, S.A	Mortgage Loan	Refinanced	3Mo SOFR + 435 bps, no min. rate	—	142,244	—	—	4,856,716
Banco Davivienda Costa Rica, S.A	Mortgage Loan	Refinanced	3Mo SOFR + 442 bps, no min. rate	—	339,900	—	—	10,731,686
Banco Davivienda Costa Rica, S.A	Mortgage Loan	Refinanced	3Mo SOFR + 435 bps, no min. rate	—	320,940	—	—	3,865,901
Banco Davivienda Costa Rica, S.A.	Mortgage Loan	Nov, 2038	Year 1: 7.0% Year 2: 7.3% Thereafter: 3Mo SOFR + 240 bps	—	—	—	7,974,306	—
BAC Credomatic, S.A.	Mortgage Loan	Refinanced	3Mo SOFR + 432 bps, no min. rate	—	—	—	—	2,218,382
BAC Credomatic, S.A.	Mortgage Loan	Refinanced	3Mo SOFR + 440 bps, no min. rate	—	—	—	—	3,034,137

F-80

Financial Institution	Type	Expiration	Annual Interest Rate	Restricted Cash at December 31, 2023	Restricted Cash at December 31, 2022	Remaining Borrowing Capacity at December 31, 2023	Amount Outstanding at December 31, 2023	Amount Outstanding at December 31, 2022
BAC Credomatic, S.A.	Mortgage Loan	Refinanced	US Prime Rate + 110 bps, no min. rate	—	—	—	—	972,476
BAC Credomatic, S.A.	Mortgage Loan	Refinanced	3Mo SOFR + 439 bps, no min. rate	—	—	—	—	6,562,983
BAC Credomatic, S.A.	Mortgage Loan	July 2031	3Mo SOFR + 378 bps, no min. rate (except for the fixed rate of 8.1% from March 2023 to March 2024)	—	—	1,141,001	46,908,999	34,997,899
Banco Promerica de Costa Rica, S.A.	Mortgage Loan	Refinanced	Prime Rate + 275 bps, no min. rate	—	2	—	—	6,697,365
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	Refinanced	0-2 years: 6.5%, Thereafter: 290 bps + US Prime Rate, no min. rate	—	—	—	—	7,583,783
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 5.9% Year 2: 6.2% Thereafter: 3Mo SOFR +140 bps	—	—	—	65,727,171	—
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 5.9% Year 2: 6.2% Thereafter: 3Mo SOFR +140 bps	480,000	—	—	18,285,023	—
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 5.9% Year 2: 6.2% Thereafter: 3Mo SOFR +140 bps	—	—	—	15,164,206	—
Banco Nacional de Costa Rica, S.A.	Mortgage Loan	April 2048	Year 1: 6.4% Year 2: 7.3% Thereafter: 3Mo SOFR + 280 bps	140,485	—	—	6,918,421	—

F-81

Financial Institution	Type	Expiration	Annual Interest Rate	Restricted Cash at December 31, 2023	Restricted Cash at December 31, 2022	Remaining Borrowing Capacity at December 31, 2023		Amount Outstanding at December 31, 2023	Amount Outstanding at December 31, 2022
Total Costa Rica Loans				$620,485	$1,987,110		$1,141,001	$160,978,126	$123,288,248
Peru (USD denominated)
International Finance Corporation Tranche 1	Mortgage Loan	Refinanced	6Mo SOFR + 425 bps, no min. rate	—	—		—	—	21,671,047
International Finance Corporation Tranche 2	Mortgage Loan	Refinanced	6Mo SOFR + 525 bps no min. rate	—	1,205,162			—	15,009,719
BBVA Peru Tranche 1	Mortgage Loan	March 2053	8.50%	—	—		—	48,670,000	—
BBVA Peru Tranche 2	Mortgage Loan	March 2053	8.40%	—	—		—	11,330,000	—
BBVA Peru	Mortgage Loan	July 2024	8.35%	2,000,000	—		—	2,000,000	—
Total Peru Loans				$2,000,000	$1,205,162	$		$62,000,000	$36,680,766
Colombia (COP denominated)
Bancolombia, S.A.	Mortgage Loan	January 2036	IBR +327 bps no min. rate	—	—		—	23,087,020	18,688,521
Bancolombia, S.A.	Mortgage Loan	May 2036	IBR +365 bps no min. rate	—	—		—	18,738,132	15,145,128
BTG	Secured Bridge Loan	August 2024	IBR +720 bps no min. rate	—	—		—	6,540,992	—
ITAÚ Corpbanca Colombia, S.A.	Mortgage Loan	Paid	IBR +447 bps no min. rate	—	—		—	—	7,047,004
Total Colombia Loans				$—	$—		$—	$48,366,144	$40,880,653
Panama (USD dominated)
Banco BTG Pactual S.A. — Cayman Branch	Secured Bridge Loan	Paid	SOFR + 600 bps, no min rate	—	—		—	—	15,000,000
Total Panama Loans				$—	$—		$—	$—	$15,000,000

Total				$2,620,485	$3,192,272		$1,141,001	$271,344,270	$215,849,667
Accrued financing costs								752,874	2,823,170
Debt issuance costs, net								(2,242,909)	(9,346,062)
Total debt								269,854,235	209,326,775
Less: Current portion of long-term debt								(16,703,098)	(23,576,982)
Less: Reclassified to short term due to debt waiver on Banco Davivienda Alajuela I SRL and Bancolombia & ITAÚ loans								—	(87,366,478)
Total Long-term debt						$		$253,151,137	$98,383,315

F-82

Debt Agreements

Secured Bridge Loan

On May 21, 2021, the Group entered into a USD Denominated secured bridge loan agreement of $15.0 million with BTG Pactual, S.A – Cayman Branch. The proceeds of the loan were used to fund the continued growth of the Group. As per the initial conditions, the credit facility was scheduled to mature on June 17, 2022, with a fixed annual interest rate of 5.85%. In June 2022, the Group extended the denominated secured bridge loan to March 17, 2023, including a substitution of the fixed interest rate to a variable interest rate consisting of SOFR annual average plus 600 basis points. The agreement restricts Latam Logistic Properties S.R.L from changing its ownership. This excludes the event of an IPO if Jaguar Growth Partners LLC remains as the final beneficiary of the debtor. This loan was repaid in full by December 31, 2023.

IFC

The IFC secured credit facility includes full development of Latam Logistic Lima Sur through a two-tranche facility. Latam Logistic Lima Sur is a total of six buildings development divided in two phases. The loan has an aggregate borrowing capacity of $53,000,000 and is divided in two tranches corresponding to each development phase.

●	Tranche 1 – The loan is for the financing of the development of phase 1. The loan has a total borrowing capacity of $27,100,000 and is interest only until January 15, 2020 with a balloon payment of $6,865,611 at expiration on July 15, 2028. As of December 31, 2022, the Group had disbursed all of the tranche.

●	Tranche 2 – The loan is for the financing of the development of phase 2. The loan has a total borrowing capacity of $25,900,000 and is interest only until January 15, 2022 with a balloon payment of $6,475,000 at expiration on July 15, 2030. As of December 31, 2022 the Group had disbursed $15,607,323.

The loan bears a commitment fee over unborrowed amounts until December 15, 2022 as follows:

–	June 16, 2019 – December 31, 2019 – 0.50% over unborrowed amount.
–	January 1, 2020 – June 30, 2021 – 1.00% over unborrowed amount.
–	July 1, 2021 – January 15, 2022 – 1.50% over unborrowed amount.

On March 14, 2022, the Group negotiated a new interest rate on the IFC Tranche 1, reducing the spread by 100 basis points, to 425 basis points, effective July 15, 2022. All the other terms and conditions of the loan with IFC remained the same. A gain of $351,503 was recognized as part of modification of this debt facility and is included in financing costs in the consolidated statements of profit or loss in the year ended December 31, 2022.

On October 26, 2023, the Group drew on its debt facilities with IFC for a total of $10,292,677 to finance the construction of the Lurin I project in Peru. The related interest expense directly attributable to the construction is capitalized.

On December 15, 2023, the Group refinanced the debt outstanding with IFC Tranche 1 and Tranche 2 for a total amount of $46,973,443 with a mortgage loan denominated in USD with Banco Bilbao Vizcalla Peru (“BBVA Peru”) for an aggregate amount of $60,000,000. A loss of $1,651,793 was recognized as part of the extinguishment of this debt facility and is included in financing costs in the consolidated statements of profit or loss in the year ended December 31, 2023.

F-83

As per the loan agreement, the Group has to maintain a cash collateral account as a guarantee of the principal during the construction and leasing period. As of December 31, 2022, the Group had a restricted cash equivalent of $1,205,162 in the cash collateral account, which was released from restricted cash in connection with the loan refinance on December 15, 2023.

ITAÚ

On January 6, 2021, LLP entered into a COP denominated secured construction loan facility with ITAÚ Corpbanca Colombia, S.A. (“ITAÚ”) for a total borrowing capacity of COP$35,000 million ($10.1 million as of closing). Proceeds were used for the financing of the construction of building 500 in Latam Logistic Park Calle 80 in Bogota, Colombia. The loan matures on July 6, 2033. The loan bears an annual interest rate of IBR (a short-term interest rate for the Colombian Peso determined by the board of directors of Colombia’s Central Bank) plus 447 basis points and has an annual commitment fee of 0.50% of the undrawn amount of the credit line. The Group was obligated to pay interest only until April 20, 2022 and this loan was fully drawn in October 2021. The debt facility with ITAÚ was paid in full through a sale of the mortgaged property to a third party buyer. The buyer provided an advance of the payment directly to ITAÚ on August 31, 2023 in order to settle the outstanding debt. A loss of $118,073 was recognized as part of the extinguishment of this debt facility and is included in financing costs in the consolidated statements of profit or loss in the year ended December 31, 2023.

Bancolombia

On January 22, 2021, LLP entered into a COP denominated financing agreement of COP44,500 million ($12.8 million as of the transaction date) with Bancolombia, S.A. for the financing of the construction of building 300 in Latam Logistic Park Calle 80 in Bogota, Colombia. As of December 31, 2021, the financing was fully disbursed. This financing agreement was further increased by COP$30,000 million ($7.0 million of extension). The financing bears an interest rate of IBR plus 365 basis points, commitment fees of 0.1% per month of the undrawn amount of the loan and has a 15-year term with a balloon payment of 40% at expiration (COP$29,901 million, or $6.9 million as of extension). LLP began to make principal payments in November 2021. On January 19, 2022, the Group increased by COP$34,000 million ($8.4 million per the transaction date exchange rate, same applies to hereafter) its existing financing facilities denominated in COP with Bancolombia from COP$57,810 million ($14.3 million) to COP$91,810 million ($22.7 million). The financing has a fourteen-year term with a balloon payment of COP$42,866 million ($11.4 million) at expiration. The interest accrues at IBR plus 327 basis points. A loss of $653,847 was recognized as part of modification of the debt facility and is included in financing costs in the consolidated statements of profit or loss in the year ended December 31, 2022.

On September 22, 2023, the Group negotiated a deferral of principal with Bancolombia, deferring all principal payments for seven months, beginning on October 1, 2023. All the other terms and conditions of the loan with Bancolombia remained the same. A gain of $70,058 was recognized as part of the modification of this debt facility and is included in financing costs in the consolidated statements of profit or loss in the year ended December 31, 2023.

BAC Credomatic

In March 2021, LLP entered into two U.S. dollar denominated mortgage loan facilities with BAC Credomatic, S.A. for an aggregate amount of $10.0 million for the financing of the acquisition of two operating properties in San José, Costa Rica. The loans have a fifteen-year term and bear an annual interest rate of three-month LIBOR plus 423 basis point with a minimum interest rate of 5.0%. This loan was refinanced to Banco Nacional de Costa Rica on April 28, 2023.

F-84

On July 7, 2021, LLP entered into a U.S. dollar denominated mortgage loan facility of up to $45.5 million with Banco BAC San José, S.A. (“BAC”) on behalf of LatAm Parque Logístico San José - Verbena partnership. Proceeds will be used to finance the construction of LatAm Parque Logístico San José - Verbena, a five-building class-A master-planned logistic park totaling 829,898 square feet of net rentable area, in the Alajuelita submarket in San José, Costa Rica. The loan can be drawn in multiple disbursements up to approximately 60% of the total investment of the project. The mortgage loan has a term of 10 years with a 15-year amortization profile. The stated interest rate is the three-month LIBOR plus 423 basis points. In October 2022, the stated interest rate on the debt facility changed to the three-month SOFR plus 378 basis points. The debt facility has an amortization grace period of 30 months and does not accrue any commitment fees.

On February 16, 2022, the Group repaid one of the loans with BAC Credomatic due to the sale of the underlying property. The loan outstanding balance at the time of the sale was $2,868,155 and the Group recognized a loss of $586 due to the extinguishment of the debt facility and is included in financing costs in the consolidated statements of profit or loss. On March 1, 2023, the Group negotiated a reduced interest rate with BAC Credomatic, S.A. (“BAC”), reducing the interest rate from 3-month SOFR plus 378 basis points to 8.12% for six months. All the other terms and conditions of the loan with BAC remained the same. A gain of $121,038 was recognized as part of the modification of this debt facility and is included in financing costs in the condensed consolidated statements of profit or loss. On October 5, 2023, the Group negotiated to keep the reduced interest rate of 8.12% for six more months. All the other terms and conditions of the loan with BAC remained the same. A loss of $47,466 was recognized as part of the modification of this debt facility and is included in financing costs in the condensed consolidated statements of profit or loss.

As of December 31, 2022, LLP has borrowed $1.0 million of a U.S. dollar denominated mortgage loan facility of up to $1.0 million with Banco BAC San José, S.A. for the financing of the renovations in LatAm Bodegas San Joaquin. The loan matures on June 24, 2032. The loan bears an annual interest rate at the U.S. Prime Rate plus 110 basis points with no minimum interest rate. This loan was refinanced to Banco Nacional de Costa Rica on April 28, 2023.

Banco Promerica

On August 16, 2021, LLP entered into a U.S. dollar denominated mortgage loan of $7.0 million with Banco Promerica de Costa Rica, S.A. for the purchase of a 118,403 square feet logistic facility located in the Coyol submarket in San José, Costa Rica. The loan has a fifteen-year term. The stated interest rate is the U.S. Prime Rate plus 475 basis points. This loan was refinanced to Banco Nacional de Costa Rica on April 28, 2023.

Banco Davivienda

On January 6, 2022, the Group negotiated a new interest rate on the Davivienda de Cosa Rica loans 3-month LIBOR plus 475 basis points and eliminated the interest rate floor, all the other terms and conditions of the loans with Davivienda de Costa Rica remained the same. A gain of $4,077,399 was recognized as part of modification of this debt facility and is included in financing costs in the consolidated statements of profit or loss in the year ended December 31, 2022.

F-85

On January 31, 2022, LLP entered into a U.S. dollar denominated mortgage loan of $2.4 million with Banco Davivienda de Costa Rica for the acquisition of a container parking lot. The loan has a fifteen-year term. The loan bears an annual interest rate of U.S. Prime Rate plus 175 basis points. As part of the sale of related investment property, the purchaser of the investment property assumed the balance on the loan on October 31, 2022.

Banco Nacional

On April 28, 2023, the Group refinanced all outstanding loans with Banco Davivienda de Costa Rica, Banco Promerica de Costa Rica, S.A. and all loans except one with BAC Credomatic, S.A., with Banco Nacional de Costa Rica, S.A. A loss of $6,555,113 was recognized as part of extinguishment of these debt facilities and is included in financing costs in the condensed consolidated statements of profit or loss for the year ended December 31, 2023. The Group entered into four U.S. dollar denominated mortgage loans with Banco Nacional de Costa Rica for an aggregate amount of $107,353,410. The loans have a twenty-five-year term. The loans bear a fixed annual interest rate for the first two years and a variable rate thereafter.

On November 1, 2023, LLP refinanced the debt outstanding with Banco Nacional de Costa Rica, S.A. ($7,373,460) with a mortgage loan denominated in USD with Davivienda de Costa Rica for an aggregate amount of $8,000,000. The new mortgage loan matures in 15 years. The loan is subject to a fixed interest rate of 7.00% in the first year, and a rate of 6-month SOFR plus 2.4% adjustable monthly from the second year onwards.

BTG

On August 25, 2023 and August 30, 2023, LLP entered into two new line of credit agreement with BTG Pactual Colombia S.A. for COP 15,000,000,000 and COP 10,000,000,000, respectively (approximately $3,679,266 and $2,433,042, respectively, at the date the transactions were initiated). Interest is calculated and paid monthly at the rate of a one-month Colombian IBR plus 720 basis points. Principal repayment is due at maturity, on August 25, 2024 and August 30, 2024, respectively. This debt agreement is guaranteed by the trust established for Latam Logistic Col Propco Cota 1, where Banco BTG Pactual Colombia S.A is established as a guaranteed creditor, with three underlying properties defined as guarantees.

BBVA Peru

On October 19, 2023, the Group entered into a new line of credit agreement with El Banco BBVA Peru for $2,000,000. The line of credit agreement has a nominal rate of 14.45% fixed and an annual effective rate of 8.35%. The line of credit agreement matures in 9 months and follows a monthly repayment schedule. This debt agreement is a senior unsecured loan and is not guaranteed by any of the properties of the Group. As of the issuance date, the Company has fully drawn the line of credit.

On December 15, 2023, LLP entered into a mortgage loan with El Banco BBVA Peru for a total of $60,000,000. The mortgage loan consists of two components: Tranche A and Tranche B. The Tranche A totaling $48,670,000 was used to refinance the Group’s existing debt with IFC. The Tranche B totaling $11,330,000 is expected to finance LLP’s other real estate projects. Tranche A and B will mature in 10 years (with a 35% balloon payment for Tranche A) and carry a fixed interest rate of 8.5% and 8.4%, respectively.

LIBOR Rate – The Group modified all of its Costa Rican loans from LIBOR rate to SOFR by December 31, 2022. In July 2023, the Group modified the rate for IFC loans from 6-month LIBOR to 6-month SOFR.

F-86

Long-Term Debt Maturities – Scheduled principal and interest payments due on the Group’s debt as of December 31, 2023, are as follows:

	Mortgage Loan	Secured Bridge Loan	Total
Maturity:
2024	$10,162,104	$6,540,992	$16,703,096
2025	9,569,893	—	9,569,893
2026	10,215,729	—	10,215,729
2027	11,410,890	—	11,410,890
2028	11,835,657	—	11,835,657
Thereafter	211,609,005	—	211,609,005
Accrued and deferred financing cost, net	(1,490,035)	—	(1,490,035)
Total	$263,313,243	$6,540,992	$269,854,235

Financing Cost – The following table summarizes the weighted average net effective interest rate by type of financing facility as of December 31, 2023 and 2022:

	2023		2022
	Weighted Average Interest Rate (1)	Amount Outstanding	Weighted Average Interest Rate (1)	Amount Outstanding

Mortgage Loan	8.5%	$264,803,278	9.2%	$200,849,667
Bridge Loan	20.2%	6,540,992	10.7%	15,000,000
Total	8.8%	$271,344,270	9.3%	$215,849,667

(1)	The interest rate presented represent the effective interest rate (including debt issuance costs) at the end of the year for the debt outstanding.

The following table summarizes the components of financing cost including the deferred financial cost amortization for the year ended December 31, 2023, 2022 and 2021:

	2023	2022	2021

Gross interest expense	$22,557,977	$15,568,346	$9,506,320
Gross commitment fees	128,410	225,261	286,117
Amortization of debt issuance cost	203,237	1,089,893	659,072
Debt modification gain	(143,630)	(3,775,054)	—
Debt extinguishment loss	8,370,997	—	—
Other expense	593,623	112,542	238,740
Total financing cost before capitalization	31,710,614	13,220,988	10,690,249
Capitalized amounts into investment properties	(599,550)	(1,454,262)	(890,691)
Net financing cost	$31,111,064	$11,766,726	$9,799,558
Total cash paid for interest and commitment fees	$24,862,976	$14,505,955	$9,391,336

Debt Reconciliation – The reconciliation of long term debt as of December 31, 2023 and 2022 were as follows:

	2023	2022

Beginning balance	$209,326,775	$188,719,114
Secured bank debt borrowings	199,135,651	44,217,867
Bridge loan borrowings	6,540,992	—
Secured bank debt repayments	(152,416,321)	(13,335,183)
Bridge loan repayments	(66,040)	—
Long—term accrued interest	—	(9,733)
Debt issuance cost	(814,661)	(41,550)
Deferred financing cost amortization	184,423	1,037,824
Debt extinguishment loss	8,370,997	—
Debt modification gain	(143,630)	(3,775,054)
Foreign currency translation effect	(263,951)	(7,486,510)
Ending balance	$269,854,235	$209,326,775

F-87

To the extent that the Group borrows funds specifically for the purpose of obtaining a qualifying asset, the Group determined the amount of debt issuance costs eligible for capitalization. Debt issuance costs incurred of ($814,661), ($41,550) and ($1,070,987) for the years ended December 31, 2023, 2022 and 2021, respectively, were capitalized.

Financial Debt Covenants – The loans described above are subject to certain affirmative covenants, including, among others, (i) reporting of financial information; and (ii) maintenance of corporate existence, the sec urity interest in the properties subject to the loan and appropriate insurance for such properties; and (iii) maintenance of certain financial ratios. In addition, the loans are subject to certain negative covenants that restrict Latam Logistic Properties ability to, among other matters, incurs in additional indebtedness under or create additional liens on the properties subject to the loans, change its corporate structure, make certain restricted payments, enter into certain transactions with affiliates, amend certain material contracts.

The loans contain, among others, the following events of default: (i) non-payment; (ii) false representations; (iii) failure to comply with covenants; (iv) inability to generally pay debts as they become due; (v) any bankruptcy or insolvency event; (vi) disposition of the subject properties; or (vii) change of control of the subject properties.

As of December 31, 2023, the group was compliant with, or otherwise had waivers for all debt covenants with its lenders.

As of December 31, 2022, the Group was not in compliance with certain debt covenants set forth in its loan agreements with Banco Davivienda, Bancolombia and ITAÚ. Since the liabilities were payable on demand as of December 31, 2022, and the Group did not have the right to defer its settlement for at least twelve months after that date, the Group reclassified the debt balance with Banco Davivienda, Bancolombia and ITAÚ totaling $87,366,478 to be current liabilities as of December 31, 2022. The Group received the waivers for the requirement to comply with the Banco Davivienda and Bancolombia financial covenants on February 17, 2023 and September 25, 2023, respectively. In April, 2023 the Group refinanced its Banco Davivienda debt, thereby relieving any covenant requirement with that lender. The Bancolombia waiver was effective through December 31, 2023 and ratio compliance testing will next be applicable for this loan in June, 2024. The Group was in compliance with all the other debt covenants as of December 31, 2022.

17. EQUITY

Latam Logistic Properties, S.A. shareholders authorized a single class of common stock of 300,000,000 shares from which 168,142,740 shares were issued and fully paid with a nominal (par) value of $1.00 per share as of December 31, 2023 and 2022. Refer to Note 1 for more information on the corporate conversation that occurred on January 13, 2021.

All shares are equally eligible to receive dividends and the repayment of capital and represent one vote at shareholders’ meetings of Latam Logistic Properties, S.A.

For the years ended December 31, 2023, 2022 and 2021 non-controlling partners have made capital contribution to the Group of $5,870,314, $700,000 and $4,084,160 respectively, and the Group made distributions to the non-controlling partners of $4,522,936, $2,067,803 and $1,024,747, respectively.

Retained earnings consist of legal reserves and accumulated earnings. According to the legislation in effect in several countries in which the Group operates, the Group’s subsidiaries must appropriate a portion of each year’s net earnings to their respective legal reserve. The legal reserve amount varies by jurisdiction and ranges from 5% to 10% of the net earnings generated by operating entities, up to a cap of 10% to 50% of that entity’s capital stock.

F-88

18. NON—CONTROLLING INTERESTS

In September 2018, the Group entered in a real estate partnership for the development of Latam Parque Logistico Coyol II in Costa Rica. The partnership includes two entities that the Group consolidates but does not own 100% of the equity (Latam Propco El Coyol Dos S de R.L. and Latam Logistic Pan Holdco El Coyol II S de R.L., collectively, “Latam Parque Logistico Coyol II”). The Group reports a non-controlling interest in relation to this partnership. The Group has complete responsibility, authority and discretion in key decision activities management of the partnership. The Group, through its position of Directing Partner, is responsible for the operations of the Latam Parque Logistico Coyol II and has the existing rights and ability to direct the relevant activities of the entities, indicating the Group’s power over the non-controlling investee.

In December 2020, the Group entered in a real estate partnership for the development of Latam Parque Logistico San Jose in Costa Rica. The partnership includes three entities that the Group consolidates but does not own 100% of the equity (Latam Logistic Pan Holdco Verbena I S de R.L., Latam Logistic Pan Holdco Verbena II S, S.R.L., and 3101784433, S.R.L., collectively, “Latam Parque Logistico San José — Verbena”). The Group reports a non-controlling interest in relation to this partnership. The Group has complete responsibility, authority and discretion in the day-to-day management of the partnership. Through its position as Managing Partner, the Group is responsible for the daily operations of Latam Parque Logistico San José — Verbena without prior approval of the other managers and equity holders, and has the existing rights and ability to direct the relevant activities of the entities, indicating the Group’s power over the non-controlling investees.

In March 2021, the Group entered into a real estate partnership with Capia Sociedad Administradora de Fondos de Inversion, S.A., through its investment fund Capia Radix Fondo de Inversion (Capia Radix) (together as “CAPIA”), an investment fund managed by CAPIA for the development of Parque Logístico Callao located in the submarket of Callao in Lima, Peru within the Jorge Chavez International Lima Airport land concession. Parque Logístico Callao will be developed in four phases of a building per phase. The partnership includes one entity that the Group consolidates but does not own 100% of its equity (Parque Logístico Callao, S.R.L., “Parque Logístico Callao”). According to the initial terms of the partnership agreement, the Group participation in the partnership entity will be of 50% during the construction of the first two phases with a dilution in the construction of the remaining two phases for a total participation of 33% at the end of the fourth phase. On November 24, 2023, both partners agreed to modify the ownership interest, whereas CAPIA became owner of 60% of the shares of the Partnership and LLP’s interest was decreased to 40%, which was supported by an additional capital contribution from CAPIA to the Partnership, effective as of the date of the agreement. The Group reports a non-controlling interest in relation to this partnership. The Group has complete responsibility, authority and discretion in the day-to-day management of the partnership. The Group, through the position of General Manager, is responsible for the daily operations of the Parque Logístico Callao, and has the existing rights and ability to direct the relevant activities of the entity, indicating the Group’s power over the non-controlling investee.

On September 17, 2021, the Group entered into a real estate partnership for the acquisition of LatAm Lagunilla Industrial Park in Costa Rica. The partnership includes two entities that the Group consolidates but do not own 100% of the equity (Latam Logistic Pan Holdco Lagunilla I, S.R.L., and Latam Logistic Propco Lagunilla I S de R.L., collectively, “Latam Lagunilla Industrial Park”). The Group reports a non-controlling interest in relation to this partnership. The Group has complete responsibility, authority and discretion in the day-to-day management of the partnership, and it has the ability to direct the relevant activities of Latam Lagunilla Industrial Park, indicating the Group’s power over the non-controlling investee. On October 31, 2022, the Group sold its interest in the real estate partnership to the non-controlling investee and recognized a loss of $486,863 in the loss on sale of investment properties in the consolidated statements of profit or loss for the year ended December 31, 2022. As of December 31, 2022, the two entities within Latam Lagunilla Industrial Park were no longer consolidated within the Group’s consolidated financial statements.

The following table summarizes the Group ownerships percentage and NCI as of December 31, 2023 and 2022. Each NCI partnership in the following table corresponds to multiple entities in Note 2 (e).

		Ownership Percentage		NCI
Entity	Country	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Latam Parque Logistico Coyol II	Costa Rica	50.0%	50.0%	$4,818,254	$8,885,098
Latam Parque Logistico San José — Verbena	Costa Rica	23.6%	23.6%	27,971,004	23,567,619
Parque Logístico Callao	Peru	40.0%	50.0%	5,827,257	799,748
Total				$38,616,515	$33,252,465

During the years ended December 31, 2023 and 2022, the partnership entities paid distribution to the NCI partners as follows:

	2023	2022	2021

Latam Parque Logístico Coyol II	$3,675,054	$350,000	$250,000
Latam Parque Logístico San José —Verbena	847,882	754,231	774,747
Latam Lagunilla Industrial Park	—	963,572	—
Total distributions paid to non—controlling partners	$4,522,936	$2,067,803	$1,024,747

F-89

Summarized financial information of non-controlling partnership entities’ total assets and total liabilities as of December 31, 2023 and 2022 was as follows:

	As of December 31, 2023
	Latam Parque Logistico Coyol II	Latam Parque Logístico San José —Verbena	Parque Logistico Callao

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,301,121	1,666,657	25,267
Lease and other receivables, net	34,021	7,326,802	2,023,086
Other current assets	37,932	843,894	274,592
NON-CURRENT ASSETS:
Investment properties	29,708,000	80,878,055	12,879,976
Property and equipment, net	—	25,613	4,108
Deferred tax asset	—	—	688,485
Restricted cash equivalent	480,000	—	—
Total assets	$31,561,074	90,741,021	15,895,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$229,988	3,027,672	3,148,102
Due to affiliates	—	15,269	—
Other current liabilities	—	—	325,811
NON-CURRENT LIABILITIES:
Long—term debt	18,285,023	44,926,842	—
Security deposits	195,000	336,145	51,394
Other non-current liabilities	—	—	2,800,943
Deferred tax liability	3,214,523	5,863,957	—
Total liabilities	$21,924,534	54,169,885	6,326,250

EQUITY:
Equity attributable to owners of the Group	$4,818,286	8,600,132	3,742,007
Non—controlling interests	$4,818,254	27,971,004	5,827,257

	December 31, 2022
	Latam Parque Logistico Coyol II	Latam Parque Logístico San José —Verbena	Parque Logistico Callao

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$896,623	$484,230	$1,084,155
Lease and other receivables, net	15,587	6,406,948	87,168
Other current assets	17,695	16,126	—
Prepaid construction	—	1,020,664	86,693
NON-CURRENT ASSETS:
Investment properties	30,613,000	63,278,220	386,525
Asset held for sale	—	2,996,471	—
Property and equipment, net	—	3,795	—
Deferred tax asset	—	—	34,639
Restricted cash equivalent	339,900	—	—
Other non-current assets	—	587,064	—
Total assets	$31,882,805	$74,793,518	$1,679,180

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$315,637	$1,874,696	$28,290
Deposits for the sale of assets	—	2,400,000	—
NON-CURRENT LIABILITIES:
Long—term debt	9,780,656	34,947,249	—
Security deposits	195,000	196,755	51,394
Deferred tax liability	3,821,316	4,511,336	—
Total liabilities	$14,112,609	$43,930,036	$79,684

EQUITY:
Equity attributable to owners of the Group	$8,885,098	$7,295,863	$799,748
Non—controlling interests	$8,885,098	$23,567,619	$799,748

F-90

For the years ended December 31, 2023, 2022 and 2021, net earnings attributable to NCI were as follows:

	2023	2022	2021

Net earnings (loss) attributable to non-controlling interests
Latam Parque Logistico Coyol II	$(215,926)	$1,358,675	$130,433
Latam Parque Logistico San Jose - Verbena	4,682,615	2,177,996	4,323,820
Latam Lagunilla Industrial Park	—	(111,583)	111,583
Parque Logístico Callao	(450,017)	(12,465)	(22,956)
Total	$4,016,672	$3,412,623	$4,542,880

19. EARNINGS PER SHARE

The Group determines basic earnings per share based on the weighted average number of shares of common stock outstanding during the year. The Group computes diluted earnings per share on the weighted average number of shares outstanding combined with the incremental weighted average effect from all outstanding potentially dilutive instruments.

As described in Note 1 and Note 25, the Business Combination was consummated on March 27, 2024. The Business Combination was accounted for as a reverse capitalization in accordance with IFRS and LLP was considered as the accounting predecessor. Hence, the basic and diluted earnings (loss) per share related to LLP prior to the Business Combination have been retroactively recast based on shares reflecting the exchange ratio established in the Business Combination.

The calculated basic and diluted earnings per share for the year ended December 31, 2023, 2022 and 2021, were the same, as follows:

	2023	2022	2021

Earnings per share – basic and diluted	$0.11	$0.28	$0.14
Net earnings attributed to owners of the Group	$3,139,333	$8,028,610	$4,126,505
Weighted average number of shares – basic and diluted	28,600,000	28,600,000	28,600,000

20. INCOME TAX

For the years ended December 31, 2023, 2022 and 2021, income tax from continued operations was as follows:

	2023	2022	2021
Current income tax expense	$6,209,629	$1,044,399	$175,631
Deferred income tax (benefit) expense	(1,229,007)	1,192,108	8,581,072
Tax expense	$4,980,622	$2,236,507	$8,756,703

Reconciliations of income taxes from the Costa Rica national statutory rate of 30% to the consolidated effective income tax rate are as follows:

	2023	2022	2021

Net profit before taxes	$12,136,627	$13,677,740	$17,426,088
Income tax expense calculated at Costa Rica statutory tax rate of 30%	3,640,988	4,103,322	5,227,826
Foreign rate differential	1,442,871	61,500	551,388
Tax attributable to exchange gain/loss	(3,048,684)	(1,882,252)	2,056,492
Change in unrecognized deferred tax assets	(648,037)	(238,549)	1,039,818
Withholding tax	2,750,903	—	—
Alternative minimum tax	1,161,583	—	—
Other	(319,002)	192,486	(118,821)
Tax expense	$4,980,622	$2,236,507	$8,756,703

F-91

The Group distributed income from an entity in Costa Rica to the parent entity in Panama. While Panama does not tax foreign source earnings, the Costa Rica entity is subject to a 15% withholding tax payable to Costa Rica for earnings distributed out of the country. The Group accrued $2.8 million withholding tax in the current year.

The Group is subject to a newly enacted alternative minimum tax (“AMT”) of 15% in Colombia. The Colombia AMT is based on financial reporting income, subject to certain allowances and adjustments. The Group’s current tax liability in Colombia increased by $1.2 million in the current year due to the Colombia AMT.

Details of the Group’s deferred tax assets and liabilities are as follows:

	2023	2022
Deferred Tax Assets
Net operating loss and tax credit carryforwards	$2,428,097	$1,035,315
Allowance for uncollectible accounts	261,877	816,340
Other accruals	480,299	130,407
Fixed assets	133,781	191,031
Employee benefits	209,820	209,535
Office rent liability	65,656	47,845
Deferred debt interest	741,560	—
Other	7,691	26,929
Total deferred tax assets	$4,328,781	$2,457,402

	2023	2022

Deferred tax liabilities:
Investment properties unrealized gain	$(36,507,341)	$(36,806,923)
Prepaid and other assets	(141,469)	(96,537)
Deferred financing cost	(3,698,940)	(2,388,299)
Right-of-use asset	(86,510)	(142,246)
Total deferred tax liabilities	$(40,434,260)	$(39,434,005)

Net deferred tax liability	$(36,105,479)	$(36,976,603)

All movement in the deferred tax assets and deferred tax liabilities (“DTLs”) was reflected in continuing operations and no other component of income.

As of December 31, 2023, the Group had $4,328,781 and $40,434,260 in DTAs and DTLs, respectively. The DTAs included approximately $2,428,097 related to net operating loss carryforwards (NOLs) that can be used to offset taxable income in future periods and reduce the Group income taxes payable in those future periods. These recognized NOLs have carryforward periods ending prior to 2034.

The Group operates in Colombia, Costa Rica, and Peru using local country operating corporations, generally owned by holding companies in Panama. The Panama holding companies are not subject to tax on income sourced outside of Panama, and the Group has no deferred tax liability recognized for its investment in subsidiaries.

As of December 31, 2023, the Group considered it more likely than not that the benefit from certain entities’ NOL carryforwards will not be used to offset taxable profits and there are no other tax planning opportunities or other evidence of recoverability in the near future to realize these DTAs. In addition, it is possible that some or all of these NOL carryforwards could ultimately expire unused due to carryforward periods ending prior to 2035. In recognition of this risk, the Group has unrecognized deferred tax assets of $3,347,445 related to these NOL carryforwards.

F-92

The Group files income tax returns as required by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Group may be subject to examination by local tax authorities. As of December 31, 2023, in general, the Group’s local income tax years between 2018 and 2023 remain open and are subject to examination. The Group has no unrecognized tax benefits as of December 31, 2023.

In December 2021, the Organisation for Economic Co-operation and Development issued model rules for a new global minimum tax framework (“Pillar Two”), and various government around the world have passed, or are in the process of passing, legislation on this. Certain Pillar Two rules take effect in 2024 and 2025, depending on whether a particular jurisdiction has integrated the legislation into local law. LLP is continuing to monitor these impacts on its operating footprint and does not anticipate an increase in income tax expense associated with Pillar Two.

21. EMPLOYEE BENEFITS

Employee benefits are recognized in general and administrative expense in the consolidated statements of profit or loss and comprehensive loss, and for the years ended December 31, 2023, 2022 and 2021, consisted of the following:

	2023	2022	2021

Short-term employee benefits	$2,961,866	$2,126,750	$3,019,824
Severances	17,506	247,860	22,329
Total	$2,979,372	$2,374,610	$3,042,153

22. RELATED PARTY TRANSACTIONS

Transactions between the Group and its related parties are made on terms equivalent to those that prevail in arm’s length transactions.

Subsidiaries

Transactions between the Group and its subsidiaries are eliminated on consolidation and therefore are not disclosed. Details of the principal group companies are given in Note 2. Partnerships the Group enters into are fully consolidated as disclosed in Note 18.

Key Management Personnel Compensation

The amounts disclosed in the table represent the amounts recognized as general and administrative expenses in the consolidated statements of profit or loss and comprehensive income (loss), related to key management personnel for the years ended December 31, 2023, 2022 and 2021.

	2023	2022	2021

Salaries	$772,793	$835,448	$827,412
Statutory bonus	52,284	104,956	93,168
Cash performance bonus	576,148	—	346,118
Non-executive director’s fees	125,329	90,000	57,000
Non-cash benefits	4,783	4,587	4,962
Severance benefits	—	224,593	—
Total	$1,531,337	$1,259,584	$1,328,660

F-93

Due from affiliates – On June 25, 2015, the Group entered into an agreement with Latam Logistics Investments, LLC (“LLI”). In July 2020, the Group expanded the loan receivable from LLI to $4,165,000 from $3,015,000 and extended the term to December 31, 2023. In June 2021, the Group expanded the loan receivable from LLI to $4,850,000 from $4,165,000 and in May 2022, the Group expanded the loan receivable from LLI to $6,950,000 from $4,850,000. The expiration date of the loan remains as of December 31, 2023. The loan bears an annual interest rate of 9.0%. Principal and interest are due at maturity.

LLI is a wholly owned company of one of the prior executives of the Group and it owns 8.0% of the Group. The interest income for LLI was $644,219 and $561,372 for the years ended December 31, 2023, and 2022, respectively. As of December 31, 2023, and 2022, the loan receivable from affiliates balances outstanding were as follows:

	2023	2022

Interest receivable:
Latam Logistics Investments, LLC	$2,324,041	$1,848,945
Notes receivable:
Latam Logistics Investments, LLC	7,139,123	6,950,000
Total due from affiliates	$9,463,164	$8,798,945

As of December 31, 2023, and 2022, the loan receivable has a fixed interest rate of 9% and a due date of December 31, 2023. The main conditions of the loan receivable are payment of the balance at maturity including interest receivable, the possibility of early payments without penalty, guarantee over common shares and a promissory note.

The loan receivable is collateralized by the affiliate’s equity interests in the Group (refer to Note 25 for additional information).

As of December 31, 2023, and 2022, there was no amount owed to related parties.

Additional transactions with key management personnel – A related party entity provided $567,764 of management and advisory services to the Group for the year ended December 31, 2023.

23. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

a.	Capital Management

For the purpose of the Group’s capital management, capital includes issued capital, share premium and all other equity reserves attributable to the equity holders of the Group. The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The primary objective of the Group’s capital management is to ensure that it remains within its quantitative banking covenants and maintains a strong credit rating. No changes were made in the objectives, policies or processes during the years ended December 31, 2023 and 2022.

F-94

As disclosed within Note 16, the Group has various debt facilities in place. In certain cases, the facilities may have financial covenants which are generally in the form of minimum debt service coverage ratios, debt leverage ratios, restricted cash equivalent accounts required for debt service coverage, as well as non-financial covenants which require financial statement presentation to the creditor. Refer to Note 16 for more information on debt covenants and waivers as applicable.

The Group may also be subject to legal reserves in the countries in which it operates. Refer to Note 17 for more information.

b.	Financial Risk Management

The Group has exposure to the following risks arising from financial instruments:

●	Credit risk

●	Liquidity risk

●	Market risk

a.	Risk Management Framework – The Group’s Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. The Group’s Chief Executive Officer (CEO) is responsible for developing and monitoring the Group’s risk management policies. The CEO reports regularly to the Board of Directors on its activities.

The Group’s risk management policies are established to identify and analyze the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligation.

b.	Credit Risk – Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group is exposed to credit risks from lease receivables, tenant notes receivables as well as due from affiliates.

Exposure to Credit Risk – The following financial assets as of December 31, 2023 and 2022 represent the maximum credit exposure:

	Notes	2023	2022
Cash and cash equivalents	8	$35,242,363	$14,988,112
Receivables from the sale of investment properties	12	9,030,614	—
Lease and other receivables	9	10,506,310	9,313,109
Due from affiliates	22	9,463,164	8,798,945
Restricted cash equivalent	8	2,681,110	3,252,897
		$66,923,561	$36,353,063

Cash and restricted cash equivalent are held in reputable financial institutions and carries minimal risk.

The credit quality of the tenant is assessed at the time of entering into a lease agreement. The outstanding lease and other receivables figures disclosed in the aforementioned table pertain to the gross amounts of outstanding lease and other receivables, prior to accounting for expected credit losses. Likewise, receivables arising from the sale of investment properties are presented at their undiscounted balances. The outstanding balances are regularly monitored. An impairment analysis is performed at each reporting date on an individual basis for each counterparty. In general, concentration risk in lease and other receivables is limited due to the receivables being dispersed across different counterparties. Refer to Note 9 for details.

F-95

c.	Liquidity Risk – Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing is to ensure, to the extent possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring in unacceptable losses or risking damage to the Group’s reputation, and to maintain a balance between continuity of funding and flexibility through the use of bank deposits and loans.

Typically, the Group ensures that it has sufficient cash on demand, including deposits at banks and the balances of short-term credit facilities with diverse funding resources and committed borrowing facilities, to meet expected operating expenses for a period of 90 days, including the servicing of financial obligations. This excludes the potential impact of extreme circumstances that cannot be reasonably predicted, such as natural disasters.

The Group has access to a sufficient variety of sources of funding to repay debt maturing within 12 months in the normal course of business. Refer to Notes 2 and 16 for more information on a debt covenant matter that arose effective December 31, 2022, as a result of which the Group categorized the related debt balance as repayable on demand. As disclosed in Note 16, the Group resolved this matter and received the waivers for the requirement to comply with the financial covenants for the related debt relating to Banco Davivienda and Bancolombia on February 17, 2023 and September 25, 2023, respectively. In April 2023 the Group refinanced its Banco Davivienda debt, thereby relieving any covenant requirement with that lender. The Bancolombia waiver was effective through December 31, 2023. The Group was in compliance with all the other debt covenants as of December 31, 2023 and 2022.

Exposure to Liquidity Risk – The following tables detail the remaining contractual maturities of financial liabilities at the end of reporting period. The amounts are gross and undiscounted cash flows and include contractual interest payments.

December 31, 2023	Notes	On demand	Less than 3 months	3 to 12 months	1 to 5 years	Thereafter	Total

Accounts payable and accrued expenses	14	$764,016	$4,472,279	$7,891,207	—	$—	$13,127,502
Lease liability	15	8,530	33,060	238,423	1,199,059	6,703,328	8,182,400
Income tax payable	20	—	2,024,865	—	—	—	2,024,865
Retainage payable		—	155,207	1,582,598	—	—	1,737,805
Security deposits		—	83,234	287,727	1,790,554	—	2,161,515
Long and short-term debt	16	—	1,624,415	15,078,681	43,032,169	211,609,005	271,344,270
Total		$772,546	$8,393,060	$25,078,636	$46,021,782	$218,312,333	$298,578,357

F-96

December 31, 2022	Notes	On demand	Less than 3 months	3 to 12 months	1 to 5 years	Thereafter	Total

Accounts payable and accrued expenses	14	$382,317	$6,899,250	$1,310,355	$—	$—	$8,591,922
Lease liability	15	—	15,637	47,085	96,954	—	159,676
Income tax payable	20	—	663,703	—	—	—	663,703
Retainage payable		—	302,066	2,699,367	—	—	3,001,433
Security deposits		—	—	—	1,706,959	—	1,706,959
Deposit for the asset held for sale	13	—	—	2,400,000	—	—	2,400,000
Long and short-term debt	16	87,906,445	5,888,900	17,666,699	29,632,991	74,754,632	215,849,667
Total		$88,288,762	$13,769,556	$24,123,506	$31,436,904	$74,754,632	$232,373,360

The Group’s minimum lease payments are disclosed on Note 15.

d.	Market Risk – Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. Market risk comprises two types of risks: interest rate risk and currency risk.

Currency Risk – Foreign currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. The Group’s exposure to the risk of changes in foreign exchange rates relates primarily to its operating activities (when revenue or expense is denominated in a foreign currency) and its loans with financial institutions, some of which are denominated in foreign currency. The functional currency of the Group is USD.

As of the reporting date, the Group has monetary assets and liabilities in currencies other than the functional currency. The main foreign currencies used by the Group are as follows:

●	CRC

●	PEN

●	COP

In respect of monetary assets and liabilities denominated in CRC, PEN and COP, the Group’s policy is to ensure that its net exposure is kept at an acceptable level by buying or selling CRC, PEN and COP at spot rates when necessary to address short-term imbalances.

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the end of the reporting period are as follows:

(in USD)	As of December 31, 2023
Monetary assets and liabilities denominated in:	CRC	PEN	Total
Cash and cash equivalents	$6,599	$479,057	$485,656
Lease and other receivables, net	60,248	135,275	195,523
Other current and non-current assets	3,150,470	3,694,802	6,845,272
Sub-total	3,217,317	4,309,134	7,526,451
Accounts payable and accrued expenses	2,569,080	1,658,228	4,227,308
Sub-total	2,569,080	1,658,228	4,227,308
Net	$648,237	$2,650,906	$3,299,143

F-97

(in USD)	As of December 31, 2022
Monetary assets and liabilities denominated in:	CRC	PEN	Total
Cash and cash equivalents	$15,287	$237,240	$252,527
Lease and other receivables, net	33,017	104,889	137,906
Other current and non-current assets	1,716,789	2,306,510	4,023,299
Sub-total	1,765,093	2,648,639	4,413,732
Accounts payable and accrued expenses	181,451	179,676	361,127
Sub-total	181,451	179,676	361,127
Net	$1,583,642	$2,468,963	$4,052,605

As of December 31, 2023, and 2022, the net assets in foreign operations of the Group whose functional currency is different from the USD and for which the differences in foreign currency were recognized in OCI amounting to $88,689,861 and $49,411,608, respectively.

Sensitivity Analysis – The following tables detail the Group’s sensitivity to a 10% appreciation or depreciation in the USD against foreign currencies listed above. 10% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis reflects foreign currency revaluation or translation impacts on the Group’s net income and equity through OCI for a 10% change in foreign currency exchange rates. A 10% strengthening (weakening) of the USD against the foreign currencies as of December 31, 2023, 2022, and 2021 would have decreased (increased) net income and equity through OCI by the amounts shown below. This analysis assumes that all other variables, particularly interest rates, remained constant.

For the year ended December 31, 2023	Strengthening	Weakening

Profit or Loss	$329,914	$(329,914)
Equity	$8,868,986	$(8,868,986)

For the year ended December 31, 2022	Strengthening	Weakening

Profit or Loss	$405,261	$(405,261)
Equity	$4,941,161	$(4,941,161)

For the year ended December 31, 2021	Strengthening	Weakening

Profit or Loss	$508,411	$(508,411)
Equity	$6,191,813	$(6,191,813)

Interest Rate Risk – Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group’s exposure to the risk of changes in market interest rates relates primarily to its long-term debt obligations with floating interest rates. Therefore, variations in interest rates at the reporting date would affect profit or loss.

Sensitivity Analysis – A 1% and 2% strengthening (weakening) of the rate associated with each long-term debt, as of December 31, 2023 and 2022 would have decreased (increased) net income by the amounts shown below. This analysis assumes that all other variables remained constant.

	Long-term Debt with Variable Interest Rate as of December 31, 2023	1%	2%

Increase in Interest rate	$207,854,235	$(2,078,542)	$(4,157,085)
Decrease in Interest rate	207,854,235	2,078,542	4,157,085

F-98

	Long-term Debt with Variable Interest Rate as of December 31, 2022	1%	2%

Increase in Interest rate	$209,326,775	$(2,093,268)	$(4,186,536)
Decrease in Interest rate	209,326,775	2,093,268	4,186,536

e.	Fair Values – Management of the Group assessed the fair value of its financial assets and liabilities and concluded that their carrying value approximates their fair value.

24. COMMITMENTS AND CONTINGENCIES

Commitments

In the normal course of operation, the Group secures construction loans in order to fund capital expenditure commitments. Debt guarantees are disclosed in Note 16. The Group does not conduct its operations through entities that are not consolidated in these consolidated financial statements and has not guaranteed or otherwise contractually committed to support any material financial obligations not reflected in these consolidated financial statements.

As of December 31, 2023, the Group had agreed construction contracts with third parties and is consequently committed to future capital in respect to investment property under development of $8,067,067. There are no contractual commitments in respect of completed investment property.

The Group does not have any lease contract that has not yet commenced as of December 31, 2023. Refer to the Group’s future minimum rental payments for its non-cancellable lease contracts in Note 15.

Legal Proceedings

In the ordinary course of business, the Group may be party to legal proceedings. On September 13, 2023, the Group has become aware that a lawsuit was filed against a subsidiary of the Group by a construction company for services rendered prior to the reporting date. On February 29, 2024, subsequent to the fiscal year ended December 31, 2023, the Group has settled with the counterparty for a total settlement amount of $244,151.

On November 30, 2023, the Group became aware that a lawsuit was filed against them by a former employee of the Group who rendered services for the Group prior to the reporting date. The Group is currently vigorously defending this lawsuit and believes the claims are without merit. The Group is in the process of analyzing this matter but currently does not have a sufficient basis for concluding whether any loss is probable.

The group is not currently involved in any other litigation or arbitration proceedings for which the Group believes it is not adequately insured or indemnified, or which, if determined adversely, would have a material adverse effect on the Group’s consolidated financial statements.

F-99

25. SUBSEQUENT EVENTS

The Group’s management has evaluated the occurrence of the significant events after the reporting date of the financial statements and the following has been considered as significant to disclose:

Business Combination –

As discussed in Note 1, on August 15, 2023, TWOA announced the execution of Business Combination Agreement with LLP and other parties. On March 27, 2024, the Business Combination was consummated. Upon Closing, the Business Combination was accounted for as a capital reorganization in accordance with IFRS. For purposes of the Business Combination, TWOA will be treated as the “acquired” company for financial reporting purposes and for accounting purposes will be treated as an acquisition of assets. Accordingly, the net assets of LLP will be stated at historical cost, with no goodwill or other intangible assets recorded. The deemed costs of the shares issued by LLP represents the fair value of the shares that the Pubco would have had to issue for the ratio of ownership interest in the entity. Since TWOA does not meet the definition of a business in accordance with IFRS 3, Business Combinations, the transaction is accounted for within the scope of IFRS 2, Share-based payment. Any excess of fair value of Pubco shares issued over the fair value of TWOA’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Loan receivable from affiliates –

The loan receivable from affiliates (refer to Note 22) were in default as of January 2, 2024. The Group subsequently provided notice of the default to the affiliate and began foreclosure proceedings on the collateral, the affiliate’s equity interest in LLP. On March 12, 2024, LLI entered into an assignment agreement with LLP, pursuant to which LLI unconditionally and irrevocably assigned in favor of LLP the right to receive 2,288,000 LPA Ordinary Shares as a result of the merger and the Business Combination Agreement. Pursuant to the assignment agreement, the Group agreed to waive its right to receive the LLI assigned shares with the intention of not issuing shares of LPA to LLP. The loan receivable was considered settled on the date of the Business Combination closing on March 27, 2024, in accordance with the assignment agreement.

26. APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were authorized for issue by the Group’s management on April 26, 2024.

F-100

Financial Statement Schedules

Schedule I - Parent Company Only Condensed Financial Information

The condensed financial statements of Latam Logistic Properties, S.A., the parent company of the Group (the “Parent Company”), have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X, as the restricted net assets of the subsidiaries of LLP exceed 25% of the consolidated net assets of the Group. The ability of the Parent Company’s operating subsidiaries to pay dividends may be restricted due to certain clauses in the subsidiaries’ debt agreements and legal reserve requirements.

The condensed financial statements of the Parent Company have been prepared using the same IFRS accounting principles and policies described in the other notes to the consolidated financial statements. The Parent Company accounts for its investment in subsidiaries using the cost less accumulated impairments method. The Parent Company received a dividend from its subsidiaries during the year ended December 31, 2023. The Parent Company did not receive any dividends from its subsidiaries during the years ended December 31, 2022 and 2021. These condensed financial statements should be read in conjunction with the Group’s consolidated financial statements and related notes thereto.

LATAM LOGISTIC PROPERTIES, S.A. (Parent Company Only)

CONDENSED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE Income (Loss)

(in U.S. Dollars)

	For the years ended December 31,
	2023	2022	2021
Dividend income	$18,210,046	$—	$—
General and administrative	(2,878,896)	(498,457)	(429,990)
Interest income from affiliates	694,628	632,490	626,047
Financing costs	(718,844)	(1,226,265)	(584,487)
Transaction-related costs	(6,128,965)	—	—
Other income (expense), net	61,530	(4,875)	(1,187,272)
Income (loss) before taxes	9,239,499	(1,097,107)	(1,575,702)
Income tax expense	(2,745,090)	—	—
Comprehensive income (loss)	$6,494,409	$(1,097,107)	$(1,575,702)

F-101

LATAM LOGISTIC PROPERTIES, S.A. (Parent Company Only)

CONDENSED STATEMENTS OF FINANCIAL POSITION

(in U.S. Dollars)

	As of December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$788,008	$2,823,003
Due from subsidiaries and affiliated companies	9,463,164	9,055,658
Other current assets	11,454	23,315
Total current assets	10,262,626	11,901,976

NON-CURRENT ASSETS:
Investments in subsidiaries	168,496,857	166,927,780
Restricted cash equivalent	—	1,205,162
Property and equipment, net	46,767	64,394
Total non-current assets	168,543,624	168,197,336

TOTAL ASSETS	$178,806,250	$180,099,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,086,924	$336,055
Due to subsidiaries and affiliated companies	2,459,935	—
Long term debt - current portion	—	14,998,275
Total current liabilities	7,546,859	15,334,330

TOTAL LIABILITIES	7,546,859	15,334,330

EQUITY:
Total equity	171,259,391	164,764,982

TOTAL LIABILITIES AND EQUITY	$178,806,250	$180,099,312

F-102

LATAM LOGISTIC PROPERTIES, S.A. (Parent Company Only)

CONDENSED STATEMENTS OF CASH FLOWS

(in U.S. Dollars)

	For the years ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Profit (loss) for the year	$6,494,409	$(1,097,107)	$(1,575,702)
Adjustments:
Depreciation and amortization	17,627	12,607	11,133
Financing costs	718,844	1,226,265	584,487
Interest income from subsidiaries and affiliated companies	694,628	632,490	626,047
Income tax expense	2,745,090	—	—
Working capital adjustments:
Decrease in other current assets:	11,860	21,149	481,608
Increase (decrease) in accounts payable and accrued expenses	4,812,824	(118,149)	392,249
Increase in due to subsidiaries and affiliated companies	104,935	—	—
Income tax paid	(2,745,090)	—	—
Net cash generated by operating activities	$12,855,127	$677,255	$519,822

Cash flows from investing activities:
Increase in equity investment in subsidiaries	$(1,569,077)	$(2,822,487)	$(11,735,281)
Purchases of property and equipment	—	(25,100)	(63,034)
Increase in loans to subsidiaries and affiliated companies	(1,102,134)	(800,973)	(4,228,344)
Restricted cash equivalent	1,205,162	594,838	3,884,868
Net cash used in investing activities	$(1,466,049)	$(3,053,722)	$(12,141,791)

Cash flows from financing activities:
Long-term debt borrowing	—	—	15,000,000
Repayment of long-term debt	(14,998,275)	—	—
Increase in loans from subsidiaries and affiliated companies	2,355,000	—	—
Cash paid for raising debt	—	(5,175)	(196,785)
Interest paid	(780,798)	(1,102,499)	(446,063)
Net cash (used) provided by financing activities	$(13,424,073)	$(1,107,674)	$14,357,152

Net decrease in cash and cash equivalents	(2,034,995)	(3,484,141)	2,735,183
Cash and cash equivalents at the beginning of year	2,823,003	6,307,144	3,571,961
Cash and cash equivalents at the end of year	$788,008	$2,823,003	$6,307,144

* * * * *

F-103

Schedule III - Schedule of Real Estate

The following is a summary of the Group’s investment properties as of December 31, 2023 prepared in accordance with Rule 12-28 of Regulation S-X:

LATAM LOGISTIC PROPERTIES, S.A.

SCHEDULE III - SCHEDULE OF REAL ESTATE

AS OF DECEMBER 31, 2023

(in U.S. Dollars)

Description	Number of buildings	Encumbrances (a)	Land (b)		Building & Improvements (c)	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total (d)	Fair Value Adjustments (e)	Cumulative Foreign Currency Translation Effect	Fair Value at the End of the Year (f)	Date of Construction/ Acquisition (g)
Land Bank

Peru
Latam Parque Logistico Callao	3	—	—		619,976	—	—	619,976	619,976	—	—	619,976	N/A
Colombia
Latam Logistic Park Calle 80	4	4,317,135	14,114,108		11,806,349	—	14,114,108	11,806,349	25,920,457	4,976,620	(6,796,631)	24,100,446	N/A
Total of Land Bank	7	4,317,135	14,114,108		12,426,325	—	14,114,108	12,426,325	26,540,433	4,976,620	(6,796,631)	24,720,422	N/A

Properties Under Development

Peru
Latam Logistic Park Lima Sur	2	11,580,125	6,653,190		9,073,731	—	6,653,190	9,073,731	15,726,921	6,503,860	—	22,230,781	N/A
Latam Parque Logistico Callao	1	—	2,802,475	(d)	10,764,104	—	2,802,475	10,764,104	13,566,579	(1,306,579)	—	12,260,000	N/A
Costa Rica
Latam Logistic Park San José – Verbena	1	6,474,777	2,643,646		6,425,029	—	2,643,646	6,425,029	9,068,675	1,822,325	—	10,891,000	N/A
Total of Properties Under Development	4	18,054,902	12,099,311		26,262,864	—	12,099,311	26,262,864	38,362,175	7,019,606	—	45,381,781	N/A

Operating Properties

Colombia
Latam Logistic Park Calle 80	5	44,049,009	11,555,745		70,356,507	64,414	11,555,745	70,420,921	81,976,666	30,736,797	(5,756,463)	106,957,000	2019-2023
Peru
Latam Logistic Park Lima Sur	5	48,419,875	19,249,353		45,431,126	469,879	19,249,353	45,901,005	65,150,358	27,089,499	—	92,239,857	2019-2022
Costa Rica			—
Latam Logistic Park Coyol 1	5	59,809,375	19,500,336		42,764,576	941,658	19,500,336	43,706,234	63,206,570	25,943,795	—	89,150,365	2016-2020
Latam Logistic Park Coyol 2	1	18,285,023	7,292,476		12,332,799	169,446	7,292,476	12,502,245	19,794,721	9,913,279	—	29,708,000	2019
Latam Bodegas Atenas	1	2,612,593	1,658,000		1,942,000	—	1,658,000	1,942,000	3,600,000	1,038,000	—	4,638,000	2019
Latam Bodegas San Joaquin	2	5,495,094	2,621,468		2,778,532	2,171,917	2,621,468	4,950,449	7,571,917	2,314,083	—	9,886,000	2019
Latam Bodegas Aurora	2	5,917,796	3,399,610		2,401,986	492,177	3,399,610	2,894,163	6,293,773	420,227	—	6,714,000	2019
San Rafael Industrial Park	1	7,974,306	5,777,658		5,222,342	—	5,777,658	5,222,342	11,000,000	2,665,000	—	13,665,000	2019
Latam Logistic Park Coyol 3	1	7,056,519	1,354,320		6,169,680	—	1,354,320	6,169,680	7,524,000	2,284,801	—	9,808,801	2020
Latam Logistic Park Coyol 4	1	6,918,421	2,849,259		7,547,831	482,641	2,849,259	8,030,472	10,879,731	436,269	—	11,316,000	2021
Latam Logistic Park San José – Verbena	4	40,434,222	15,612,670		35,080,999	69,233	15,612,670	35,150,232	50,762,902	19,224,153	—	69,987,055	2022-2023
Total of Operating Properties	28	246,972,233	90,870,895		232,028,378	4,861,365	90,870,895	236,889,743	327,760,638	122,065,903	(5,756,463)	444,070,078

GRAND TOTAL	39	$269,344,270	$117,084,314		$270,717,567	$4,861,365	$117,084,314	$275,578,932	$392,663,246	$134,062,129	$(12,553,094)	$514,172,281

(a)	Encumbrances include mortgage loans for constructions and other financing arrangements guaranteed by the respective properties.

F-104

The following table reconciles encumbrances per Schedule III to the Condensed Consolidated Statement of Financial Position at December 31, 2023:

Total encumbrances per Schedule III	$269,344,270
Debt not guaranteed by Investment Properties	2,000,000
Long term debt accrued financing costs	752,874
Debt issuance costs, net	(2,242,911)
Total per Consolidated Statement of Financial Position	$269,854,233

(b)	Land information includes land that are owned and land under right—of—use, which are separately labeled with in our real estate portfolio.

(c)	Amounts presented in building and improvements include building improvements costs, and acquisition costs, land improvements costs incurred on land banks.

(d)	This property under development at Latam Logistic Callao is leased under right—of—use contract rather than owned by the Group.

(e)	The Group uses an external appraiser in order to determine the fair value for all of its investment properties. The independent appraiser holds a recognized and relevant professional qualification and has recent experience of the location and category of the investment property being valued. The valuation model is in accordance with the guidance recommended by the International Valuation Standards Committee. These valuation models are consistent with the principles in IFRS 13.

(f)	See Note 12 of our audited consolidated financial statements as of December 31, 2023, for the reconciliation of investment properties for the year ended December 31, 2023.

(g)	Date of construction or acquisition represents the date we stabilized the building or acquired the building through acquisition.

F-105

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Charter provides for indemnification of LPA’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

LPA has also purchased a policy of directors’ and officers’ liability insurance that insures LPA’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and will insure LPA against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On March 27, 2024, in connection with the Business Combination and the related transactions described in this registration statement, we issued 1,500,000 Ordinary Shares to the PIPE Subscriber in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder. Such Ordinary Shares are being registered pursuant to this registration statement.

On July 2, 2024, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, LPA and TWOA entered into an amendment to that certain engagement letter dated March 24, 2023 by and between Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, LPA and TWOA, pursuant to which, as an alternative to cash payment, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, is entitled to 90,000 Ordinary Shares. Such Ordinary Shares are being registered pursuant to this registration statement.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemptions afforded by Section 4(a)(2) thereof.

II-1

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit No.	Description
2.1+	Business Combination Agreement, dated as of August 15, 2023, by and among two, LatAm Logistic Properties S.A., and, by a joinder agreement, each of Logistic Properties of the Americas and Logistic Properties of the Americas Subco (incorporated by reference to Annex A to the proxy statement/prospectus to the Company’s Registration Statement on Form F-4 (File No. 333-275972), filed with the SEC on December 8, 2023).
2.2	Waiver Letter to Business Combination Agreement, dated March 27, 2024, among two, Logistic Properties of the Americas, Logistic Properties of the Americas Subco, and LPA Panama Group Corp. (incorporated by reference to Exhibit 4.2 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
2.3	Plan of Merger, dated March 27, 2024 by and between two and Logistic Properties of the Americas Subco (incorporated by reference to Exhibit 4.3 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
2.4	Merger Agreement, dated March 12, 2024, by and between LatAm Logistic Properties S.A. and LPA Panama Group Corp (incorporated by reference to Exhibit 4.4 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
3.1	Amended and Restated Memorandum and Articles of Association of Logistic Properties of the Americas, dated as of March 27, 2024 (incorporated by reference to Exhibit 1.1 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
4.1	Specimen LPA Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on January 16, 2024).
4.2	Logistic Properties of the Americas Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
5.1*	Opinion of Ogier (Cayman) LLP.
10.1	Letter Agreement, dated March 29, 2021, among two, two sponsor and each of the executive officers and directors of two (incorporated by reference to Exhibit 10.1 to two’s Current Report on Form 8-K, filed with the SEC on April 2, 2021).
10.2	Amendment to Letter Agreement dated as of August 15, 2023, by and among two, HC PropTech Partners III, LLC, two sponsor, and each of the shareholders of two listed on the signature pages thereto, and, by a joinder agreement, Logistic Properties of the Americas (incorporated by reference to Exhibit 10.3 to two’s Current Report on Form 8-K, filed with the SEC on August 21, 2023).
10.3	Second Amendment to Letter Agreement made and entered into as of August 15, 2023, by and among two, HC PropTech Partners III, LLC, two sponsor, and each of the shareholders of two listed on the signature pages thereto, and, by a joinder agreement, Logistic Properties of the Americas (incorporated by reference to Exhibit 4.9 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
10.4	Founder Registration Rights Agreement, dated March 29, 2021, among two, two sponsor and certain shareholders (incorporated by reference to Exhibit 10.3 to two’s Current Report on Form 8-K, filed with the SEC on April 2, 2021).
10.5	Amendment to Founder Registration Rights Agreement, dated March 27, 2024, among Logistic Properties of the Americas, two, HC Proptech Partners III, LLC, and each of the Holders listed on the signature pages thereto (incorporated by reference to Exhibit 4.11 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
10.6	Registration Rights Agreement, dated March 27, 2024, among Logistic Properties of the Americas and each of the Holders listed on the signature pages thereto (incorporated by reference to 4.12 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
10.7	Lock-Up Agreement, dated August 15, 2023, by and among two, JREP I Logistics Acquisition, L.P., and, by a joinder agreement, Logistic Properties of the Americas (incorporated by reference to Exhibit 10.2 to two’s Current Report on Form 8-K, filed with the SEC on August 21, 2023).
10.8	Sponsor Letter Agreement, dated August 15, 2023, by and among HC PropTech Partners III, LLC, LatAm Logistic Properties S.A., and, by a joinder agreement, Logistic Properties of the Americas (incorporated by reference to Exhibit 10.4 to two’s Current Report on Form 8-K, filed with the SEC on August 21, 2023).
10.9	Sponsor Forfeiture Letter, dated March 27, 2024, by and among two, LatAm Logistic Properties S.A., and by a joinder agreement, Logistic Properties of the Americas, Logistic Properties of the Americas Subco, and LPA Panama Group Corp (incorporated by reference to Exhibit 4.14 to the Company’s Shell Company Report on Form 20-F (File No. 333-275972) filed with the SEC on March 29, 2024).
10.10	Loan Agreement, dated April 28, 2023, by and between Banco Nacional de Costa Rica and LatAm Logistic CR Propco Alajuela 1 S.R.L. (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.11	Loan Agreement, dated April 28, 2023, by and between Banco Nacional de Costa Rica and LatAm Propco El Coyol Dos S.R.L. (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.12	Loan Agreement, dated April 28, 2023, by and between Banco Nacional de Costa Rica and LatAm Propco Bodegas San Joaquín S.R.L. (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.13	Loan Agreement, dated April 27, 2023, by and between Banco Nacional de Costa Rica and LatAm Propco Bodegas Los Llanos S.R.L. (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.14	Loan Agreement, dated November 1, 2023, by and between Banco Davivienda and LatAm Propco Cedis Rurales Costa Rica S.R.L. (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).

II-2

10.15	Waiver Letter, dated February 17, 2023, by and between Banco Davivienda and LatAm Logistic CR Propco Alajuela 1 S.R.L. (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.16	Specific Credit Agreement dated June 7, 2021, by and between Banco BAC San José S.A. and 3102784433 S.R.L. (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.17	Addendum No. 1 to the Specific Credit Agreement dated June 7, 2021, by and among Banco BAC San José, S.A., 3-102-784433, S.R.L., LatAm Logistic Pan Holdco Verbena I, S. DE R.L. and Hacienda La Verbena S.A. (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.18	Loan Agreement, dated as of May 31, 2017, by and between LatAm Logistic Per PropCo Lurin I S.R.L. and International Finance Corporation (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.19	Amended and Restated Loan Agreement, dated as of June 18, 2019, by and between LatAm Logistic Per Propco Lurin I S.R.L. and International Finance Corporation (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.20	Amendment Letter to the Amended and Restated Loan Agreement, dated July 2, 2020, by and between LatAm Logistic Per Propco Lurin I S.R.L. and International Finance Corporation (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.21	Amendment Letter to the Amended and Restated Loan Agreement, dated March 14, 2022, by and between LatAm Logistic Per Propco Lurin I S.R.L. and International Finance Corporation (incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.22	Amendment Letter to the Amended and Restated Loan Agreement, dated October 16, 2023, by and between LatAm Logistic Per Propco Lurin I S.R.L. and International Finance Corporation (incorporated by reference to Exhibit 10.25 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.23	Amendment Letter to the Loan Agreement, dated June 30, 2023, by and between LatAm Logistic PER PropCo Lurin I S.R.L. and International Finance Corporation (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.24	Leasing Agreement Number: 257617, dated January 22, 2021 by and between Bancolombia S.A and LatAm Logistic Col Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.25	Amendment No. 01 to Leasing Agreement No. 257617 dated June 10, 2021 by and between Bancolombia S.A and LatAm Logistic Col Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 10.28 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.26	Financial Lease Agreement Leasing No.: 235195 dated November 8, 2019 by and between Bancolombia S.A and LatAm Logistic Col Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 10.29 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.27	Addendum No. 1 to Financial Leasing Agreement No. 235195, dated February 18, 2020 by and between Bancolombia S.A. and LatAm Logistic Col Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 10.30 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.28	Addendum No. 2 to Financial Leasing Agreement No. 235195, dated November 3, 2020 by and between Bancolombia S.A and LatAm Logistic Col Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 10.31 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.29	Amendment No. 3 to Financial Lease Agreement Leasing No. 235195, dated January 11, 2022, by and between Bancolombia S.A and LatAm Logistic Col Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 10.32 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.30	Response to Waiver Request for Leasing Agreements 235195 and 257617, dated September 25, 2023, by and between Bancolombia S.A and LatAm Logistic Col Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 10.33 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on December 8, 2023).
10.31	Credit Agreement, dated August 24, 2023, by and between Banco BTG Pactual Colombia S.A. and LatAm Logistic COL Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 4.36 to the Company’s Annual Report on Form 20-F (File No. 333-275972) filed with the SEC on April 26, 2024).
10.32	Credit Agreement, dated August 29, 2023, by and between Banco BTG Pactual Colombia S.A. and LatAm Logistic COL Propco Cota 1 S.A.S. (incorporated by reference to Exhibit 4.37 to the Company’s Annual Report on Form 20-F (File No. 333-275972) filed with the SEC on April 26, 2024).
10.33	Long-Term Loan Agreement, dated December 15, 2023, by and between BBVA Peru Bank and LatAm Logistic Per Propco Lurin I S.R.L. (incorporated by reference to Exhibit 4.38 to the Company’s Annual Report on Form 20-F (File No. 333-275972) filed with the SEC on April 26, 2024).
10.34	Credit Agreement, dated October 19, 2023, by and between BBVA Peru Bank and LatAm Logistic Per Propco Lurin I S.R.L. (incorporated by reference to Exhibit 4.39 to the Company’s Annual Report on Form 20-F (File No. 333-275972) filed with the SEC on April 26, 2024).
10.35	Subscription Agreement, dated February 16, 2024, by and between two and Bonaventure Investments Holding Inc. (incorporated by reference to Exhibit 10.35 to the Company’s Registration Statement on Form F-4 (File No. 333-275972) filed with the SEC on March 5, 2024).
10.36	Addendum No. 2 to the Specific Credit Agreement dated June 7, 2021, by and among Banco BAC San José, S.A., 3-102-784433, S.R.L., LatAm Logistic Pan Holdco Verbena I, S. DE R.L. and Hacienda La Verbena S.A., dated April 30, 2024.
10.37	Amendment No. 1 to the Novation Agreement dated April 3, 2024, by and between Banco BTG Pactual Colombia S.A. and LatAm Logistic COL Propco Cota 1 S.A.S., dated May 6, 2024.
10.38	Amendment No. 2 to the Novation Agreement, dated April 3, 2024, by and between Banco BTG Pactual Colombia S.A. and LatAm Logistic COL Propco Cota 1 S.A.S., dated May 27, 2024.
10.39	Response to Waiver Request for Leasing Agreements 257617 and 235195, by and between Bancolombia S.A and LatAm Logistic Col Propco Cota 1 S.A.S., dated June 26, 2024, by Bancolombia S.A.
21.1*	List of Subsidiaries of Logistic Properties of the Americas.
23.1*	Consent of Deloitte & Touche, S.A.
23.2*	Consent of Ogier (Cayman) LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney.
107*	Calculation of Filing Fees Table.

* Filed herewith.

+ Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Logistic Properties of the Americas agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

(b) Financial Statement Schedules

None.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on September 4, 2024.

Logistic Properties of the Americas

By:	/s/ Esteban Saldarriaga
Name:	Esteban Saldarriaga
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Esteban Saldarriaga as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form F-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement, as amended, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Esteban Saldarriaga	Chief Executive Officer	September 4, 2024
Esteban Saldarriaga	(Principal Executive Officer)

/s/ Paul Smith Marquez	Chief Financial Officer	September 4, 2024
Paul Smith Marquez	(Principal Financial and Accounting Officer)

/s/ Thomas McDonald	Director	September 4, 2024
Thomas McDonald

/s/ Roger Lazarus	Director	September 4, 2024
Roger Lazarus

/s/ Gloria Canales Saldaña	Director	September 4, 2024
Gloria Canales Saldaña

/s/ Mauricio Salgar	Director	September 4, 2024
Mauricio Salgar

/s/ Diego Durruty	Director	September 4, 2024
Diego Durruty

/s/ Françoise Lavertu	Director	September 4, 2024
Françoise Lavertu

/s/ Javier Marquina-Graciani	Director	September 4, 2024
Javier Marquina-Graciani

/s/ Esteban Saldarriaga
Esteban Saldarriaga Attorney-In-Fact

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AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Logistic Properties of the Americas, has signed this registration statement on September 4, 2024.

By:	/s/ Thomas McDonald
Name:	Thomas McDonald
Title:	Authorized Representative

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